As filed with the Securities and Exchange Commission on September 30, 2021

File No. 024-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 1-A

REGULATION A OFFERING CIRCULAR

UNDER THE SECURITIES ACT OF 1933

Marijuana Company of America, Inc.

(Exact name of issuer as specified in its charter)

Utah

(State of other jurisdiction of incorporation or organization)

633 West Fifth Street, Suite 2826

Los Angeles, California 90071

Phone: (888) 777-4362

(Address, including zip code, and telephone number,

including area code of issuer’s principal executive office)

Jesus Quintero

Chief Executive Officer

Marijuana Company of America, Inc.

633 West Fifth Street, Suite 2826

Los Angeles, California 90071

Phone: (888) 777-4362

(Name, address, including zip code, and telephone number,

including area code, of agent for service)

Copies to:

Richard A. Friedman, Esq.

Nazia J. Khan, Esq.

Sheppard, Mullin, Richter & Hampton LLP
30 Rockefeller Plaza
New York, NY 10112
Telephone: (212) 653-8700

Independent Law PLLC

Alan T. Hawkins, Esq.

2106 NW 4th Place

Gainesville, FL 32603

Telephone: (352) 353-4048

2833	98-1246221
(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

An offering statement pursuant to Regulation A relating to these securities has been filed with the Securities and Exchange Commission. Information contained in this Preliminary Offering Circular is subject to completion or amendment. These securities may not be sold nor may offers to buy be accepted before the offering statement filed with the Securities and Exchange Commission is qualified. This Preliminary Offering Circular shall not constitute an offer to sell or the solicitation of an offer to buy nor may there be any sales of these securities in any state in which such offer, solicitation or sale would be unlawful before registration or qualification under the laws of any such state. We may elect to satisfy our obligation to deliver a Final Offering Circular by sending you a notice within two business days after the completion of our sale to you that contains the URL where the Offering Circular was filed may be obtained.

Preliminary Offering Circular

September 30, 2021

Subject to Completion

MARIJUANA COMPANY OF AMERICA, INC.

633 West Fifth Street, Suite 2826

Los Angeles, California 90071

Phone: (888) 777-4362

$10,000,000 (5,000,000,000 Shares of Common Stock)

MARIJUANA COMPANY OF AMERICA, INC., a Utah corporation, is offering 5,000,000,000 shares (the “Shares”) of common stock, par value $0.001 per share, on a “best efforts” basis (the “Offering”). This means that, although we are offering Shares having an aggregate purchase price of up to $10,000,000 (the “Maximum Offering Amount”), we are not required to sell a specified number of Shares in the Offering prior to accepting any subscriptions, and no assurance can be given that all or any of the Shares will be sold. The public offering price per Share is $0.002. This Offering will terminate on the earlier of (i) the date which is 90 days immediately following the date of qualification by the Securities and Exchange Commission (“SEC” or “Commission”) of the Offering Statement of which this Offering Circular is a part, subject to 90 day extensions at our sole discretion, (ii) the date on which the Maximum Offering Amount is sold and (iii) the date upon which we elect to terminate the Offering (such earliest date, the “Termination Date”). The initial 90-day offering period and any additional 90 day-incremental offering periods will, in the aggregate, not exceed 24 months from the date of this Offering Circular, pursuant to Rule 251(d)(3) of Regulation A of the Securities Act of 1933, as amended (the “Securities Act”).

Our affiliates, including our officers and directors, may invest in the Offering. Upon our acceptance, after the date hereof of subscriptions for the Shares, we shall have the right at any time thereafter, prior to the Termination Date, to effect an initial closing with respect to this Offering (the “Initial Closing”). Thereafter, we shall continue to accept additional subscriptions for the Shares, and continue to have closings (each an “Additional Closing” and together with the Initial Closing, a “Closing”) from time to time until the Termination Date. We will consider various factors in determining the timing of any Additional Closings, including the amount of proceeds received at the Initial Closing, any Additional Closings that have already been held, the level of additional valid subscriptions received after the Initial Closing, and the eligibility of additional investors under applicable laws. We expect to have Additional Closings on a monthly basis and expect that we will accept all funds subscribed for each month subject to our working capital and other needs consistent with the use of proceeds described in this Offering Circular.  Investors should expect to wait approximately 15 days and no longer than one month before we accept their subscriptions and they receive the Shares subscribed for. An investor’s subscription is binding and irrevocable and investors will not have the right to withdraw their subscription or receive a return of funds prior to the next Closing unless we reject the investor’s subscription. An investor will receive a confirmation of the investor’s purchase promptly following the Closing in which the investor participates.

The proceeds of this Offering will be deposited directly into our operating account for immediate use, with no obligation to refund subscriptions; however, if the Offering does not close, the proceeds from the Offering will be promptly returned to investors, without deduction and without interest.

After the qualification by the SEC of the Offering Statement of which this Offering Circular is a part, investors can make payment of the purchase price by wire transfer or check in accordance with the instructions set forth in the Subscription Agreement which is included as an exhibit hereto.

The minimum purchase requirement per investor is $2,000; however, we can waive the minimum purchase requirement on a case-by-case basis in our sole discretion. We expect to commence the sale of the Shares as of the date on which the Offering Statement the of which this Offering Circular is a part, is qualified by the SEC.

Our Common Stock is currently quoted on the OTC Pink tier of the OTC Market Group, Inc. (“OTC Markets”) under the symbol “MCOA.” On September 30, 2021, the last reported sale price of our common stock was $0.003.

See “Plan of Distribution” and “Securities Being Offered” for a description of our capital stock.

	Number of Shares	Price to Public	Underwriting Discount and Commissions (1)	Proceeds to Company, Before Expenses (2)
Per Share	1	$0.002	N/A	$0.002
Maximum Offering Amount	5,000,000,000	$10,000,000	N/A	$10,000,000

(1) The Shares will be offered on a best efforts basis by the Company’s officers and directors. Accordingly, there are no underwriting fees or commissions currently associated with this Offering; however, the Company may engage sales associates after this Offering commences.

(2) Does not include expenses relating to this Offering, including, without limitation, fees and expenses for administrative, accounting, audit and legal services, printing fees and other miscellaneous expenses, which we estimate will be approximately $52,200.

Generally, no sale may be made to you in this offering if the aggregate purchase price you pay is more than 10% of the greater of your annual income or net worth. Different rules apply to accredited investors and non-natural persons. Before making any representation that your investment does not exceed applicable thresholds, we encourage you to review Rule 251(d)(2)(i)(C) of Regulation A. For general information on investing, we encourage you to refer to www.investor.gov.

An investment in our common stock is subject to certain risks and should be made only by persons or entities able to bear the risk of and to withstand the total loss of their investment. Prospective investors should carefully consider and review the RISK FACTORS beginning on page 10.

THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION DOES NOT PASS UPON THE MERITS OR GIVE ITS APPROVAL TO ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SELLING LITERATURE. THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE COMMISSION; HOWEVER, THE COMMISSION HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES OFFERED ARE EXEMPT FROM REGISTRATION.

THE SECURITIES OFFERED HAVE NOT BEEN APPROVED OR DISAPPROVED BY ANY STATE REGULATORY AUTHORITY NOR HAS ANY STATE REGULATORY AUTHORITY PASSED UPON OR ENDORSED THE MERITS OF THE OFFERING OR THE ACCURACY OR ADEQUACY OF THIS OFFERING CIRCULAR. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

This Offering Circular is following the offering circular format described in Part II of Form 1-A.

The date of this Offering Circular is September 30, 2021.

ITEM 2: TABLE OF CONTENTS

We have not authorized anyone to provide any information other than that contained or incorporated by reference in this Offering Circular prepared by us or to which we have referred you. We do not take responsibility for and can provide no assurance as to the reliability of, any other information that others may give you. This Offering Circular is an offer to sell only the Shares offered hereby but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this Offering Circular is current only as of its date, regardless of the time of delivery of this Offering Circular or any sale of the Shares.

For investors outside the United States: We have not done anything that would permit this Offering or possession or distribution of this Offering Circular in any jurisdiction where action for that purpose is required, other than the United States. You are required to inform yourselves about and to observe any restrictions relating to this Offering and the distribution of this Offering Circular.

MARKET AND INDUSTRY DATA AND FORECASTS

Certain market and industry data included in this Offering Circular is derived from information provided by third-party market research firms or third-party financial or analytics firms that we believe to be reliable. Market estimates are calculated by using independent industry publications, government publications and third-party forecasts in conjunction with our assumptions about our markets. We have not independently verified such third-party information. The market data used in this Offering Circular involves a number of assumptions and limitations, and you are cautioned not to give undue weight to such estimates. While we are not aware of any misstatements regarding any market, industry or similar data presented herein, such data involves risks and uncertainties and are subject to change based on various factors, including those discussed under the headings “Cautionary Statement Regarding Forward-Looking Statements” and “Risk Factors” in this Offering Circular. These and other factors could cause results to differ materially from those expressed in the estimates made by the independent parties and by us.

Certain data are also based on our good faith estimates, which are derived from management’s knowledge of the industry and independent sources. Industry publications, surveys and forecasts generally state that the information contained therein has been obtained from sources believed to be reliable, but there can be no assurance as to the accuracy or completeness of included information. We have not independently verified any of the data from third-party sources nor have we ascertained the underlying economic assumptions relied upon therein. Statements as to our market position are based on market data currently available to us. While we are not aware of any misstatements regarding the industry data presented herein, our estimates involve risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” in this Offering Circular. Similarly, we believe our internal research is reliable, even though such research has not been verified by any independent sources.

TRADEMARKS AND COPYRIGHTS

We own or have rights to trademarks or trade names that we use in connection with the operation of our business, including our corporate names, logos and website names. In addition, we own or have the rights to copyrights, trade secrets and other proprietary rights that protect the content of our products and the formulations for such products. This Offering Circular may also contain trademarks, service marks and trade names of other companies, which are the property of their respective owners. Our use or display of third parties’ trademarks, service marks, trade names or products in this Offering Circular is not intended to, and should not be read to, imply a relationship with or endorsement or sponsorship of us. Solely for convenience, copyrights, trade names and trademarks in this Offering Circular are referred to without the ® and TM symbols, but such references should not be construed as any indicator that their respective owners will not assert, to the fullest extent under applicable law, their rights thereto.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This Offering Circular, including the sections entitled “Description of Business,” “Risk Factors,” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” contains express or implied forward-looking statements that are based on our management’s belief and assumptions and on information currently available to our management. Although we believe that the expectations reflected in these forward-looking statements are reasonable, these statements relate to future events or our future operational or financial performance, and involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by these forward-looking statements. Forward-looking statements in this Offering Circular include, but are not limited to, statements about:

•	our business strategies;

•	management’s expectation with respect to future acquisitions;

•	risks related to market acceptance of our products and services;

•	risks associated with our reliance on third parties;

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•	our financial performance;

•	developments relating to our competitors and our industry, including the impact of government regulations;

•	estimates of our expenses, future revenues, capital requirements and our needs for additional financing;

•	statements regarding our goals, intentions, plans and expectations, including the introduction of new products, services and markets; and

•	other risks and uncertainties, including those listed under the captions “Description of Business,” “Risk Factors,” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

In some cases, forward-looking statements can be identified by terminology such as “may,” “should,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” “continue,” “could,” “project,” “will,” “will be,” “would,” or the negative of these terms or other comparable terminology and expressions. However, this is not an exclusive way of identifying such statements. These statements are only predictions. You should not place undue reliance on forward-looking statements because they involve known and unknown risks, uncertainties and other factors, which are, in some cases, beyond our control and which could materially affect results. Factors that may cause actual results to differ materially from current expectations include, among other things, those listed under the section entitled “Risk Factors” and elsewhere in this Offering Circular. If one or more of these risks or uncertainties occur, or if our underlying assumptions prove to be incorrect, actual events or results may vary significantly from those implied or projected by the forward-looking statements. No forward-looking statement is a guarantee of future performance. You should read this Offering Circular and the documents that we reference in this Offering Circular and have filed with the SEC as exhibits hereto completely and with the understanding that our actual future results may be materially different from any future results expressed or implied by these forward-looking statements.

The forward-looking statements in this Offering Circular represent our views as of the date of this Offering Circular. We anticipate that subsequent events and developments may cause our views to change. Except as expressly required under federal securities laws and the rules and regulations of the SEC, we do not undertake any obligation to update any forward-looking statements to reflect events or circumstances arising after the date of this Offering Circular, whether as a result of new information or future events or otherwise. You should therefore not rely on these forward-looking statements as representing our views as of any date subsequent to the date of this Offering Circular. You should not place undue reliance on the forward-looking statements included in this Offering Circular. All forward-looking statements attributable to use are expressly qualified by these cautionary statements.

ITEM 3: SUMMARY AND RISK FACTORS

This summary of the Offering Circular highlights material information concerning our business and this Offering. This summary does not contain all of the information that you should consider before making your investment decision. You should carefully read the entire Offering Circular, including the information presented under the section entitled “Risk Factors” and the financial data and related notes, before making an investment decision. This summary contains forward-looking statements that involve risks and uncertainties. Our actual results may differ significantly from future results contemplated in the forward-looking statements as a result of factors such as those set forth in “Risk Factors” and “Cautionary Statement Regarding Forward-Looking Statements.”

In this Offering Circular, unless the context indicates otherwise, “Marijuana Company of America,” “MCOA,” the “Company,” “we,” “our,” “ours” or “us” refer to Marijuana Company of America, Inc., a Utah corporation, individually, or as the context requires, collectively with its subsidiaries.

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SUMMARY

Overview

We are focused on the research and development of (i) various species of hemp; (ii) beneficial uses of hemp and hemp derivatives; (iii) indoor and outdoor cultivation methods for hemp; (iv) technology used for cultivation and harvesting of different species of hemp, including, but not limited to, lighting, venting, irrigation, hydroponics, nutrients and soil; (v) different industrial hemp derived cannabinoids (“CBD”) and the possible health benefits thereof; and (vi) new and improved methods of hemp cannabinoid extraction omitting or eliminating the delta-9 tetrahydrocannabinol “THC” molecule.

Specifically, we develop and sell consumer products that include industrial hemp derived, non-psychoactive CBD as an ingredient, under the brand name “hempSMART™” through our wholly-owned subsidiary, H Smart, Inc., and we distribute hemp and CBD products through our wholly-owned subsidiary, cDistro, Inc. In addition, we provide consulting services to licensed cannabis and/or hemp operators with respect to financial accounting and bookkeeping and real property management. Our business also includes making selected investments and entering into joint ventures with start-up businesses in the legalized cannabis and hemp industries.

Our Products

hempSMART™

Our consumer products containing hemp and CBD are sold through our wholly-owned subsidiary H Smart, Inc. under the brand name hempSMART™. Our current hempSMART™ products offerings include the following:

  hempSMART Brain™ a proprietary patented and formulated personal care consumer product encapsulated with enriched non-psychoactive industrial hemp derived CBD. This encapsulation is combined with other high quality, proprietary natural ingredients to compliment CBD to support the brain.

  hempSMART Pain™ capsules formulated with 10mg of full spectrum, non-psychoactive CBD per serving, derived from industrial hemp, which along with a proprietary blend of other natural ingredients, are intended to deliver an all-natural formulation for the temporary relief of minor discomfort associated with physical activity.

  hempSMART Pain Cream™ each container is formulated with 300mg of full spectrum non-psychoactive CBD derived from industrial hemp. This product contains a synergistic combination of natural botanicals and full spectrum hemp extract featuring CBD, cannabigerol, also known as CBG, and a broad range of terpenes. Our proprietary blend of Ayurvedic herbs along with menthol, cayenne pepper extract, rosemary oil, aloe gel, white willow bark, arnica, wintergreen extract and tea tree oil, is intended to provide an immediate cooling and soothing sensation. This topical product is formulated to help reduce minor discomfort and promote muscle relaxation on the areas to which it is applied.

  hempSMART Drops™ full spectrum hemp CBD oil tincture drops available in 250mg and 500mg bottles, enriched with non-psychoactive industrial hemp derived CBD, and available in four different flavors (lemon, mint, orange and strawberry). These drops are free of the THC isolate.

  hempSMART Pet Drops™ for cats and dogs, formulated with 250mg of full spectrum non-psychoactive CBD derived from industrial hemp. This product contains naturally occurring CBD derived from hemp seed oil, full spectrum hemp extract, fractionated coconut oil, and a rich bacon flavor.

  hempSMART Face™ a nourishing facial moisturizer combines full spectrum CBD from hemp with a unique blend of Ayurvedic herbs and botanicals. This facial moisturizer is designed to refresh, replenish and restore skin, providing long lasting hydration and balance.

  hempSMART Drink Mix, an industrial hemp based powderized premium CBD drink made with organic CBD infused with honey to be mixed with any beverage of preference.

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cDistro, Inc. Acquisition

On June 30, 2021, we acquired cDistro, Inc. (“cDistro”) which is engaged in the hemp and CBD product distribution business. Specifically, through its website located at www.cdistro.com, cDistro distributes a select list of quality CBD brands along with smoke and vape shop related products to wholesalers, c-stores, specialty retailers, and dispensaries in North America. cDistro distributes a catalog of eight unique product lines that are currently being sold to over 250 customers. Through our acquisition of cDistro, we believe that we are positioned to take advantage of the developing market opportunity generated by consumers' growing demand for quality hemp products.

Our Consulting Services

In addition to selling our hempSMART™ and cDistro products, we also provide certain services to licensed cannabis and/or hemp operators. Our services include the following:

Financial Accounting and Bookkeeping

We provide financial accounting, bookkeeping and reporting protocols in order to allow licensed cannabis and/or hemp operators in those states where cannabis has been legalized for medicinal and/or recreational use, to report, collect, verify and state effective financial records and disclosure. We provide a comprehensive accounting strategy based on best accounting practices.

Real Property Management Consulting

Our property management consulting services consist of providing planning, budgeting, acquisition, accounting and management services to licensed cannabis and/or hemp operators in those states where cannabis and/or hemp has been legalized for medicinal and/or recreational use and who are searching for real property to conduct operations.

As of the date of this Offering Circular, we have not generated any revenue related to such services.

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Current Joint Ventures and Investments

Joint Ventures in Brazil and Uruguay

On September 30, 2020, we entered into two joint venture agreements with Marco Guerrero, our director, to form joint venture operations in Brazil and Uruguay to produce, manufacture, market and sell our hempSMART™ products in Latin America and to develop and sell hempSMART™ products globally.

Cannabis Global, Inc.

Joint Venture

On May 12, 2021, we entered into a joint venture agreement with Cannabis Global, Inc. (“Cannabis Global”) pursuant to which we will invest in the joint venture (“MCOA Lynwood”) and Cannabis Global, through Natural Plant Extracts of California, Inc. (“Natural Plant”), will operate a regulated and licensed laboratory to manufacture various cannabis products in the State of California. Cannabis Global owns a controlling interest in Natural Plant which operates a licensed cannabis manufacturing operation. As of the date hereof, we have invested $158,000 in the joint venture.

Share Exchange

On September 30, 2020, we entered into a securities exchange agreement with Cannabis Global pursuant to which we issued 650,000,000 shares of our common stock to Cannabis Global in exchange for 7,222,222 shares of Cannabis Global common stock. In addition, we and Cannabis Global entered into a lock-up leak-out agreement which contains certain restrictions with respect to the sales of such securities.

Joint Venture Subject to Ongoing Dispute

Bougainville Ventures, Inc.

On March 16, 2017, we entered into a joint venture agreement with Bougainville Ventures, Inc. (“Bougainville”) to, among other things, engage in the development and promotion of products in the legalized cannabis industry in Washington State. We believe that some of the funds we paid to Bougainville were misappropriated and that there was self-dealing with respect to those funds and that Bougainville misrepresented certain material facts in the joint venture agreement. As a result of the foregoing, on September 20, 2018, we filed a lawsuit against Bougainville and certain other defendants in Okanogan County Washington Superior Court. See Business – Legal Proceedings.

Risk Factors

Our ability to execute on our business strategy is subject to a number of risks, which are discussed more fully in the section titled “Risk Factors.” Investors should carefully consider these risks before making an investment in the Shares. These risks include, among others, the following:

•	If we fail to obtain the capital necessary to fund our operations, we may be required to cease or curtail our operations.

•	Even if we can raise additional funding, we may be required to do so on terms that are dilutive to you.

•	Our independent registered public accounting firm has expressed substantial doubt about our ability to continue as a going concern, which may hinder our ability to obtain future financing.

•	We are dependent on consumer acceptance of hemp products.

•	Due to our involvement in the hemp industry, we may have a difficult time obtaining and/or maintaining insurance that is desired to operate our business, which may expose us to significant risk and financial liability.

•	We compete for market share with other companies, which may have longer operating histories, more financial resources and more research and development, manufacturing and marketing experience than we do.

•	The hemp industry is subject to the risks inherent in an agricultural business, including the risk of crop failure.

•	Our products are not approved by the U.S. Food and Drug Administration or any other federal governmental authority.

•	The presence of trace amounts of THC in our hemp products may cause adverse consequences to users of such products that will expose us to the risk of liability and other consequences.

•	Litigation, complaints, enforcement actions and governmental inquiries could have a material adverse effect on our business, financial condition and results of operations.

•	We may be subject to product liability claims and product recalls.

•	Third parties with whom we do business may perceive themselves as being exposed to reputational risk because of their relationship with us due to our hemp-related business activities and may as a result, refuse to do business with us.

•	We may become subject to liability arising from fraudulent or illegal activity by our employees, independent contractors and consultants.

•	We are dependent on third parties for manufacturing our products. If we are not able to secure favorable arrangements with such third parties, our business and financial condition could be harmed.

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•	If our joint ventures in Brazil and/or Uruguay are not successful or if we fail to realize the benefits we anticipate from such joint ventures, we may not be able to capitalize on the full market potential of our hempSMART™ products.

•	Our current and future joint ventures may be adversely affected by our lack of sole decision-making authority, our reliance on our co-venturers’ financial condition and liquidity and disputes between us and our co-venturers.

•	We have invested and may continue to invest in securities of private companies and may hold a minority interest in such companies, which may limit our ability to sell or otherwise transfer those securities and direct management decisions of such companies.

•	Our business may be adversely affected by the ongoing Coronavirus pandemic.

•	We may be subject to risks related to the protection and enforcement of our intellectual property rights, and third parties may enforce their intellectual property rights against us.

•	Legislation or regulations which impose substantial new regulatory requirements on the manufacture, packaging, labeling, advertising and distribution and sale of hemp-derived products could harm our business, results of operations, financial condition and prospects.

•	The market price of our common stock may be volatile and may not accurately reflect the long term value of our Company.

•	We do not intend to pay cash dividends on our shares of common stock so any returns will be limited to the value of our shares.

•	If investors successfully seek rescission, we would face severe financial demands that we may not be able to meet.

•	This is a fixed price offering and the fixed offering price may not accurately represent the current value of our business or our assets at any particular time. Therefore, the purchase price you pay for the Shares may not be supported by the value of our business and assets at the time of your purchase.

•	We may invest or spend the proceeds of this Offering in ways with which you may not agree or in ways which may not yield a return.

•	This Offering is being conducted on a “best efforts” basis and we may not be able to execute our growth strategy if the Maximum Offering Amount is not sold.

Company Information

We were incorporated in the State of Utah on October 4, 1985, under the name of Mormon Mint, Inc. In 1999, Bekam Investments, Ltd. acquired 100% of our common stock and spun us off, changing our name to Converge Global, Inc.   On October 31, 2009, we filed Articles of Merger with the State of Utah pursuant to which Sparrowtech Resources, Inc., a Nevada corporation, was merged with and into us. On September 4, 2015, Donald Steinberg and Charles Larsen purchased 400,000,000 shares of common stock and 10,000,000 shares of Class A Preferred Stock from our then President, resulting in a change of control of our Company. In connection with our change of control, we changed our business to focus on cannabis and legalized hemp and changed our name to Marijuana Company of America, Inc. with the State of Utah on November 9, 2015, which name change became effective on the OTC Markets on December 1, 2015.

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THE OFFERING

Issuer:	Marijuana Company of America, Inc.

Securities Offered:	A maximum of 5,000,000,000 shares (the “Shares”) of our common stock, par value $0.001 per share (“Offering”).

Offering Price:	$0.002 per Share.

Number of Shares Outstanding After the Offering:	11,318,157,821 shares common stock if the maximum number of Shares are sold.

Minimum Investment Amount:	The minimum investment amount per investor is $2,000; however, we may waive the minimum purchase requirement on a case-by-case basis in our sole discretion. The subscriptions, once received, are irrevocable.

Investment Amount Restrictions:	Generally, no sale may be made to you in this offering if the aggregate purchase price you pay is more than 10% of the greater of your annual income or net worth. Different rules apply to accredited investors and non-natural persons. Before making any representation that your investment does not exceed applicable thresholds, we encourage you to review Rule 251(d)(2)(i)(c) of Regulation A of the Securities Act of 1933, as amended. For general information on investing, we encourage you to refer to www.investor.gov.

Payment for Offered Shares:

After the qualification by the Securities and Exchange Commission (“SEC”) of the Offering Statement of which this Offering Circular is a part, investors can make payment of the purchase price directly into our operating account by wire transfer or check in accordance with the instructions set forth in the Subscription Agreement which is included as an exhibit hereto.

Upon our acceptance, after the date hereof of subscriptions for the Shares, we shall have the right at any time thereafter, prior to the Termination Date (as defined herein), to effect an initial closing with respect to this Offering (the “Initial Closing”). Thereafter, we shall continue to accept additional subscriptions for the Shares, and continue to have closings (each an “Additional Closing” and together with the Initial Closing, a “Closing”) from time to time until the Termination Date. We will consider various factors in determining the timing of any Additional Closings, including the amount of proceeds received at the Initial Closing, any Additional Closings that have already been held, the level of additional valid subscriptions received after the Initial Closing, and the eligibility of additional investors under applicable laws. We expect to have Additional Closings on a monthly basis and expect that we will accept all funds subscribed for each month subject to our working capital and other needs consistent with the use of proceeds described in this Offering Circular.  Investors should expect to wait approximately 15 days and no longer than one month before we accept their subscriptions and they receive the Shares subscribed for. An investor’s subscription is binding and irrevocable and investors will not have the right to withdraw their subscription or receive a return of funds prior to the next Closing unless we reject the investor’s subscription. An investor will receive a confirmation of the investor’s purchase promptly following the Closing in which the investor participates.

If the Offering does not close, the proceeds for the Offering will be promptly returned to investors, without deduction and without interest.

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Use of Proceeds:	We expect to receive net proceeds from this Offering of approximately $9,947,800 after deducting our offering expenses, estimated to be $52,200. We intend to use the net proceeds from this Offering for the expansion of hempSMART in South America; hempSMART™ product development and marketing; repayment of certain notes payable; and working capital and general corporate purposes. We may also use a portion of the net proceeds to acquire or invest in complementary businesses, products or other properties; however, we have no current commitments or obligations to do so. See “Use of Proceeds.”

Offering:	We are offering the Shares on a “best efforts” basis. This means that, although we are offering the Shares having an aggregate purchase price of up to $10,000,000 (the “Maximum Offering Amount”), we are not required to sell a specified number of Shares in the Offering prior to accepting any subscriptions, and no assurance can be given that all or any of the Shares will be sold.

Risk Factors:	See “Risk Factors” beginning on page 10 of this Offering Circular for a discussion of some of the factors you should carefully consider before deciding to invest in our common stock.

Trading Symbol:	Our common stock is currently quoted on the OTC Pink tier of the OTC Market Group, Inc. under the symbol “MCOA.”

Termination of Offering:	This offering will terminate on the earlier of (i) the date which is 90 days immediately following the date of qualification by the SEC of the Offering Statement of which this Offering Circular is a part, subject to extension for up to 90 days at our sole discretion, (ii) the date on which the Maximum Offering Amount is sold and (iii) the date upon which we elect to terminate the Offering (such earliest date, the “Termination Date”). The initial 90-day offering period and any additional 90 day-incremental offering periods will, in the aggregate, not exceed 24 months from the date of this Offering Circular, pursuant to Rule 251(d)(3) of Regulation A.

Transfer Agent and Registrar:	Pacific Stock Transfer Company is our transfer agent and registrar in connection with the Offering.

The number of shares of our common stock to be outstanding after this offering is based on 6,318,157,821 shares of our common stock outstanding as of September 22, 2021, and excludes as of that date:

•	145,302,385 shares of common stock issuable upon exercise of warrants at a weighted average exercise price of $0.0033; and

•	431,026,622 shares of common stock issuable upon conversion of outstanding convertible notes in the aggregate amount of $2,041,518 which includes principal together with interest accrued thereon;

•	0 shares of common stock reserved for future issuance under our 2016 Equity Incentive Plan.

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Summary Financial Data

The following tables set forth our summary financial data as of the dates and for the periods indicated. We have derived the summary statement of operations data for the years ended December 31, 2020 and 2019 from our audited financial statements included elsewhere in this Offering Circular. The summary statement of operations data for the six months ended June 30, 2021 and 2020 and the summary balance sheet data as of June 30, 2021 have been derived from our unaudited financial statements included elsewhere in this Offering Circular. The following summary financial data should be read with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our financial statements and related notes and other information included elsewhere in this Offering Circular. Our historical results are not necessarily indicative of the results to be expected in the future and the results for the six months ended June 30, 2021 are not necessarily indicative of the results that may be expected for the full fiscal year.

Statement of Operations Data:

(in thousands, except share and per share data)

	Years Ended December 31,		Six Months Ended June 30, (unaudited)
	2020	2019	2021	2020
Sales	267,584	673,919	51,810	156,474
Related Party Sales	13,069	21,157	—	8,303
Gross Profit	121,349	446,520	23,329	73,392
Operating expenses	4,976,240	6,917,338	1,832,368	1,358,777
Net loss from operations	(4,854,891)	(6,470,818)	(1,809,039)	(1,267,392)
Interest expense, net	(2,999,291)	(4,682,247)	(1,922,745)	(1,772,096)
Legal Contingency expense	—	(1,497,674)	—	—
Impairment Loss on Joint Ventures	(22,658)	(478,400)	—	(260,924)
Income (loss) on equity investment	106,305	(13,842)	(394,194)	(133,893)
(Loss) gain on change in fair value of derivative liabilities	(4,698,072)	(2,123,570)	(1,629,289)	1,142,272
Unrealized Gain (loss) on trading securities	248,204	(677,584)	504,137	(13,945)
Realized loss on sale of trading securities	(2,603)	(75,545)	—	(2,603)
Loss on disposition of investment	—	(389,664)	—	—
(Loss) Gain on settlement of debt	77,624	(3,770,974)	(164,977)	3,490
Net loss	$(12,145,382)	$(20,180,318)	$(5,486,107)	$(2,305,121)

Balance Sheet Data:

(in thousands)

As of June 30, 2021	Actual	As Adjusted(1)
Cash and cash equivalents	$179,811	$10,127,611
Total assets	6,605,409	16,553,209
Working capital (deficit)	(4,204,463)	5,743,337
Accumulated deficit	(91,795,702)	(91,847,902)
Total stockholders’ equity (deficit)	$1,132,637	$11,132,637

(1)	On an as adjusted basis to give further effect to our issuance and sale of 5,000,000,000 Shares in this Offering at an offering price of $0.002 per Share, after deducting the estimated offering expenses payable by us.

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RISK FACTORS

The purchase of the securities offered hereby involves a high degree of risk. Each prospective investor should consult his, her or its own counsel, accountant and other advisors as to legal, tax, business, financial, and related aspects of an investment in the securities offered hereby. Prospective investors should carefully consider the following specific risk factors, in addition to the other information set forth in this Offering Circular, before purchasing the securities offered hereby.

RISKS RELATED TO OUR FINANCIAL POSITION AND NEED FOR CAPITAL

If we fail to obtain the capital necessary to fund our operations, we may be required to cease or curtail our operations.

Although we expect the net proceeds of this offering to be sufficient to satisfy our capital requirements for a period of 12 months from the date of this Offering Circular, we believe that we will need to raise substantial additional capital to fund our continuing operations. Our business or operations may change in a manner that may consume available funds more rapidly than anticipated and substantial additional funding may be required to maintain operations, fund expansion, develop new or enhanced products and services, acquire complementary products or businesses or otherwise respond to competitive pressures and opportunities, such as a change in the regulatory environment. In addition, we may need to accelerate the growth of our sales capabilities and distribution beyond what is currently envisioned, and this would require additional capital. However, we may not be able to secure funding when we need it or on favorable terms. If we cannot raise adequate funds to satisfy our capital requirements, we may have to cease or curtail our operations.

Even if we can raise additional funding, we may be required to do so on terms that are dilutive to you.

The capital markets have been unpredictable in the past. In addition, it is generally difficult for early stage companies to raise capital under current market conditions. The amount of capital that a company such as ours is able to raise often depends on variables that are beyond our control. As a result, we may not be able to secure financing on terms attractive to us, or at all. If adequate funds are not available on acceptable terms, or at all, our business, including our results of operations, financial condition and our continued viability will be materially adversely affected.

We anticipate our operating expenses will increase, and we may never achieve profitability.

We launched our first hempSMART™ product, hempSMART Brain™, in November 2016. Since then, we have introduced a number of other consumer products, including, but not limited to, hempSMART Pain™, hempSMART™ Pet Drops™, and hempSMART™ Drops™. As we continue to produce other hempSMART™ products, we anticipate increases in our operating expenses, without realizing significant revenues from operations. Within the next 12 months, we anticipate that these increases in expenses will be attributed to (i) general and administrative costs; (ii) new research and development costs; (iii) advertising and website development; (iv) legal and accounting fees; (v) joint venture activities; and (vi) creating and maintaining distribution and supply chain channels.

As a result of some or all of these factors in combination, we anticipate that we will incur significant financial losses in the foreseeable future. There is a limited history upon which to base any assumption as to the likelihood that our business will prove successful. We cannot provide investors with any assurance that our business will attract customers or investors. If we are unable to address these risks, there is a high probability that our business will fail.

Our independent registered public accounting firm has expressed substantial doubt about our ability to continue as a going concern, which may hinder our ability to obtain future financing.

Our financial statements as of December 31, 2020 have been prepared under the assumption that we will continue as a going concern for the next 12 months. Our independent registered public accounting firm included in its opinion for the year ended December 31, 2020 an explanatory paragraph referring to our recurring losses from operations and expressing substantial doubt in our ability to continue as a going concern without additional capital becoming available. Our ability to continue as a going concern is dependent upon our ability to develop and maintain profitable operations and to obtain additional funding sources. Our financial statements as of December 31, 2020 did not include any adjustments that might result from the outcome of this uncertainty. The reaction of investors to the inclusion of a going concern statement by our auditors and our potential inability to continue as a going concern in future years could materially adversely affect our share price and our ability to raise new capital or enter into strategic alliances.

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RISKS RELATED TO OUR BUSINESS

We are dependent on consumer acceptance of hemp products.

We believe the hemp industry is highly dependent upon consumer perception regarding the safety and quality of hemp products distributed to such consumers. Consumer perception can be significantly influenced by scientific research or findings, regulatory investigations, litigation, media attention and other publicity regarding the consumption of hemp-based products. There has been limited scientific research on hemp and there can be no assurance that future scientific research, findings, regulatory proceedings, litigation, media attention, or other research findings or publicity will be favorable to the hemp market or any particular product, or consistent with earlier publicity. Future research reports, findings, regulatory proceedings, litigation, media attention, or other publicity that are perceived as less favorable than, or that question, earlier research reports, findings, or publicity could have a material adverse effect on the demand for our products and services and on our business, financial condition and results of operations. Further, adverse publicity reports or other media attention regarding the safety and quality of hemp and related products in general, or our products specifically, or associating the consumption hemp or related products with illness or other negative effects or events, could also have such a material adverse effect. Such adverse publicity reports or other media attention could have a material adverse effect even if the adverse effects associated with such products resulted from consumers’ failure to consume such products appropriately or as directed. The increased usage of social media and other web-based tools used to generate, publish and discuss user-generated content and to connect with other users has made it increasingly easier for individuals and groups to communicate and share opinions and views in regard to our business and activities, whether true or not. Although we take care in protecting our image and reputation, we do not ultimately have direct control over how it is perceived by others. Reputational loss may result in decreased investor confidence, increased challenges in developing and maintaining community relations and an impediment to our overall ability to advance our business, thereby having a material adverse impact on our financial performance, financial condition, cash flows and growth prospects.

Due to our involvement in the hemp industry, we may have a difficult time obtaining and/or maintaining insurance that is desired to operate our business, which may expose us to significant risk and financial liability.

Insurance that is otherwise readily available, such as general liability and officers’ and directors’ insurance, is more difficult for us to find, and more expensive for us to obtain, because we service companies in the hemp and cannabis industry. There are no guarantees that we will be able to obtain or maintain insurance desired to operate our business in the future, or that the cost will be affordable to us. If we are forced to conduct our business without having obtained insurance that we deem is essential to our business, our growth may be inhibited and we may be exposed to significant risk and financial liabilities.

Our products are relatively new and our industry is rapidly evolving.

Consideration must be given to our prospects in light of the risks, uncertainties and difficulties frequently encountered by companies in their early stage of development, particularly companies in the rapidly evolving legal cannabis and hemp industries. To be successful we must, among other things:

●	Develop, manufacture and introduce new attractive and successful consumer products ;

●	Attract and maintain a large customer base and develop and grow that customer base;

●	Increase awareness of our products and services and develop effective marketing strategies to insure consumer loyalty;

●	Establish and maintain strategic relationships with key sales, marketing, manufacturing and distribution providers;

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●	Respond to competitive developments; and

●	Attract, retain and motivate qualified personnel.

There can be no assurance that our efforts will be successful or that we will ultimately be able to attain or maintain profitability.

We cannot guarantee that we will succeed in achieving our goals, and our failure to do so would have a material adverse effect on our business, prospects, financial condition and operating results.

Some of our hempSMART™ products such as hempSMART Brain and hempSMART Pain are new and are only in the developmental stages of commercialization. We are not certain that these products will generate sales as anticipated or be desirable for their intended uses in their intended markets. Failure of our current or future hempSMART™ products to achieve and sustain market acceptance could have a material adverse effect on our business, financial condition and operating results.

As is typical in a new and rapidly evolving industry, demand and market acceptance for recently introduced products and services are subject to a high level of uncertainty and risk. Because the market for our products and services is evolving, it is difficult to predict with any certainty the ultimate size of the market for our services and products. We cannot guarantee that a market for our products or services will develop or that demand for our products or services will be sustainable. If the market for our products or services fails to develop, develops more slowly than expected or becomes saturated with competitors, our business, financial condition and operating results may be adversely affected.

We compete for market share with other companies, which may have longer operating histories, more financial resources and more research and development, manufacturing and marketing experience than we do.

We face and expect to continue to face competition from other companies some of which may have longer operating histories, more financial resources, more experience and greater brand recognition than us. Increased competition by larger and well-financed competitors and/or competitors that have longer operating histories, greater brand recognition and more research and development, manufacturing and marketing experience than us could have a material adverse effect on our business, financial condition and results of operations. As we operate in an early stage industry, we expect to face additional competition from new entrants which may result in downward price pressure on our products as new entrants increase production, which could have a material adverse effect on our business.

In addition, if the number of users of hemp derived products increases, the demand for products will increase and we expect that competition will become more intense, as current and future competitors begin to offer an increasing number of diversified products. To remain competitive, we will require a continued high level of investment in research and development together with marketing, sales and other support. We may not have sufficient resources to maintain research and development and sales efforts on a competitive basis, which could have a material adverse effect on our business, financial condition and results of operations.

The hemp industry is subject to the risks inherent in an agricultural business, including the risk of crop failure.

The growing of hemp is an agricultural process. As such, a business with operations in the hemp industry is subject to the risks inherent in the agricultural business, including risks of crop failure presented by weather, insects, plant diseases and similar agricultural risks. Accordingly, there can be no assurance that artificial or natural elements, such as insects and plant diseases, will not interrupt production activities or have an adverse effect on the production of hemp which could have a material adverse effect on our products and accordingly our operations. If our suppliers are unable to obtain sufficient hemp from which to process CBD, our ability to meet customer demand, generate sales, and maintain operations may be adversely effected.

Our products are not approved by the U.S. Food and Drug Administration (“FDA”) or any other federal governmental authority.

The FDA has not approved our products for sale. The FDA also has not permitted the marketing of certain CBD-containing products, such as foods, tinctures, gummies, and other ingestible products. Our CBD-containing products are not intended for use in the diagnosis, cure, mitigation, treatment, or prevention of a disease or condition. We can provide no assurance that our products or operations are in compliance with federal regulations, including those enforced by the FDA. Failure to comply with FDA regulations or foreign regulations may result in among other things, warning letters, injunctions, product recalls, product seizures, fines and/or criminal prosecutions.

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The presence of trace amounts of THC in our hemp products may cause adverse consequences to users of such products that will expose us to the risk of liability and other consequences.

Some of our products that are intended to primarily contain hemp-derived CBD may contain trace amounts of THC. THC is an illegal or controlled substance in many jurisdictions, including under the federal laws of the U.S. Whether or not ingestion of THC (at low levels or otherwise) is permitted in a particular jurisdiction, there may be adverse consequences to consumers of our hemp products who test positive for any amounts of THC, even trace amounts, because of the presence of unintentional amounts of THC in our hemp products. In addition, certain metabolic processes in the body may negatively affect the results of drug tests. As a result, we may have to recall our products from the market. Positive tests for THC may adversely affect our reputation and our ability to obtain or retain customers. A claim or regulatory action against us based on such positive test results could materially and adversely affect our business, financial condition, operating results, liquidity, cash flow and operational performance.

We depend on key personnel to operate our business, and if we are unable to retain, attract and integrate qualified personnel, our ability to develop and successfully grow our business could be harmed.

We believe our success has depended and will continue to depend on the efforts and talents of our management team and employees. Our future success depends on our continuing ability to attract, develop, motivate and retain highly qualified and skilled employees, including employees with sufficient experience in the hemp industry. Qualified individuals, including individuals with sufficient experience in the hemp industry, are in high demand, and we may incur significant costs to attract and retain such individuals. In addition, the loss of any of our key employees or senior management could have a material adverse effect on our ability to execute our business plan and strategy, and we may not be able to find adequate replacements on a timely basis, or at all. If we do not succeed in attracting well-qualified employees or retaining and motivating existing employees, it could have a material adverse effect on our business, financial condition and results of operations.

We may be subject to constraints on marketing our products.

There may be restrictions on sales and marketing activities imposed by government regulatory bodies that can hinder the development of our business and operating results. Restrictions may include regulations that specify what, where and to whom product information and descriptions may appear and/or be advertised. Marketing, advertising, packaging and labeling regulations also vary from state to state, potentially limiting the consistency and scale of consumer branding communication and product education efforts. The regulatory environment in the U.S. limits our ability to compete for market share in a manner similar to other industries. If we are unable to effectively market our products and compete for market share, or if the costs of compliance with government legislation and regulation cannot be absorbed through increased selling prices for our products, our sales and operating results could be adversely affected.

Litigation, complaints, enforcement actions and governmental inquiries could have a material adverse effect on our business, financial condition and results of operations.

Our participation in the hemp industry may lead to litigation, formal or informal complaints, enforcement actions and governmental inquiries. Such litigation, complaints, enforcement actions and governmental inquiries may result in liability material to our financial statements as a whole or may negatively affect our operating results if changes to our business operations are required. The cost to defend such litigation, complaints, actions, or inquiries may be significant and may require a diversion of our resources, including the attention of our management. There also may be adverse publicity associated with such litigation, complaints, actions, or inquiries that could negatively affect customer perception our business, regardless of whether the allegations are valid or whether we are ultimately found liable.

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We may be subject to product liability claims and product recalls.

As a distributor of products designed to be ingested by humans, we face an inherent risk of exposure to product liability claims, regulatory action and litigation if our products are alleged to have caused significant loss or injury. In addition, the sale of CBD products involves the risk of injury to consumers due to tampering by unauthorized third parties or product contamination, which may affect consumer confidence in our CBD products. Previously unknown adverse reactions resulting from human consumption of CBD products alone or in combination with other medications or substances could occur. We may be subject to various product liability claims, including inadequate warnings concerning possible side effects or interactions with other substances. A product liability claim or regulatory action against us could result in increased costs, adversely affect our reputation with our clients and consumers generally and have a material adverse effect on our business, financial condition and results of operations.

In addition, distributors of products are sometimes subject to the recall or return of their products for a variety of reasons, including product defects, such as contamination, unintended harmful side effects or interactions with other substances, packaging safety and inadequate or inaccurate labeling disclosure. If one or more of our products are recalled due to an alleged product defect or for any other reason, we could be required to incur the unexpected expense of the recall and any legal proceedings that might arise in connection with the recall. We may lose a significant amount of sales and may not be able to replace those sales at an acceptable margin, or at all. In addition, a product recall may require significant attention from our management.

Additionally, if one or more of our products are subject to recall, the reputation of that product and our reputation could be harmed. A recall for any of the foregoing reasons could lead to decreased demand for our products and could have a material adverse effect on our business, financial condition and results of operations. Additionally, product recalls may lead to increased scrutiny of our operations by regulatory agencies in the jurisdictions in which we operate, requiring further attention from our management and potential legal fees and other expenses. Furthermore, any product recall affecting the CBD industry more broadly could lead consumers to lose confidence in the safety of the products, which could have a material adverse effect on our business, financial condition and results of operations.

Third parties with whom we do business may perceive themselves as being exposed to reputational risk because of their relationship with us due to our hemp-related business activities and may as a result, refuse to do business with us.

The third parties with whom we do business may perceive that they are exposed to reputational risk because of our hemp-related business activities. Any third-party service provider could suspend or withdraw its services if it perceives that the potential risks exceed the potential benefits of providing such services to us. Our failure to establish or maintain business relationships could have a material adverse effect on our business, financial condition and results of operations.

We may become subject to liability arising from fraudulent or illegal activity by our employees, independent contractors and consultants.

We are exposed to the risk that our employees, independent contractors and consultants may engage in fraudulent or other illegal activity. Misconduct by these parties could include intentional, reckless and/or negligent conduct or that violates government regulations and laws. It is not always possible for us to identify and deter misconduct by our employees and other third parties. The precautions we take to detect and prevent such misconduct may not be effective in controlling unknown or unmanaged risks or losses or in protecting us from governmental investigations or other actions or lawsuits stemming from a failure to comply with such laws or regulations. If any such actions are instituted against us, and we are not successful in defending such actions, such actions could have a significant impact on our business, including, but not limited to, the imposition of civil, criminal and administrative penalties, damages, monetary fines, contractual damages, reputational harm, any of which could have a material adverse effect on our business, financial condition and results of operations.

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Conflicts of interest may arise between us and our directors and officers which may have a material adverse effect on our operations.

We may be subject to various potential conflicts of interest because of the fact that some of our directors and officers may be engaged in a range of business activities. In addition, our executive officers and directors may devote time to their outside business interests so long as such activities do not materially or adversely conflict with our business or interfere with their duties to us. In some cases, our directors and executive officers may have fiduciary obligations associated with those business interests that interfere with their ability to devote time to our business and affairs and that could have a material adverse effect on our business, financial condition and results of operations.

Security threats to our information technology infrastructure and/or our physical buildings could expose us to liability and damage our reputation and business.

It is essential to our business strategy that our technology and network infrastructure and our physical buildings remain secure and are perceived by our customers and corporate partners to be secure. Despite security measures, however, any network infrastructure may be vulnerable to cyber-attacks by hackers and other security threats. We may face cyber-attacks that attempt to penetrate our network security, sabotage or otherwise disable our research, products and services, misappropriate our or our customers’ and partners’ proprietary information, which may include personally identifiable information, or cause interruptions of our internal systems and services. Despite security measures, we also cannot guarantee security of our physical buildings. Physical building penetration or any cyber-attacks could negatively affect our reputation, damage our network infrastructure and our ability to deploy our products and services, harm our relationship with customers and partners that are affected, and expose us to financial liability.

Confusion between legal hemp and illegal cannabis.

There is risk that confusion or uncertainty surrounding our products with regulated cannabis could occur on the state or federal level and impact us. We may, among other impacts, have difficulty with establishing banking relationships which may affect our business, prospects, assets or results of operation.

We are dependent on third parties for manufacturing our products. If we are not able to secure favorable arrangements with such third parties, our business and financial condition could be harmed.

We do not manufacture any of our products for commercial sale nor do we have the resources necessary to do so. We have contracted with and intend to continue to contract with third parties to manufacture our products. If we are unable to successfully enter into agreements for the manufacturing of our products or if we are not able to secure favorable commercial terms or arrangements with third parties for the manufacturing of our products, our business and financial condition could be harmed.

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RISKS RELATED TO OUR JOINT VENTURES AND INVESTMENTS

If our joint ventures in Brazil and/or Uruguay are not successful or if we fail to realize the benefits we anticipate from such joint ventures, we may not be able to capitalize on the full market potential of our hempSMART™ products.

On September 30, 2020, we entered into two joint venture agreements with Marco Guerrero, our director, to form joint venture operations in Brazil and Uruguay to produce, manufacture, market and sell our hempSMART™ products in Latin America and to develop and sell hempSMART™ products globally. In connection with such joint ventures, we face numerous risks and uncertainties, including, but not limited to, effectively integrating our respective personnel, management controls and business relationships into an effective and cohesive operation. Further, we are subject to additional risks and uncertainties because we may be dependent upon, and subject to, liability, losses or damages relating to system controls and personnel that are not under our control. Moreover, the joint ventures may be subject to negative market conditions, economic downturns, and legal and political considerations in Brazil and Uruguay. While cannabis and hemp are legalized in Uruguay, Brazil is only considering legalization, and legalization there is not guaranteed.

We will be dependent upon our strategic partners with respect to our current and future joint venture operations.

We will be dependent upon our strategic partners with respect to our current and future joint venture operations. Specifically, we will be dependent upon our strategic partners’ personnel, including their experience with respect to, among other things, compliance with applicable laws and regulations. If our strategic partners do not commit sufficient resources to the joint ventures’ operations or if we are unable to integrate such operations successfully and efficiently, our results of operations, financial condition and cash flows may be materially and adversely affected. In addition, conflicts or disagreements between us and our strategic partners may, among other things, delay or prevent the production, manufacturing, marketing and sales of our products, which may have a material adverse effect on our business and results of operations.

Our current and future joint ventures may be adversely affected by our lack of sole decision-making authority, our reliance on our co-venturers’ financial condition and liquidity and disputes between us and our co-venturers.

We have and may in the future form joint ventures with third parties in which we may not exercise sole decision-making authority regarding the operations of the joint venture. In certain cases, we may have little or no decision-making authority. Joint ventures are subject to various risks including, but not limited to, bankruptcy of the joint venture or failure of a third party to fund required capital contributions. In addition, our partners or co-venturers may have economic or other business interests or goals which are inconsistent with our business interests or goals, and may be in a position to take actions contrary to our objectives. Furthermore, disputes between us and our partners or co-venturers may result in litigation or arbitration that would increase our expenses and prevent our management from focusing their time and effort on our business. The occurrence of any of the foregoing may have a material adverse effect on our business and results of operations.

We have invested and may continue to invest in securities of private companies and may hold a minority interest in such companies, which may limit our ability to sell or otherwise transfer those securities and direct management decisions of such companies.

We have invested and may continue to invest in securities of private companies and may hold a minority interest in such companies. In some cases, we may be restricted for a period by contract or applicable securities laws from selling or otherwise transferring those securities. In addition, any securities of private companies in which we invest may not have a liquid market and the inability to sell those securities on a timely basis or at acceptable prices may impair our ability to exit the investments when we consider appropriate. Further, to the extent we hold a minority interest in certain companies, we may be limited in our ability to direct management decisions of such companies.

Our business may be adversely affected by the Coronavirus (“COVID-19”) pandemic.

The outbreak of COVID-19 evolved into a global pandemic as COVID-19 spread to many regions of the world. In response to COVID-19, governmental authorities around the world implemented measures to reduce the spread of COVID-19. These measures have and may continue to adversely affect workforces, customers, supply chains, consumer sentiment, economies, and financial markets. In addition, decreased consumer spending has and may continue to lead to an economic downturn globally.

Specifically, numerous state and local jurisdictions have and may in the future impose shelter-in-place orders, quarantines, shut-downs of non-essential businesses, and similar government orders and restrictions on their residents to control the spread of COVID-19. Such orders or restrictions have resulted in temporary facility closures, work stoppages, slowdowns and travel restrictions, among other effects, thereby adversely impacting our operations. As a result of COVID-19, we have experienced a reduction in sales of our products and slower lead times with respect to the manufacturing of our products. In addition, a downturn in the United States economy may have an adverse impact on discretionary consumer spending which may have a significant impact on our business operations and/or our ability to generate revenues and profits.

The extent to which COVID-19 impacts our business and operating results will depend on future developments that are highly uncertain and cannot be accurately predicted, including new information that may emerge concerning COVID-19, including variants such as the delta variant, and the actions to contain COVID-19 or treat its impact, among others. We do not yet know the full extent of the impacts of COVID-19 on our business; however, these effects could have a material impact on our operations and financial condition.

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RISKS RELATED TO OUR INTELLECTUAL PROPERTY

We may be subject to risks related to the protection and enforcement of our intellectual property rights, and third parties may enforce their intellectual property rights against us.

The ownership and protection of our intellectual property rights is a significant aspect of our future success. We rely on patents, trade secrets, trademarks, service marks technical know-how and other proprietary information (collectively, “Intellectual Property”) to maintain our competitive position. We try to protect our Intellectual Property by seeking registered protection where possible, developing and implementing standard operating procedures to protect Intellectual Property and entering into agreements with parties that have access to our Intellectual Property, such as our employees and consultants, to protect confidentiality and ownership.

It is possible that we may fail to identify Intellectual Property, fail to protect or enforce our Intellectual Property, inadvertently disclose such Intellectual Property or fail to register rights in relation to such Intellectual Property.

In relation to our agreements with parties that have access to our Intellectual Property, any of these parties may breach those agreements, and we may not have adequate remedies for any specific breach. In relation to our security measures, such security measures may be breached, and we may not have adequate remedies for any such breach. In addition, certain of our Intellectual Property, which has not yet been applied for or registered, may otherwise become known to or be independently developed by competitors or may already be the subject of applications for intellectual property registrations filed by our competitors, which could have a material adverse effect on our business, financial condition and results of operations.

We cannot provide any assurance that our Intellectual Property will not be disclosed in violation of agreements or that competitors will not otherwise gain access to our Intellectual Property or independently develop and file applications for intellectual property rights that adversely affect our Intellectual Property rights. Unauthorized parties may attempt to copy, reverse engineer, or otherwise obtain and use our Intellectual Property. Identifying and policing the unauthorized use of our current or future Intellectual Property rights could be difficult, expensive, time-consuming and unpredictable, as may be enforcing these rights against unauthorized use by others. We may be unable to effectively monitor and evaluate the products being distributed by our competitors and the processes used to produce such products. Additionally, if the steps taken to identify and protect our Intellectual Property rights are deemed inadequate, we may have insufficient recourse against third parties for enforcement of our Intellectual Property rights.

In any infringement proceeding, some or all of our Intellectual Property rights or arrangements or agreements seeking to protect the same for our benefit may be found invalid, unenforceable, or anti-competitive. An adverse result in any litigation or defense proceedings could put one or more of our Intellectual Property rights at risk of being invalidated or interpreted narrowly and could put existing intellectual property applications at risk of not being issued. Any or all of these events could have a material adverse effect on our business, financial condition and results of operations.

Additionally, other parties may claim that our products or services infringe on their proprietary rights or other intellectual property rights. Parties making claims against us may obtain injunctive or other equitable relief, which may have an adverse impact on our business. Such claims, whether or not meritorious, may result in the expenditure of significant financial and managerial resources, legal fees, result in injunctions, temporary restraining orders and/or require the payment of damages. In addition, we may need to obtain licenses from third parties who allege that we have infringed on their lawful rights. However, such licenses may not be available on terms acceptable to us, if at all. In addition, we may not be able to obtain licenses on terms that are favorable to us, or at all, or other rights with respect to intellectual property that we do not own.

Our trade secrets may be difficult to protect.

Our success depends upon the skills, knowledge and experience of our scientific and technical personnel, our consultants and advisors, as well as our contractors. We rely in part on trade secrets to protect our proprietary products and processes. However, trade secrets are difficult to protect. Although we enter into agreements with our corporate partners, employees, consultants, outside scientific collaborators, developers and other advisors which generally require that information received by such parties during the course of their relationship with us be kept confidential and include provisions with respect to the assignment of inventions to us, such agreements may be breached and may not effectively assign intellectual property rights to us. Our trade secrets also could be independently discovered by competitors, in which case we would not be able to prevent the use of such trade secrets by our competitors. Any enforcement proceedings with respect to our trade secretary may be expensive and time consuming. Any failure to obtain or maintain meaningful trade secret protection could adversely affect our business.

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RISKS RELATED TO GOVERNMENT REGULATIONS

There is uncertainty surrounding the regulatory pathway for CBD.

The FDA currently does not permit the marketing of CBD-containing foods or dietary supplements, and we may be subject to enforcement action taken by the FDA concerning products containing derivatives from hemp. On February 4, 2021, Representative Kurt Schrader introduced H.R. 8179, a bill seeking to amend the U.S. Federal Food, Drug, and Cosmetic Act with respect to the regulation of certain hemp-derived CBD and which, if enacted into law, would permit the marketing of hemp-derived CBD and substances containing hemp-derived CBD as dietary supplements under the U.S. Federal Food, Drug, and Cosmetic Act, resolving ambiguity and providing clear guidance to stakeholders about how to comply with applicable FDA law. However, there can be no assurance that such bill will be enacted into law, and our failure to comply with FDA requirements may result in, among other things, warning letters, injunctions, product recalls, product seizures, fines and/or criminal prosecutions.

Legislation or regulations which impose substantial new regulatory requirements on the manufacture, packaging, labeling, advertising and distribution and sale of hemp-derived products could harm our business, results of operations, financial condition and prospects.

We believe that the sale of our hemp-derived products are in compliance with applicable U.S. regulations because our hemp products contain less than 0.3% THC and are sold only in states in the United States that have not prohibited the sale of hemp products. The rapidly changing regulatory landscape regarding hemp-derived products presents a substantial risk to the success and ongoing viability of the hemp industry in general and our ability to offer and market hemp-derived products. New legislation or regulations may be introduced at either the federal or state level which, if passed, could impose substantial new regulatory requirements on the manufacture, packaging, labeling, advertising and distribution and sale of hemp-derived products. New legislation or regulations may also require the reformulation, elimination or relabeling of certain products to meet new standards and revisions to certain sales and marketing materials, and it is possible that the costs of complying with these new regulatory requirements could be material.

“Marijuana” is illegal under the  U.S. Controlled Substances Act  (“CSA”). The 2018 Farm Bill modified the definition of “marijuana” in the CSA so that the definition of “marijuana” no longer includes hemp. The 2018 Farm Bill defines hemp as the “plant Cannabis sativa L. and any part of that plant, including the seeds thereof and all derivatives, extracts, cannabinoids, isomers, acids, salts, and salts of isomers, whether growing or not, with a delta-9 tetrahydrocannabinol concentration of not more than 0.3% on a dry weight basis.” All of our hemp-derived products contain less than 0.3% delta-9 tetrahydrocannabinol concentration content. As such, we believe that the manufacture, packaging, labeling, advertising, distribution and sale of our hemp-derived products do not violate the CSA. The FDA, however, does not permit the sale or distribution of certain products, including food and dietary supplements (such as tinctures and gummies). If federal or state regulatory authorities, however, were to determine that industrial hemp and derivatives could be treated by federal and state regulatory authorities as “marijuana,” we could no longer offer our CBD products legally and could potentially be subject to regulatory action. Violations of United States federal laws and regulations could result in significant fines, penalties, administrative sanctions, convictions or settlements arising from civil proceedings conducted by the United States federal government including but not limited to disgorgement of profits, cessation of business activities or divestiture. Any such actions could have a material adverse effect on our business.

The FDA, Federal Trade Commission (“FTC”) and their state-level equivalents, also possess broad authority to enforce the provisions of federal and state law, respectively, applicable to consumer products and safeguards as such relate to foods and dietary supplements, including powers to issue a public warning or notice of violation letter to us, publicizing information about illegal products, detaining products intended for import or export (in conjunction with U.S. Customs and Border Protection) or otherwise deemed illegal, requesting a recall of illegal products from the market, and requesting the Department of Justice, or the state-level equivalent, to initiate a seizure action, an injunction action, or a criminal prosecution in the U.S. or respective state courts. The initiation of any regulatory action towards industrial hemp or hemp derivatives by the FDA, FTC or any other related federal or state agency, would result in greater legal cost to us, may result in substantial financial penalties and enjoinment from certain business-related activities, and if such actions were publicly reported, they may have a material adverse effect on our business and results of operations.

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Our hempSMART™ sales in the UK may be subject to unforeseeable events and regulation that may have a material impact on our efforts to sell our hempSMART™ products in the UK  .

Currently, the UK regulates wellness products containing CBD through its Medicines and Healthcare products Regulatory Agency (“MHRA”). Pursuant to the MHRA, only wellness products containing less than 0.2% THC may be sold in the UK. While we believe our hempSMART™ products are compliant with regulations in the UK, these regulations may change, and any such change may have a material effect on our ability to market and sell our hempSMART™ products in the UK. Additionally, we rely on affiliates in the UK for the administration of our business there. We do not have an effective warehousing protocol to efficiently store and deliver products there. The failure of our UK affiliates to efficiently handle the storage and distribution of our products may impact our ability to conduct business in the UK.

RISKS RELATED TO OUR COMMON STOCK

The market price of our common stock may be volatile and may not accurately reflect the long term value of our Company.

Securities markets have a high level of price and volume volatility, and the market price of securities of many companies has experienced substantial volatility in the past. This volatility may affect the ability of holders of our common stock to sell their securities at an advantageous price. Market price fluctuations in our common stock may be due to our operating results, failing to meet expectations of securities analysts or investors in any period, downward revision in securities analysts’ estimates, adverse changes in general market conditions or economic trends, acquisitions, dispositions, or other material public announcements by us or our competitors, along with a variety of additional factors. These broad market fluctuations may adversely affect the market price of our common stock. Financial markets have historically, at times, experienced significant price and volume fluctuations that have particularly affected the market prices of equity securities of companies and that have often been unrelated to the operating performance, underlying asset values, or prospects of such companies.

Accordingly, the market price of our common stock may decline even if our operating results, underlying asset values, or prospects have not changed. Additionally, these factors as well as other related factors may cause decreases in asset values that are deemed to be other than temporary, which may result in impairment losses. There can be no assurance that continuing fluctuations in the price and volume of our common stock will not occur. If such increased levels of volatility and market turmoil continue, our operations could be adversely impacted and the trading price of our common stock may be materially adversely affected.

The price of our common stock may fluctuate substantially.

You should consider an investment in our common stock to be risky, and you should invest in our common stock only if you can withstand a significant loss and wide fluctuations in the market value of your investment. Some factors that may cause the market price of our common stock to fluctuate, in addition to the other risks mentioned in this “Risk Factors” section and elsewhere in this Offering Circular, are:

•	sale of our common stock by our stockholders, executives, and directors;

•	volatility and limitations in trading volumes of our shares of common stock;

•	our ability to obtain financings to conduct and complete research and development activities and other business activities;

•	the timing and success of introductions of new products and services by us or our competitors or any other change in the competitive dynamics of our industry, including consolidation among competitors;

•	our ability to attract new and maintain existing customers;

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•	unanticipated safety concerns related to the use of our products;

•	changes in our capital structure or dividend policy and future issuances of securities;

•	our cash position;

•	announcements and events surrounding financing efforts, including debt and equity securities;

•	reputational issues;

•	announcements of acquisitions, partnerships, collaborations, joint ventures, new products and services, capital commitments, or other events by us or our competitors;

•	changes in general economic, political and market conditions in or any of the regions in which we conduct our business;

•	changes in industry conditions or perceptions;

•	analyst research reports, recommendation and changes in recommendations, price targets, and withdrawals of coverage;

•	departures and additions of key personnel;

•	disputes and litigations related to our Intellectual Property;

•	changes in applicable laws, rules or regulations and other dynamics; and

•	other events or factors, many of which may be out of our control, including, but not limited to, pandemics such as COVID-19, war, or other acts of God.

In addition, if the market for stocks in our industry or industries related to our industry, or the stock market in general, experiences a loss of investor confidence, the trading price of our common stock could decline for reasons unrelated to our business, financial condition and results of operations. If any of the foregoing occurs, it could cause our stock price to fall and may expose us to lawsuits that, even if unsuccessful, could be costly to defend and a distraction to management.

Market and economic conditions may negatively impact our business, financial condition and share price.

Concerns over inflation, energy costs, geopolitical issues, the U.S. mortgage market and a declining real estate market, unstable global credit markets and financial conditions, and volatile oil prices have led to periods of significant economic instability, diminished liquidity and credit availability, declines in consumer confidence and discretionary spending, diminished expectations for the global economy and expectations of slower global economic growth going forward, increased unemployment rates, and increased credit defaults in recent years. Our general business strategy may be adversely affected by any such economic downturns, volatile business environments and continued unstable or unpredictable economic and market conditions. If these conditions continue to deteriorate or do not improve, it may make any necessary debt or equity financing more difficult to complete, more costly, and more dilutive. Failure to secure any necessary financing in a timely manner and on favorable terms could have a material adverse effect on our growth strategy, financial performance and share price. Additional factors that may affect the demand for products and services include, but are not limited to: changes in laws and regulations effecting the hemp industry; adverse developments with respect to the hemp industry or increased federal or foreign enforcement; the nature and extent of competition from other companies; and changes in general economic, political and market conditions in or any of the regions in which we conduct our business.

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We do not intend to pay cash dividends on our shares of common stock so any returns will be limited to the value of our shares.

We currently anticipate that we will retain future earnings for the development, operation and expansion of our business and do not anticipate declaring or paying any cash dividends for the foreseeable future. Any return to stockholders will therefore be limited to the increase, if any, of our share price.

There is no assurance that an investment in our common stock will earn any positive return.

There is no assurance that an investment in our common stock will earn any positive return. An investment in our common stock involves a high degree of risk and should be undertaken only by investors whose financial resources are sufficient to enable them to assume such risks and who have no need for immediate liquidity in their investment. An investment in our common stock is appropriate only for investors who have the capacity to absorb a loss of some or all of their investment.

There is a limited market for our common stock.

Our common stock is quoted over-the-counter in the United States on the OTC Pink tier of the OTC Markets. The over-the-counter markets provide less liquidity than U.S. national securities exchanges, such as the New York Stock Exchange or Nasdaq. Accordingly, a market for our common stock may be highly illiquid and holders of our common stock may be unable to sell or otherwise dispose of their common stock at desirable prices or at all.

If we fail to remain current in our reporting requirements, we could be removed from the OTC Pink tier of the OTC Markets which would limit the ability of broker-dealers to sell our securities and the ability of stockholders to sell their securities in the secondary market.

As a company listed on the OTC Pink tier of the OTC Markets and subject to the reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), we must be current with our filings pursuant to Section 13 or 15(d) of the Exchange Act in order to maintain price quotation privileges on the OTC Pink tier of the OTC Markets. If we fail to remain current in our reporting requirements, we could be removed from the OTC Pink tier of the OTC Markets. As a result, the market liquidity of our securities could be severely adversely affected by limiting the ability of broker-dealers to trade our securities and the ability of stockholders to sell their securities in the secondary market.

Our common stock is subject to the “penny stock” rules of the SEC and the trading market in the securities is limited, which makes transactions in the stock cumbersome and may reduce the value of an investment in the stock.

Rule 15g-9 under the Exchange Act establishes the definition of a “penny stock,” for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require: (a) that a broker or dealer approve a person’s account for transactions in penny stocks; and (b) the broker or dealer receive from the investor a written agreement to the transaction setting forth the identity and quantity of the penny stock to be purchased.

In order to approve a person’s account for transactions in penny stocks, the broker or dealer must: (a) obtain financial information and investment experience objectives of the person and (b) make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the SEC relating to the penny stock market, which, in highlight form: (a) sets forth the basis on which the broker or dealer made the suitability determination; and (b) confirms that the broker or dealer received a signed, written agreement from the investor prior to the transaction. Generally, brokers may be less willing to execute transactions in securities subject to the “penny stock” rules. This may make it more difficult for investors to dispose of our common stock and cause a decline in the market value of our common stock.

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Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker or dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

Future sales and issuances of our securities could result in additional dilution of the percentage ownership of our stockholders and could cause our share price to fall.

We expect that significant additional capital will be needed in the future to continue our planned operations, including research and development, increased marketing, hiring new personnel, commercializing our products, and continuing activities as an operating public company. To the extent we raise additional capital by issuing equity securities, our stockholders may experience substantial dilution. We may sell common stock, convertible securities or other equity securities in one or more transactions at prices and in a manner we determine from time to time. If we sell common stock, convertible securities or other equity securities in more than one transaction, investors may be materially diluted by subsequent sales. Such sales may also result in material dilution to our existing stockholders, and new investors could gain rights superior to our existing stockholders.

We are an “emerging growth company” and will be able to avail ourselves of reduced disclosure requirements applicable to emerging growth companies, which could make our common stock less attractive to investors.

We are an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act of 2012 (“JOBS Act”), and we intend to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including not being required to comply with the auditor attestation requirements of Section 404(b) of Sarbanes-Oxley, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved. We cannot predict if investors will find our common stock less attractive because we may rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our share price may be more volatile. We may take advantage of these reporting exemptions until we are no longer an “emerging growth company.”

Financial reporting obligations of being a public company in the United States are expensive and time-consuming, and our management will be required to devote substantial time to compliance matters.

As a publicly traded company we incur significant legal, accounting and other expenses. The obligations of being a public company in the United States require significant expenditures and places significant demands on our management and other personnel, including costs resulting from public company reporting obligations under the Exchange Act and the rules and regulations regarding corporate governance practices, including those under the Sarbanes-Oxley Act of 2002, as amended (“Sarbanes-Oxley”) and the Dodd-Frank Wall Street Reform and Consumer Protection Act. These rules require the establishment and maintenance of effective disclosure and financial controls and procedures and internal control over financial reporting among many other complex rules that are often difficult to implement, monitor and maintain compliance with. Moreover, despite recent reforms made possible by the JOBS Act, the reporting requirements, rules, and regulations will make some activities more time-consuming and costly, particularly after we are no longer an “emerging growth company.” Our management and other personnel will need to devote a substantial amount of time to ensure that we comply with all of these requirements and to keep pace with new regulations, otherwise we may fall out of compliance and risk becoming subject to litigation or being delisted, among other potential problems.

Failure to maintain effective internal control over our financial reporting in accordance with Section 404 of Sarbanes-Oxley Act could cause our financial reports to be inaccurate.

We are required pursuant to Section 404 of the Sarbanes-Oxley Act to maintain internal control over financial reporting and to assess and report on the effectiveness of those controls. This assessment includes disclosure of any material weaknesses identified by our management in our internal control over financial reporting. Although we prepare our financial statements in accordance with accounting principles generally accepted in the United States, our internal accounting controls may not meet all standards applicable to companies with publicly traded securities. If we fail to implement any required improvements to our disclosure controls and procedures, we may be obligated to report control deficiencies which may cause us to become subject to regulatory sanction or investigation. Further, these outcomes could damage investor confidence in the accuracy and reliability of our financial statements.

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Our management has concluded that our internal controls over financial reporting were, and continue to be, ineffective, and as of the quarter ended June 30, 2021, identified a material weakness with respect to our ability to prepare our financial statements in a timely manner and inadequate segregation of duties consistent with control objectives. While we intend to remediate the material weaknesses, there is no assurance that such changes, when economically feasible and sustainable, will remediate the identified material weaknesses or that the controls will prevent or detect future material weaknesses. If we are not able to maintain effective internal control over financial reporting, our financial statements, including related disclosures, may be inaccurate, which could have a material adverse effect on our business.

If investors successfully seek rescission, we would face severe financial demands that we may not be able to meet.

The Shares have not been registered under the Securities Act and are being offered in reliance upon the exemption provided by Section 3(b) of the Securities Act and Regulation A promulgated thereunder. We represent that this Offering Circular does not contain any untrue statements of material fact or omit to state any material fact necessary to make the statements made, in light of all the circumstances under which they are made, not misleading. However, if this representation is inaccurate with respect to a material fact, if this Offering fails to qualify for exemption from registration under the federal securities laws pursuant to Regulation A, or if we fail to register the Shares or find an exemption under the securities laws of each state in which we offer the Shares, each investor may have the right to rescind his, her or its purchase of the Shares and to receive back his, her or its purchase price with interest. Such investors, however, may be unable to collect on any judgment, and the cost of obtaining such judgment may outweigh the benefits. If investors successfully seek rescission, we would face severe financial demands we may not be able to meet and it may adversely affect any non-rescinding investors.

This is a fixed price offering and the fixed offering price may not accurately represent the current value of our business or our assets at any particular time. Therefore, the purchase price you pay for the Shares may not be supported by the value of our business assets at the time of your purchase.

This is a fixed price offering, which means that the offering price for the Shares is fixed and will not vary based on the underlying value of our business or assets at any time. Our board of directors (“Board of Directors” or “Board”) has determined the offering price in its sole discretion without the input of an investment bank or other third party. The fixed offering price for the Shares has not been based on appraisals of any assets we own or may own, or of our Company as a whole, nor do we intend to obtain such appraisals. Therefore, the fixed offering price established for the Shares may not be supported by the current value of our business or our assets at any particular time.

We may invest or spend the proceeds of this Offering in ways with which you may not agree or in ways which may not yield a return.

The principal purposes of this Offering is to raise additional capital. We currently intend to use the proceeds we receive from this Offering after deducting estimated fees and expenses associated with qualification of offering under Regulation A, including legal, auditing, accounting, transfer agent, and other professional fees, primarily for the expansion of hempSMART™ in South America; hempSMART™ product development and marketing; repayment of certain notes payable; and working capital and general corporate purposes. Our management will have considerable discretion in the application of the net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. Investors in this Offering will need to rely upon the judgment of our management with respect to the use of proceeds. If we do not use the net proceeds that we receive in this Offering effectively, our business, financial condition, results of operations and prospects could be harmed, and the market price of our common stock could decline.

This Offering is being conducted on a “best efforts” basis and we may not be able to execute our growth strategy if the Maximum Offering Amount is not sold.

We are offering our common stock on a “best efforts” basis, and we can give no assurance that all of the Shares will be sold. If less than Maximum Offering Amount is sold, we may be unable to fund all the intended uses described in this Offering Circular from the net proceeds anticipated from this Offering without obtaining funds from alternative sources or using working capital that we may generate. Alternative sources of funding may not be available to us at a reasonable cost, if at all, and the working capital generated by us may not be sufficient to fund any uses not financed by the net proceeds from this Offering. No assurance can be given to you that any funds will be invested in this Offering other than your own.

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DETERMINATION OF OFFERING PRICE

The public offering price of the Shares was determined by our Board of Directors. The principal factors considered in determining the public offering price of the hares included:

  the information in this Offering Circular, including our financial information;

  the history and the prospects for the industry in which we compete;

  the ability of our management;

  the prospects for our future earnings;

  the present state of our development and our current financial condition;

  the general condition of the economy and the securities markets in the United States at the time of this Offering;

  the market price of our common stock quoted on the OTC Pink tier of the OTC Markets;

  the recent market prices of, and the demand for, publicly-traded securities of generally comparable companies; and

  other factors as were deemed relevant.

DIVIDEND POLICY

We have never declared or paid any cash dividends on our capital stock. We intend to retain future earnings, if any, to finance the operation and expansion of our business and do not anticipate paying any cash dividends in the foreseeable future. Any future determination related to our dividend policy will be made at the discretion of our Board of Directors after considering our financial condition, results of operations, capital requirements, business prospects and other factors our Board of Directors deems relevant.

ITEM 4: DILUTION

If you invest in our common stock, your ownership interest will be diluted to the extent of the difference between the offering price per share of our common stock and the as adjusted net tangible book value per share of our common stock immediately after this Offering.

As of June 30, 2021, our net tangible book value was approximately $(1,857,166), or $(0.0004) per share based on 5,068,524,855 shares of our common stock outstanding at June 30, 2021. Our historical net tangible book value per share is the amount of our total tangible assets less our total liabilities at June 30, 2021, divided by the number of shares of common stock outstanding at June 30, 2021.

Based on an offering price of $0.002 per Share, on an as adjusted basis as of June 30, 2021, after giving effect to the offering of the Shares and the application of the related net proceeds, our net tangible book value would be:

(i) $8,090,634, or $0.0008 per share of common stock, assuming the sale of 100% of the Shares (5,000,000,000 Shares) with net proceeds in the amount of $9,947,800 after deducting estimated Offering expenses of $52,200;

(ii) $5,590,634, or $0.0006 per share of common stock, assuming the sale of 75% of the Shares (3,750,000,000 Shares) with net proceeds in the amount of $7,447,800 after deducting estimated Offering expenses of $52,200;

(iii) $3,090,64, or $0.0004 per share of common stock, assuming the sale of 50% of the Shares (2,500,000,000 Shares) with net proceeds in the amount of $4,947,800 after deducting estimated Offering expenses of $52,200; and

(iv) $(909,366), or $(0.0002) per share of common stock, assuming the sale of 10% of the Shares (500,000,000 Shares) with net proceeds in the amount of $947,800 after deducting estimated Offering expenses of $52,200.

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Purchasers of Shares in this Offering will experience immediate and substantial dilution in net tangible book value per share of common stock for financial accounting purposes, as illustrated in the following table on an approximate dollar per share basis, depending upon whether we sell 100%, 75%, 50%, or 10% of the Shares being offered in this Offering:

Percentage of Shares sold	100%	75%	50%	10%
Offering price per Share	$0.002	$0.002	$0.002	$0.002
Net tangible book value per share of common stock as of June 30, 2021	$(0.0004)	$(0.0004)	$(0.0004)	$(0.0004)
Increase in net tangible book value per share of common stock attributable to new investors in this Offering	$0.0012	$0.0010	$0.0008	$0.0002
As adjusted net tangible book value per share of common stock immediately after this Offering	$0.0008	$0.0006	$0.0004	$(0.0002)
Dilution per share of common stock to new investors in this Offering	$(0.0012)	$(0.0014)	$(0.0016)	$(0.0022)

The following tables set forth, depending upon whether we sell 100%, 75%, 50%, or 10% of the Shares in this Offering, as of June 30, 2021, the number of shares of common stock purchased from us, the total consideration paid to us and the average price per share paid by existing stockholders and to be paid by new investors purchasing shares of common stock in this Offering at the offering price of $0.002 per Share, together with the total consideration paid and average price per share paid by each of these groups, before deducting estimated Offering expenses.

	100% of the Shares Sold
	Shares Purchased		Total Consideration		Average Price
	Number	Percent	Amount	Percent	per Share
Existing stockholders as of June 30, 2021	5,068,525,134	50.3%	$92,916,339	90.3%	$0.0183
New investors	5,000,000,000	49.7%	$10,000,000	9.7%	$0.0020
Total	10,068,525,134	100.0%	$102,916,339	100.0%	$0.0102

	75% of the Shares Sold
	Shares Purchased		Total Consideration		Average Price
	Number	Percent	Amount	Percent	per Share
Existing stockholders as of June 30, 2021	5,068,525,134	57.5%	$92,916,339	92.5%	$0.0183
New investors	3,750,000,000	42.5%	$7,500,000	7.5%	$0.0020
Total	8,818,525,134	100.0%	$100,416,339	100.0%	$0.0114

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	50% of the Shares Sold
	Shares Purchased		Total Consideration		Average Price
	Number	Percent	Amount	Percent	per Share
Existing stockholders as of June 30, 2021	5,068,525,134	67.0%	$92,916,339	94.9%	$0.0183
New investors	2,500,000,000	33.0%	$5,000,000	5.1%	$0.0020
Total	7,568,525,134	100.0%	$97,916,339	100.0%	$0.0129

	10% of the Shares Sold
	Shares Purchased		Total Consideration		Average Price
	Number	Percent	Amount	Percent	per Share
Existing stockholders as of June 30, 2021	5,068,525,134	91.0%	$92,916,339	98.9%	$0.0183
New investors	500,000,000	9.0%	$1,000,000	1.1%	$0.0020
Total	5,568,525,134	100.0%	$93,916,339	100.0%	$0.0169

ITEM 5: PLAN OF DISTRIBUTION

We currently plan to have our directors and executive officers sell the shares of our common stock offered pursuant to this Offering Circular. Our executive officers and directors will receive no discounts or commissions. Our executive officers and directors will deliver this Offering Circular to those persons who they believe might have an interest in purchasing all or a part of the shares of our common stock offered pursuant to this Offering Circular. We may generally solicit investors, including, but not limited to, the use of social media, newscasts, advertisements, roadshows and the like.

There is no minimum offering amount and no provision to escrow or return investor funds if any minimum number of shares of our common stock are not sold. The minimum investment amount established for each investor is $2,000; however, we can waive the minimum purchase requirement on a case-by-case basis in our sole discretion. All funds raised by us from this offering will be immediately available for our use.

As of the date of this Offering Circular, we have not entered into any arrangements with any selling agents for the sale of the shares of common stock offered pursuant to this Offering Circular; however, we may engage one or more selling agents to sell our shares of common stock in the future. If we elect to do so, we will file a supplement to this Offering Circular to identify such selling agent(s).

Our directors and officers will not register as broker-dealers under Section 15 of the Exchange Act in reliance upon Rule 3a4-1 which sets forth the conditions pursuant to which a person associated with an issuer may participate in the offering of the issuer’s securities and not be deemed to be a broker-dealer. The conditions are that:

•	the person is not statutorily disqualified, as that term is defined in Section 3(a)(39) of the Exchange Act, at the time of his participation;

•	the person is not compensated in connection with his participation by the payment of commissions or other renumeration based either directly or indirectly on transactions in securities;

•	the person is not at the time of their participation an associated person of a broker-dealer; and

•	the person meets the conditions of paragraph (a)(4)(ii) of Rule 3a4-1 of the Exchange Act, in that he (i) primarily performs, or is intended primarily to perform at the end of the offering, substantial duties for or on behalf of the issuer otherwise than in connection with transactions in securities; and (ii) was not a broker or dealer, or an associated person of a broker or dealer, within the preceding 12 months; and (iii) does not participate in selling and offering of securities for any issuer more than once every 12 months other than in reliance on paragraphs (a)(4)(i) or (a)(4)(iii) of Rule 3a4-1 of the Exchange Act.

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Our officers and directors are not statutorily disqualified, are not being compensated, and are not associated with a broker-dealer. They are and will continue to hold their positions as officers or directors following the completion of this offering and have not been during the past 12 months and are currently not brokers or dealers or associated with brokers or dealers. Furthermore, our officer and directors have not nor will they participate in the sale of securities of any issuer more than once every 12 months.

Unless sooner withdrawn or canceled by us, the offering will continue until (i) the maximum offering amount has been sold, or (ii) one year from the date this offering circular is qualified with the SEC. Notwithstanding the foregoing, the Company may terminate this offering at any time or extend this offering by ninety (90) days, in its sole discretion.

OTC Markets Considerations

The OTC Markets is separate and distinct from the Nasdaq stock market or other national exchange. Nasdaq has no business relationship with issuers of securities quoted on the OTC Markets. The SEC’s order handling rules, which apply to Nasdaq-listed securities, do not apply to securities quoted on the OTC Markets.

Although the Nasdaq and other national stock markets have rigorous listing standards to ensure the high quality of their issuers, and can delist issuers for not meeting those standards, the OTC Markets has no listing standards. Rather, it is the market maker who chooses to quote a security on the system, files the application, and is obligated to comply with keeping information about the issuer in its files.

Although we believe being listed on the OTC Markets increases liquidity for our stock, investors may have greater difficulty in getting orders filled than if we were listed on Nasdaq or another exchange. Investors’ orders may be filled at a price much different than expected when an order is placed. Trading activity in general is not conducted as efficiently and effectively on OTC Markets as with exchange-listed securities. Also, because OTC Markets stocks are usually not followed by analysts, there may be lower trading volume than for exchange-listed securities.

Investors must contact a broker-dealer to trade OTC Markets securities. Investors do not have direct access to the quotation service.

ITEM 6: USE OF PROCEEDS TO ISSUER

We intend to use the net proceeds for the following purposes: the fees and expenses associated with qualification of this Offering under Regulation A; the expansion of our hempSMART™ products in South America; hempSMART™ product development and marketing; repayment of certain notes payable; and working capital and general corporate purposes. We may also use a portion of the net proceeds to acquire or invest in complementary businesses, products or other properties, however, we have no current commitments or obligations to do so. In the event that we sell less than the Maximum Offering Amount, our first priority is to pay fees associated with the qualification of this Offering under Regulation A. No proceeds will be used to compensate or otherwise make payments to officers or directors except for ordinary payments under employment agreements.

On July 10, 2021, we issued a convertible note (the “July Note”) in the aggregate principal amount of $268,750 (including a $26,875 original issuance discount) to an investor. The July Note accrues interest at a rate of 12% per annum, subject to adjustment, and matures on July 10, 2022. The July Note is convertible into shares of our common stock at a conversion price of $0.005 per share, subject to adjustment (the “Conversion Price”); provided, however, we are prohibited from effecting a conversion of the July Note to the extent that, as a result of such conversion, the holder together with the holder’s affiliates, would beneficially own more than 4.99% of the number of shares of our common stock outstanding immediately after giving effect to the issuance of shares of common stock upon conversion of the July Note. If, at any time while the July Note is outstanding, we, among other things, issue, sell or grant any common stock or common stock equivalents at an effective price per share that is lower than the then Conversion Price, then the Conversion Price shall be reduced to such lower amount. We may prepay the Note at any time prior to the occurrence of an event of default by paying the holder thereof the principal amount of the July Note together with interest accrued thereon plus $750. In addition, at any time prior to the full repayment or full conversion of the July Note, we receive cash proceeds including, but not limited to, pursuant to the issuance of equity or debt securities (which includes this Offering), the holder of the July Note shall have the right to require us to immediately apply 45% of such proceeds to repay the July Note. Furthermore, we are required to pay $59,125 to the holder of the July Note on or before January 10, 2022. In addition, at any time while the July Note is outstanding, if we have a financing offer from a third party, we must offer such financing opportunity to the holder of the July Note on the same terms and conditions as the third party.

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On June 23, 2021, we issued a convertible note (the “June Note”) in the aggregate principal amount of $537,500 (including a $53,750 original issuance discount) to an investor. The June Note accrues interest at a rate of 12% per annum, subject to adjustment, and matures on June 23, 2022. The June Note is convertible into shares of our common stock at a conversion price of $0.005 per share, subject to adjustment (the “June Conversion Price”); provided, however, we are prohibited from effecting a conversion of the June Note to the extent that, as a result of such conversion, the holder together with the holder’s affiliates, would beneficially own more than 4.99% of the number of shares of our common stock outstanding immediately after giving effect to the issuance of shares of common stock upon conversion of the June Note. If, at any time while the June Note is outstanding, we, among other things, issue, sell or grant any common stock or common stock equivalents at an effective price per share that is lower than the then June Conversion Price, then the June Conversion Price shall be reduced to such lower amount. We may prepay the June Note at any time prior to the occurrence of an event of default by paying the holder thereof the principal amount of the June Note together with interest accrued thereon plus $750. In addition, at any time prior to the full repayment or full conversion of the June Note, we receive cash proceeds including, but not limited to, pursuant to the issuance of equity or debt securities (which includes this Offering), the holder of the June Note shall have the right to require us to immediately apply 45% of such proceeds to repay the June Note. Furthermore, we are required to pay $118,250 to the holder of the June Note on or before December 23, 2021. In addition, at any time while the June Note is outstanding, if we have a financing offer from a third party, we must offer such financing opportunity to the holder of the June Note on the same terms and conditions as the third party.

The gross proceeds of this Offering will be $10,000,000 if all of the Shares offered hereunder are purchased. However, we cannot guarantee that we will sell all of the Shares we are offering. The following table summarizes how we anticipate using the gross proceeds of this Offering, depending upon whether we sell 10%, 50%, 75%, or 100% of the Shares in this Offering:

	If 100% of the Shares are Sold	If 75% of the Shares are Sold	If 50% of the Shares are Sold	If 10% of the Shares are Sold
Repayment of notes payable	2,800,000	2,100,000	1,400,000	280,000
Inventory Purchase	450,000	337,500	225,000	45,000
Marketing/Advertising	500,000	375,000	250,000	50,000
Acquisitions	5,000,000	3,750,000	2,500,000	500,000
Working capital and general corporate purposes	1,197,800	898,350	598,900	119,780
Fees for qualification of Offering under Regulation A (includes legal, auditing, accounting, transfer agent, printing and other professional fees)	52,200	52,200	52,200	52,200

Total Use of Proceeds	10,000,000	7,513,050	5,026,100	1,046,980

Pending our use of the net proceeds from this Offering, we may invest the net proceeds in a variety of capital preservation investments, including short-term, investment-grade, interest-bearing instruments and government securities.

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ITEM 7: DESCRIPTION OF BUSINESS

Overview

We are focused on the research and development of (i) various species of hemp; (ii) beneficial uses of hemp and hemp derivatives; (iii) indoor and outdoor cultivation methods for hemp; (iv) technology used for cultivation and harvesting of different species of hemp, including, but not limited to, lighting, venting, irrigation, hydroponics, nutrients and soil; (v) different industrial hemp derived CBD and the possible health benefits thereof; and (vi) new and improved methods of hemp cannabinoid extraction omitting or eliminating the delta-9 tetrahydrocannabinol “THC” molecule.

Specifically, we develop and sell consumer products that include industrial hemp derived, non-psychoactive CBD as an ingredient, under the brand name “hempSMART™” through our wholly-owned subsidiary, H Smart, Inc., and we distribute hemp and CBD products through our wholly-owned subsidiary, cDistro. Our industrial hemp-based products are developed with an enriched CBD molecular composition with a THC concentration of 0.3% or less by dry weight. We market and sell our hempSMART™ products directly through our website, and we market and sell our cDistro hemp-derived cannabinoid products through cDistro’s website.

In addition, we provide financial accounting, bookkeeping services, real property management, and reporting protocols in order to allow licensed cannabis and/or hemp operators in those states where cannabis has been legalized for medicinal and/or recreational use, to report, collect, verify and state effective financial records and disclosure. We provide a comprehensive accounting strategy based on best accounting practices. As of the date of this Offering Circular, we have not generated any revenue related to such services.

Furthermore, our business includes making selected investments and entering into joint ventures with start-up businesses in the legalized cannabis and hemp industries.

Our Products

hempSMART™

Our consumer products containing hemp and CBD are sold through our wholly-owned subsidiary H Smart, Inc. under the brand name hempSMART™. We market and sell our hempSMART™ products directly through our website, and through our affiliate marketing program, pursuant to which qualified sales affiliates use a secure multi-level-marketing sales software program that: facilitates order placement over the internet via a website; accounts for affiliate orders and sales; calculates referral benefits apportionable to specific sales associates; and calculates and accounts for loyalty and rewards benefits for returning customers. We plan on focusing our sales and marketing efforts on direct sales on our website and intend to wind down and terminate our affiliate marketing and sales program during fiscal 2021.

Our current hempSMART™ products offerings include the following:

  hempSMART Brain™ a proprietary patented and formulated personal care consumer product encapsulated with enriched non-psychoactive industrial hemp derived CBD. This encapsulation is combined with other high quality, proprietary natural ingredients to compliment CBD to support the brain.

  hempSMART Pain™ capsules formulated with 10mg of full spectrum, non-psychoactive CBD per serving, derived from industrial hemp, which along with a proprietary blend of other natural ingredients, are intended to deliver an all-natural formulation for the temporary relief of minor discomfort associated with physical activity.

  hempSMART Pain Cream™ each container is formulated with 300mg of full spectrum non-psychoactive CBD derived from industrial hemp. This product contains a synergistic combination of natural botanicals and full spectrum hemp extract featuring CBD, cannabigerol, also known as CBG, and a broad range of terpenes. Our proprietary blend of Ayurvedic herbs along with menthol, cayenne pepper extract, rosemary oil, aloe gel, white willow bark, arnica, wintergreen extract and tea tree oil, is intended to provide an immediate cooling and soothing sensation. This topical product is formulated to help reduce minor discomfort and promote muscle relaxation on the areas to which it is applied.

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  hempSMART Drops™ full spectrum hemp CBD oil tincture drops available in 250mg and 500mg bottles, enriched with non-psychoactive industrial hemp derived CBD, and available in four different flavors (lemon, mint, orange and strawberry). These drops are free of the THC isolate.

  hempSMART Pet Drops™ for cats and dogs, formulated with 250mg of full spectrum non-psychoactive CBD derived from industrial hemp. This product contains naturally occurring CBD derived from hemp seed oil, full spectrum hemp extract, fractionated coconut oil, and a rich bacon flavor.

  hempSMART Face™ a nourishing facial moisturizer combines full spectrum CBD from hemp with a unique blend of Ayurvedic herbs and botanicals. This facial moisturizer is designed to refresh, replenish and restore skin, providing long lasting hydration and balance.

  hempSMART Drink Mix, an industrial hemp based powderized premium CBD drink made with organic CBD infused with honey to be mixed with any beverage of preference.

cDistro, Inc. Acquisition

On June 29, 2021 (the “Effective Date”), we entered into an Agreement and Plan of Merger (the “Merger Agreement”) with cDistro Merger Sub, Inc., our wholly-owned subsidiary (“Merger Sub”), and cDistro, a company engaged in the hemp and CBD product distribution business. Pursuant to the terms of the Merger Agreement, on June 30, 2021 (the “Merger Effective Date”), Merger Sub merged with and into cDistro, with cDistro surviving the merger as our wholly-owned subsidiary (the “Merger”).

In connection with the Merger Agreement, on the Effective Date, we entered into an earnout agreement    (the “Earnout Agreement”) with the sole securityholder of cDistro (the “cDistro Stockholder”) pursuant to which we agreed to issue additional shares of our common stock to the cDistro Stockholder conditioned upon the achievement of certain revenue milestones. In addition, on the Effective Date, the cDistro Stockholder entered into a Lock-Up and Leak-Out Agreement with us pursuant to which, among other thing, the cDistro Stockholder agreed to certain restrictions regarding the resale of our shares of common stock issued and to be issued pursuant to the Merger Agreement for a period of six months from the Effective Date. In connection with the Merger Agreement, on the Effective Date, we entered into a stock purchase agreement with cDistro pursuant to which we purchased 350,000 shares of cDistro common stock at the price of $1.00 per share.

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At the Merger Effective Date, all outstanding shares of common stock of cDistro were exchanged for 265,164,070 shares of our common stock. In addition, we may be required to issue up to an additional 220,970,059 shares of our common stock pursuant to the Earnout Agreement.

cDistro is engaged in the hemp and CBD product distribution business. Specifically, through its website located at www.cdistro.com, cDistro distributes a select list of quality CBD brands along with smoke and vape shop related products to wholesalers, c-stores, specialty retailers, and dispensaries in North America. cDistro distributes a catalog of eight unique product lines that are currently being sold to over 250 customers. Through our acquisition of cDistro, we believe that we are positioned to take advantage of the developing market opportunity generated by consumers' growing demand for quality hemp products.

Our Consulting Services

In addition to selling our hempSMART™ and cDistro products, we also provide certain services to licensed cannabis and/or hemp operators.

Our services include the following:

  Financial Accounting and Bookkeeping. We understand the challenges and complexities of financial accounting in the regulated commercial cannabis market, and we have the expertise to help client businesses report their financial operations consistent with generally accepted accounting principles in the United States. We provide financial accounting, bookkeeping and reporting protocols in order to allow licensed cannabis and/or hemp operators, in those states where cannabis has been legalized for medicinal and/or recreational use, to report, collect, verify and state effective financial records and disclosure. We provide a comprehensive accounting strategy based on best accounting practices.
  Real Property Management Consulting. Our property management consulting services consist of providing planning, budgeting, acquisition, accounting and management services to licensed cannabis and/or hemp operators in those states where cannabis and/or hemp has been legalized for medicinal and/or recreational use, and who are searching for real property to conduct operations.

As of the date of this Offering Circular, we have not generated any revenue related to such services.

Joint Ventures and Investments

Current Joint Ventures and Investments

Joint Ventures in Brazil and Uruguay

On September 30, 2020, we entered into two joint venture agreements with Marco Guerrero, our director, to form joint venture operations in Brazil and Uruguay to produce, manufacture, market and sell our hempSMART™ products in Latin America and to develop and sell hempSMART™ products globally. The joint venture agreements contain equal terms for the formation of joint venture entities in Uruguay and Brazil. The Brazilian joint venture, HempSmart Produtos Naturais Ltda. (“HempSmart Brazil”), will be headquartered in São Paulo, Brazil, and the Uruguayan joint venture, Hempsmart Uruguay S.A.S. (“HempSmart Uruguay”), will be headquartered in Montevideo, Uruguay. Both joint ventures are in the development stage.

Pursuant to the joint venture agreements, we will acquire a 70% equity interest in both HempSmart Brazil and HempSmart Uruguay, and a 30% equity interest in both HempSmart Brazil and HempSmart Uruguay will be held by entities controlled by Marco Guerrero, our director. Pursuant to the joint venture agreements, we agreed to provide $50,000 to each of HempSmart Brazil and HempSmart Uruguay.

Cannabis Global, Inc.

Joint Venture

On May 12, 2021, we entered into a joint venture agreement with Cannabis Global. Pursuant to the joint venture agreement, we will invest in MCOA Lynwood and Cannabis Global, through Natural Plant, will operate a regulated and licensed laboratory to manufacture various cannabis products in the State of California. Cannabis Global owns a controlling interest in Natural Plant which operates a licensed cannabis manufacturing operation. As our contribution to the joint venture, we agreed to (i) purchase and install equipment for joint venture operations, which will then be rented to the joint venture; and (ii) provide funding relating to marketing the joint venture’s products. Pursuant to the joint venture agreement, Cannabis Global will provide (i) where permitted, use of its manufacturing and distribution licenses; (ii) access to its facility located in Lynwood, California; and (iii) management expertise required to conduct the operations of MCOA Lynwood.

Pursuant to the terms of the joint venture agreement, we will own 40% of MCOA Lynwood and receive 40% of the revenues generated by MCOA Lynwood and Cannabis Global will own 60% of MCOA Lynwood and receive 60% of the revenues generated by MCOA Lynwood. As of the date hereof, we have invested $158,000 in the joint venture.

Share Exchange

On September 30, 2020, we entered into a securities exchange agreement with Cannabis Global pursuant to which we issued 650,000,000 shares of our common stock to Cannabis Global in exchange for 7,222,222 shares of Cannabis Global common stock. We and Cannabis Global also entered into a lock-up leak-out agreement which prevents either party from selling the exchanged shares for a period of 12 months from September 30, 2020. Thereafter the parties may sell not more than the quantity of shares equaling an aggregate maximum sale value of $20,000 per week, or $80,000 per month until all exchange shares are sold.

Edward Manolos, our director, is also a director of Cannabis Global.

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Joint Venture Subject to Ongoing Dispute

Bougainville Ventures, Inc.

On March 16, 2017, we entered into a joint venture agreement with Bougainville to (i) jointly engage in the development and promotion of products in the legalized cannabis industry in Washington State; (ii) utilize Bougainville's high quality cannabis grow operations in the State of Washington, where it claimed to have an ownership interest in real property for use within the legalized cannabis industry; (iii) leverage Bougainville’s agreement with a Tier 3 I502 cannabis license holder to grow cannabis on the site; (iv) provide technical and management services and resources including, but not limited to: sales and marketing, agricultural procedures, operations, security and monitoring, processing and delivery, branding, capital resources and financial management; and (v) optimize collaborative business opportunities. We believe that some of the funds we paid to Bougainville were misappropriated and that there was self-dealing with respect to those funds and that Bougainville misrepresented certain material facts in the joint venture agreement. As a result of the foregoing, on September 20, 2018, we filed a lawsuit against Bougainville and certain other defendants in Okanogan County Washington Superior Court. See Business – Legal Proceedings.

This investment remains fully impaired as of the quarter ended June 30, 2021, and we are no longer involved in this joint venture which is currently the subject of ongoing litigation.

Prior Joint Ventures and Investments

Conveniant Hemp Mart, LLC

On July 19, 2017, Conveniant Hemp Mart, LLC (“Conveniant”), a business engaged in the development, manufacture and sale of consumer products containing CBD, issued us a promissory note in the principal amount of $50,000. Pursuant to the note, instead of receiving repayment, we could convert the principal amount together with any interest accrued thereon into a 25% interest in Conveniant, subject to our payment of an additional $50,000, resulting in an aggregate purchase price of $100,000 (“Conveniant Option”). On November 20, 2017, we exercised the Conveniant Option. On May 1, 2019, we and Conveniant agreed to cancel our 25% interest in Conveniant, and Conveniant issued us a $100,000 credit to be used towards hempSMART product manufacturing. We determined that as of December 31, 2018, the total investment was impaired.

Natural Plant Extract of California Joint Venture. On April 15, 2019, we entered into a joint venture agreement with Natural Plant and its subsidiaries (collectively, “NPE”) to utilize NPE’s California and city cannabis licenses to jointly operate a business named “Viva Buds”  to operate a licensed cannabis distribution service in California. In exchange for 20% of NPE’s common stock, we agreed to pay $2,000,000 and issue NPE $1,000,000 of our restricted common stock, or 70,422,535 shares of our common stock. As of February 2020, we were in arrears in our payment obligations under the joint venture agreement, and we entered into a settlement agreement terminating the joint venture. Pursuant to the settlement agreement, we reduced our equity ownership in NPE from 20% to 5% and paid NPE $85,000 and the balance of approximately $56,085 was paid pursuant to the issuance of a convertible promissory note which permitted NPE to convert the note into shares of our common stock at a 50% discount to the closing price of our common stock as of the maturity date of the note. As of the date of this Offering Circular, the convertible promissory note was converted in full into an aggregate of 133,597,258 shares of our common stock. Edward Manolos, our director, is the Co-Founder of NPE.

Global Hemp Group Scio Oregon Joint Venture. On May 8, 2018, we entered into a joint venture with Global Hemp Group, Inc. (“Global Hemp Group”) to commercialize the cultivation of industrial hemp on property owned by us and Global Hemp Group in Scio, Oregon. Pursuant to the joint venture agreement, we contributed $600,000 to the joint venture; however, we had several disputes with Global Hemp Group, leading to the execution of a settlement agreement on September 28, 2020. Pursuant to the settlement agreement, (i) Global Hemp Group paid us $210,000 (including $10,000 to cover our legal fees relating to the settlement agreement), (ii) Global Hemp Group issued us 12,386,675 shares of its common stock (equal to $185,000 as of September 28, 2020), subject to a non-dilutive protection provision for a period of one year from the issuance date of such stock (the “Non-Dilutive Period”) which means on the last date of the Non-Dilutive Period, Global Hemp Group guarantees that the stock held by us as of such date will have a value of $185,000 or Global Hemp Group will issue us such number of additional shares of its common stock to bring the value of our holdings to $185,00 and (iii) we relinquished our ownership interest in the joint venture. In July 2021, we entered into a share purchase agreement pursuant to which we sold 12,386,675 shares of Global Hemp Group for $200,000.

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MoneyTrac Technology, Inc. On March 13, 2017, in exchange for $250,000, we purchased a 15% interest in MoneyTrac Technology, Inc. (“MoneyTrac”), a developer of an integrated and streamlined electronic payment processing system. On June 12, 2018, Global Trac Solutions, Inc. (formerly known as Global Payout, Inc.) (“Global”) consummated a reverse triangular merger with MoneyTrac, MoneyTrac Technology, Inc., a California corporation and MTrac Tech Corporation, a Nevada corporation and wholly-owned subsidiary of Global pursuant to which MoneyTrac merged with and into MTrac Tech Corporation, with MTrac Tech Corporation surviving the merger. Pursuant to the terms of the merger, each share of MoneyTrac stock issued and outstanding immediately prior to the effective date of the merger was canceled and converted into 10 shares of Global common stock. Upon consummation of the merger, we acquired 150,000,000 shares of common stock of Global in consideration for our 15% ownership interest in MoneyTrac. During the year ended December 31, 2019, we realized approximately $51,748 from the sale of all of our shares of Global common stock.

The following table indicates the amount of impairments recorded by us quarter to quarter for investment activity quarter to quarter related to our joint venture investments:

MARIJUANA COMPANY OF AMERICA, INC.

INVESTMENT ROLL-FORWARD

AS OF JUNE 30, 2021

	INVESTMENTS											SHORT-TERM INVESTMENTS

	TOTAL	Global Hemp	Cannabis Global			Lynwood		Bougainville Ventues,	Gate C Research	Natural Plant		TOTAL Short-Term	Global Hemp
	INVESTMENTS	Group	Inc.	ECOX	Benihemp	JV	MoneyTrac	Inc.	Inc.	Extract	Vivabuds	Investments	Group	MoneyTrac
Beginning balance @12-31-16	$—	$—			$—		$—	$—	$—			$—		$—

Investments made during 2017	3,049,275	10,775			100,000		250,000	1,188,500	1,500,000			—		—

Quarter 03-31-17 equity method Loss	—											—

Quarter 06-30-17 equity method Loss	—											—

Quarter 09-30-17 equity method Loss	(375,000)							(375,000)				—

Quarter 12-31-17 equity method accounting	313,702							313,702				—

Impairment of Investment in 2017	(2,292,500)	—						(792,500)	(1,500,000)			—		—
Balances as of 12/31/17	$695,477.00	$10,775.00	$—	$—	$100,000.00	$—	$250,000.00	$334,702.00	$—	$—	$—	$—	$—	$—

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	INVESTMENTS											SHORT-TERM INVESTMENTS

	TOTAL	Global Hemp	Cannabis Global			Lynwood		Bougainville Ventues,	Gate C Research	Natural Plant		TOTAL Short-Term	Global Hemp
	INVESTMENTS	Group	Inc.	ECOX	Benihemp	JV	MoneyTrac	Inc.	Inc.	Extract	Vivabuds	Investments	Group	MoneyTrac
Investments made during 2018	986,654	986,654										—

Quarter 03-31-18 equity method Loss	(37,673)							(37,673)				—

Quarter 06-30-18 equity method Loss	(111,043)							(11,043)				—

Quarter 09-30-18 equity method Loss	(10,422)				(10,422)							—

Quarter 12-31-18 equity method Loss	(31,721)	(31,721)			—							—

Moneytrac investment reclassified to Short-Term investments	(250,000)						(250,000)					250,000		250,000

Unrealized gains on trading securities - 2018	—											560,000		560,000

Impairment of investment in 2018	(933,195)	(557,631)			(89,578)			(285,986)				—
Balance @12-31-18	$408,077	$408,077	$—	$—	$—	$—	$—	$—	$—	$—	$—	$810,000	$—	$—

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	INVESTMENTS											SHORT-TERM INVESTMENTS

	TOTAL	Global Hemp	Cannabis Global			Lynwood		Bougainville Ventues,	Gate C Research	Natural Plant		TOTAL Short-Term	Global Hemp
	INVESTMENTS	Group	Inc.	ECOX	Benihemp	JV	MoneyTrac	Inc.	Inc.	Extract	Vivabuds	Investments	Group	MoneyTrac
Investments made during quarter ended 03-31-19	129,040	129,040

Quarter 03-31-19 equity method Loss	(59,541)	(59,541)

Unrealized gains on trading securities - quarter ended 03-31-19												(135,000)		$(135,000)

Balance @03-31-19	$477,576	$477,576	$—	$—	$—	$—	$—	$—	$—	$—	$—	$675,000	$—	$(135,000)

Investments made during quarter ended 06-30-19	$3,157,234	$83,646								$3,000,000	$73,588

Quarter 06-30-19 equity method Income (Loss)	$(171,284)	($141,870)								$(6,291)	$(23,123)

Unrealized gains on trading securities - quarter ended 06-30-19	$—											(150,000)		$(150,000)

Balance @06-30-19	$3,463,526	$419,352	$—	$—	$—	$—	$—	$—	$—	$2,993,709	$50,465	$525,000	$—	$(285,000)

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	INVESTMENTS											SHORT-TERM INVESTMENTS

	TOTAL	Global Hemp	Cannabis Global			Lynwood		Bougainville Ventues,	Gate C Research	Natural Plant		TOTAL Short-Term	Global Hemp
	INVESTMENTS	Group	Inc.	ECOX	Benihemp	JV	MoneyTrac	Inc.	Inc.	Extract	Vivabuds	Investments	Group	MoneyTrac

Investments made during quarter ended 09-30-19	$186,263										$186,263

Quarter 09-30-19 equity method Income (Loss)	$122,863	$262,789								$(94,987)	$(44,939)

Sale of trading securities during quarter ended 09-30-19												$(41,667)		$(41,667)

Unrealized gains on trading securities - quarter ended 09-30-19	$—											(362,625)		$(362,625)

Balance @09-30-19	$3,772,652	$682,141	$—	$—	$—	$—	$—	$—	$—	$2,898,722	$191,789	$120,708	$—	$(689,292)

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	INVESTMENTS											SHORT-TERM INVESTMENTS

	TOTAL	Global Hemp	Cannabis Global			Lynwood		Bougainville Ventues,	Gate C Research	Natural Plant		TOTAL Short-Term	Global Hemp
	INVESTMENTS	Group	Inc.	ECOX	Benihemp	JV	MoneyTrac	Inc.	Inc.	Extract	Vivabuds	Investments	Group	MoneyTrac
Investments made during quarter ended 12-31-19	$392,226	$262,414									$129,812

Quarter 12-31-19 equity method Income (Loss)	$(178,164)	$(75,220)								$(23,865)	$(79,079)
Reversal of Equity method Loss for 2019	$272,285									$125,143	$147,142
Impairment of investment in 2019	$(3,175,420)	$(869,335)								$(2,306,085)	$—
Loss on disposition of investment	$(389,664)										$(389,664)
Sale of trading securities during quarter ended 12-31-19	$—											$(17,760)		$(17,760)

Unrealized gains on trading securities - quarter ended 12-31-19	$—											(75,545)		$(75,545)
Balance @12-31-19	$693,915	$—	$—	$—	$—	$—	$—	$—	$—	$693,915	$—	$27,403	$—	$(782,597)

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	INVESTMENTS											SHORT-TERM INVESTMENTS

	TOTAL	Global Hemp	Cannabis Global			Lynwood		Bougainville Ventues,	Gate C Research	Natural Plant		TOTAL Short-Term	Global Hemp
	INVESTMENTS	Group	Inc.	ECOX	Benihemp	JV	MoneyTrac	Inc.	Inc.	Extract	Vivabuds	Investments	Group	MoneyTrac

Equity Loss for Quarter ended 03-31-20	126,845	126,845

Recognize Joint venture liabilities per JV agreement @03-31-20	394,848	394,848

Impairment of Equity Loss for Quarter ended 03-31-20	(521,692)	(521,692)

Unrealized gains on trading securities - quarter ended 03-31-19												(13,945)		($13,945)
Balance @03-31-20	$693,915	$—	$—	$—	$—	$—	$—	$—	$—	$693,915	$—	$13,458	$—	($796,542)

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	INVESTMENTS											SHORT-TERM INVESTMENTS

	TOTAL	Global Hemp	Cannabis Global			Lynwood		Bougainville Ventues,	Gate C Research	Natural Plant		TOTAL Short-Term	Global Hemp
	INVESTMENTS	Group	Inc.	ECOX	Benihemp	JV	MoneyTrac	Inc.	Inc.	Extract	Vivabuds	Investments	Group	MoneyTrac
Equity Loss for Quarter ended 06-30-20	(7,048)	(7,048)

Impairment of Equity Loss for Quarter ended 06-30-20	7,048	7,048

Sales of of trading securities - quarter ended 06-30-20												(13,458)		($13,458)
Balance @06-30-20	$693,915	$—	$—	$—	$—	$—	$—	$—	$—	$693,915	$—	$—	$0	($810,000)

Global Hemp Group trading securities issued	650,000		$650,000									$185,000	$185,000

Investment in Cannabis Global	—

Balance @09-30-20	$1,343,915	$—	$650,000	$—	$—	$—	$—	$—	$—	$693,915	$—	$185,000	$185,000	($810,000)

Unrealized gain on Global Hemp Group securities - 4th Quarter 2020												$54,064	$54,064

Unrealized gains on Cannabis Global Inc securities - 4th Quarter 2020	208,086		$208,086
Balance @12-31-20	$1,552,001	$—	$858,086	$—	$—	$—	$—	$—	$—	$693,915	$—	$239,064	$239,064	($810,000)

Investment in ECOX	650,000			$650,000								$620,133	$620,133

Balance @03-31-21	$2,202,001	$—	$858,086	$650,000	$—	$—	$—	$—	$—	$693,915	$0	$859,197	$859,197	($810,000)

Investments made during quarter ended 06-30-21	30,898					$30,898

Unrealized gain on Global Hemp Group securities - 2nd quarter 2021												($115,997)	($115,997)

Balance @06-30-21	$2,232,899	$—	$858,086	$650,000	$—	$30,898	$—	$—	$—	$693,915	$—	$743,200	$743,200	($810,000)

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	06-30-20	03-31-20	12-31-19	09-30-19	06-30-19	03-31-19	12-31-18	12-31-17
This includes balances for:	Note (h)	Note (g)	Note (f)	Note (e)	Note (d)	Note (c)	Note (b)	Note (a)
- Debt obligation of JV	478,494	394,848	-	1,633,872	1,778,872	128,522	289,742	1,500,000
- Convertible NP, net of discount	2,784,044	3,040,324	3,193,548	2,688,555	2,149,170	1,536,271	1,132,668	394,555
- Long term debt	-	-	-	-	-	-	-	172,856
Total Debt balance	3,262,538	3,435,172	3,193,548	4,322,427	3,928,042	1,664,793	1,422,410	2,067,411

Government Regulations

We are subject to local, federal and foreign laws and regulations pertaining to the sale of hemp derived CBD products in our operating jurisdictions, and we continuously monitor changes in laws, regulations and treaties.

The Agriculture Improvement Act of 2018, known as the "2018 Farm Bill", is United States federal legislation signed into law on December 20, 2018, that provides the legal framework for hemp-based products. The 2018 Farm Bill permanently removed “hemp” from the purview of the CSA, and accordingly, the U.S. Drug Enforcement Administration (“DEA”) no longer has any claim to interfere with the interstate commerce of hemp products. Some of the immediate impact from this legislation includes the ability for hemp farmers to access crop insurance and U.S. Department of Agriculture (“USDA”) programs for competitive grants.

The 2018 Farm Bill officially removes the DEA from enforcement of hemp regulations; however, the FDA retains its authority to regulate ingestible and topical hemp products, including hemp extracts that contain CBD. Although no longer a controlled substance under federal law, cannabinoids derived from industrial hemp are still subject to a patchwork of state regulations.

A range of federal laws and regulations govern sourcing, manufacturing, distribution, sales, and marketing of hemp derived CBD products in the U.S. Products sold for oral consumption as liquids, tablets, capsules, softgels, or gummies are under the purview of The Dietary Supplement Health and Education Act of 1994 (“DSHEA”). Under DSHEA, supplement manufacturing is regulated by the FDA for current Good Manufacturing Practices (“cGMP”) under 21 CFR Part 111.

In conjunction with the enactment of the 2018 Farm Bill, the FDA released a statement about the regulatory status of CBD. The statement noted that the 2018 Farm Bill explicitly preserved the FDA’s authority to regulate products containing cannabis or cannabis-derived compounds under the U.S. Federal Food, Drug, and Cosmetic Act (“FDCA”) and Section 351 of the Public Health Service Act. This authority allows the FDA to continue enforcing the law to protect the public while also providing potential regulatory pathways for products containing cannabis and cannabis-derived compounds. The statement also noted the growing public interest in cannabis and cannabis-derived products, including CBD, and informed the public that the FDA will treat products containing cannabis or cannabis-derived compounds as it does any other FDA-regulated products — meaning the products will be subject to the same authorities and requirements as FDA-regulated products containing any other substance, regardless of the source of the substance, including whether the substance is derived from a plant that is classified as hemp under the 2018 Farm Bill. The FDA’s CBD enforcement discretion and regulatory actions with regards to CBD provide regulatory guidance to the CBD industry.

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Based upon publicly available information, to our knowledge, the FDA has not taken any enforcement actions against CBD companies that are compliant with the FDCA.  The FDA, however, has sent warning letters to companies demanding they cease and desist from the production, distribution, or advertising of CBD products when these companies have made prohibited, misleading, and unapproved drug claims. We continue to monitor the FDA’s position on CBD.

We are subject to federal and state consumer protection laws, including laws protecting the privacy of customer non-public information; the handling of customer complaints; the requirement to provide warnings about exposures to chemicals with adverse health effects; and regulations prohibiting unfair and deceptive trade practices.

The growth and demand for online commerce has resulted in more stringent consumer protection laws that impose additional compliance burdens on online companies. These laws cover issues such as user privacy, spyware and the tracking of consumer activities, marketing e-mails and communications, other advertising and promotional practices, money transfers, pricing, product safety, content and quality of products and services, taxation, electronic contracts and other communications and information security.

There is uncertainty over whether or how existing laws governing issues such as sales and other taxes, auctions, libel, and personal privacy apply to the internet and commercial online services. These issues are predicted to take years to resolve. For example, tax authorities in some states, as well as a Congressional advisory commission, are currently reviewing the appropriate tax treatment of companies engaged in online commerce. Furthermore, new state tax regulations may subject us to additional state sales and income taxes. Other areas that may result in significant additional taxes or regulatory restrictions include, without limitation, new legislation or regulation; the application of laws and regulations from jurisdictions whose laws do not currently apply; or the application of existing laws and regulations to the internet and commercial online services. These taxes or restrictions could have an adverse effect on our cash flow, output, and overall financial condition. Furthermore, there is a possibility that we may be financially responsible for past failures to comply with requirements.

Brazilian Law Regarding Cannabis and Hemp

Brazilian law currently prohibits cannabis cultivation, processing, and sales. This restriction applies to both marijuana and industrial hemp. There is no distinction between hemp and marijuana. As a result, there is no specific legislation on industrial hemp. However, on August 18, 2020, draft legislation was introduced that would allow Brazilian farmers to grow cannabis for medical and industrial purposes on domestic soil for the first time has been submitted to the country’s lower house of Congress. The bill was delivered to the House of Deputies speaker by lawmakers Paulo Teixeira and Luciano Ducci, co-sponsors of the bill who sit on the chamber’s special commission for the regulation of medicinal cannabis. On June 8, 2021, the bill was approved by the Brazilian Chamber of Deputies’ Special Commission and will now be submitted to the Federal Senate, Brazil's upper house of Congress.

Uruguayan Law on Cannabis

Cannabis is legal in Uruguay, and is one of the most widely used drugs in the nation. President Jose Mujica signed legislation to legalize recreational cannabis in December 2013, making Uruguay the first country in the modern era to legalize cannabis.

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Sales and Marketing

We market and sell our services and products throughout the United States consistent with the Farm Bill, as well as in Canada and in the United Kingdom. We intend to expand our offerings to additional countries and jurisdictions that adopt state-regulated or government programs similar to the Farm Bill. Currently, we market and sell our hempSMART™ products directly through our website, and through our affiliate marketing program pursuant to which qualified sales affiliates use a secure multi-level-marketing sales software program that: facilitates order placement over the internet via a website; accounts for affiliate orders and sales; calculates referral benefits apportionable to specific sales associates; and calculates and accounts for loyalty and rewards benefits for returning customers. We plan to focus sales and marketing efforts with respect to our hempSMART™ products on direct sales on our website and intend to wind down and terminate our affiliate marketing and sales program during fiscal 2021. Currently, we market and sell our cDistro hemp-derived cannabinoid products through cDistro’s website, www.cdistro.com.

Research and Development

Our research and development activity to date has been primarily focused on formulations of our various hempSMART™ products.

Intellectual Property

In February 2019, the U.S. Patent and Trademark Office (“USPTO”) issued patent number 10,201,553 for our hempSMART™ Brain product. In addition, in June 2021, H Smart, Inc. was issued a trademark by the USPTO for the tradename hempSMART™  .

Competition

The CBD industry is highly competitive and fragmented with numerous companies, consisting of publicly- and privately-owned companies Our competitors include sellers of hemp-based CBD products and professional services firms dedicated to the regulated hemp industry. We compete in markets where hemp has been legalized and regulated, which includes the United States, Canada and the United Kingdom. Our marketing efforts in Brazil and Uruguay are in the development stages. We expect that the quantity and composition of our competitive environment will continue to evolve as the global hemp industry develops. Additionally, increased competition worldwide is possible to the extent that new states, jurisdictions and countries enter the marketplace as a result of continued enactment of regulatory and legislative changes that de-criminalize and regulate hemp products.

Legal Proceedings

Bougainville Ventures, Inc.  On March 16, 2017, we entered into a joint venture agreement with Bougainville to (i) jointly engage in the development and promotion of products in the legalized cannabis industry in Washington State; (ii) utilize Bougainville's high quality cannabis grow operations in the State of Washington, where it claimed to have an ownership interest in real property for use within the legalized cannabis industry; (iii) leverage Bougainville’s agreement with a Tier 3 I502 cannabis license holder to grow cannabis on the site; (iv) provide technical and management services and resources including, but not limited to: sales and marketing, agricultural procedures, operations, security and monitoring, processing and delivery, branding, capital resources and financial management; and (v) optimize collaborative business opportunities. We believe that some of the funds we paid to Bougainville were misappropriated and that there was self-dealing with respect to those funds. Additionally, we believe that Bougainville misrepresented material facts in the joint venture agreement including, but not limited to, Bougainville’s representations that: (i) it had an ownership interest in real property that was to be deeded to the joint venture; (ii) it had an agreement with a Tier 3 I502 cannabis license holder to grow cannabis on the real property; and (iii) that clear title to the real property associated with the Tier 3 I502 license would be deeded to the joint venture 30 days after we made our final funding contribution. As a result of the foregoing, on September 20, 2018, we filed a lawsuit against Bougainville, Andy Jagpal, Richard Cindric, et al.   in Okanogan County Washington Superior Court seeking legal and equitable relief for breach of contract, fraud, breach of fiduciary duty, conversion, recession of the joint venture agreement, an accounting, quiet title to real property in our name, for the appointment of a receiver, the return to treasury of 15 million shares of common stock issued by us to Bougainville, and, for treble damages pursuant to the Consumer Protection Act in Washington State. We filed a lis pendens on the real property. The case is currently in litigation.

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Employees

As of September 22, 2021, we had 4 full-time employees and no part-time employees.

Company Information

We were incorporated in the State of Utah on October 4, 1985, under the name of Mormon Mint, Inc. In January 1999, Bekam Investments, Ltd. acquired 100% of our common stock and spun us off, changing our name to Converge Global, Inc. On October 31, 2009, we filed Articles of Merger with the State of Utah pursuant to which Sparrowtech Resources, Inc., a Nevada corporation, was merged with and into us. On September 4, 2015, Donald Steinberg and Charles Larsen purchased 400,000,000 shares of common stock and 10,000,000 shares of Class A Preferred Stock from our then President, resulting in a change of control of our Company. In connection with our change of control, we changed our business to focus on cannabis and legalized hemp and changed our name to Marijuana Company of America, Inc. with the State of Utah on November 9, 2015, which name change became effective on the OTC Markets on December 1, 2015.

ITEM 8: DESCRIPTION OF PROPERTY

Our executive office is located at 633 West Fifth Street, Suite 2826, Los Angeles, CA 90071. We lease our office for $2,349 per month pursuant to a lease which terminates on May 31, 2022. We believe that our existing facilities are suitable and adequate to meet our current needs. We intend to add new facilities or expand existing facilities as we add employees, and we believe that suitable additional or substitute space will be available as needed to accommodate any such expansion of our operations.

ITEM 9: MANAGEMENT’S DISCUSSION AND ANALYSIS OF

FINANCIAL CONDITION AND RESULTS OF OPERATIONS

You should read the following discussion and analysis of our financial condition and plan of operations together with “Summary Financial Data” and our financial statements and the related notes appearing elsewhere in this Offering Circular. In addition to historical information, this discussion and analysis contains forward-looking statements that involve risks, uncertainties and assumptions. Our actual results may differ materially from those discussed below. Factors that could cause or contribute to such differences include, but are not limited to, those identified below, and those discussed in the section titled “Risk Factors” included elsewhere in this Offering Circular. All amounts in this Offering Circular are in U.S. dollars, unless otherwise noted.

Overview

We are focused on the research and development of (i) various species of hemp; (ii) beneficial uses of hemp and hemp derivatives; (iii) indoor and outdoor cultivation methods for hemp; (iv) technology used for cultivation and harvesting of different species of hemp, including, but not limited to, lighting, venting, irrigation, hydroponics, nutrients and soil; (v) different industrial hemp derived CBD and the possible health benefits thereof; and (vi) new and improved methods of hemp cannabinoid extraction omitting or eliminating the delta-9 tetrahydrocannabinol “THC” molecule.

Specifically, we develop and sell consumer products that include industrial hemp derived, non-psychoactive CBD as an ingredient, under the brand name “hempSMART™” through our wholly-owned subsidiary, H Smart, Inc. In addition, we provide consulting services to licensed cannabis and/or hemp operators with respect to financial accounting and bookkeeping and real property management. Our business also includes making selected investments and entering into joint ventures with start-up businesses in the legalized cannabis and hemp industries.

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Our Products

hempSMART™

Our consumer products containing hemp and CBD are sold through our wholly-owned subsidiary H Smart, Inc. under the brand name hempSMART™. Our current hempSMART™ products offerings include the following:

  hempSMART Brain™ a proprietary patented and formulated personal care consumer product encapsulated with enriched non-psychoactive industrial hemp derived CBD. This encapsulation is combined with other high quality, proprietary natural ingredients to compliment CBD to support the brain.

  hempSMART Pain™ capsules formulated with 10mg of full spectrum, non-psychoactive CBD per serving, derived from industrial hemp, which along with a proprietary blend of other natural ingredients, are intended to deliver an all-natural formulation for the temporary relief of minor discomfort associated with physical activity.

  hempSMART Pain Cream™ each container is formulated with 300mg of full spectrum non-psychoactive CBD derived from industrial hemp. This product contains a synergistic combination of natural botanicals and full spectrum hemp extract featuring CBD, cannabigerol, also known as CBG, and a broad range of terpenes. Our proprietary blend of Ayurvedic herbs along with menthol, cayenne pepper extract, rosemary oil, aloe gel, white willow bark, arnica, wintergreen extract and tea tree oil, is intended to provide an immediate cooling and soothing sensation. This topical product is formulated to help reduce minor discomfort and promote muscle relaxation on the areas to which it is applied.

  hempSMART Drops™ full spectrum hemp CBD oil tincture drops available in 250mg and 500mg bottles, enriched with non-psychoactive industrial hemp derived CBD, and available in four different flavors (lemon, mint, orange and strawberry). These drops are free of the THC isolate.

  hempSMART Pet Drops™ for cats and dogs, formulated with 250mg of full spectrum non-psychoactive CBD derived from industrial hemp. This product contains naturally occurring CBD derived from hemp seed oil, full spectrum hemp extract, fractionated coconut oil, and a rich bacon flavor.

  hempSMART Face™ a nourishing facial moisturizer combines full spectrum CBD from hemp with a unique blend of Ayurvedic herbs and botanicals. This facial moisturizer is designed to refresh, replenish and restore skin, providing long lasting hydration and balance.

  hempSMART Drink Mix, an industrial hemp based powderized premium CBD drink made with organic CBD infused with honey to be mixed with any beverage of preference.

Our Consulting Services

In addition to selling our hempSMART™ products, we also provide certain services to licensed cannabis and/or hemp operators. Our services include the following:

Financial Accounting and Bookkeeping

We provide financial accounting, bookkeeping and reporting protocols in order to allow licensed cannabis and/or hemp operators in those states where cannabis has been legalized for medicinal and/or recreational use, to report, collect, verify and state effective financial records and disclosure. We provide a comprehensive accounting strategy based on best accounting practices.

Real Property Management Consulting

Our property management consulting services consist of providing planning, budgeting, acquisition, accounting and management services to licensed cannabis and/or hemp operators in those states where cannabis and/or hemp has been legalized for medicinal and/or recreational use and who are searching for real property to conduct operations.

We have not yet entered into any engagements for such services and have not generated any revenue related to such services.

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cDistro Acquisition

On June 29, 2021, we acquired cDistro which is engaged in the hemp and CBD product distribution business. Specifically, cDistro distributes high quality hemp-derived cannabinoid products on its website, www.cdistro.com. cDistro (retail services/wholesale pricing) offers the CBD brands along with smoke and vape shop related products to wholesalers, c-stores, specialty retailers, and consumers in North America. We work exclusively with select manufacturers to deliver retail service at wholesale.

Current Joint Ventures and Investments

Joint Ventures in Brazil and Uruguay

On September 30, 2020, we entered into two joint venture agreements with Marco Guerrero, our director, to form joint venture operations in Brazil and Uruguay to produce, manufacture, market and sell our hempSMART™ products in Latin America and to develop and sell hempSMART™ products globally.

Cannabis Global, Inc.

Joint Venture

On May 12, 2021, we entered into a joint venture agreement with Cannabis Global pursuant to which we will invest up to $250,000 into MCOA Lynwood and Cannabis Global, through Natural Plant, an entity in which Cannabis Global owns a majority interest, will operate a regulated and licensed laboratory to manufacture various cannabis products in the State of California. As of June 30, 2021, we have invested $158,000.

Share Exchange

On September 30, 2020, we entered into a securities exchange agreement with Cannabis Global pursuant to which we issued 650,000,000 shares of our common stock to Cannabis Global in exchange for 7,222,222 shares of Cannabis Global common stock. In addition, we and Cannabis Global entered into a lock-up leak-out agreement which contains certain restrictions with respect to the sales of such securities.

Joint Venture Subject to Ongoing Dispute

On March 16, 2017, we entered into a joint venture agreement with Bougainville to, among other things, engage in the development and promotion of products in the legalized cannabis industry in Washington State. We believe that some of the funds we paid to Bougainville were misappropriated and that there was self-dealing with respect to those funds and that Bougainville misrepresented certain material facts in the joint venture agreement. As a result of the foregoing, on September 20, 2018, we filed suit against Bougainville, Andy Jagpal, Richard Cindric, et al. in Okanogan County Washington Superior Court.

Results of Operations

Comparison of the Year Ended December 31, 2020 and 2019

Revenues

Total revenues for the year end December 31, 2020 and December 31, 2019, were $280,653 and $695,076, respectively, a decrease of $414,423. This decrease is attributable to the global COVID-19 pandemic which affected the level of sales of our hempSMART products.

During 2020, the Company released a new industrial hemp based powderized premium CBD drink made with organic CBD infused with honey to be mixed with any  beverage of preference. The Company also offered online subscription for memberships and other marketing tools for our associates.

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The following table identifies our new product offerings in 2020 and the revenues produced from sales of our products in 2020 and 2019:

	2020	2019
Body	$3,901	$10,503
Brain Capsules	29,135	68,182
Drink Mix	2,966	—	New Product for 2020
Drops	152,121	341,555
Face Moisturizers	13,951	36,979
Pain Capsules	8,308	53,969
Pain Cream	55,938	126,099
Pet Drops	14,332	57,789
TOTAL	$280,653	$695,076

Related Party Sales

Related party sales contributed $13,069 and $21,157 to our revenue for 2020 and 2019, respectively. Related party sales are comprised of sales of our hempSMART products to our directors, officers, and sales team members. No related party sales were for services. All sales were made at listed retail prices and were for cash consideration.

Costs of Sales

Costs of sales primarily consist of inventory cost and overhead, manufacturing, packaging, warehousing, shipping and direct labor costs directly attributable to our hempSMART products. For the years ended December 31, 2020 and December 31, 2019, our total costs of sales were $159,304 and $248,556, respectively. The decrease was primarily due to a decrease in sales volume due to the COVID-19 pandemic.

Gross Profit

For the years ended December 31, 2020 and December 31, 2019, gross profit was $121,349 and $446,520, respectively. This decrease was primarily due to the pandemic affecting the opportunity for our associates to sell higher volumes of hempSMART products, as our sales developed through direct sales efforts and through the implementation and development of our affiliate sales program. Gross margins were 43.2% and 64.2% for the years ended December 31, 2020 and December 31, 2019, respectively. The Company has incurred net losses from operations of $4,854,891 and $6,470,818 for the years ended December 31, 2020 and 2019, respectively.

The following is a tabular breakdown of expenses related to selling and marketing, payroll and related expenses, stock-based compensation and general and administrative expenses:

Expense	2020	2019	Variance
Stock-based compensation	$3,014,888	$1,417,850	$1,597,038
Consulting fees	236,343	1,793,260	(1,556,917)
Officer's compensation	223,356	380,371	(157,015)
Legal expense	171,680	207,453	(35,773)
Marketing compensation	154,430	40,754	113,676
Marketing /media	125,490	698,247	(572,757)
Investor relation	123,399	121,490	1,909
Accounting	111,810	94,318	17,492
Board of Director fees	91,010	627,166	(536,156)
Audit fee	74,475	55,032	19,443
Website development costs	56,260	141,275	(85,015)
Rent expense	51,526	31,284	20,242
Independent contractor	47,800	4,500	43,300
Web sales commission	30,632	117,081	(86,449)
UK contract compensation	26,704	320,829	(294,125)
SEC Filing fees	16,668	29,182	(12,514)
Office supplies	6,741	12,898	(6,157)
Advertising and promotion	4,012	209	3,803
Bank service charges	2,120	122,815	(120,695)
Fees/licensing	1,252	27,427	(26,175)
Wholesale commissions	994	12,512	(11,518)
Administrative compensation	—	405,533	(405,533)
Software	—	13,307	(13,307)
Special events	—	22,876	(22,876)
All other expenses, net *	404,650	219,669	184,981
Total payroll and general and administrative expenses	$4,976,240	$6,917,338	$(1,941,098)

*This represents other individually immaterial general and administrative expenses in the ordinary course of business that were not compensation to any third-party vendors.

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Stock-based compensation increased by $1,597,038 primarily due to stock-based compensation in the form of Series B Preferred Stock issued to the Chief Executive Officer during the year ended December 31, 2020 as stock-based compensation was $1,417,850 for the year ended December 31, 2019 as compared to $3,014,888 for the year ended December 31, 2020. Administrative compensation costs decreased from $405,533 in 2019 to $0 in 2020, respectively. This $405,533 decrease was due to the elimination of unnecessary positions from the Company’s administration complemented with the hiring of new marketing staff which is reflected in the increase of $113,676 in marketing compensation as this expense increased to $154,430 in 2020 from $40,754 in 2019. Marketing/media costs decreased $572,757 from $698,247 in 2019 to $125,490 in 2020, respectively, due to the effects of the COVID-19 pandemic. We had a decrease in Board of Directors fees of $536,156 from $627,166 in 2019 to $91,010 in 2020, respectively. These decreases were due to equity compensation issued to the former Chief Executive Officer and former Executive Vice President. UK contract compensation decreased $294,125 due to the termination of the Company’s agreement with the former Global Sales Director as the expense was $26,704 in 2020 as compared to $320,829 in 2019. Bank service charges decreased $120,695 due to less wire transfers made to our Global Sales Director in the UK as the expense were $2,120 in 2020 as compared to $122,815 in 2019. In addition, web sales commissions and wholesale commissions also saw significant decreases as a direct relation to a decrease in our sales related to the COVID-19 pandemic.

Overall, our total operating expenses decreased 28% from 2019 to 2020 as the decrease was $1,941,098 from $6,917,338 in 2019 to $4,976,240 in 2020.

The following is a tabular breakdown of our 2020 stock based bonus compensation for officers and directors as compared to 2019.

Officer and Director	2020	2019
Donald Steinberg	$—	$1,367,204
Charles Larsen	$—	$40,000
Robert Coale	$—	$266,333
Edward Manolos	$15,600	$356,833
Gloria Albarran-Lynch	$70,350	$—
Themistocles Psomiadis	$19,010	$—
Jesus Quintero	$2,502,140	$262,333

The 2020 stock compensation bonuses were issued by the Board of Directors pursuant to our 2016 Equity Incentive Plan and contracts with our directors and officers. Pursuant to our 2016 Equity Incentive Plan, the Company has discretion to make stock awards to its affiliates for past services, in lieu of bonuses or other cash compensation, for directors’ compensation or for any other valid purpose. At December 31, 2020, we reviewed the performance of our staff and affiliates, and in making the 2020 awards, determined the awards justified because of the accomplishments of our staff and affiliates.

Our 2016 Equity Incentive Plan issuances to affiliates as of December 31, 2020 increased by $10,780. This was due to the Company’s performance during a difficult 2020 year due to the COVID-19 pandemic. The balance was in stock based compensation in 2020 as it was for 2019.

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The balance of our stock-based compensation in 2020, as compared to 2019 was for consulting services as follows:

	2020 Stock-Based	2019 Stock-Based
Consultant	Compensation	Compensation	Variance	Nature of Consultant Services Provided
Paula Vetter	$19,065	$9,905	$9,160	Consulting Services - Medical Advisory Specialist for hempSMART during 2020 and 2019
Gloria Lynch	70,350	—	70,350	Bonus as part of 2016 Equity Incentive Plan during 2020 and 2019 for services in restructuring Company
Lauren Regier	41,975	10,000	31,975	Consulting Services - Web and graphic design during 2020 and 2019
Tad Mailander	43,950	—	43,950	Consulting Services - Legal services during 2020
Otto Creative Studio	31,140	—	31,140	Consulting Services - IT services during 2020
Ian Harvey	—	500	(500)	Consulting - Marketing services during 2019
Trevor Muehlfelder	—	25,833	(25,833)	Consulting Services – Research of international hemp regulations during 2019
Robert L. Hymers III	$356,730	$568,333	$(211,603)	Settlement of delinquent consulting fees owed during 2020 and 2019

 The objective outcomes resulting from the consulting services are summarized as follows:

•	The Company lowered its expense rate by becoming more efficient, reducing head count, and making efficient and effective cashflow decisions.

•	The Company paid off most variable priced convertible notes prior to conversion over the last quarter with funds raised from its registration statement on Form S-1.

•	The Company successfully negotiated a full settlement of its largest senior convertible note holder at a fixed price, preserving stockholder value and minimizing the impact of the dilutive nature of the notes.

•	The management team has helped pivot from the legacy affiliate marketing model for hempSMART to the new direct to consumer e-commerce marketing model. This required significant changes to the culture, business plan and branding of the products.

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•	The Company successful fully drew down on the equity line with White Lion registered pursuant to its registration statement on Form S-1 and was able to get a second registration statement on Form S-1 for a primary offering effective to obtain funds for operations and expansion.

•	The Company managed to not only survive during the COVID pandemic, but actually grew and thrived due to key management decisions along the way and the personal sacrifice of our Chief Executive Officer, Jesus Quintero, who paid for business expenses for several months on his personal business card to help float the Company during periods where funds were depleted.

•	The executive management team has overseen significant efforts to expand into South America and move key parts of its supply chain to Uruguay to reduce the cost of goods sold and increase gross margins and overall profitability.

•	The Company has successfully negotiated acquisitions and deals that resulted in the Company’s market capitalization increasing substantially during the year to enhance stockholder value.

•	The Company successfully removed over three billion shares that were reserved with the transfer agent due to successful settlement of convertible debt, resulting in less dilution and more shares available for financing and acquisitions.

We anticipate continuing to reduce our dependence on stock-based compensation in the future. However, given our present cash position, and because of possible increased operational costs including overhead, product manufacturing and development, and related costs, we may, to the extent necessary, utilize stock-based compensation in the future to compensate key product development, operations and sales and marketing personnel.

Operating Losses

For the year ended December 31, 2020, operating expenses were $4,976,240 or 1,773% of total revenues, as compared to $6,917,338 or 995.2% of total revenues for the year ended December 31, 2019. This decrease of $1,941,098 was due to an overall restructuring of the Company’s operations. Such operating losses reflect the effectiveness of the Company’s new management team in 2020. We expect to reduce our losses as we continue to implement new sales strategies and cost-cutting measures in the near future until profitability is achieved, which is not certain. Our operations are subject to numerous risks associated with establishing any new business, including unforeseen expenses, delays and complications. There can be no assurance that we will achieve or sustain profitable operations. This increase was primarily related to the Company issuing less stock-based compensation for consulting services.

Other Income (Expense)

Other income (expense) for the years ended December 31, 2020 and December 31, 2019 included expense of $7,290,491 and $13,709,500, respectively. This decrease of $6,419,009, which was primarily due to a decrease of $1,682,956 in interest expense from $4,682,247 for the year ended December 31, 2019 to $2,999,291 for the year ended December 31, 2020; a $1,497,674 reduction in legal contingency expense from $1,497,674 for the year ended December 31, 2019 as compared to $0 for the year ended December 31, 2020; an increase in loss on change in fair value of derivative liabilities of $2,574,502 as the expense for the period ended December 31, 2020 was $4,698,072 as compared to $2,123,570 for the period ended December 31, 2019; an unrealized gain on trading securities of $248,204 for the year ended December 31, 2020 as compared to an unrealized loss on trading securities of $677,584 for the year ended December 31, 2019; $77,624 gain on settlement of debt for the year ended December 31, 2020 as compared to loss on settlement of $3,770,974 for the year ended December 31, 2019.

Income Tax Expense (Benefit)

We did not have any income tax expense or benefit for the years ended December 31, 2020 and December 31, 2019.

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Net Income (Loss)

As a result of the factors discussed above, net losses for the years ended December 31, 2020 and December 31, 2019 were $12,145,382 and $20,180,318, respectively. For December 31, 2020 and December 31, 2019, these net losses represented a 4,328% and 2,903% of total revenues for the respective periods.

hempSMART

Segment Information

Accounting Standards Codification (“ASC”) subtopic Segment Reporting 280-10 ("ASC 280-10") establishes standards for reporting information regarding operating segments in annual financial statements and requires selected information for those segments to be presented in interim financial reports issued to stockholders. ASC 280-10 also establishes standards for related disclosures about products and services and geographic areas. Operating segments are identified as components of an enterprise about which separate discrete financial information is available for evaluation by the chief operating decision maker, or decision-making group, in making decisions how to allocate resources and assess performance. The information disclosed herein materially represents all of the financial information related to the Company's only material principal operating segment. The following table represents the Company’s hempSMART business, which is its sole operating segment as of December 31, 2020 and 2019:

hempSMART
STATEMENT OF OPERATIONS
FOR THE YEARS ENDED DECEMBER 31, 2020 AND 2019

	For Years Ended December 31,
	2020	2019
Revenues	$280,653	$695,076
Cost of Sales	159,304	248,556
Gross profit	121,349	446,520

Operating Expenses
Depreciation expense	5,933	7,299
Selling and Marketing expenses	393,799	1,090,981
Payroll and related expenses	165,491	—
Stock-based compensation	207,965	—
General and administrative expenses	217,288	761,128
Total Expenses	990,477	1,859,408

Net Loss from Operations	$(869,128)	$(1,412,888)

Legal Settlement Expense

Natural Plant Extract of California & Subsidiaries Joint Venture

On April 15, 2019, the Company entered into a joint venture agreement with Natural Plant Extracts of California, Inc. and subsidiaries ("NPE"). The purpose of the joint venture was to utilize NPE’s California and city cannabis licenses to jointly operate a business named “Viva Buds” to operate a licensed cannabis distribution service in California. In exchange for acquiring 20% of NPE’s common stock, the Company agree to pay $2 million and issue NPE  $1 million of the Company’s restricted common stock. As of February 3, 2020, the Company was in arrears in its payment obligations under the joint venture agreement, and the parties entered into a settlement and release of all claims terminating the joint venture. The parties agreed to reduce the Company’s equity ownership in NPE from 20% to 5%. The Company also agreed to pay NPE $85,000 and the balance of $56,085.15 paid in a convertible promissory note issued with terms allowing NPE to convert the note into the Company’s common stock at a 50% discount to the closing price of the Company’s common stock as of the maturity date. As of the date hereof, the Company satisfied its payment obligations under the settlement agreement.

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Caren Glasser

On March 2, 2020, Caren Glasser filed a request for arbitration against the Company alleging non-payment for past due compensation. The case was filed with the American Arbitration Association under Case no. 01-20-0000-6290. The Company and Ms. Glasser agreed to settle her dispute on May 7, 2020. The settlement agreement obligates the Company to pay Ms. Glasser $24,000 within 30 days of Ms. Glasser’s review and execution, consistent with the Older Workers Benefit Protection Act (29 U.S.C. § 626(f). The Company made this payment on June 12, 2020.

Comparison of the Three Months Ended June 30, 2021 and 2020

Revenues

Total revenues for the three months ended June 30, 2021 and 2020, were $16,880 and $82,958, respectively, a decrease of $66,078. This decrease is attributable to our new eCommerce sales platform as well as the slowing of the general market demand for our products and services due to the COVID-19 pandemic. Changes to our sales strategy include the rebranding of hempSMART’s products.

The following table identifies a comparison of our sales of products during the three months ended June 30, 2021 and 2020, respectively:

Products	June 30, 2021	June 30, 2020
Body Lotion	$403	$1,297
Brain	270	9,558
Drink Mix	24	2,052
Drops	10,352	38,908
Face Moisturizer	89	6,436
Pain Capsules & cDistro products (2021 only)	342	2,548
Pain Cream	4,668	17,058
Pet Drops	732	5,101
Totals	$16,880	$82,958

Related Party Sales

Related party sales contributed $0 and $5,131 to revenues for the three months ended June 30, 2021 and 2020, respectively. Related party sales are comprised of sales of our hempSMART products to our directors, officers, employees, and sales team members. No related party sales were for services. All sales were made at listed retail prices and were for cash consideration.

Costs of Sales

Costs of sales primarily consist of inventory cost and overhead, manufacturing, packaging, warehousing, shipping, and direct labor costs directly attributable to our hempSMART products. For the three months ended June 30, 2021 and 2020, our total costs of sales were $3,301 and $39,187, respectively, a decrease of $35,886. The decrease in costs of sales is due to a decline in sales as a result of the COVID-19 pandemic.

Gross Profit

For the three months ended June 30, 2021 and 2020, gross profit was $13,579 and $43,771, respectively, a decrease of $30,192. This decrease was primarily attributed to new pricing and promotions associated with our sales restructuring and new sales strategies, along with the effects of the COVID-19 pandemic during the three months ended June 30, 2021. As a result, the gross margins were 80.4% and 56.2% for the three months ended June 30, 2021 and 2020, respectively.

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Selling and Marketing Expenses

For the three months ended June 30, 2021 and 2020, selling and marketing expenses were $155,212 and $74,212, respectively, an increase of $81,014. The increase is due primarily to the effects of the restructuring of our sales team and new sales strategies deployed during the three months ended June 30, 2021, as compared to June 30, 2020. These increases were mainly attributable to advertising/promotions of $33,769 and digital media of $47,245. The changes to the sales strategy implemented during the quarter ended June 30, 2021 included rebranding of hempSMART’s products.

Payroll and Related Expenses

For the three months ended June 30, 2021 and 2020, payroll and related expenses were $132,257 and $95,644, respectively, an increase of $36,613. This increase is attributed to an increase in headcount during the three months ended June 30, 2021, as compared to June 30, 2020.

Stock-based Compensation

For the three months ended June 30, 2021 and 2020, stock-based compensation was $139,000 and $536,452, respectively, a decrease of $397,452. This decrease was due to less shares issued to our officers and vendors during the three months ended June 30, 2021, as our cash position was higher as compared to the three-month period ended June 30, 2020.

General and Administrative Expenses

General and administrative expenses increased to $611,970 for the three months ended June 30, 2021 as compared to $211,116 for the three months ended June 30, 2020. General and administrative expenses include research and development, building rent, utilities, legal fees, office supplies, subscriptions, and office equipment. The increase of $400,854 during the three months ended June 30, 2021 is primarily attributed to increased legal fees of $162,510 related to acquisition costs and SEC filings, $87,901 for investor relations as we expanded our investor/stockholder communications, $24,750 in additional audit fees related to potential acquisition projects, $18,843 in director and officer liability insurance as rates were increased during the period due to cannabis industry risk assessments, $36,688 in travel attributed to investor and marketing events, as well as our events, $16,818 in bank fees due to wire transfers relating to payments to an investor, marketing and operation vendors, $10,000 in board fees as directors were paid in cash instead of stock, $9,527 in research and development expenses related to development of future products and $19,729 in shipping costs related to implementation and transfer of inventory to our outsourced logistics warehouse in the United States and Europe.

Gain on Change in Fair Value of Derivative Liabilities

During the three months ended June 30, 2021 and 2020, we issued convertible promissory notes and warrants with an embedded derivative, all requiring us to adjust to reflect the fair value of the derivatives each reporting period, and mark to market as a non-cash adjustment to our current period operations. This resulted in gains of $696,729 and $1,572,964 change in fair value of derivative liabilities for the three months ended June 30, 2021 and 2020, respectively.

Loss on Equity Investment

During the three months ended June 31, 2021 and 2020, we adjusted the carrying value of our investment for our pro rata share of equity investment of $394,194 and $7,048, respectively.

Loss on Settlement of Debt

During the three months ended June 30, 2021 and 2020, we realized a loss on settlement of debt of $96,750 and $0, respectively.

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Interest Expense

Interest expense during the three months ended June 30, 2021 was $891,783 compared to $881,945 for the three months ended June 30, 2020. Interest expense primarily consists of interest incurred on our convertible and non-convertible debt. The debt discounts amortization incurred during the three months ended June 30, 2021 and 2020 was $433,073 and $592,338, respectively.

Net Loss

Our net loss for the three months ended June 30, 2021 and 2020 was $1,828,117 and $186,819, respectively, an increase of $1,641,298. The net loss of $1,828,117 for the three months ended June 30, 2021 represents 10,830% of total revenues for the period. The net loss of $186,819 for the three months ended June 30, 2020, represents 225.2% of total revenues for the period.

Comparison of the Six Months Ended June 30, 2021 and 2020

Revenues

Total revenues for the six months ended June 30, 2021 and 2020 were $51,810 and $164,777, respectively, a decrease of $112,967. The decrease in total revenues of hempSMART™ products was due to the decrease in volume of sales as a result of the COVID-19 pandemic and our new eCommerce sales platform.

The following table identifies our product offerings and the revenues related to these products for the six months ended June 30, 2021 and 2020, respectively:

Products	June 30, 2021	June 30, 2020
Body Lotion	$1,067	$2,452
Brain	361	19,674
Drink Mix	167	2,052
Drops	29,716	86,132
Face Moisturizer	2,793	7,309
Pain Capsules & cDistro products (2021 only)	343	3,646
Pain Cream	16,423	31,906
Pet Drops	940	11,606
Totals	$51,810	$164,777

Related Party Sales

Related party sales contributed $0 and $8,303 to revenues for the six months ended June 30, 2021 and 2020, respectively. Related party sales are comprised of sales of our hempSMART products to our directors, officers, employees, and sales team members. No related party sales were for services. All sales were made at listed retail prices and were for cash consideration.

Costs of Sales

Costs of sales, include the costs of product development, manufacturing, testing, packaging, storage and sale. For the six months ended June 30, 2021 and 2020, costs of sales were $28,481 and $73,392, respectively, a decrease of $44,911. The decrease was a result of decreased growth in the marketing and selling of our hempSMART™ products.

Gross Profit

For the six months ended June 30, 2021 and 2020, gross profit was $23,329 and $91,385, respectively, a decrease of $68,056. This decrease was primarily attributed to our new sales platform and new   sales pricing and promotions, along with the effects of the COVID-19 pandemic during the six months ended June 30, 2021. As a result, our gross margins were 45.0% and 58.4% for the six months ended June 30, 2021 and 2020, respectively.

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Selling and Marketing Expenses

For the six months ended June 30, 2021 and 2020, selling and marketing expenses were $262,761 and $200,667, respectively, an increase of $62,094. This increase was attributed to our investment in social media advertising in support of our new eCommerce program promoting our rebranded hempSMART products.

Payroll and Related Expenses

For the six months ended June 30, 2021 and 2020, payroll and related expenses was $270,402 and $196,843, respectively, an increase of $73,559. This increase is attributed to additional head counts created during the six months ended June 30, 2021 as compared to the six months ended June 30, 2020.

Stock-based Compensation

For the six months ended June 30, 2021 and 2020, stock-based compensation was $158,900 and $542,767, respectively, a decrease of $383,867. This decrease is attributed to our improved cash position during the six months ended June 30, 2021 as compared to the six months ended June 30, 2020.

General and Administrative Expenses

General and administrative expenses increased to $1,137,652 for the six months ended June 30, 2021 compared to $415,172 for the six months ended June 30, 2020. General and administrative expenses include research and development, building rent, utilities, legal fees, office supplies, subscriptions, and office equipment. The increase of $722,480 during six months ended June 30, 2021 were primarily attributed to $23,016 in bank fees related to wire transfer fees, $46,000 in board of director fees due to renegotiated rates during the six months ended June 30, 2021, $114,132 in consulting fees related to services for medical advisory and strategic planning, $41,550 of additional fees paid for director and officer liability insurance as rates were increased dramatically by insurance carriers due to cannabis industry risk assessments, $149,720 more in investor relations during the six months ended June 30, 2021 as we expanded our investor/stockholder communications, $297,469 of additional legal consulting fees which were related to various lawsuits, SEC filings and international work related to the formation of our new subsidiaries in Brazil and Uruguay.

Loss/Gain on Change in Fair Value of Derivative Liabilities

During the six months ended June 30, 2021 and 2020, we issued convertible promissory notes and warrants with an embedded derivative, all requiring us to adjust to the fair value of the derivatives each reporting period, and mark to market as a non-cash adjustment to our current period operations. This resulted in a loss of $1,629,289 and a gain of $1,142,272 change in fair value of derivative liabilities for the six months ended June 30, 2021 and 2020, respectively.

Loss on Equity Investment

During the six months ended June 30, 2021 and 2020, we adjusted the carrying value of our investment for our pro rata share of equity investment of $394,194 and $133,893, respectively.

Loss/Gain on Settlement of Debt

During the six months ended June 30, 2021 and 2020, we realized a loss on settlement of debt of $164,977 and a gain of $3,409, respectively. These were related to the payoffs of settlement agreements made in the ordinary course of our business during the six months ended June 30, 2021 and 2020, respectively.

Interest Expense

Interest expense during the six months ended June 30, 2021 and 2020 was $1,992,745 and $1,772,096, respectively. Interest expense primarily consists of interest incurred on our convertible and non-convertible debt. The debt discounts amortization during the six months ended June 30, 2021 and 2020 was $744,783 and $1,028,931, respectively.

Net Loss

Our net loss for the six months ended June 30, 2021 and 2020 was $5,486,107 and $2,305,121, respectively, an increase of $3,180,986. The net loss of $5,486,107 for the six months ended June 30, 2021 represents 10,589% of total revenues for the period. The net loss of $2,305,121 for the six months ended June 30, 2020, represents 1,390% of total revenues for the period.

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Liquidity and Capital Resources

Comparison of the Year Ended December 31, 2020 and 2019

As of December 31, 2020 and December 31, 2019, our operating activities produced negative cash and cash equivalents of $1,723,950 and $2,816,282, respectively. Our primary internal sources of liquidity were provided by an increase in proceeds from the issuance of note payables of $1,017,664 for December 31, 2020 as compared to $2,802,500 for December 31, 2019, and a decrease in proceeds from the sale of note payables to a related party of $75,000 as compared to $42,861 in repayments to a related party for December 31, 2019. We experienced an increase in proceeds from sales of our common stock of $478,685 for December 31, 2020 as compared to $90,000 for December 31, 2019. During the period ended December 31, 2020, we relied upon external financing arrangements to fund our operations. During the year ended December 31, 2019, we entered into several separate financing arrangements with St. George Investments, LLC, a Utah limited liability company, in which we borrowed an aggregate of $2,541,470, the principal of which is convertible into shares of our common stock (see Note 4, Convertible Note Payable). Our ability to rely upon external financing arrangements to fund operations is not certain, and this may limit our ability to secure future funding from external sources without changes in terms requested by counterparties, changes in the valuation of collateral, and associated risk, each of which is reasonably likely to result in our liquidity decreasing in a material way. We intend to utilize cash on hand, loans and other forms of financing such as the sale of additional equity and debt securities and other credit facilities to conduct our ongoing business, and to also conduct strategic business development and implementation of our business plans generally.

Operating Activities

For the years ended December 31, 2020 and 2019, the Company used cash in operating activities of $1,723,950 and $2,816,282, respectively. Operating activities consist of corporate overhead and product development of our hempSMART™ products. Increases are due primarily to increases in executive compensation, professional fees, and product development costs.

Investing Activities

For the years ended December 31, 2020 and December 31, 2019, net cash provided by and used in investing activities was $118,984 and $226,169, respectively. For the year ended December 31, 2020, the Company used $6,016 for the purchase of equipment, while receiving $125,000 in proceeds from the disposition of an investment. For the year ended December 31, 2019, the cash used in investing continued to be attributed to our acquisition of an interest NPE and an interest in the Global Hemp Group joint venture.

Financing Activities

For the years ended December 31, 2020 and 2019, financing activities were a source of cash of $1,467,704 and $2,894,639, respectively. For the years ended December 31, 2020 and 2019, this was primarily from proceeds of $1,017,664 and $2,802,500, respectively, from the issuance of notes payable; and repayment to related parties of $75,000 and $42,861 for the year ended December 31, 2020 and 2019, respectively. The Company received $478,685 and $90,000 for the years ended December 31, 2020 and 2019, respectively, from the sale of common stock. For the year ended December 31, 2020, the Company received proceeds of $35,500 from a payroll payment protection loan from the Small Business Administration and also received proceeds of $10,855 from the sale of its common stock.

We currently do not have sufficient cash and liquidity to meet our anticipated working capital for the next twelve months. Historically, we have financed our operations primarily through private sales of our common stock. If our sales goals for our hempSMART™ products do not materialize as planned, and we are not able to achieve profitable operations at some point in the future, we may have insufficient working capital to maintain our operations as we presently intend to conduct them or to fund our expansion, marketing, and product development plans. There can be no assurance that we will be able to obtain such financing on acceptable terms, or at all.

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Comparison of the Six Months Ended June 30, 2021 and 2020

We have generated a net loss from continuing operations for the six months ended June 30, 2021 of $5,486,107 and used $1,841,640 cash for operations. As of June 30, 2021, we had total assets of $6,605,409, which short-term investments of $743,200, inventory of $203,898, and other current assets of $93,830. The other current assets consisted of $93,830 in advances to our new Brazilian operations, a $12,500 non-trade receivable due from a brokerage firm and advance payments to vendors.

During the six months ended June 30, 2021 and 2020, we met our capital requirements through a combination of loans, sales of equity and convertible debt instruments; however, we will need to secure additional external funding in order to continue our operations. Our primary internal sources of liquidity were provided by an increase in proceeds from the issuance of notes payable of $1,508,250 and sale of our common stock for gross proceeds of $1,358,767 for the six months ended June 30, 2021 as compared to an increase in proceeds from the issuance of note payables of $442,000 and a government loan due to COVID-19 of $35,500 for the six months ended June 30, 2020. Our ability to rely upon external financing arrangements to fund operations is not certain, and this may limit our ability to secure future funding from external sources without changes in terms requested by counterparties, changes in the valuation of collateral, and associated risk, each of which is reasonably likely to result in our liquidity decreasing in a material way. We intend to utilize cash on hand, loans and other forms of financing such as the sale of additional equity and debt securities and other credit facilities to conduct our ongoing business, and to also conduct strategic business development and implementation of our business plans generally. However, we may be unable to raise additional funds when needed on favorable terms, or at all, which may have a negative impact on our financial condition and could force us to curtail or cease our operations.

Cash Flows from Operating Activities

For the six months ended June 30, 2021, we used cash in operating activities of $1,841,640. For the six months ended June 30, 2020, we used cash in operating activities of $669,005. This decrease of $1,172,635 is due primarily to loss for the period which was offset by stock-based compensation and continued implementation of our business plans, operations, management, personnel and professional services.

Cash Flows from Investing Activities

During the six months ended June 30, 2021, we used $289,439 in investing activities related to purchase of equipment and property of $107,934, $30,898 to establish a joint venture and $150,607 in the acquisition of a new business. During the six months ended June 30, 2020, we used $1,271 related to our purchase of property and equipment.

Cash Flows from Financing Activities

During the six months ended June 30, 2021, cash provided by financing activities was $2,236,387 as a result of our receipts of funds from the issuance of notes payable of $1,508,250 and sale of our common stock of $1,358,767, along with repayments of notes payable of $610,630 and repayments of related party notes of $20,000. During the six months ended June 30, 2020, cash provided by financing activities was $477,500 as a result of our receipt of funds from the issuance of notes payable of $442,000 and a government loan due to COVID-19 of $35,500.

Our business plans have not generated significant revenues and as of the date of this filing are not sufficient to generate adequate amounts of cash to meet our needs for cash. Our primary source of operating funds in 2021 and 2020 has been proceeds from the sale of our common stock and the issuance of convertible debt and non-convertible debt. We have experienced net losses from operations since inception, but expect these conditions to improve in 2021 and beyond as we develop direct sales and marketing programs. We had stockholders' deficiencies at June 30, 2021 and require additional financing to fund future operations. As of the date of this filing, and due to the early stages of operations, we have insufficient sales data to evaluate the amounts and certainties of cash flows, as well as whether there has been material variability in historical cash flows.

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We currently do not have sufficient cash and liquidity to meet our anticipated working capital for the next twelve months. Historically, we have financed our operations primarily through private sales of our common stock and debt. If our sales goals for our hempSMART™ products do not materialize as planned, and we are not able to achieve profitable operations at some point in the future, we may have insufficient working capital to maintain our operations as we presently intend to conduct them or to fund our expansion, marketing, and product development plans. There can be no assurance that we will be able to obtain such financing on acceptable terms, or at all.

Off-Balance Sheet Arrangements; Commitments and Contractual Obligations

We did not have any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, revenues, expenses, results of operations, liquidity, capital expenditures or capital resources nor did we have any commitments or contractual obligations for the periods presented.

JOBS Act

On April 5, 2012, the JOBS Act was enacted. Section 107 of the JOBS Act provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have chosen to opt out of the extended transition periods available to emerging growth companies under the JOBS Act for complying with new or revised accounting standards. Section 107 of the JOBS Act provides that our decision to opt out of the extended transition periods for complying with new or revised accounting standards is irrevocable.

Subject to certain conditions set forth in the JOBS Act, as an “emerging growth company,” we intend to rely on certain exemptions, including, without limitation, (i) providing an auditor’s attestation report on our system of internal controls over financial reporting pursuant to Section 404(b) of Sarbanes-Oxley and (ii) complying with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements, known as the auditor discussion and analysis. We will remain an “emerging growth company” until the earliest of (i) the last day of the fiscal year in which we have total annual gross revenues of $1.07 billion or more; (ii) the last day of our fiscal year following the fifth anniversary of the date of our initial public offering; (iii) the date on which we have issued more than $1 billion in nonconvertible debt during the previous three years; or (iv) the date on which we are deemed to be a large accelerated filer under the rules of the SEC.

Critical Accounting Policies and Estimates

Our discussion and analysis of our financial condition and results of operations are based upon our consolidated financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States (“U.S. GAAP”). The preparation of these consolidated financial statements requires us to make estimates and judgments that affect amounts reported in those statements. We have made our best estimates of certain amounts contained in our consolidated financial statements. We base our estimates on historical experience and on various other assumptions that we believe are reasonable under the circumstances, the results of which form the basis for making judgments about the carrying value of assets and liabilities. However, application of our accounting policies involves the exercise of judgment and use of assumptions as to future uncertainties, and, as a result, actual results could differ materially from these estimates. Management believes that the estimates, assumptions, and judgments involved in the accounting policies described below have the most significant impact on our consolidated financial statements.

We cannot predict what future laws and regulations might be passed that could have a material effect on our results of operations. We assess the impact of significant changes in laws and regulations on a regular basis and update the assumptions and estimates used to prepare our financial statements when we deem it necessary.

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Cash and Cash Equivalents

We consider all highly liquid investments with original maturities of three months or less to be cash equivalents. Cash and cash equivalents are held in operating accounts at a major financial institution.

Inventory

Inventory is primarily comprised of products and equipment to be sold to end-customers. Inventory is valued at cost, based on the specific identification method, unless and until the market value for the inventory is lower than cost, in which case an allowance is established to reduce the valuation to market value. As of December 31, 2020 and December 31, 2019, market values of all of our inventory were greater than cost, and accordingly, no such valuation allowance was recognized.

Deposits

Deposits are comprised of advance payments made to third parties, primarily for inventory for which we have not yet taken title. When we take title to inventory for which deposits are made, the related amount is classified as inventory, then recognized as a cost of revenues upon sale. See “Costs of Revenues.”

Prepaid Expenses and Other Current Assets

Prepaid expenses and other current assets are primarily comprised of advance payments made to third parties for independent contractors’ services or other general expenses. Prepaid services and general expenses are amortized over the applicable periods which approximate the life of the contract or service period.

Accounts Receivable

Accounts receivable are recorded at the net value of face amount less any allowance for doubtful accounts. On a periodic basis, we evaluate our accounts receivable and, based on a method of specific identification of any accounts receivable for which we deem the net realizable value to be less than the gross amounts of accounts receivable recorded, we establish an allowance for doubtful accounts for those balances. In determining our need for an allowance for doubtful accounts, we consider historical experience, analysis of past due amounts, client creditworthiness and any other relevant available information. However, our actual experience may vary from our estimates. If the financial condition of our clients were to deteriorate, resulting in their inability or unwillingness to pay our fees, we may need to record additional allowances or write-offs in future periods. This risk is mitigated to the extent that we collect retainers from our clients prior to performing significant services.

The allowance for doubtful accounts, if any, is recorded as a reduction in revenue to the extent the provision relates to fee adjustments and other discretionary pricing adjustments. To the extent the provision relates to a client's inability to make required payments on accounts receivables, the provision is recorded in operating expenses. As of December 31, 2020, and December 31, 2019 we had no allowance for doubtful accounts. For December 31, 2020 and December 31, 2019, we recorded bad debt expense of $0 and $9,249, respectively.

Property and Equipment, net

Property and equipment is stated at net book value, cost less depreciation. Maintenance and repairs are expensed as incurred. Depreciation of owned equipment is provided using the straight-line method over the estimated useful lives of the assets, ranging from two to seven years. Depreciation of capitalized construction in progress costs, a component of property and equipment, net, begins once the underlying asset is placed into service and is recognized over the estimated useful life. Property and equipment is reviewed for impairment as discussed below under “Accounting for the Impairment of Long-Lived Assets.” We did not capitalize any interest as of December 31, 2020 and 2019.

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Accounting for the Impairment of Long-Lived Assets

We evaluate long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Upon such an occurrence, recoverability of assets to be held and used is measured by comparing the carrying amount of an asset to forecasted undiscounted net cash flows expected to be generated by the asset. If the carrying amount of the asset exceeds its estimated future cash flows, an impairment charge is recognized by the amount by which the carrying amount of the asset exceeds the fair value of the asset. For long-lived assets held for sale, assets are written down to fair value, less cost to sell. Fair value is determined based on discounted cash flows, appraised values or management's estimates, depending upon the nature of the assets. We have recorded $22,658 and $478,400 in impairment charges related to our joint venture investments during the years ended December 31, 2020 and 2019, respectively.

Beneficial Conversion Feature

If the conversion features of conventional convertible debt provide for a rate of conversion that is below market value at issuance, this feature is characterized as a beneficial conversion feature (“BCF”).  We record a BCF as a debt discount pursuant to Financial Accounting Standards Board (“FASB”) ASC Topic 470-20 Debt with Conversion and Other Options. In those circumstances, the convertible debt is recorded net of the discount related to the BCF, and we amortize the discount to interest expense over the life of the debt using the effective interest method.

Revenue Recognition

For annual reporting periods after December 15, 2017, the FASB made effective Accounting Standards Update (“ASU”) 2014-09 “Revenue from Contracts with Customers,” to supersede previous revenue recognition guidance under current U.S. GAAP. Revenue is now recognized in accordance with FASB ASC Topic 606, Revenue Recognition. The objective of the guidance is to establish the principles that an entity shall apply to report useful information to users of financial statements about the nature, amount, timing, and uncertainty of revenue and cash flows arising from a contract with a customer. The core principal is to recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the Company expects to be entitled in exchange for those goods or services. Two options were made available for implementation of the standard: the full retrospective approach or modified retrospective approach. The guidance became effective for annual reporting periods beginning after December 15, 2017, including interim periods within that reporting period, with early adoption permitted. We adopted FASB ASC Topic 606 for our reporting period as of the year ended December 31, 2017, which made our implementation of FASB ASC Topic 606 effective in the first quarter of 2018. We decided to implement the modified retrospective transition method to implement FASB ASC Topic 606, with no restatement of the comparative periods presented. Using this transition method, we applied the new standards to all new contracts initiated on/after the effective date. We also decided to apply this method to any incomplete contracts we determine are subject to FASB ASC Topic 606 prospectively. For the years ended December 31, 2020 and 2019, there were no incomplete contracts. As is more fully discussed below, we are of the opinion that none of our contracts for services or products contain significant financing components that require revenue adjustment under FASB ASC Topic 606.

Identification of Our Contracts with Our Customers.

Contracts included in our application of FASB ASC Topic 606 consist completely of sales contracts between us and our customers that create enforceable rights and obligations. For the years ended December 31, 2020 and 2019, our sales contracts included the following parties: us, our sales associates and our customers. Our sales contracts were offered by us and our sales associates to our customers directly through our web site. Our sales contracts, and those formalized by our sales associates, are represented by an electronic order form, which contains the contractual elements of offer for sale, acceptance and the provision of consideration consisting of the buyer’s payment, which is concurrent with our delivery of hempSMART™ product. Since our hempSMART™ product sales contracts are consummated upon receipt of the customer’s acceptance of our offer, our concurrent receipt of our customers payment and our delivery of the agreed to hempSMART™ product, all parties are equally committed to fulfilling their respective obligations under the sales contracts. Further, the sales contracts specifically identify (1) parties, (2) quantity of hempSMART™ product ordered; (3) price and (4) subject, and so each respective party’s rights are identifiable and the payment terms are defined. Since the sales contracts are consummated concurrent with offer, acceptance, payment and delivery of the hempSMART™ product ordered, we recognize revenue and cash flows as the principal from the respective sales contract transactions as they complete. Further, because our sales contracts are offered, accepted and consummated concurrently, our ability to collect revenue is immediate. We receive no payments for agreements that do not qualify as a contract. If customers agree to multiple sales contracts when they are entered into at or near the same time, our policy is to combine those contracts if: (1) the sales contracts are negotiated as a single package, (2) the payment amount of one sales contract is dependent upon another sales contract and (3) our performance obligations of delivering multiple hempSMART™ products can be determined to be part of a single transaction. Since the nature of the entry into and consummation of our sales contracts occur concurrently, there are no changes or modifications to the terms of the sales contracts that would modify the enforceable rights and performance obligations of the parties and that would materially alter the timing of our receipt of revenue from our sales contracts.

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Identifying the Performance Obligations in Our Sales Contracts.

In analyzing our sales contracts, our policy is to identify the distinct performance obligations in a sales contract arrangement. In determining our performance obligations under our sales contracts, we consider that the terms and conditions of sales are explicitly outlined in our sales contracts and are so distinct and identifiable within the context of each sales contract, and so are not integrated with other goods, or constitute a modification or customization of other goods in our contracts, or are highly dependent or highly integrated with other goods in our sales contracts. Thus, our performance obligations are singularly related to our promise to provide the hempSMART™ products upon receipt of payment. We offer an assurance warranty on our hempSMART™ products that allows a customer to return any hempSMART™ products within 30 days if not satisfied for any reason. Assurance warranties are not identifiable performance obligations since they are electable at the whim of the customer for any reason. However, we do account for returns of purchase prices if made.

Determination of the Price in Our Sales Contracts.

The transaction prices in our sales contract is the amount of consideration we expect to be entitled to for transferring promised hempSMART™ products. The consideration amount is fixed and not variable. The transaction price is allocated to the identified performance obligations in the contract. These allocated amounts are recognized as revenue when or as the performance obligations are fulfilled, which is concurrently upon receipt of payment. There are no future options for a contract when considering and determining the transaction price. We exclude amounts third parties will eventually collect, such as sales tax, when determining the transaction price. Since the timing between receiving consideration and transferring goods or services is immediate, our sales contract do not have a significant financing component, i.e., recognizing revenue at the amount that reflects the cash payment that the customer would have made at the time the goods or services were transferred to them (cash selling price), rather than significantly before or after the goods or services are provided.

Allocation of the Transaction Price of Our Sales Contracts.

Our sales contracts are not considered multi-element arrangements which require the fulfillment of multiple performance obligations. Rather, our sales contracts include one performance obligation in each contract. As such, from the outset, we allocate the total consideration to each performance obligation based on the fixed and determinable standalone selling price, which we believe is an accurate representation of what the price is in each transaction.

Recognition of Revenue when the Performance Obligation is Satisfied.

A performance obligation is satisfied when or as control of the good or service is transferred to the customer. The standard defines control as “the ability to direct the use of, and obtain substantially all of the remaining benefits from, the asset.” (ASC 606-10-20). For performance obligations that are fulfilled at a point in time, revenue is recognized at the fulfillment of the performance obligation. As noted above, our single performance obligation sales contracts are singularly related to our promise to provide the hempSMART™ products to the customer upon receipt of payment, which occurs concurrently and when, upon completion, allows us under our revenue recognition policy to realize revenue.

Regarding our offered financial accounting, bookkeeping and/or real property management consulting services, to date no contracts have been entered into, and thus no reportable revenues have resulted for the fiscal years ended 2020 and 2019.

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Product Sales

Revenue from product sales, including delivery fees, free on board shipping point, is recognized when (1) an order is placed by the customer, (2) the price is fixed and determinable when the order is placed, (3) the customer is required to and concurrently pays for the product upon order and (4) the product is shipped. The evaluation of our recognition of revenue after the adoption of FASB ASC 606 did not include any judgments or changes to judgments that affected our reporting of revenues, since our product sales, both pre and post adoption of FASB ASC 606, were evaluated using the same standards as noted above, reflecting revenue recognition upon order, payment and shipment, which all occurs concurrently when the order is placed and paid for by the customer, and the product is shipped. Further, given the facts that (1) our customers exercise discretion in determining the timing of when they place their product order and (2) the price negotiated in our product sales is fixed and determinable at the time the customer places the order, and there is no delay in shipment, we are of the opinion that our product sales do not indicate or involve any significant customer financing that would materially change the amount of revenue recognized under the sales transaction, or would otherwise contain a significant financing component for us or the customer under FASB ASC Topic 606.

Consulting Services

We also offer professional services for financial accounting, bookkeeping or real property management consulting services based on consulting agreements. As of the date hereof, we have not entered into any contracts for any financial accounting, bookkeeping and/or real property management consulting services that have generated reportable revenues as of the fiscal years ended 2020 and 2019. We intend and expect these arrangements to be entered into on an hourly fixed fee basis.

For hourly based fixed fee service contracts, we intend to utilize and rely upon the proportional performance method, which recognizes revenue as services are performed. Under this method, in order to determine the amount of revenue to be recognized, we will calculate the amount of completed work in comparison to the total services to be provided under the arrangement or deliverable. We only recognize revenues as we incur and charge billable hours. Because our hourly fees for services are fixed and determinable and are only earned and recognized as revenue upon actual performance, we are of the opinion that such arrangements are not an indicator of a vendor or customer based significant financing, that would materially change the amount of revenue we recognize under the contract or would otherwise contain a significant financing component under FASB ASC Topic 606.

The Company determined that upon adoption of ASC 606 there were no quantitative adjustments converting from ASC 605 to ASC 606 respecting the timing of our revenue recognition because product sales revenue is recognized upon customer order, payment and shipment, which occurs concurrently, and our consulting services offered are fixed and determinable and are only earned and recognized as revenue upon actual performance.

Costs of Revenues

Our policy is to recognize costs of revenue in the same manner in conjunction with revenue recognition. Cost of revenues include the costs directly attributable to revenue recognition and includes compensation and fees for services, travel and other expenses for services and costs of products and equipment. Selling, general and administrative expenses are charged to expense as incurred.

Advertising and Promotion Costs

Advertising and promotion costs are included as a component of selling and marketing expense and are expensed as incurred. During the year ended December 31, 2020 and December 31, 2019, these costs were $129,504 and $540,474, respectively.

Shipping and Handling Costs

For product and equipment sales, shipping and handling costs are included as a component of cost of revenues.

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Stock-Based Compensation

Restricted shares are awarded to employees and entitle the grantee to receive shares of restricted common stock at the end of the established vesting period. The fair value of the grant is based on the stock price on the date of grant. We recognize related compensation costs on a straight-line basis over the requisite vesting period of the award, which to date has been one year from the grant date. During the years ended December 31, 2020 and December 31, 2019, stock-based compensation expense for restricted shares was $3,014,888 and $1,417,850, respectively. Compensation expense for warrants and options is based on the fair value of the instruments on the grant date, which is determined using the Black-Scholes valuation model and are expensed over the expected term of the awards.

Income Taxes

We recognize deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns in accordance with applicable accounting guidance for accounting for income taxes, using currently enacted tax rates in effect for the year in which the differences are expected to reverse. We record a valuation allowance when necessary to reduce deferred tax assets to the amount expected to be realized.  For the years ended December 31, 2020 and December 31, 2019, due to cumulative losses, we recorded a valuation allowance against our deferred tax asset that reduced our income tax benefit for the period to zero. As of December 31, 2020, and December 31, 2019, we had no liabilities related to federal or state income taxes and the carrying value of our deferred tax asset was zero.

Loss Contingencies

From time to time the Company is subject to various legal proceedings and claims that arise in the ordinary course of business. On at least a quarterly basis, consistent with ASC 450-20-50-1C, if the Company determines that there is a reasonable possibility that a material loss may have been incurred, or is reasonably estimable, regardless of whether the Company accrued for such a loss (or any portion of that loss), the Company will confer with its legal counsel, consistent with ASC 450. If the material loss is determinable or reasonably estimable, the Company will record it in its accounts and as a liability on the balance sheet. If the Company determines that such an estimate cannot be made, the Company's policy is to disclose a demonstration of its attempt to estimate the loss or range of losses before concluding that an estimate cannot be made, and to disclose it in the notes to the financial statements under contingent liabilities.

Net Income (Loss) Per Common Share

We report net income (loss) per common share in accordance with FASB ASC 260, “Earnings per Share.” This statement requires dual presentation of basic and diluted earnings with a reconciliation of the numerator and denominator of the earnings per share computations. Basic net income (loss) per share is computed by dividing net income attributable to common stockholders by the weighted average number of shares of common stock outstanding during the period and excludes the effects of any potentially dilutive securities. Diluted net income (loss) per share gives effect to any dilutive potential common stock outstanding during the period. The computation does not assume conversion, exercise or contingent exercise of securities that would have an anti-dilutive effect on earnings.

Related Party Transactions

We follow FASB ASC subtopic 850-10, “Related Party Transactions”, for the identification of related parties and disclosure of related party transactions.

Pursuant to ASC 850-10-20, related parties include: (a) affiliates of the Company; (b) entities for which investments in their equity securities would be required, absent the election of the fair value option under the Fair Value Option Subsection of Section 825–10–15, to be accounted for by the equity method by the investing entity; (c) trusts for the benefit of employees, such as pension and profit-sharing trusts that are managed by or under the trusteeship of management; (d) principal owners of the Company; (e) management of the Company; (f) other parties with which the Company may deal if one party controls or can significantly influence the management or operating policies of the other to an extent that one of the transacting parties might be prevented from fully pursuing its own separate interests; and (g) other parties that can significantly influence the management or operating policies of the transacting parties or that have an ownership interest in one of the transacting parties and can significantly influence the other to an extent that one or more of the transacting parties might be prevented from fully pursuing its own separate interests.

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Material related party transactions are required to be disclosed in the consolidated financial statements, other than compensation arrangements, expense allowances, and other similar items in the ordinary course of business. However, disclosure of transactions that are eliminated in the preparation of consolidated or combined financial statements is not required in those statements. The disclosures shall include: (a) the nature of the relationship(s) involved; (b) a description of the transactions, including transactions to which no amounts or nominal amounts were ascribed, for each of the periods for which statements of operation are presented, and such other information deemed necessary to an understanding of the effects of the transactions on the financial statements; (c) the dollar amounts of transactions for each of the periods for which statements of operations are presented and the effects of any change in the method of establishing the terms from that used in the preceding period; and (d) amounts due from or to related parties as of the date of each balance sheet presented and, if not otherwise apparent, the terms and manner of settlement.

ITEM 10: DIRECTORS, EXECUTIVE OFFICERS

AND SIGNIFICANT EMPLOYEES

BOARD OF DIRECTORS, EXECUTIVE OFFICERS AND SIGNIFICANT EMPLOYEES

Each director shall serve for a term ending on the date of the annual meeting of stockholders following the annual meeting of the stockholders at which such director was elected. Notwithstanding the foregoing, each director shall serve until his successor is elected and qualified or until his death, resignation, retirement, removal or disqualification. Our officers are appointed by our Board of Directors and serve until their successors are duly elected and qualified, or until the officer’s death, resignation, retirement, removal or disqualification.

Set forth below is certain information concerning the directors and executive officers of the Company as of September 22, 2021.

Name	Principal Occupation	Age
Jesus Quintero	Chief Executive Officer, Chief Financial Officer and Chairman of the Board	60
Edward Manolos	Director	47
Marco Guerrero	Director	49
Tad Mailander	Director	65

Jesus Quintero, Chief Executive Officer, Chief Financial Officer and Chairman of the Board. Since August 2018, Jesus Quintero has served as our Chief Financial Officer, since December 2019, he has served as our Chief Executive Officer and Chairman of our Board of Directors. From 2011 to 2020, Mr. Quintero served as a financial consultant to several multi-million dollar businesses in South Florida. From January 2017 through December 2017, Mr. Quintero served as a financial consultant to several domestic and international companies including, but not limited to, Premier Radiology Services LLC, ATR Wireless Inc. and GAM Distribution Corporation. From January 2018 to March 2021 and from May 2014 until December 2016, Mr. Quintero served as Chief Financial Officer of MassRoots, Inc. (OTC Pink: MSRT) and from January 2013 until October 2014, he served as Chief Financial Officer of Brazil Interactive Media. Mr. Quintero has held senior finance positions with Avnet Inc. (Nasdaq: AVT), Latin Node, Inc., World Surveillance Group Inc. (formerly known as Globetel Communications Corp) and Telefonica of Spain and has extensive experience in public company reporting and SEC compliance matters. His prior experience also includes tenure with PricewaterhouseCoopers and Deloitte & Touch. Mr. Quintero received a B.S. in Accounting from St. John’s University and is a Certified Public Accountant in the State of New York. We believe Mr. Quintero is qualified to serve as a member of our Board of Directors because of his extensive accounting background and tenure as an officer of several other public companies.

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Edward Manolos, Director. Edward Manolos has served as our director since April 2019. Since May 2018, he has served as the Co-Founder of CarBoard, a system of mobilized outdoor advertising, and since August 2015, he has served as Managing Partner of Chase Business Consulting Inc., a marijuana consulting firm. In addition, since April 2015, Mr. Manolos has served as the Co-Founder of Natural Plant Extracts, an entity which operates a licensed cannabis manufacturing and distribution business in California. Mr. Manolos also previously served as Founder of the KIWIBERRI frozen yogurt franchise; Founder of California Medical Caregivers Association; and Co-Founder of oCen Communications Inc., an Asia-focused internet communications service provider. Since June 2019, Mr. Manolos has served as a director of Cannabis Global Inc. (OTC: CBGL), a company which operates multiple cannabis businesses in California and hemp-related business in the United States. Mr. Manolos is credited with opening CMCA in 2004, the first medical marijuana dispensary in Los Angeles County. He is also credited with starting The California Heritage Farmer's Market, Los Angeles' first medical marijuana farmer's market. Mr. Manolos received his bachelor of applied science in business administration, management and operations from the University of California Riverside. We believe Mr. Manolos is qualified to serve as a member of our Board of Directors because of his experience in the cannabis industry and experience on the board of directors of other public companies.

Marco Guerrero, Director. Marco Guerrero has served has served as our director since June 2020. He is a professional executive with more than 20 years of experience in insurance and reinsurance. Since 2015 he has served as the co-founder and Chief Executive Officer of Truster Brasil Corretagem de Resseguroso Ltda., an independent reinsurance intermediary headquartered in Brazil. Mr. Guerrero holds a bachelor’s degree in business administration and a post graduate degree in Controllership from Instituto Presbiteriano Mackenzie in Brazil. We believe Mr. Guerrero is qualified to serve as a member of our Board of Directors because of his extensive experience with business operations in South America through his reinsurance practice and his experience with the Brazilian Health Surveillance Agency.

Tad Mailander, Director. Tad Mailander has served as our director since January 2021. In 1991, Mr. Mailander founded Mailander Law Office, Inc. Since December 2020, Mr. Mailander has served as a director of SPYR, Inc. (OTCQB: SPYR) and since March 2018, Mr. Mailander has served as a director of American Cannabis Company, Inc. (OTCQB: AMMJ). Since November 2020, Mr. Mailander has served as a director of Plandai Biotechnology, Inc., and from December 2018 to June 2020, Mr. Mailander served as a director of Cannabis Strategic Ventures Inc. (OTC: NUGS). Mr. Mailander is admitted to the State Bar of California. He received his juris doctorate from Western State College of Law and his bachelor of arts in philosophy from Loras College. We believe Mr. Mailander is qualified to serve as a member of our Board of Directors because of his prior experience serving on the board of directors of public companies.

Family Relationships

There are no family relationships among our executive officers and directors.

Arrangements between Officers and Directors

Except as set forth herein, to our knowledge, there is no arrangement or understanding between any of our officers or directors and any other person pursuant to which the officer or director was selected to serve as an officer or director.

Involvement in Certain Legal Proceedings

We are not aware of any of our directors or officers being involved in any legal proceedings in the past ten years relating to any matters in bankruptcy, insolvency, criminal proceedings (other than traffic and other minor offenses), or being subject to any of the items set forth under Item 401(f) of Regulation S-K.

Committees

We presently do not have an audit committee, compensation committee or nominating and corporate governance committee or committee performing similar functions, as management believes that we are in an early stage of development to form such committees. Our Board of Directors acts in place of such committees. We currently do not have an audit committee financial expert for the same reason that we do not have board committees.

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Director Independence

Our Board of Directors has determined that a majority of the Board consists of members who are currently “independent” as that term is defined under the listing standards of The Nasdaq Stock Market. The Board considers

 Edward Manolos, Marco Guerrero and Tad Mailander to be “independent.”

Code of Business Code and Ethical Conduct

We adopted a written code of business and ethical conduct and ethics (“Code”) that applies to our directors, officers and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. A copy of the Code is filed as an exhibit to this Offering Circular. Disclosure regarding any amendments to, or waivers from, provisions of the Code will be included in a Current Report on Form 8-K, which we will file within four business days following the date of the amendment or waiver.

ITEM 11: COMPENSATION OF

DIRECTORS AND EXECUTIVE OFFICERS

Summary Compensation Table

The following table sets forth the compensation paid or accrued during the fiscal year ended December 31, 2020 and 2019 to Jesus Quintero, our Chief Executive Officer and Chief Financial Officer (the “named executive officer”):

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)	Total ($)

Jesus Quintero	2020	119,658	—	273,113	—	—	392,771
Chief Executive Officer and Chief Financial Officer (1)	2019	46,500	$2,500	262,333	—	—	311,333

(1) Jesus Quintero was appointed as our Chief Executive Officer on December 6, 2019.

Outstanding Equity Awards at December 31, 2020

As of December 31, 2020, no stock-based compensation awards to our named executive officer was outstanding.

Non-Employee Director Compensation

The following table sets forth information concerning the compensation earned during the year ended December 31, 2020 by each individual who served as our non-employee director:

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Total ($)
Edward Manolos	20,000	356,833	376,833

Employment Agreements

Jesus Quintero Employment Agreement

On February 3, 2020, the Company entered into an employment agreement with Jesus Quintero, as amended on April 27, 2021 (as amended, the “Employment Agreement”) pursuant to which Mr. Quintero serves as Principal Executive Officer and Principal Accounting Officer of the Company. The term of the Employment Agreement was initially for a period of 12 months and is renewable at the option of the Company and Mr. Quintero. Pursuant to the terms of the Employment Agreement, Mr. Quintero shall receive a monthly salary of $23,000 paid as follows: $20,000 shall be paid in cash and $3,000 shall be paid in shares of the Company’s common stock based upon the closing price of the Company’s common stock on the final trading day of each month as reported on the OTC Markets. In addition, pursuant to the Employment Agreement, Mr. Quintero received a one-time bonus of 20,000,000 shares of the Company’s common stock. Pursuant to the terms of the Employment Agreement, Mr. Quintero shall also be entitled to receive reimbursement of reasonable expenses as well as such other benefits as other executive employees of the Company shall be entitled to including, but not limited to, being eligible to participate in the Company’s employee incentive plan.

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Mr. Quintero’s employment shall terminate (i) upon his death, (ii) upon his Disability (as defined in the Employment Agreement”), (iii) by the Company with or without case, (iv) by Mr. Quintero (A) upon 30 days prior written notice or (B) for Good Reason (as defined in the Employment Agreement) and (v) upon a change in management or ownership of the Company. In the event Mr. Quintero’s employment is terminated due to his death or Disability, Mr. Quintero shall receive any unpaid earned salary, including shares of common stock issuable as part of Mr. Quintero’s salary. In the event Mr. Quintero’s employment is terminated by the Company for cause, all compensation and other benefits due pursuant to the Employment Agreement shall cease upon the date of termination. In the event Mr. Quintero voluntarily terminates his employment, Mr. Quintero shall be entitled to receive his pro rata salary earned as of the date of termination together with any other pro rata compensation or benefits due to him pursuant to the terms of the Employment Agreement, also paid pro rata to the date of termination. In the event Mr. Quintero terminates his employment for Good Reason, Mr. Quintero shall be entitled to receive his pro rata salary earned as of the date of termination together with any other pro rata compensation or benefits due to him pursuant to the terms of the Employment Agreement, also paid pro rata to the date of termination. In the event Mr. Quintero’s employment is terminated by the Company without cause, Mr. Quintero shall be entitled to receive his pro rata salary earned as of the date of termination together with any other pro rata compensation or benefits due to him pursuant to the terms of the Employment Agreement, also paid pro rata to the date of termination.

Equity Incentive Plan

Our Equity Incentive Plan (the “Plan”) was adopted by our Board of Directors and our stockholders on January 1, 2016.

Share Reserve

The maximum number of shares of common stock that can be issued under the Plan is 8,333,333shares.

Administration

The Plan shall be administered by a committee comprised of one or more members of the Board of Directors, or if no such committee exists, the Board of Directors (the “Committee”). The Committee shall have authority in its discretion to, among other things:

•	determine the participants eligible to receive awards pursuant to the Plan;

•	the terms of each award including, but not limited to, the exercise price, the vesting schedule and the performance goals and other conditions with respect to such awards;

•	amend the terms of an award in any manner that is not inconsistent with the Plan;

•	interpret the provisions of the Plan; and

•	correct any defect, supply any omission, or reconcile any inconsistency in the Plan or any award agreement.

Eligibility

Employees, consultants, advisors and non-employee directors are eligible to receive awards, provided that the Committee has the discretion to determine (i) who shall receive any awards, and (ii) the terms and conditions of such awards.

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Types of Awards

Stock Options. A stock option is the right to acquire shares at a fixed exercise price over a fixed period of time. The Committee will determine, among other terms and conditions, the number of shares covered by each stock option and the exercise price of the shares subject to each stock option, but such per share exercise price cannot be less than the fair market value of a share of our common stock on the date of grant of the stock option. The exercise price of each stock option granted under the Plan must be paid in full at the time of exercise, either with cash, or through a broker-assisted “cashless” exercise and sale program, or net exercise, or through another method approved by the Committee. Stock options granted under the Plan may be either incentive stock options or nonqualified stock options.

Restricted Stock. A restricted stock award is the grant of shares of our common stock to a selected participant and such shares may be subject to a substantial risk of forfeiture until specific conditions or goals are met. The restricted shares may be issued with or without cash consideration being paid by the selected participant as determined by the Committee. The Committee also will determine any other terms and conditions of an award of restricted stock.

Other Awards. The Plan also provides that other equity awards, which derive their value from the value of our shares or from increases in the value of our shares, may be granted. In addition, cash awards may also be issued.

Term, Termination and Amendment to Plan

The Plan shall terminate on January 1, 2026. The Board of Directors may, at any time, amend, modify or terminate the Plan.

ITEM 12: SECURITY OWNERSHIP OF

MANAGEMENT AND CERTAIN SECURITYHOLDERS

The following table sets forth certain information regarding the beneficial ownership of our common stock as of September 22, 2021 by:

●	each of our named executive officers;

●	each of our directors;

●	all of our current directors and named executive officers as a group; and

●	each stockholder known by us to own beneficially more than 5% of our common stock.

Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to the securities. Shares of common stock that may be acquired by an individual or group within 60 days of September 22, 2021, pursuant to the exercise of options or warrants, vesting of common stock or conversion of preferred stock or convertible debt, are deemed to be outstanding for the purpose of computing the percentage ownership of such individual or group, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person shown in the table. Percentage of ownership is based on 6,318,157,821 shares of common stock issued and outstanding as of September 22, 2021.

Except as indicated in footnotes to this table, we believe that the stockholders named in this table have sole voting and investment power with respect to all shares of common stock shown to be beneficially owned by them, based on information provided to us by such stockholders. Unless otherwise indicated, the address for each director and executive officer listed is: c/o Marijuana Company of America, Inc., 633 West Fifth Street, Suite 2826, Los Angeles, California 90071.

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Beneficial Owner	Number of Shares Common Stock Beneficially Owned		Percentage
Named Executive Officers and Directors:
Jesus Quintero	58,029,418	(1)(4)(5)	*
Edward Manolos	8,029,825	(2)(4)	*
Marco Guerrero(6)	5,370,665		*
Tad Mailander	5,446,491		*
All named executive officers and directors as a group (4 persons)	76,876,399	(3)(4)(5)	*

*Represents beneficial ownership of less than 1%

(1) Excludes (i) 8,666,666 shares of Class A Preferred Stock and (ii) 2,000,000 shares of Class B Preferred Stock.

(2) Excludes 3,333,333 shares of Class A Preferred Stock.

(3) Excludes (i) an aggregate of 11,999,999 shares of Class A Preferred Stock   and (ii) 2,000,000 shares of Class B Preferred Stock.

(4) The Class A Preferred Stock are not convertible into shares of the Company’s common stock; however, holders of the Class A Preferred Stock are entitled to 100 votes for each share of Class A Preferred Stock held.

(5) The Class B Preferred Stock are not convertible into shares of the Company’s common stock; however, holders of the Class B Preferred Stock are entitled to 1,000 votes for each share of Class B Preferred Stock held.

ITEM 13: INTEREST OF MANAGEMENT AND

OTHERS IN CERTAIN TRANSACTIONS

The following includes a summary of transactions during our fiscal years ended December 31, 2020 and December 31, 2019 to which we have been a party, including transactions in which the amount involved in the transaction exceeds the lesser of $120,000 or 1% of the average of our total assets at year-end for the last two completed fiscal years, and in which any of our directors, executive officers or, to our knowledge, beneficial owners of more than 5% of our capital stock or any member of the immediate family of any of the foregoing persons had or will have a direct or indirect material interest, other than equity and other compensation, termination, change in control and other arrangements, which are described elsewhere in this Offering Circular. We are not otherwise a party to a current related party transaction, and no transaction is currently proposed, in which the amount of the transaction exceeds the lesser of $120,000 or 1% of the average of our total assets at year-end for the last two completed fiscal years and in which a related person had or will have a direct or indirect material interest.

Cannabis Global, Inc.

On September 30, 2020, we entered into a securities exchange agreement with Cannabis Global pursuant to which we issued 650,000,000 shares of our common stock to Cannabis Global in exchange for 7,222,222 shares of Cannabis Global common stock. We and Cannabis Global also entered into a lock-up leak-out agreement which prevents either party from selling the exchanged shares for a period of 12 months from September 30, 2020. Thereafter the parties may sell not more than the quantity of shares equaling an aggregate maximum sale value of $20,000 per week, or $80,000 per month until all exchange shares are sold. Edward Manolos, our director, is also a director of Cannabis Global.

Natural Plant Extract

On April 15, 2019, we entered into a joint venture agreement with NPE to utilize NPE’s California and city cannabis licenses to jointly operate a business named “Viva Buds” to operate a licensed cannabis distribution service in California. In exchange for 20% of NPE’s common stock, we agreed to pay $2,000,000 and issue NPE $1,000,000 of our restricted common stock. As of February 3, 2020, we were in arrears in our payment obligations, and we entered into a settlement agreement terminating the joint venture. Pursuant to the settlement agreement, we reduced our equity ownership in NPE from 20% to 5% and paid NPE $85,000 and the balance of approximately $56,085 was paid pursuant to the issuance of a convertible promissory note. As of the date of this Offering Circular, the convertible promissory note was converted in full into an aggregate of 133,597,258 shares of our common stock. Edward Manolos, our director, is the Co-Founder of NPE  .

68

ITEM 14: SECURITIES BEING OFFERED

General

As of September 22, 2021, our authorized capital stock consists of 15,000,000,000 shares of common stock, par value $0.001 per share, 50,000,000 shares of preferred stock, par value $0.001 per share, referred to as Class A Preferred Stock, and 5,000,000 shares of Class B Preferred Stock, par value $0.001 per share.

As of September 22, 2021, 6,318,157,821 shares of our common stock were outstanding and held by 431 stockholders of record. The actual number of holders of our common stock is greater than this number of record holders, and includes stockholders who are beneficial owners, but whose shares are held in street name by brokers or held by other nominees. This number of holders of record also does not include stockholders whose shares may be held in trust by other entities. As of September 22, 2021, 1,999,999 shares of our Class A Preferred Stock were issued and outstanding and 1,999,999 shares of our Class B Preferred Stock were issued and outstanding held by 2 and 1 stockholders of record, respectively.

The following description of our capital stock and provisions of our Articles of Incorporation and Bylaws is only a summary. You should also refer to our Articles of Incorporation and Bylaws, copies of which are filed as an exhibit to this Offering Circular.

Common Stock

Each share of our common stock entitles the holder to receive notice of and to attend all meetings of our stockholders with the entitlement to one vote. Holders of common stock are entitled, subject to the rights, privileges, restrictions and conditions attaching to any other class of shares ranking in priority to the common stock, to receive any dividend declared by the board of directors. If the Company is voluntarily or involuntarily liquidated, dissolved or wound-up, the holders of common stock will be entitled to receive, after distribution in full of the preferential amounts, if any, all of the remaining assets available for distribution ratably in proportion to the number of shares of common stock held by them. Holders of common stock have no redemption or conversion rights. The rights, preferences and privileges of holders of shares of common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock that we may designate and issue in the future.

Preferred Stock

Class A Preferred Stock

Each share of Class A Preferred Stock is entitled to 100 votes on all matters submitted to a vote to the stockholders of the Company and does not have conversion, dividend or distribution upon liquidation rights.

Class B Preferred Stock

Each share of Class B Preferred Stock is entitled to 1,000 votes on all matters submitted to a vote to the stockholders of the Company and does not have conversion, dividend or distribution upon liquidation rights.

Warrants

As of September 22, 2021, warrants to purchase up to an aggregate of 145,302,385 shares of the Company’s common stock are outstanding, and the weighted average exercise price of such warrants is $0.0033 per share.

69

Equity Awards

Pursuant to the Plan, 8,333,333 shares of our common stock are reserved for issuance of equity awards under the Plan. As of September 22, 2021, we issued zero shares of common stock pursuant to the Plan and had no outstanding options to purchase shares of our common stock or other equity awards.

Registration Rights

On July 2, 2021, we entered into a consulting agreement with Dutchess Strategic Advisors LLC (“Dutchess”) pursuant to which we issued Dutchess 20,000,000 shares of our common stock. Pursuant to the consulting agreement, we are required to file a registration statement that covers the resale of the 20,000,000 shares of common stock issued to Dutchess.

Anti-Takeover Provisions our Bylaws

Board of Directors Vacancies

Our Bylaws authorize our board of directors to fill vacant directorships. In addition, the number of directors constituting our board of directors may be set only by resolution of our directors.

Special Meeting of Stockholders

Our Bylaws provide that special meetings of our stockholders may be called by the President of the Company and by either the President or Secretary of the Company at the request, in writing, of a majority of the Company’s Board of Directors or at the written request for the holders owning a majority of all shares entitled to vote at the meeting.

Authorized but Unissued Shares

Our authorized but unissued shares of common stock and preferred stock are available for future issuance without stockholder approval and may be utilized for a variety of corporate purposes, including future public offerings to raise additional capital, corporate acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved common stock and preferred stock could render more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.

Transfer Agent and Registrar

Our transfer agent and registrar is Pacific Stock Transfer Company whose address is 6725 Via Austi Pkwy, Suite 300 Las Vegas, Nevada 89119.

SHARES ELIGIBLE FOR FUTURE SALE

Immediately prior to this Offering, there was little trading activity in our common stock. Future sales of substantial amounts of our common stock in the public market, or the anticipation of these sales, could materially and adversely affect market prices prevailing from time to time, and could impair our ability to raise capital through sales of equity or equity-related securities.

All shares sold in this Offering will be freely tradable without restriction or further registration under the Securities Act, except for any shares purchased by our “affiliates,” as that term is defined in Rule 144 under the Securities Act, whose sales would be subject to the Rule 144 resale restrictions described below, other than the holding period requirement.

Rule 144

Affiliate Resales of Restricted Securities

Affiliates of ours must generally comply with Rule 144 if they wish to sell any shares of our common stock in the public market, whether or not those shares are “restricted securities.” “Restricted securities” are any securities acquired from us or one of our affiliates in a transaction not involving a public offering. The shares of our common stock sold in this Offering are not considered to be restricted securities.

70

Non-Affiliate Resales of Restricted Securities

Any person or entity who is not an affiliate of ours and who has not been an affiliate of ours at any time during the three months preceding a sale is only required to comply with Rule 144 in connection with sales of restricted shares of our common stock. Subject to the lock-up agreements described below, these persons may sell shares of our common stock that they have beneficially owned for at least six months without any restrictions under Rule 144.

Resales of restricted shares of our common stock by non-affiliates are not subject to the manner of sale, volume limitation or notice filing provisions of Rule 144 that are applicable to our affiliates.

Lock-Up and Leak-Out Agreements

On September 30, 2020, we issued 650,000,000 shares of our common stock to Cannabis Global and Cannabis Global entered into a lock-up leak-out agreement which prevents Cannabis Global from selling the shares for a period of 12 months from September 30, 2020. Thereafter, Cannabis Global may sell not more than the quantity of shares equaling an aggregate maximum sale value of $20,000 per week, or $80,000 per month until all exchange shares are sold.

On February 25, 2021, we entered into a warrant settlement agreement pursuant to which an investor has agreed that in any given week its Net Sales of shares of our common stock shall not exceed the greater of (i) 7.5% of our weekly dollar trading volume in such week (which means the number of shares of our common stock traded during such calendar week multiplied by the volume weighted average price per share for such week) and (ii) $100,000. “Net Sales” means the gross proceeds from sales of the shares sold in a calendar week minus (i) any trading commissions or costs associated with clearing and selling such shares, (ii) legal fees the investor incurs to obtain any legal opinions required to sell such shares and (iii) the purchase price paid for any shares of our common stock purchased on the open market during such week.

On February 26, 2021, we entered into a lock-up/leak-out agreement with Eco Innovation Group, Inc. (“Eco”) pursuant to which Eco may not sell certain shares of our common stock held by Eco until February 26, 2022 and thereafter sales shall be limited such that Eco may not sell more than the quantity of shares of our common stock equaling an aggregate maximum sale value of $20,000 per week, or $80,000 per month until all such shares are sold.

On June 29, 2021, in connection with the Merger of Merger Sub merged with and into cDistro, with cDistro surviving the merger as our wholly-owned subsidiary, the cDistro Stockholder entered into a Lock-Up and Leak-Out Agreement with us pursuant to which, among other thing, the cDistro Stockholder agreed to certain restrictions regarding the resale of our shares of common stock issued and to be issued pursuant to the Merger Agreement for a period of six months from the Effective Date.

LEGAL MATTERS

The validity of the securities offered by this Offering Circular will be passed upon for us by Sheppard, Mullin, Richter & Hampton LLP, New York, New York.

EXPERTS

The financial statements of Marijuana Company, Inc. as of December 31, 2020 and 2019 and for each of the years then ended included in this Offering Circular have been so included in reliance on the report of  L&L CPAs, PA, an independent registered public accounting firm, appearing elsewhere herein, given on the authority of said firm as experts in auditing and accounting.

71

WHERE YOU CAN FIND MORE INFORMATION

We have filed an Offering Statement on Form 1-A with the Commission under Regulation A of the Securities Act with respect to the common stock offered by this Offering Circular. This Offering Circular, which constitutes a part of the Offering Statement, does not contain all of the information set forth in the Offering Statement or the exhibits and schedules filed therewith. For further information with respect to us and our common stock, please see the Offering Statement and the exhibits and schedules filed with the Offering Statement. Statements contained in this Offering Circular regarding the contents of any contract or any other document that is filed as an exhibit to the Offering Statement are not necessarily complete, and each such statement is qualified in all respects by reference to the full text of such contract or other document filed as an exhibit to the Offering Statement. The Offering Statement, including its exhibits and schedules, may be inspected without charge at the public reference room maintained by the Commission, located at 100 F Street, N.E., Room 1580, Washington, D.C. 20549, and copies of all or any part of the Offering Statement may be obtained from such offices upon the payment of the fees prescribed by the Commission. Please call the Commission at 1-800-SEC-0330 for further information about the public reference room. The Commission also maintains an Internet website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. The address of the site is www.sec.gov.

We also maintain a website at www.marijuanacompanyofamerica.com where you may access these materials free of charge as soon as reasonably practicable after they are electronically filed with, or furnished to, the Commission. Information contained on our website is not a part of this Offering Circular and the inclusion of our website address in this Offering Circular is an inactive textual reference only.

72

MARIJUANA COMPANY OF AMERICA, INC.

Index to Financial Statements

Report of Independent Registered Public Accounting Firm	F-
Condensed Consolidated Balance Sheets as of December 31, 2020 and 2019	F-
Condensed Consolidated Statements of Operations for the Years Ended December 31, 2020 and 2019	F-
Condensed Consolidated Statement of Stockholder’s Deficit for the Years Ended December 31, 2020 and 2019	F-
Condensed Consolidated Statement of Cash Flows for the 12 Months Ended December 31, 2020 and 2019	F-
Notes to Consolidated Financial Statements

Condensed Consolidated Balance Sheets as of June 30, 2021 (Unaudited) and December 31, 2020	F-
Condensed Consolidated Statements of Operations for the Three and Six Months Ended June 30, 2021 and 2020 (Unaudited)	F-
Condensed Consolidated Statement of Stockholders’ Deficit for the Six Months Ended June 30, 2021 and 2020 (Unaudited)	F-
Condensed Consolidated Statements of Cash Flows for the Six Months Ended June 30, 2021 and 2020 (Unaudited)	F-
Notes to Condensed Consolidated Financial Statements (Unaudited)	F-

F-1

FL Office 7951 SW 6th Street, Suite 216 Plantation, FL 33324 Tel: 954-424-2345 Fax: 954-424-2230

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of

Marijuana Company of America, Inc. (Converge Global, Inc.)

Opinion on the Financial Statements

We have audited the accompanying balance sheets of Marijuana Company of America, Inc. and its subsidiaries (“the Company”) as of December 31, 2020 and December 31, 2019 and the related statements of operations, stockholders’ deficit, cash flow and the related notes to consolidated financial statements (collectively referred to as the consolidated financial statements) for the year ended December 31, 2020 and December 31, 2019. In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company at December 31, 2020 and December 31, 2019, and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s consolidated financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

The Company’s Ability to Continue as a Going Concern

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the consolidated financial statements, the Company has an accumulated deficit, recurring losses, and expects continuing future losses. These factors raise substantial doubt about the Company’s ability to continue as a going concern. Management’s evaluation of the events and conditions and management’s plans regarding these matters are also described in Note 2. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Critical Audit Matters

The critical audit matters communicated below are matters arising from the current period audit of the financial statements that were communicated or required to be communicated to the audit committee and that: (1) relate to accounts or disclosures that are material to the financial statements and (2) involved our especially challenging, subjective, or complex judgments. The communication of critical audit matters does not alter in any way our opinion on the financial statements, taken as a whole, and we are not, by communicating the critical audit matters below, providing separate opinions on the critical audit matters or on the accounts or disclosures to which they relate.

F-2

Joint Ventures and Investments

As discussed in Note 4 to the consolidated financial statements, the Company accounted for certain joint ventures under the equity method of accounting. In addition, the Company had investments in publicly traded equity securities and entered share exchange agreements with other publicly traded companies. Some of these investments are Level 2 investments and can be hard to value. In addition, as the securities held at fair value, management must assess securities that are in a significant unrealized loss position for other than temporary impairment. For these securities, management must make difficult and subjective judgments about the ability of the issuer to be able to meet its obligations under terms of the security. These judgments can have a significant impact on the Company’s reported earnings if they should prove to be significantly inaccurate.

Our principal audit procedures performed to address the joint ventures included the following:

•	We reviewed joint venture agreements and discussing with management the nature of the rights conveyed to the Company through the joint venture agreements.
•	We reviewed management’s assessment of the activities that would most significantly impact the joint venture’s economic performance and evaluated whether the joint venture agreements provided participating or protective rights to the Company.
•	We evaluated transactions with the joint ventures for events which would require reconsideration of previous consolidation conclusions.

Our principal audit procedures performed to address the investments included the following:

•	We evaluated management’s significant accounting policies related to the identification of other than temporary impairment.
•	Valuation specialists, with specialized skills and knowledge, were involved in the assessment of the fair values for a sample of Level 2 investments.
•	We performed testing over a sample of securities to determine if conclusions reached by management regarding other than temporary impairment were appropriate.

Convertible Notes

As discussed in Notes 5 and 6 to the consolidated financial statements, the Company had various debt instruments which included conversion features requiring bifurcation and separate accounting. Management evaluated the required accounting, significant estimates, and judgments around the valuation for these embedded derivatives. These embedded derivatives were initially measured at fair value and have subsequently been remeasured to fair value at each reporting period and at settlement.

There is no current observable market for these types of features and, as such, the Company determined the fair value of the embedded derivatives using a binomial option pricing model to measure the fair value of the bifurcated derivative. As a result, a high degree of auditor judgment and effort was required in performing audit procedures to evaluate the conclusions reached by management as well as the inputs to the Company’s binomial option pricing model.

Our principal audit procedures performed to address this critical audit matter included the following:

•	We obtained an understanding of the controls and processes surrounding the evaluation, initial measurement and revaluation of the bifurcated derivatives.
•	We evaluated management’s assessment and the conclusions reached to ensure these instruments were recorded in accordance with the relevant accounting guidance.
•	We evaluated the fair value of the bifurcated derivatives that included testing the valuation models and assumptions utilized by management. We reviewed and tested the fair value model used, significant assumptions, and underlying data used in the model.

The firm has served this client since December 2016.

/s/ L&L CPAS, PA

L&L CPAS, PA

Certified Public Accountants

Plantation, FL

The United States of America

April 14, 2021

F-3

MARIJUANA COMPANY OF AMERICA, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
AUDITED

	Dec 31, 2020	Dec 31, 2019

ASSETS
Current assets:
Cash	$74,503	$211,765
Short-term Investments	239,063	27,403
Accounts receivable, net	8,640	18,317
Inventory	103,483	149,175
Prepaid Insurance	55,783	—
Other current assets	56,121	11,034
Total current assets	537,593	417,694

Property and equipment, net	6,542	7,512

Other assets:
Long-term Investments	1,552,001	693,915
Right-of-use-assets	7,858	22,101
Security deposit	2,500	2,500

Total assets	2,106,494	1,143,722

LIABILITIES AND STOCKHOLDERS' DEFICIT
Current liabilities:
Accounts payable	480,877	797,789
Accrued compensation	79,214	4,875
Accrued liabilities	401,461	522,258
Notes payable, related parties	40,000	40,000
Loans payable PPP Stimulus	35,500	—
Convertible notes payable, net of debt discount of $405,507 and $808,980, respectively	1,426,894	3,193,548
Right-of-use liabilities - current portion	7,858	14,361
Warrant liability to be settled	—	192,115
Contingency Liability	—	956,251
Subscriptions payable	670,000	330,797
Derivative liability	4,426,057	5,693,071
Total current liabilities	7,567,861	11,745,065

Non-Current Liabilities
Right-of-use liabilities	—	7,858

Total liabilities	7,567,861	11,752,923

Stockholders' deficit:
Preferred stock, $0.001 par value, 50,000,000 shares authorized
Class A preferred stock, $0.001 par value, 10,000,000 shares designated, 10,000,000 shares issued and outstanding as of December 31, 2020 and December 31, 2019	10,000	10,000
Class B preferred stock, $0.001 par value, 5,000,000 shares designated, 2,000,000 and 0 shares issued and outstanding as of December 31, 2020 and December 31, 2019, respectively	2,000	—
Common stock, $0.001 par value; 15,000,000,000 shares authorized; 3,136,774,861 and 77,958,081 shares issued and outstanding as of December 31, 2020 and December 31, 2019, respectively	3,136,775	77,958
Common stock to be issued, 11,892,411 and 0 shares, respectively	11,892	—
Additional paid in capital	77,687,561	63,467,054
Accumulated deficit	(86,309,595)	(74,164,213)
Total stockholders' deficit	(5,461,367)	(10,609,201)

Total liabilities and stockholders' deficit	$2,106,494	$1,143,722

See the accompanying notes to these audited condensed consolidated financial statements

F-4

MARIJUANA COMPANY OF AMERICA, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2020 and 2019
AUDITED

	For the Year ended Dec 31,
	2020	2019
REVENUES:
Sales	$267,584	$673,919
Related party Sales	13,069	21,157
Total Revenues	280,653	695,076

Cost of sales	159,304	248,556

Gross Profit	121,349	446,520

OPERATING EXPENSES:
Depreciation	5,933	7,299
Selling and marketing	420,511	1,743,427
Payroll and related	411,954	385,246
Stock-based compensation	3,014,888	1,417,850
General and administrative	1,122,954	3,363,516
Total operating expenses	4,976,240	6,917,338

Net loss from operations	(4,854,891)	(6,470,818)

OTHER INCOME (EXPENSES):
Interest expense, net	(2,999,291)	(4,682,247)
Legal Contingency expense	—	(1,497,674)
Impairment gain (Loss) on Joint Ventures	(22,658)	(478,400)
Income (loss) on equity investment	106,305	(13,842)
Loss on change in fair value of derivative liabilities	(4,698,072)	(2,123,570)
Unrealized Gain (loss) on trading securities	248,204	(677,584)
Realized loss on sale of trading securities	(2,603)	(75,545)
Loss on disposition of investment	0	(389,664)
(Loss) Gain on settlement of debt	77,624	(3,770,974)
Total other income (expense)	(7,290,491)	(13,709,500)

Net loss before income taxes	(12,145,382)	(20,180,318)

Income taxes (benefit)	0	0

NET INCOME (LOSS)	$(12,145,382)	($20,180,318)

Loss per common share, basic and diluted	$(0.01)	$(0.41)

Weighted average number of common shares outstanding, basic and diluted (after stock-split)	962,029,388	48,669,683

See the accompanying notes to these audited condensed consolidated financial statements

F-5

MARIJUANA COMPANY OF AMERICA, INC.AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENT OF STOCKHOLDERS' DEFICIT
FOR THE YEARS ENDED DECEMBER 31, 2020 AND 2019
AUDITED

	Class A Preferred Stock		Class B Preferred Stock		Common Stock		Common Stock to be issued		Stock	Paid In	Accumulated
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Subcriptions	Capital	Deficit	Total
Balance, December 31, 2018	10,000,000	$10,000	—	$—	42,687,301	$42,687	316,693	$90,000	$—	$50,707,104	$(53,983,895)	$(3,134,104)
Common stock issued to settle amounts previously accrued					25,000	25				26,975		27,000
Common stock issued for services rendered		—			18,627,050	18,627	—	—	—	3,370,264		3,388,891
Common stock issued in settlement of convertible notes payable and accrued interest	—	—			9,251,217	9,251				3,832,638	—	3,841,889
Issuance of warrants and BCF with convertible debt	—	—			1,000,000	1,000	—	—		855,717		856,717
Conversion of related party notes payable					1,220,856	1,221	—	—		1,181,194		1,182,415
Common stock issued in exchange for exercise of warrants on a cashless basis	—	—			1,653,175	1,653			—	(1,653)	—	—
Issuance of common shares					316,693	317	(316,693)	(90,000)		89,683		—
Sale of common stock	—	—			222,221	222	—	—		64,778	—	65,000
Common shares issued in settlement of legal case					2,082,398	2,082				539,341		541,423
Common shares cancelled by officer					(1,349,877)	(1,350)				1,350		—
Issuance of common stock for investments in joint ventures					2,222,047	2,222				1,216,818		1,219,040
Reclassification of derivative liabilities to additional paid in capital										1,582,845		1,582,845
Net Loss	—	—	—	—	—	—	—	—	—	—	(20,180,318)	(20,180,318)
Balance, December 31, 2019	10,000,000	$10,000	—	$—	77,958,081	$77,957	—	$—	$—	$63,467,054	$(74,164,213)	$(10,609,202)

F-6

	Class A Preferred Stock		Class B Preferred Stock		Common Stock		Common Stock to be issued		Stock	Paid In	Accumulated
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Subcriptions	Capital	Deficit	Total
Balance, December 31, 2019	10,000,000	$10,000	—	$—	77,958,081	$77,958	—	$—	$—	$63,467,054	$(74,164,213)	$(10,609,201)
Common stock issued to settle amounts previously accrued					8,333	8				6,692		6,700
Issuance of Series B Preferred Stock to officer	—	—	2,000,000	2,000						2,227,027		2,229,027
Common stock issued for services rendered	—	—			217,396,427	217,396				568,465		785,861
Common stock issued in settlement of convertible notes payable and accrued interest	—	—			2,291,141,317	2,291,141	—	—		1,625,799	—	3,916,940
Issuance of common stock to settle liabilities	—	—			205,582,491	205,583	10,892,411	10,892		546,248		762,723
Conversion of related party notes payable and accounts payable					21,276,596	21,277	—	—		28,723		50,000
Common stock issued in exchange for exercise of warrants on a cashless basis	—	—			51,054,214	51,054	1,000,000	1,000	—	375,446	—	427,500
Issuance of common shares					—	—	—	—		—		—
Sale of common stock	—	—			268,679,513	268,680	—	—		210,006	—	478,686
Common shares issued in settlement of legal case					3,677,889	3,678				952,573		956,251
Common shares cancelled by officer					—	—				—		—
Issuance of common stock for investments in joint ventures					—	—				—		—
Reclassification of derivative liabilities to additional paid in capital										7,679,528		7,679,528
Net Loss	—	—	—	—	—	—	—	—	—	—	(12,145,382)	(12,145,382)
Balance, December 31, 2020	10,000,000	$10,000	2,000,000	$2,000	3,136,774,841	$3,136,775	11,892,411	$11,892	$—	$77,687,561	$(86,309,595)	$(5,461,367)

See the accompanying notes to these audited condensed consolidated financial statements

F-7

MARIJUANA COMPANY OF AMERICA, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE 12 MONTHS ENDED DECEMBER 31, 2020 AND 2019

AUDITED

	2020	2019
CASH FLOWS FROM OPERATING ACTIVITIES:
Net Income (Loss)	$(12,145,382)	$(20,180,318)
Adjustments to reconcile net loss to net cash used in operating activities:
Amortization of debt discount	1,658,395	2,906,843
Depreciation and amortization	5,933	7,299
Bad debt expense	—	15,000
Imputed interest on stock-settled debt	—	147,115
Impairment Loss on equity method investee	—	286,127
Impairment loss on joint venture		720,921
(Gain) Loss on change in fair value of derivative liability	4,698,072	2,123,570
Interest expense recognized for the excess of fair value of derivative liability over net book value of notes payable at issuance	792,321	1,374,078
Loss on share inducement and settlement of warrant liability	163,885	—
Stock-based compensation	3,014,888	3,222,092
Unrealized (Gain) Loss on trading securities	(248,204)	677,584
Realized Loss on trading securities	2,603	105,013
(Gain) Loss on settlement of debt	(77,624)	3,770,974
Changes in operating assets and liabilities:
Accounts receivable	9,677	13,059
Inventories	45,692	37,814
Prepaid expenses and other current assets	(100,870)	57,799
Notes receivable	75,000	—
Accounts payable	(45,706)	171,629
Accrued expenses and other current liabilities	353,149	(92,741)
Right-of-use assets	14,243	(22,101)
Right-of-use liabilities	(14,361)	22,219
Accrued compensation	74,339	322,068
Contingency liability	—	1,497,674
Net cash provided by (used in) operating activities	(1,723,950)	(2,816,282)
		—
Cash flows from investing activities:
Purchases of property and equipment	(6,016)	(2,381)
Proceeds from disposition of investment	125,000	—
Investment in joint venture	—	(223,788)
Net cash provided by (used in) investing activities	118,984	(226,169)

Cash flows from financing activities:
Proceeds from issuance of notes payable	1,017,664	2,802,500
Proceeds from PPP loan payable	35,500	—
Proceeds from issuance of notes payable		45,000
Repayments to related parties	(75,000)	(42,861)
Proceeds from sales of trading securities	10,855	—
Proceeds from sale of common stock	478,685	90,000
Net cash provided by (used in) financing activities	1,467,704	2,894,639

Net increase (decrease) in cash	(137,262)	(147,812)

Cash at beginning of period	211,765	359,577

Cash at end of period	$74,503	$211,765

Supplemental disclosure of cash flow information
Cash paid for interest	$—	$—
Cash paid for taxes	$—	$—

Non cash financing activities
Common stock issued in settlement of convertible notes payable and accrued interest	$3,928,709	$3,016,750
Common stock issued in settlement of related party notes payable	$50,000	$—
Reclassification of derivative liabilities to additional paid-in capital	$7,679,528	$1,582,845
Investment in joint venture	$—	$2,650,000
Settlement of JV investment	$386,930	$—
Common stock issued in settlement of accrued liabilities and accounts payable	$762,723	$—
Common stock issued in settlement of legal case	$956,251	$—

See the accompanying notes to these audited condensed consolidated financial statements

F-8

MARIJUANA COMPANY OF AMERICA, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2020

NOTE 1 — SIGNIFICANT ACCOUNTING POLICIES

A summary of the significant accounting policies applied in the presentation of the accompanying financial statements follows:

Basis and business presentation

Marijuana Company of America, Inc. (The “Company”) was incorporated under the laws of the State of Utah in October 1985 under the name Mormon Mint, Inc. The corporation was originally a startup company organized to manufacture and market commemorative medallions related to the Church of Jesus Christ of Latter Day Saints. On January 5, 1999, Bekam Investments, Ltd. acquired one hundred percent of the common shares of the Company and spun the Company off changing its name Converge Global, Inc. From August 13, 1999 until November 20, 2002, the Company focused on the development and implementation of Internet web content and e-commerce applications. In October 2009, in a 30 for 1 exchange, the Company merged with Sparrowtech, Inc. for the purpose of exploration and development of commercially viable mining properties. From 2009 to 2014, we operated primarily in the mining exploration business.

In 2015, the Company changed its business model to a marketing and distribution company for medical marijuana. In conjunction with the change, the Company changed its name to Marijuana Company of America, Inc. At the time of the transition in 2015, there were no remaining assets, liabilities or operating activities of the mining business.

On September 21, 2015, the Company formed H Smart, Inc, a Delaware corporation as a wholly owned subsidiary for the purpose of operating the hempSMART brand. H Smart, Inc. is also registered with the California Secretary of State as a foreign corporation.

On February 1, 2016, the Company formed MCOA CA, Inc., a California corporation as a wholly owned subsidiary to facilitate mergers, acquisitions and the offering of investments or loans to the Company.

On May 3, 2017, the Company formed Hempsmart Limited, a United Kingdom corporation as a wholly owned subsidiary for the purpose of future expansion into the European market.

On May 23, 2018, the Company formed H Smart, LLC in Washington State. On January 21, 2019, the Company converted this entity into a Washington State corporation named H Smart, Inc.

The consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries: H Smart, Inc., H Smart, LLC, Hempsmart Limited and MCOA CA, Inc. All significant intercompany balances and transactions have been eliminated in consolidation.

Revenue Recognition

For annual reporting periods after December 15, 2017, the Financial Accounting Standards Board (“FASB”) made effective ASU 2014-09 “Revenue from Contracts with Customers,” to supersede previous revenue recognition guidance under current U.S. GAAP. Revenue is now recognized in accordance with FASB ASC Topic 606, Revenue Recognition. The objective of the guidance is to establish the principles that an entity shall apply to report useful information to users of financial statements about the nature, amount, timing, and uncertainty of revenue and cash flows arising from a contract with a customer. The core principal is to recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the Company expects to be entitled in exchange for those goods or services. Two options were made available for implementation of the standard: the full retrospective approach or modified retrospective approach. The guidance became effective for annual reporting periods beginning after December 15, 2017, including interim periods within that reporting period, with early adoption permitted. We adopted FASB ASC Topic 606 for our reporting period as of the year ended December 31, 2017, which made our implementation of FASB ASC Topic 606 effective in the first quarter of 2018. We decided to implement the modified retrospective transition method to implement FASB ASC Topic 606, with no restatement of the comparative periods presented. Using this transition method, we applied the new standards to all new contracts initiated on/after the effective date. We also decided to apply this method to any incomplete contracts we determine are subject to FASB ASC Topic 606 prospectively. For the year ended December 31, 2020, there were no incomplete contracts. As is more fully discussed below, we are of the opinion that none of our contracts for services or products contain significant financing components that require revenue adjustment under FASB ASC Topic 606.

F-9

Identification of Our Contracts with Our Customers.

Contracts included in our application of FASB ASC Topic 606, consist completely of sales contracts between us and our customers that create enforceable rights and obligations. For the year ended December 31, 2019, our sales contracts included the following parties: us, our sales associates and our customers. Our sales contracts were offered by us and our sales associates to our customers directly through our web site. Our sales contracts, and those formalized by our sales associates, are represented by an electronic order form, which contains the contractual elements of offer for sale, acceptance and the provision of consideration consisting of the buyer’s payment, which is concurrent with our delivery of hempSMART™ product. Since our hempSMART™ product sales contracts are consummated upon receipt of the customer’s acceptance of our offer; our concurrent receipt of our customers payment; and, our delivery of the agreed to hempSMART™ product, all parties are equally committed to fulfilling their respective obligations under the sales contracts. Further, the sales contracts specifically identify (1) parties; (2) quantity of hempSMART™ product ordered; (3) price; and, (4) subject, and so each respective party’s rights are identifiable and the payment terms are defined. Since the sales contracts are consummated concurrent with offer, acceptance, payment and delivery of the hempSMART™ product ordered, we recognize revenue and cash flows as the principal from the respective sales contract transactions as they complete. Further, because our sales contracts are offered, accepted and consummated concurrently, our ability to collect revenue is immediate. We receive no payments for agreements that do not qualify as a contract. If customers agree to multiple sales contracts when they are entered into at or near the same time, our policy is to combine those contracts if: (1) the sales contracts are negotiated as a single package; (2) the payment amount of one sales contract is dependent upon another sales contract; (3) our performance obligations of delivering multiple hempSMART™ products can be determined to be part of a single transaction. Since the nature of the entry into and consummation of our sales contracts occur concurrently, there are no changes or modifications to the terms of the sales contracts that would modify the enforceable rights and performance obligations of the parties and that would materially alter the timing of our receipt of revenue from our sales contracts.

Identifying the Performance Obligations in Our Sales Contracts.

In analyzing our sales contracts, our policy is to identify the distinct performance obligations in a sales contract arrangement. In determining our performance obligations under our sales contracts, we consider that the terms and conditions of sales are explicitly outlined in our sales contracts and are so distinct and identifiable within the context of each sales contract, and so are not integrated with other goods, or constitute a modification or customization of other goods in our contracts, or are highly dependent or highly integrated with other goods in our sales contracts. Thus, our performance obligations are singularly related to our promise to provide the hempSMART™ products upon receipt of payment. We offer an assurance warranty on our hempSMART™ products that allows a customer to return any hempSMART™ products within thirty days if not satisfied for any reason. Assurance warranties are not identifiable performance obligations, since they are electable at the whim of the customer for any reason. However, we do account for returns of purchase prices if made.

Determination of the Price in Our Sales Contracts.

The transaction prices in our sales contract is the amount of consideration we expect to be entitled to for transferring promised hempSMART™ products. The consideration amount is fixed and not variable. The transaction price is allocated to the identified performance obligations in the contract. These allocated amounts are recognized as revenue when or as the performance obligations are fulfilled, which is concurrently upon receipt of payment. There are no future options for a contract when considering and determining the transaction price. We exclude amounts third parties will eventually collect, such as sales tax, when determining the transaction price. Since the timing between receiving consideration and transferring goods or services is immediate, our sales contract do not have a significant financing component, i.e., recognizing revenue at the amount that reflects the cash payment that the customer would have made at the time the goods or services were transferred to them (cash selling price), rather than significantly before or after the goods or services are provided.

F-10

Allocation of the Transaction Price of Our Sales Contracts.

Our sales contracts are not considered multi-element arrangements which require the fulfillment of multiple performance obligations. Rather, our sales contracts include one performance obligation in each contract. As such, from the outset, we allocate the total consideration to each performance obligation based on the fixed and determinable standalone selling price, which we believe is an accurate representation of what the price is in each transaction.

Recognition of Revenue when the Performance Obligation is Satisfied.

A performance obligation is satisfied when or as control of the good or service is transferred to the customer. The standard defines control as “the ability to direct the use of, and obtain substantially all of the remaining benefits from, the asset.” (ASC 606-10-20). For performance obligations that are fulfilled at a point in time, revenue is recognized at the fulfillment of the performance obligation. As noted above, our single performance obligation sales contracts are singularly related to our promise to provide the hempSMART™ products to the customer upon receipt of payment, which occurs concurrently and when, upon completion, allows us under our revenue recognition policy to realize revenue.

Regarding our offered financial accounting, bookkeeping and/or real property management consulting services, to date no contracts have been entered into, and thus no reportable revenues have resulted for the fiscal years ended 2020 and 2019.

Product Sales

Revenue from product sales, including delivery fees, FOB shipping point, is recognized when (1) an order is placed by the customer; (2) the price is fixed and determinable when the order is placed; (3) the customer is required to and concurrently pays for the product upon order; and, (4) the product is shipped. The evaluation of our recognition of revenue after the adoption of FASB ASC 606 did not include any judgments or changes to judgments that affected our reporting of revenues, since our product sales, both pre and post adoption of FASB ASC 606, were evaluated using the same standards as noted above, reflecting revenue recognition upon order, payment and shipment, which all occurs concurrently when the order is placed and paid for by the customer, and the product is shipped. Further, given the facts that (1) our customers exercise discretion in determining the timing of when they place their product order; and, (2) the price negotiated in our product sales is fixed and determinable at the time the customer places the order, and there is no delay in shipment, we are of the opinion that our product sales do not indicate or involve any significant customer financing that would materially change the amount of revenue recognized under the sales transaction, or would otherwise contain a significant financing component for us or the customer under FASB ASC Topic 606.

Consulting Services

We also offer professional services for financial accounting, bookkeeping or real property management consulting services based on consulting agreements. As of the date of this filing, we have not entered into any contracts for any financial accounting, bookkeeping and/or real property management consulting services that have generated reportable revenues as of the years ended 2020 and 2019. We intend and expect these arrangements to be entered into on an hourly fixed fee basis.

F-11

For hourly based fixed fee service contracts, we intend to utilize and rely upon the proportional performance method, which recognizes revenue as services are performed. Under this method, in order to determine the amount of revenue to be recognized, we will calculate the amount of completed work in comparison to the total services to be provided under the arrangement or deliverable. We only recognize revenues as we incur and charge billable hours. Because our hourly fees for services are fixed and determinable and are only earned and recognized as revenue upon actual performance, we are of the opinion that such arrangements are not an indicator of a vendor or customer based significant financing, that would materially change the amount of revenue we recognize under the contract or would otherwise contain a significant financing component under FASB ASC Topic 606.

The Company determined that upon adoption of ASC 606 there were no quantitative adjustments converting from ASC 605 to ASC 606 respecting the timing of our revenue recognition because product sales revenue is recognized upon customer order, payment and shipment, which occurs concurrently, and our consulting services offered are fixed and determinable and are only earned and recognized as revenue upon actual performance.

Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Significant estimates include the fair value of the Company’s stock, stock-based compensation, fair values relating to derivative liabilities, debt discounts and the valuation allowance related to deferred tax assets. Actual results may differ from these estimates.

Cash

The Company considers cash to consist of cash on hand and temporary investments having an original maturity of 90 days or less that are readily convertible into cash.

Concentrations of credit risk

The Company’s financial instruments that are exposed to a concentration of credit risk are cash and accounts receivable. Occasionally, the Company’s cash and cash equivalents in interest-bearing accounts may exceed FDIC insurance limits. The financial stability of these institutions is periodically reviewed by senior management.

Accounts Receivable

Trade receivables are carried at their estimated collectible amounts. Trade credit is generally extended on a short-term basis; thus, trade receivables do not bear interest. Trade accounts receivable are periodically evaluated for collectability based on past credit history with customers and their current financial condition.

Allowance for Doubtful Accounts

Any charges to the allowance for doubtful accounts on accounts receivable are charged to operations in amounts sufficient to maintain the allowance for uncollectible accounts at a level management believes is adequate to cover any probable losses. Management determines the adequacy of the allowance based on historical write-off percentages and the current status of accounts receivable. Accounts receivable are charged off against the allowance when collectability is determined to be permanently impaired. As of December 31, 2020, and 2019, allowance for doubtful accounts was $0 and $0, respectively.

F-12

Inventories

Inventories are stated at the lower of cost or market with cost being determined on a first-in, first-out (FIFO) basis. The Company writes down its inventory for estimated obsolescence or unmarketable inventory equal to the difference between the cost of inventory and the estimated market value based upon assumptions about future demand and market conditions. If actual market conditions are less favorable than those projected by management, additional inventory write-downs may be required. During the periods presented, there were no inventory write-downs.

Cost of sales

Cost of sales is comprised of cost of product sold, packaging, and shipping costs.

Stock Based Compensation

The Company measures the cost of services received in exchange for an award of equity instruments including stock, stock options and restricted stock awards based on the fair value of the award. For employees and directors, the fair value of the award is measured on the grant date and recognized over the period during which services are required to be provided in exchange for the award, usually the vesting period. For non-employees, share-based compensation awards are recorded at either the fair value of the services rendered or the fair value of the share-based payments, whichever is more readily determinable. Stock and restricted stock and option awards are based on the closing price of the stock underlying the awards on the grant date. Stock-based compensation expense is recorded by the Company in the same expense classifications in the statements of operations, as if such amounts were paid in cash. As of December 31, 2020, and 2019, the number of outstanding stock options to purchase shares of common stock was 0 and 0 shares, respectively. 0 and 0 shares were vested as of December 31, 2020 and 2019, respectively.

Net Loss per Common Share, basic and diluted

The Company computes earnings (loss) per share under Accounting Standards Codification subtopic 260-10, Earnings Per Share (“ASC 260-10”). Net loss per common share is computed by dividing net loss by the weighted average number of shares of common stock outstanding during the year.  Diluted earnings per share, if presented, would include the dilution that would occur upon the exercise or conversion of all potentially dilutive securities into common stock using the “treasury stock” and/or “if converted” methods as applicable.

The computation of basic and diluted income (loss) per share as of December 31, 2020 and 2019 excludes potentially dilutive securities when their inclusion would be anti-dilutive, or if their exercise prices were greater than the average market price of the common stock during the period.

Potentially dilutive securities excluded from the computation of basic and diluted net loss per share are as follows:

	2020		2019
Convertible notes payable	1,282,203,301		137,219,847
Options to purchase common stock(1)	0	(1)	0	(1)
Warrants to purchase common stock	293,054,702		110,846,817
Total	1,575,258,003		248,066,664

(1) On February 27, 2019, Donald Steinberg and Charles Larsen cancelled previously issued options to purchase an aggregate of 1,000,000,000 shares at an average exercise price of $0.0005 per share, representing 100% of all previously issued options.

F-13

Property and Equipment

Property and equipment are stated at cost. When retired or otherwise disposed, the related carrying value and accumulated depreciation are removed from the respective accounts and the net difference less any amount realized from disposition, is reflected in earnings. For financial statement purposes, property and equipment are recorded at cost and depreciated using the straight-line method over their estimated useful lives of 3 to 5 years.

Investments

The Company follows Accounting Standards Codification subtopic 321-10, Investments-Equity Securities (“ASC 321-10) which requires the accounting for equity security to be measured at fair value with changes in unrealized gains and losses are included in current period operations. Where an equity security is without a readily determinable fair value, the Company may elect to estimate its fair value at cost minus impairment plus or minus changes resulting from observable price changes (See Note 4).

Derivative Financial Instruments

The Company classifies as equity any contracts that (i) require physical settlement or net-share settlement or (ii) provide the Company with a choice of net-cash settlement or settlement in its own shares (physical settlement or net-share settlement) providing that such contracts are indexed to the Company’s own stock. The Company classifies as assets or liabilities any contracts that (i) require net-cash settlement (including a requirement to net cash settle the contract if an event occurs and if that event is outside the Company’s control) or (ii) gives the counterparty a choice of net-cash settlement or settlement in shares (physical settlement or net-share settlement). The Company assesses classification of its common stock purchase warrants and other free standing derivatives at each reporting date to determine whether a change in classification between equity and liabilities is required.

The Company’s free-standing derivatives consisted of conversion options embedded within its issued convertible debt and warrants with anti-dilutive (reset) provisions. The Company evaluated these derivatives to assess their proper classification in the balance sheet using the applicable classification criteria enumerated under GAAP.  The Company determined that certain conversion and exercise options do not contain fixed settlement provisions.  The convertible notes contain a conversion feature and warrants have a reset provision such that the Company could not ensure it would have adequate authorized shares to meet all possible conversion demands.

As such, the Company was required to record the conversion feature and the reset provision which does not have fixed settlement provisions as liabilities and mark to market all such derivatives to fair value at the end of each reporting period.

The Company has adopted a sequencing policy that reclassifies contracts (from equity to assets or liabilities) with the most recent inception date first. Thus, any available shares are allocated first to contracts with the most recent inception dates.

Fair Value of Financial Instruments

Fair value estimates discussed herein are based upon certain market assumptions and pertinent information available to management as of December 31, 2020 and 2019. The respective carrying value of certain on-balance-sheet financial instruments approximated their fair values. These financial instruments include cash and accounts payable. Fair values were assumed to approximate carrying values for cash, accounts payables and short-term notes because they are short term in nature.

Advertising

The Company follows the policy of charging the costs of advertising to expense as incurred. The Company charged to operations $129,504 and $540,474 for the year ended December 31, 2020 and 2019, respectively, as advertising costs.

F-14

Income Taxes

Deferred income tax assets and liabilities are determined based on the estimated future tax effects of net operating loss and credit carry forwards and temporary differences between the tax basis of assets and liabilities and their respective financial reporting amounts measured at the current enacted tax rates. The Company records an estimated valuation allowance on its deferred income tax assets if it is not more likely than not that these deferred income tax assets will be realized.

The Company recognizes a tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be sustained on examination by taxing authorities, based on the technical merits of the position. The tax benefits recognized in the consolidated financial statements from such a position are measured based on the largest benefit that has a greater than 50% likelihood of being realized upon ultimate settlement. As of December 31, 2020, and 2019, the Company has not recorded any unrecognized tax benefits.

Segment Information

Accounting Standards Codification subtopic Segment Reporting 280-10 (“ASC 280-10”) establishes standards for reporting information regarding operating segments in annual financial statements and requires selected information for those segments to be presented in interim financial reports issued to stockholders. ASC 280-10 also establishes standards for related disclosures about products and services and geographic areas. Operating segments are identified as components of an enterprise about which separate discrete financial information is available for evaluation by the chief operating decision maker, or decision-making group, in making decisions how to allocate resources and assess performance. The information disclosed herein materially represents all of the financial information related to the Company’s only material principal operating segment.

Recent Accounting Pronouncements

There are various updates recently issued, most of which represented technical corrections to the accounting literature or application to specific industries and are not expected to a have a material impact on the Company’s financial position, results of operations or cash flows.

Adoption of Accounting Standards

In May 2014, the Financial Accounting Standards Board (the “FASB”) issued ASU 2014-09 “Revenue from Contracts with Customers” to supersede previous revenue recognition guidance under current U.S. GAAP. The guidance presents a single five-step model for comprehensive revenue recognition that requires an entity to recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. Two options are available for implementation of the standard which is either the retrospective approach or cumulative effect adjustment approach. The guidance becomes effective for annual reporting periods beginning after December 15, 2017, including interim periods within that reporting period, with early adoption permitted.

The Company has determined that the adoption of ASU-2014-09 will not have a material impact on its financial statements.

COVID-19 Impacts on Accounting Policies and Estimates

COVID-19 Impacts on Accounting Policies and Estimates In light of the currently unknown ultimate duration and severity of COVID-19, we face a greater degree of uncertainty than normal in making the judgments and estimates needed to apply our significant accounting policies. As COVID-19 continues to develop, we may make changes to these estimates and judgments over time, which could result in meaningful impacts to our financial statements in future periods.

As previously reported on Form 8-K filed on March 30, 2020, the Company was unable to file its Annual Report on Form 10-K for the fiscal year ended December 31, 2019 by the original deadline of March 30, 2020, due to circumstances related to COVID-19 pandemic, specifically: (i) the Southern California area, including the location of the Company’s corporate headquarters, was at one of the epicenters of the coronavirus outbreaks in the United States and the Governor of California had ordered all residents to stay at home excepting only essential travel; and (ii) historically, the Company has relied on vendors in China to manufacture certain of its principal products. The outbreak of COVID-19 caused different levels of delay in operations of the Company, vendors, customers and professional service providers. As a result, the Company’s books and records were not easily accessible from our Chinese manufacturer of our products, resulting in a delay in the preparation, audit and completion of the Company’s financial statements for the Annual Report.

F-15

Subsequent Events

The Company evaluates events that have occurred after the balance sheet date but before the financial statements are issued.  Based upon the evaluation, the Company did not identify any recognized or non-recognized subsequent events that would have required adjustment or disclosure in the financial statements, except as disclosed.

NOTE 2 – GOING CONCERN AND MANAGEMENT’S LIQUIDITY PLANS

The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. As shown in the accompanying financial statements during year ended December 31, 2020, the Company incurred net losses of $12,145,382 and used cash in operations of $1,723,950. These factors among others may indicate that the Company will be unable to continue as a going concern for a reasonable period of time.

The Company’s primary source of operating funds in 2020 and 2019 has been from funds generated from proceeds from the sale of common stock and the issuance of convertible and other debt. The Company has experienced net losses from operations since its inception, but expects these conditions to improve in 2020 and beyond as it develops its business model. The Company has stockholders’ deficiencies at December 31, 2020 and requires additional financing to fund future operations.

The Company’s existence is dependent upon management’s ability to develop profitable operations and to obtain additional funding sources. There can be no assurance that the Company’s financing efforts will result in profitable operations or the resolution of the Company’s liquidity problems. The accompanying statements do not include any adjustments that might result should the Company be unable to continue as a going concern.

NOTE 3 – PROPERTY AND EQUIPMENT

Property and equipment as of December 31, 2020 and 2019 is summarized as follows:

	2020	2019
Computer equipment	$20,143	$16,358
Furniture and fixtures	5,140	5,140
Subtotal	25,283	21,498
Less accumulated depreciation	(18,741)	(13,986)
Property and equipment, net	$6,542	$7,512

Property and equipment are stated at cost and depreciated using the straight-line method over their estimated useful lives of 3 years. When retired or otherwise disposed, the related carrying value and accumulated depreciation are removed from the respective accounts and the net difference less any amount realized from disposition, is reflected in earnings.

Depreciation expense was $5,933 and $7,299 for the year ended December 31, 2020 and 2019.

F-16

NOTE 4 – INVESTMENTS

MoneyTrac

On March 13, 2017, in exchange for $250,000, we purchased a 15% interest in MoneyTrac Technology, Inc. (“MoneyTrac”), a developer of an integrated and streamlined electronic payment processing system containing E-Wallet and mobile applications, that allows for the management and processing of prepaid cards, debit cards, and credit card payments. On June 12th, 2018 Global Payout, Inc. (“Global”) entered into a Reverse Triangular Merger with MoneyTrac, MoneyTrac Technology, Inc., a California Corporation and MTrac Tech Corporation, a Nevada corporation and wholly-owned subsidiary of Global Payout, Inc., whereby MoneyTrac merged into MTrac Tech Corporation, the surviving corporation of the merger, and thereafter the separate existence of MoneyTrac ceased, and all rights, privileges, powers and property, were assumed by Merger Sub. Pursuant to the terms of the Merger, Global issued 1,100,000,000 (one billion, one hundred million) shares of its common stock to MoneyTrac as consideration for the purchase of MoneyTrac, whereby each one (1) share of MoneyTrac stock, issued and outstanding immediately prior to the effective date of the Merger, was canceled and converted into ten (10) shares of Global common stock. We acquired 150,000,000 Global common shares for our original $250,000 representing approximately 15% ownership. Global’s name changed in April, 2020 to Global Trac Solutions, Inc. Global’s trading on the OTC Markets under the symbol “PYSC.” We realized $51,748 from sales of our Global securities during fiscal year ended December 31, 2019.

Conveniant Hemp Mart, LLC

Conveniant Hemp Mart, LLC (“Conveniant”) is a Wyoming limited liability company whose business plan includes the development, manufacture and sale of consumer products containing CBD that are intended for marketing and sales at convenience stores, gas stations and markets. On July 19, 2017, we agreed to lend $50,000 to Conveniant based on a promissory note. The note provided that in lieu of receiving repayment, we could elect to exercise a right to convert the loaned amount into a payment towards the purchase of a 25% interest in Conveniant, subject to our payment of an additional $50,000 equaling a total purchase price of $100,000. The Company exercised this option on November 20, 2017 and paid Conveniant on November 21, 2017. Conveniant developed a line of consumer products containing industrial hemp derived CBD with no traceable THC content. On May 1, 2019, the Company and Conveniant agreed to cancel the Company’s 25% interest in Conveniant. Conveniant issued to the Company a credit memo equal to the Company’s $100,000 investment. The Company determined that as of December 31, 2018, the total investment was impaired.

Global Hemp Group Joint Ventures

We currently have one ongoing joint venture with Global Hemp Group, Inc., a Canadian corporation – the Scio, Oregon Joint Venture. As of September 30, 2019, we withdrew and fully impaired the Joint Venture with Global Hemp Group referred to as the “New Brunswick” joint venture, because the research project failed to finalize the research studies and render any tangible revenue to us. The decision to impair this joint venture did not have a material impact on our reported operations, revenues or gross profits for the fiscal year ended December 31, 2019 or December 31, 2020. A brief description of each follows.

New Brunswick Canada

On May 8, 2018, we entered into a joint venture with Global Hemp Group, Inc., develop a project to commercialize the cultivation of industrial hemp on a 109 acre parcel of real property owned by the Company and Global Hemp Group in Scio, Oregon, and operating under the Oregon corporation Covered Bridges, Ltd. The joint venture agreement commits the Company to a cash contribution of $600,000 payable on the following funding schedule: $200,000 upon execution of the joint venture agreement; $238,780 by July 31, 2018; $126,445 by October 31, 2018; and, $34,775 by January 31, 2019. The Company has complied with its payments. The 2018 crop of hemp grown on the joint venture’s real property consisted of 33 acres of high yielding CBD hemp grown in an orchard style cultivation on the property. The 2018 harvest consisted of approximately 37,000 high yielding CBD hemp plants producing 24 tons of biomass that produced 48,000 pounds of dried biomass. However, there were delays with Global Hemp Group’s management and maintenance of the business and the biomass that caused degradation to the harvested crop affecting marketability. We determined the investment fully impaired as of September 30, 2019. Additional issues and disputes arose between the Company and Global Hemp Group. These disputes led to the parties entering into a settlement agreement on September 28, 2020, whereby Global Hemp Group agreed to pay the Company $200,000 and issue common stock to the Company equal in value to $185,000 as of September 28, 2020, subject to a non-dilutive protection provision. Additionally, Global Hemp Group agreed to pay the Company $10,000 to cover the Company’s legal fees relating to the Agreement. In exchange for the settlement consideration, the Company agreed to relinquish its ownership interest in the joint venture.

The Company’s costs incurred by the Company’s interest was $0 and $10,775 for the years ended December 31, 2019 and 2018 and was recorded as other income/expense in the Company’s Statement of Operations in the appropriate periods. As of December 31, 2019, the balance of the New Brunswick JV investment reported on the balance sheet for the year ended December 31, 2019 was $0 as a result of the investment being deemed fully impaired and the Company withdrawing from the joint venture as of September 30, 2019.

F-17

Global Hemp Group JV – Scio Oregon

On May 8, 2018, the Company, Global Hemp Group, Inc., a Canadian corporation, and TTO Enterprises, Ltd., an Oregon corporation entered into a Joint Venture Agreement. The purpose of the joint venture is to develop a project to commercialize the cultivation of industrial hemp on a 109 acre parcel of real property owned by the Company and Global Hemp Group in Scio, Oregon, and operating under the Oregon corporation Covered Bridges, Ltd. The joint venture agreement committed the Company to provide cash contributions of $600,000 payable on the following funding schedule: $200,000 upon execution of the joint venture agreement; $238,780 by July 31, 2018; $126,445 by October 31, 2018; and, $34,775 by January 31, 2019. The Company complied with its payments.

The 2018 crop of hemp grown on the joint venture’s real property consisted of 33 acres of high yielding CBD hemp grown in an orchard style cultivation on the property. The 2018 harvest consisted of approximately 37,000 high yielding CBD hemp plants producing 24 tons of biomass that produced 48,000 pounds of dried biomass. The joint venture partners prepared processing samples ranging in size from 100 lbs. to 2,000 lbs. for sample offers to extraction companies. However, there were delays with Global Hemp Group’s management and maintenance of the business and the biomass that caused degradation to the harvested crop affecting marketability. Additional issues and disputes arose between the Company and Global Hemp Group. These disputes led to the parties entering into a settlement agreement on September 28, 2020, whereby Global Hemp Group agreed to pay the Company $200,000 and issue common stock to the Company equal in value to $185,000 as of September 28, 2020, subject to a non-dilutive protection provision. Additionally, Global Hemp Group agreed to pay the Company $10,000 to cover the Company’s legal fees relating to the Agreement. In exchange for the settlement consideration, the Company agreed to relinquish its ownership interest in the joint venture.

 As of December 31, 2019, the combined balance of the Covered Bridge (SCIO) investment and related 41389 Farm investment was $0 as the investment was written off as a loss for the period ended December 31, 2019. The debt obligation related to this JV of $262,414 was also written off to $0 as of the year ended December 31, 2019.

Bougainville Ventures, Inc. Joint Venture

On March 16, 2017, we entered into a joint venture agreement with Bougainville Ventures, Inc., a Canadian corporation. The purpose of the joint venture was for the Company and Bougainville to (i) jointly engage in the development and promotion of products in the legalized cannabis industry in Washington State; (ii) utilize Bougainville’s high quality cannabis grow operations in the State of Washington, where it claimed to have an ownership interest in real property for use within the legalized cannabis industry; (iii) leverage Bougainville’s agreement with a I502 Tier 3 license holder to grow cannabis on the site; provide technical and management services and resources including, but not limited to: sales and marketing, agricultural procedures, operations, security and monitoring, processing and delivery, branding, capital resources and financial management; and, (iv) optimize collaborative business opportunities. The Company and Bougainville agreed to operate through a Washington State Limited Liability Company, and BV-MCOA Management, LLC was organized in the State of Washington on May 16, 2017.

As our contribution to the joint venture, the Company committed to raise not less than $1,000,000 to fund joint venture operations, based upon a funding schedule. The Company also committed to providing branding and systems for the representation of cannabis related products and derivatives comprised of management, marketing and various proprietary methodologies directly tailored to the cannabis industry.

The Company and Bougainville’s agreement provided that funding provided by the Company would contribute towards the joint venture’s ultimate purchase of the land consisting of a one-acre parcel located in Okanogan County, Washington, for joint venture operations.

F-18

As disclosed on Form 8-K on December 11, 2017, the Company did not comply with the funding schedule for the joint venture. On November 6, 2017, the Company and Bougainville amended the joint venture agreement to reduce the amount of the Company’s commitment from $1,000,000 to $800,000, and also required the Company to issue Bougainville 15 million shares of the Company’s restricted common stock. The Company completed its payments pursuant to the amended agreement on November 7, 2017, and on November 9, 2017, issued to Bougainville 15 million shares of restricted common stock. The amended agreement provided that Bougainville would deed the real property to the joint venture within thirty days of its receipt of payment.

Thereafter, the Company determined that Bougainville had no ownership interest in the property in Washington State, but rather was a party to a purchase agreement for real property that was in breach of contract for non-payment. Bougainville also did not possess an agreement with a Tier 3 I502 license holder to grow Marijuana on the property. Nonetheless, as a result of funding arranged for by the Company, Bougainville and an unrelated third party, Green Ventures Capital Corp., purchased the land, but did not deed the real property to the joint venture. Bougainville failed to pay delinquent property taxes to Okanogan County and to date, the property has not been deeded to the joint venture.

To clarify the respective contributions and roles of the parties, the Company offered to enter into good faith negotiations to revise and restate the joint venture agreement with Bougainville. The Company diligently attempted to communicate with Bougainville to accomplish a revised and restated joint venture agreement, and efforts towards satisfying the conditions to complete the subdivision of the land by the Okanogan County Assessor. However, Bougainville failed to cooperate or communicate with the Company in good faith, and failed to pay the delinquent taxes on the real property that would allow for sub-division and the deeding of the real property to the joint venture.

On August 10, 2018, the Company advised its independent auditor that Bougainville did not cooperate or communicate with the Company regarding its requests for information concerning the audit of Bougainville’s receipt and expenditures of $800,000 contributed by the Company in the joint venture agreement. Bougainville had a material obligation to do so under the joint venture agreement. The Company believes that some of the funds it paid to Bougainville were misappropriated and that there was self-dealing with respect to those funds. Additionally, the Company believes that Bougainville misrepresented material facts in the joint venture agreement, as amended, including, but not limited to, Bougainville’s representations that: (i) it had an ownership interest in real property that was to be deeded to the joint venture; (ii) it had an agreement with a Tier 3 # I502 cannabis license holder to grow cannabis on the real property; and, (iii) that clear title to the real property associated with the Tier 3 # I502 license would be deeded to the joint venture thirty days after the Company made its final funding contribution. As a result, on September 20, 2018, the Company filed suit against Bougainville Ventures, Inc., BV-MCOA Management, LLC, Andy Jagpal, Richard Cindric, et al. in Okanogan County Washington Superior Court, case number 18-2- 0045324. The Company’s complaint seeks legal and equitable relief for breach of contract, fraud, breach of fiduciary duty, conversion, recession of the joint venture agreement, an accounting, quiet title to real property in the name of the Company, for the appointment of a receiver, the return to treasury of 15 million shares issued to Bougainville, and, for treble damages pursuant to the Consumer Protection Act in Washington State. The registrant has filed a lis pendens on the real property. The case is currently in litigation.

In connection with the agreement, the Company recorded a cash investment of $1,188,500 to the Joint Venture during 2017. This was comprised of 49.5% ownership of BV-MCOA Management LLC, and was accounted for using the equity method of accounting. The Company recorded an annual impairment in 2017 of $792,500, reflecting the Company’s percentage of ownership of the net book value of the investment. During 2018, the Company recorded equity losses of $37,673 and $11,043 for the first and second quarters respectively, and recorded an annual impairment of $285,986 for the year ended December 31, 2018, at which time the Company determined the investment to be fully impaired due to Bougainville’s breach of contract and resulting litigation, as discussed above.

GateC Joint Venture

On March 17, 2017, the Company and GateC Research, Inc. (“GateC”) entered into a Joint Venture Agreement (“Agreement”) whereby the Company committed to raise up to one and one-half million dollars ($1,500,000) over a six-month period, with a minimum commitment of five hundred thousand dollars ($500,000) within a three (3) month period; and, information establishing brands and systems for the representation of cannabis related products and derivatives comprised of management, marketing and various proprietary methodologies, including but not limited to its affiliate marketing program, directly tailored to the cannabis industry.

F-19

GateC agreed to contribute its management and control services and systems related to cannabis grow operations in Adelanto County, California, and its permit to grow marijuana in an approved zone in Adelanto, California. GateC did not own a physical site for its operation in Adelanto County, California, and GateC’s permit to grow cannabis did not contain a conditional use permit.

On or about November 28, 2017, GateC and the Registrant orally agreed to suspend the Company’s funding commitment, pending the finalization of California State regulations governing the growth, cultivation and distribution of cannabis, which were expected to be completed in 2018.

On March 19, 2018, the Company and GateC rescinded the Agreement and concurrently released each other from any all any and all losses, claims, debts, liabilities, demands, obligations, promises, acts, omissions, agreements, costs and expenses, damages, injuries, suits, actions and causes of action, of whatever kind or nature, whether known or unknown, suspected or unsuspected, contingent or fixed, that they may have against each other and their Affiliates, arising out of the Agreement.

The Registrant incurred no termination penalties as the result of its entry into the Recession and Mutual Release Agreement.

In 2017, the Company recorded a debt obligation of $1,500,000 to the Joint Venture and a corresponding impairment charge of $1,500,000 during for year ended December 31, 2017. Upon termination of the material definitive agreement on March 19, 2018, the Company realized a gain on settlement of debt obligation of $1,500,000 for the year ended December 31, 2018.

Natural Plant Extract of California

Natural Plant Extract of California & Subsidiaries Joint Venture; On April 15, 2019, the Company entered into a joint venture agreement with Natural Plant Extracts of California, Inc. and subsidiaries. The purpose of the joint venture was to utilize Natural Plant Extracts’ California and City cannabis licenses to jointly operate a business named “Viva Buds” to operate a licensed cannabis distribution service in California. In exchange for acquiring 20% of Natural Plant Extracts’ common stock, the Company agree to pay two million dollars and issue Natural Plant Extract one million dollars’ worth of the Company’s restricted common stock. As of February 3, 2020, the Company was in arrears in its payment obligations under the joint venture agreement, and the parties entered into a settlement and release of all claims terminating the joint venture. The parties agreed to reduce the Company’s equity ownership in Natural Plant Extracts from 20% to 5%. The Company also agreed to pay Natural Plant Extracts $85,000 and the balance of $56,085.15 paid in a convertible promissory note issued with terms allowing Natural Plant Extracts to convert the note into common stock at a 50% discount to the closing price of MCOA’s common stock as of the maturity date. As of the date of this filing, the Company satisfied its payment obligations under the settlement agreement.

Cannabis Global Share Exchange

Share Exchange with Cannabis Global, Inc. On September 30, 2020, the Company entered into a securities exchange agreement with Cannabis Global, Inc., a Nevada corporation. By virtue of the agreement, the Company issued 650,000,000 shares of its unregistered common stock to Cannabis Global in exchange for 7,222,222 shares of Cannabis Global unregistered common stock. The Company and Cannabis Global also entered into a lock up leak out agreement which prevents either party from sales of the exchanged shares for a period of 12 months. Thereafter the parties may sell not more than the quantity of shares equaling an aggregate maximum sale value of $20,000 per week, or $80,000 per month until all Shares and Exchange Shares are sold.

F-20

Joint Ventures in Brazil and Uruguay – Development Stage

On October 1, 2020, we entered into two Joint Venture Agreements with Marco Guerrero, a director of the Company, dated September 30, 2020, to form joint venture operations in Brazil and in Uruguay to produce, manufacture, market and sell the Company’s hempSMART™ products in Latin America, and will also work to develop and sell hempSMART™ products globally. The Joint Venture Agreements contain equal terms for the formation of joint venture entities in Uruguay and Brazil. The Brazilian joint venture will be headquartered in São Paulo, Brazil, and will be named HempSmart Produtos Naturais Ltda. (“HempSmart Brazil”). The Uruguayan joint venture will be headquartered in Montevideo, Uruguay and will be named Hempsmart Uruguay S.A.S. (“HempSmart Uruguay”). Both are in the development stage. Under the Joint Venture Agreements, the Company will acquire a 70% equity interest in both HempSmart Brazil and HempSmart Uruguay. A minority 30% equity interest in both HempSmart Brazil and HempSmart Uruguay will be held by newly formed entities controlled by Mr. Guerrero, our director and a successful Brazilian entrepreneur. The Company will provide capital in the amount of $50,000 to both HempSmart Brazil and HempSmart Uruguay under the Joint Venture Agreements, for a total capital obligation of $100,000. As of December 31, 2020, this amount has not been disbursed. It is expected that the proceeds of the initial capital contribution will be used for contracting with third-party manufacturing facilities in Brazil and Uruguay, and related infrastructure and employment of key personnel. The boards of directors of HempSmart Brazil and HempSmart Uruguay will consist of three directors, elected by the joint venture partners. As part of the Joint Venture Agreements, the Company will license, on a royalty-free basis, certain of its intellectual property regarding the Company’s existing products to HempSmart Brazil and HempSmart Uruguay to enable the joint ventures to manufacture and sell the Company’s products in Brazil, Uruguay, and for export to other Latin American countries, the United States, and globally in accordance with the terms of the Joint Venture Agreements. The Joint Venture Agreements provide the partners with a right of first offer. Under this right, each partner may trigger an “interest sale” right of first offer process at any time pursuant to which the other partners may either acquire the triggering partner’s interest in the joint ventures, or permit the triggering partner to sell its interest to a third party. In addition, the Company, as majority partner, may trigger a compulsory buy-sell procedure in the event a joint venture is frustrated in its intent or purpose, pursuant to which the Company could pursue a sale of all or substantially all of the joint venture. Subject to certain exceptions, the joint venture partners may not transfer their interests in HempSmart Brazil and HempSmart Uruguay. The Joint Venture Agreements contain customary terms, conditions, representations, warranties and covenants of the parties for like transactions.

F-21

	INVESTMENTS									SHORT-TERM INVESTMENTS

	TOTAL	Global Hemp	Cannabis Global			Bougainville Ventues,	Gate C Research	Natural Plant		TOTAL Short-Term	Global Hemp
	INVESTMENTS	Group	Inc.	Benihemp	MoneyTrac	Inc.	Inc.	Extract	Vivabuds	Investments	Group	MoneyTrac
Beginning balance @12-31-16	$0	$0		$0	$0	$0	$0			$0		$0

Investments made during 2017	3,049,275	10,775		100,000	250,000	1,188,500	1,500,000			0		0

Quarter 03-31-17 equity method Loss	0									0

Quarter 06-30-17 equity method Loss	0									0

Quarter 09-30-17 equity method Loss	(375,000)					(375,000)				0

Quarter 12-31-17 equity method accounting	313,702					313,702				0

Impairment of Investment in 2017	(2,292,500)	0				(792,500)	(1,500,000)			0		0
Balances as of 12/31/17	695,477	10,775	0	100,000	250,000	334,702	0	0	0	0	0	0

Investments made during 2018	986,654	986,654								0

Quarter 03-31-18 equity method Loss	(37,673)					(37,673)				0

Quarter 06-30-18 equity method Loss	(11,043)					(11,043)				0

Quarter 09-30-18 equity method Loss	(10,422)			(10,422)						0

Quarter 12-31-18 equity method Loss	(31,721)	(31,721)		0						0

Moneytrac investment reclassified to Short-Term investments	(250,000)				(250,000)					250,000		250,000

Unrealized gains on trading securities - 2018	0									560,000		560,000

Impairment of investment in 2018	(933,195)	(557,631)		(89,578)		(285,986)				0
Balance @12-31-18	$408,077	$408,077	$0	$0	$0	$0	$0	$0	$0	$810,000	$0	$810,000

F-22

	INVESTMENTS									SHORT-TERM INVESTMENTS

	TOTAL	Global Hemp	Cannabis Global			Bougainville Ventues,	Gate C Research	Natural Plant		TOTAL Short-Term	Global Hemp
	INVESTMENTS	Group	Inc.	Benihemp	MoneyTrac	Inc.	Inc.	Extract	Vivabuds	Investments	Group	MoneyTrac
Investments made during quarter ended 03-31-19	129,040	129,040

Quarter 03-31-19 equity method Loss	(59,541)	(59,541)

Unrealized gains on trading securities - quarter ended 03-31-19										(135,000)		$(135,000)
Balance @03-31-19	$477,576	$477,576	$0	$0	$0	$0	$0	$0	$0	$675,000	$0	$675,000

Investments made during quarter ended 06-30-19	$3,157,234	$83,646						$3,000,000	$73,588

Quarter 06-30-19 equity method Income (Loss)	($171,284)	($141,870)						$(6,291)	$(23,123)

Unrealized gains on trading securities - quarter ended 06-30-19	$0									(150,000)		$(150,000)
Balance @06-30-19	$3,463,526	$419,352	$0	$0	$0	$0	$0	$2,993,709	$50,465	$525,000	$0	$525,000

Investments made during quarter ended 09-30-19	$186,263								$186,263

Quarter 09-30-19 equity method Income (Loss)	$122,863	$262,789						$(94,987)	$(44,939)

Sale of trading securities during quarter ended 09-30-19										$(41,667)		$(41,667)

Unrealized gains on trading securities - quarter ended 09-30-19	$0									(362,625)		$(362,625)
Balance @09-30-19	$3,772,652	$682,141	$0	$0	$0	$0	$0	$2,898,722	$191,789	$120,708	$0	$120,708

F-23

	INVESTMENTS									SHORT-TERM INVESTMENTS

	TOTAL	Global Hemp	Cannabis Global			Bougainville Ventues,	Gate C Research	Natural Plant		TOTAL Short-Term	Global Hemp
	INVESTMENTS	Group	Inc.	Benihemp	MoneyTrac	Inc.	Inc.	Extract	Vivabuds	Investments	Group	MoneyTrac
Investments made during quarter ended 12-31-19	$392,226	$262,414							$129,812

Quarter 12-31-19 equity method Income (Loss)	$(178,164)	$(75,220)						$(23,865)	$(79,079)

Reversal of Equity method Loss for 2019	$272,285							$125,143	$147,142

Impairment of investment in 2019	$(3,175,420)	$(869,335)						$(2,306,085)	$0

Loss on disposition of investment	$(389,664)								$(389,664)

Sale of trading securities during quarter ended 12-31-19	$0									$(17,760)		$(17,760)

Unrealized gains on trading securities - quarter ended 12-31-19	$0									(75,545)		$(75,545)
Balance @12-31-19	$693,915	$(0)	$0	$0	$0	$0	$0	$693,915	$0	$27,403	$0	$27,403

Equity Loss for Quarter ended 03-31-20	126,845	126,845

Recognize Joint venture liabilities per JV agreement @03-31-20	394,848	394,848

Impairment of Equity Loss for Quarter ended 03-31-20	(521,692)	(521,692)

Unrealized gains on trading securities - quarter ended 03-31-19										(13,945)		$(13,945)
Balance @03-31-20	$693,915	$0	$0	$0	$0	$0	$0	$693,915	$0	$13,458	$0	$13,458

F-24

	INVESTMENTS									SHORT-TERM INVESTMENTS

	TOTAL	Global Hemp	Cannabis Global			Bougainville Ventues,	Gate C Research	Natural Plant		TOTAL Short-Term	Global Hemp
	INVESTMENTS	Group	Inc.	Benihemp	MoneyTrac	Inc.	Inc.	Extract	Vivabuds	Investments	Group	MoneyTrac
Equity Loss for Quarter ended 06-30-20	(7,048)	(7,048)

Impairment of Equity Loss for Quarter ended 06-30-20	7,048	7,048

Sales of of trading securities - quarter ended 06-30-20										(13,458)		$(13,458)
Balance @06-30-20	$693,915	$0	$0	$0	$0	$0	$0	$693,915	$0	$0	$0	$0

Global Hemp Group trading securities issued	650,000		$650,000							$185,000	$185,000

Investment in Cannabis Global	0
Balance @09-30-20	$1,343,915	$0	$650,000	$0	$0	$0	$0	$693,915	$0	$185,000	$185,000	$0

Unrealized gain on Global Hemp Group securities - 4th Quarter 2020										$54,064	$54,064

Unrealized gains on Cannabis Global Inc securities - 4th Quarter 2020	208,086		$208,086
Balance @12-31-20	$1,552,001	$0	$858,086	$0	$0	$0	$0	$693,915	$0	$239,064	$239,064	$0

F-25

The following table indicates the amount of debt the Company recorded quarter to quarter as a result of its joint venture investments:

Loan Payable

	TOTAL	Global Hemp			Bougainville Ventues,	Gate C Research	Natural Plant	Robert L Hymers		General Operating
	JV Debt	Group	Benihemp	MoneyTrac	Inc.	Inc.	Extract	III	Vivabuds	Expense
Beginning balance @12-31-16	$0	$0	$0	$0	$0	$0				$0

Quarter 03-31-17 loan borrowings	1,500,000					1,500,000

Quarter 06-30-17 loan activity

Quarter 09-30-17 loan borrowings	725,000				725,000

Quarter 12-31-17 loan repayments	(330,445)				(330,445)

General operational expense	172,856									172,856
Balances as of 12/31/17 (a)	2,067,411	0	0	0	394,555	1,500,000	0	0	0	172,856

Quarter 03-31-18 loan borrowings (payments)	376,472	447,430								(70,958)

Quarter 06-30-18 cancellation of JV debt obligation	(1,500,000)					(1,500,000)

Quarter 06-30-18 loan repayments	(101,898)									(101,898)

Quarter 09-30-18 loan activity	0

Quarter 12-31-18 loan borrowings	580,425	580,425
Balance @12-31-18 (b)	1,422,410	1,027,855	0	0	394,555	0	0	0	0	0

F-26

Loan Payable

	TOTAL	Global Hemp			Bougainville Ventues,	Gate C Research	Natural Plant	Robert L Hymers		General Operating
	JV Debt	Group	Benihemp	MoneyTrac	Inc.	Inc.	Extract	III	Vivabuds	Expense
Quarter 03-31-19 loan borrowings	649,575	649,575

Quarter 03-31-19 debt conversion to equity	(407,192)	(407,192)
Balance @03-31-19 ©	1,664,793	1,270,238	0	0	394,555	0	0	0	0	0

Quarter 03-31-19 loan borrowings	3,836,220	$161,220					$2,000,000		$0	$1,675,000

Quarter 03-31-19 debt conversion to equity	(1,572,971)	$(161,220)					$(349,650)			$(1,062,101)
Balance @06-30-19 (d)	3,928,042	1,270,238	0	0	394,555	0	1,650,350	0	0	612,899

Quarter 09-30-19 loan borrowings	582,000									$582,000

Quarter 09-30-19 debt conversion to equity	(187,615)									$(187,615)
Balance @09-30-19 (e)	4,322,427	1,270,238	0	0	394,555	0	1,650,350	0	0	1,007,284

Quarter 12-31-19 loan borrowings	2,989,378	$262,414					$596,784	$4,221		$2,125,959

Impairment of investment in 2019	(4,083,349)	$(1,532,652)			$(394,555)		$(2,156,142)

Loss on settlement of debt in 2019	50,093						$50,093

Adjustment to reclassify amount to accrued liabilities	(85,000)						$(85,000)
Balance @12-31-19 (f)	$3,193,548	$(0)	$0	$0	$0	$0	$56,085	$4,221	$0	$3,133,243

F-27

Loan Payable

	TOTAL	Global Hemp			Bougainville Ventues,	Gate C Research	Natural Plant	Robert L Hymers		General Operating
	JV Debt	Group	Benihemp	MoneyTrac	Inc.	Inc.	Extract	III	Vivabuds	Expense
Quarter 03-31-20 loan borrowings	$441,638									$441,638

Quarter 03-31-20 debt conversion to equity	$(619,000)									$(619,000)

Recognize Joint venture liabilities per JV agreement @03-31-20	$394,848	$394,848

Quarter 03-31-20 Debt Discount adjustments	$24,138							$24,138
Balance @03-31-20 (g)	$3,435,172	$394,848	$0	$0	$0	$0	$56,085	$28,359	$0	$2,955,881

Quarter 06-30-20 loan borrowings, net	$65,091							$65,091

Quarter 06-30-20 debt conversion to equity	($727,118)									$(727,118)

Quarter 06-30-20 reclass of liability	$83,647	$83,647

Quarter 06-30-20 Debt Discount adjustments	$405,746							$(27,715)		$433,461
Balance @06-30-20 (h)	$3,262,538	$478,495	$0	$0	$0	$0	$56,085	$65,735	$0	$2,662,224

Quarter 09-30-20 debt conversion to equity	$(606,472)						$(56,085)	$(65,735)		$(484,652)

Debt Settlement during Q3 2020	$(474,495)	$(474,495)
Balance @09-30-20 (i)	$2,181,571	$4,000	$0	$0	$0	$0	($0)	$0	$0	$2,177,572

Quarter 12-31-20 loan borrowings, net	$309,675									$309,675

Quarter 12-31-20 Debt Discount adjustments	$(71,271)									$(71,271)

Quarter 12-31-20 debt conversion to equity	$(993,081)									$(993,081)
Balance @12-31-20 (j)	$1,426,894	$4,000	$0	$0	$0	$0	($0)	$0	$0	$1,422,895

F-28

NOTE 5 – CONVERTIBLE NOTES PAYABLE

During the year ended December 31, 2020 and 2019, the Company issued an aggregate of 2,241,141,195 and 9,251,217 shares of its common stock in settlement of the issued convertible notes payable and accrued interest.

For the years ended December 31, 2020 and 2019, the Company recorded amortization of debt discounts of $1,658,395 and $2,906,843, respectively, as a charge to interest expense.

Convertible notes payable are comprised of the following:

	2020	2019
Convertible note payable – Power Up Lending Group	$35,000	$294
Convertible note payable – Crown Bridge Partners	$172,500	$110,000
Convertible note payable – Odyssey Funding LLC	$—	$250,000
Convertible note payable – Paladin Advisors LLC	$—	$75,000
Convertible note payable- GS Capital Partners LLC	$143,500	$173,000
Convertible note payable – Natural Plant Extract	$—	$56,085
Convertible note payable – Robert L. Hymers III	$70,000	$96,553
Convertible note payable – Geneva Roth	$33,500	$—
Convertible note payable – Dutchess Capital Partners	$10,000	$—
Convertible note payable – Redstart HLDGS	$109,000	$—
Convertible note payable – GW Holdings	$98,175	$—
Convertible notes payable-St George-due Dec 31,2020 and 2019	$1,160,726	$2,947,890
Total	$1,832,401	$3,708,822
Less debt discounts	$(405,507)	$(808,980)
Net	$1,426,894	$2,899,842
Less current portion	$(1,426,894)	$(2,899,842)
Long term portion	$—	$—

Convertible notes payable-Power Up Lending

From July 1 through September 12, 2019, the Company issued four convertible promissory notes in the aggregate principal amount of $294,000 to Power Up Lending (“Power Up”). The promissory notes bear interest at 10% per annum, are due one year from the respective issuance date and include an original issuance discount (“OID”) in aggregate of $12,000. Interest shall accrue from the issuance date, but interest shall not become payable until the notes becomes payable. The notes are convertible at any time at a conversion rate equal to 61% of the Market Price (defined as the lowest trading price during the 15-trading-day period prior to the conversion date). Upon the issuance of these convertible notes, the Company determined that the features associated with the embedded conversion option embedded in the debentures, should be accounted for at fair value, as a derivative liability, as the Company cannot determine if a sufficient number of shares would be available to settle all potential future conversion transactions. As of the funding date of each note, the Company determined the fair value of the embedded derivative associated with the convertibility of each note. The fair value of the embedded derivative has been added to the debt discount (total debt discount is limited to the face value of the debt) with any excess of the derivative liability recognized as interest expense. The aggregate debt discount of $33,542 is being amortized to interest expense over the respective terms of the notes.

The Company shall have the right to prepay the notes for an amount ranging from 125% - 140% multiplied by the outstanding balance (all principal and accrued interest) depending on the Prepayment Period (ranging from 1 to 180 days following the issuance date). The Company is prohibited from effecting a conversion of any note to the extent that, as a result of such conversion, the investor, together with its affiliates, would beneficially own more than 4.99% of the number of shares of the Company’s common stock outstanding immediately after giving effect to the issuance of shares of common stock upon conversion of the note.

As of December 31, 2020, the Company owed an aggregate of $35,000 of principal and $1,167 of accrued interest on these convertible promissory notes.

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Convertible notes payable-Crown Bridge Partners

From October 1 through December 31, 2019, the Company issued convertible promissory notes in the aggregate principal amount of $225,000 to Crown Bridge Partners LLC (“Crown Bridge”). The promissory notes bear interest at 10% per annum, are due one year from the respective issuance date and include an original issuance discount (“OID”) in aggregate of $22,500. Interest shall accrue from the issuance date, but interest shall not become payable until the notes becomes payable. The notes are convertible at any time at a conversion rate equal to 60% of the Market Price (defined as the lowest trading price during the 15-trading-day period prior to the conversion date). Upon the issuance of these convertible notes, the Company determined that the features associated with the embedded conversion option embedded in the debentures, should be accounted for at fair value, as a derivative liability, as the Company cannot determine if a sufficient number of shares would be available to settle all potential future conversion transactions. As of the funding date of each note, the Company determined the fair value of the embedded derivative associated with the convertibility of each note. The fair value of the embedded derivative has been added to the debt discount (total debt discount is limited to the face value of the debt) with any excess of the derivative liability recognized as interest expense. The aggregate debt discount of $78,056 is being amortized to interest expense over the respective terms of the notes.

The Company shall have the right to prepay the notes for an amount ranging from 125% - 140% multiplied by the outstanding balance (all principal and accrued interest) depending on the Prepayment Period (ranging from 1 to 180 days following the issuance date). The Company is prohibited from effecting a conversion of any note to the extent that, as a result of such conversion, the investor, together with its affiliates, would beneficially own more than 4.99% of the number of shares of the Company’s common stock outstanding immediately after giving effect to the issuance of shares of common stock upon conversion of the note.

As of December 31, 2020, the Company owed an aggregate of $172,500 of principal and $6,500 of accrued interest on these convertible promissory notes.

Convertible notes payable-Odyssey Funding LLC

On October 30, 2019, the Company issued convertible promissory notes in the aggregate principal amount of $250,000 to Odyssey Funding LLC (“Odyssey”). The promissory notes bear interest at 12% per annum, are due one year from the respective issuance date and include an original issuance discount (“OID”) in aggregate of $0. Interest shall accrue from the issuance date, but interest shall not become payable until the notes becomes payable. The notes are convertible at any time at a conversion rate equal to 55% the average of the two lowest trading prices of the Common Stock as reported on the National Quotations Bureau OTC market exchange which the Company's shares are traded or any exchange upon which the Common Stock may be traded in the future ("Exchange"), for the twenty prior trading days including the day upon which a Notice of Conversion is received by the Company or its transfer agent (provided such Notice of Conversion is delivered by fax or other electronic method of communication to the Company or its transfer agent after 4 P.M. Eastern Standard or Daylight Savings Time if the Holder wishes to include the same day closing price). If the shares have not been delivered within 3 business days, the Notice of Conversion may be rescinded. Such conversion shall be effectuated by the Company delivering the shares of Common Stock to the Holder within 3 business days of receipt by the Company of the Notice of Conversion. Accrued but unpaid interest shall be subject to conversion. No fractional shares or scrip representing fractions of shares will be issued on conversion, but the number of shares issuable shall be rounded to the nearest whole share. The Company agrees to honor all conversions submitted pending this increase. In the event the Company experiences a DTC "Chill" on its shares, the conversion price shall be decreased to 45% instead of 55% while that "Chill" is in effect. In no event shall the Holder be allowed to effect a conversion if such conversion, along with all other shares of Company Common Stock beneficially owned by the Holder and its affiliates would exceed 4.99% of the outstanding shares of the Common Stock of the Company (which may be increased up to 9.9% upon 60 days' prior written notice by the Investor).

As of the funding date of each note, the Company determined the fair value of the embedded derivative associated with the convertibility of each note. The fair value of the embedded derivative has been added to the debt discount (total debt discount is limited to the face value of the debt) with any excess of the derivative liability recognized as interest expense. The aggregate debt discount of $0 is being amortized to interest expense over the respective terms of the notes. As of December 31, 2020, the Company owed an aggregate of $0 of principal and $0 of accrued interest on these convertible promissory notes.

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Convertible notes payable-Paladin Advisors LLC

On October 23, 2019, the Company issued convertible promissory notes in the aggregate principal amount of $75,000 to Paladin Advisors, LLC (“Paladin”). The promissory notes bear interest at 8% per anum, and is due six months from the respective issuance date of the note along with accrued and unpaid interest. Principal and interest to be payable as provided below on that date which is six months from the date of issuance (the “Maturity Date”). All payments due hereunder (to the extent not converted into common stock, $0.001 par value per share (the “Common Stock”) in accordance with the terms of this agreement and shall be made in lawful money of the United States of America. All payments shall be made at such address as the Holder shall hereafter give to the Company by written notice made in accordance with the provisions of this Note. Whenever any amount expressed to be due by the terms of this Note is due on any day which is not a business day, the same shall instead be due on the next succeeding day which is a business day and, in the case of any interest payment date which is not the date on which this Note is paid in full, the extension of the due date thereof shall not be taken into account for purposes of determining the amount of interest due on such date. As used in this Note, the term “business day” shall mean any day other than a Saturday, Sunday or a day on which commercial banks in the city of New York, New York are authorized or required by law or executive order to remain closed.

For so long as there remains any amount due hereunder, the Holder shall have the option to convert all or any portion of the unpaid principal amount of this Note, plus accrued interest (together with the unpaid principal amount, the “Converted Amount”), into shares of the Company’s common stock. The conversion price (the “Conversion Price”) shall be equal to a forty-five percent (45%) discount to the lowest closing bid of the previous ten (10) day trading period, ending on the business day before a Notice of Conversion is delivered to the Company. The number of shares of Common Stock into which the Converted Amount shall be convertible (the “Conversion Shares”) shall be determined by dividing (i) the Converted Amount by (ii) the Conversion Price. For the purposes of this Section 4(a), a conversion shall be deemed to occur on the date that the Company receives an executed copy of the Conversion Notice.

The aggregate debt discount of $0 is being amortized to interest expense over the respective terms of the notes. As of December 31, 2020, the Company owed an aggregate of $0 of principal and $0 of accrued interest on these convertible promissory notes.

Convertible notes payable-GS Capital Partners LLC

On December 19, 2019, the Company issued convertible promissory notes in the aggregate principal amount of $173,000 to GS Capital Partners LLC (“GS Capital”). The promissory notes bear interest at 10% per annum and is due one year from the respective issuance date and include an original issuance discount (“OID”) in aggregate of $15,000.

The interest will be paid to the Holder in whose name this Note is registered on the records of the Company regarding registration and transfers of this Note. The principal of, and interest on, this Note are payable at 30 Broad Street, Suite 1201, New York, NY 10004, initially, and if changed, last appearing on the records of the Company as designated in writing by the Holder hereof from time to time. The Company will pay each interest payment and the outstanding principal due upon this Note before or on the Maturity Date, less any amounts required by law to be deducted or withheld, to the Holder of this Note by check or wire transfer addressed to such Holder at the last address appearing on the records of the Company. The forwarding of such check or wire transfer shall constitute a payment of outstanding principal hereunder and shall satisfy and discharge the liability for principal on this Note to the extent of the sum represented by such check or wire transfer.

The Holder of this Note is entitled, at its option, at any time after cash payment, to convert all or any amount of the principal face amount of this Note then outstanding into shares of the Company's common stock (the "Common Stock") at a price ("Conversion Price") for each share of Common Stock equal to 62% of the lowest trading price of the Common Stock as reported on the National Quotations Bureau OTC Marketplace exchange which the Company’s shares are traded or any exchange upon which the Common Stock may be traded in the future ("Exchange"), for the twenty prior trading days including the day upon which a Notice of Conversion is received by the Company or its transfer agent (provided such Notice of Conversion is delivered by fax or other electronic method of communication to the Company or its transfer agent after 4 P.M. Eastern Standard or Daylight Savings Time if the Holder wishes to include the same day closing price). If the shares have not been delivered within 3 business days, the Notice of Conversion may be rescinded. Such conversion shall be effectuated by the Company delivering the shares of Common Stock to the Holder within 3 business days of receipt by the Company of the Notice of Conversion. Accrued but unpaid interest shall be subject to conversion. No fractional shares or scrip representing fractions of shares will be issued on conversion, but the number of shares issuable shall be rounded to the nearest whole share. To the extent the Conversion Price of the Company’s Common Stock closes below the par value per share, the Company will take all steps necessary to solicit the consent of the stockholders to reduce the par value to the lowest value possible under law. The Company agrees to honor all conversions submitted pending this increase. In the event the Company experiences a DTC “Chill” on its shares, the Conversion Price shall be decreased to 52% instead of 62% while that “Chill” is in effect. In no event shall the Holder be allowed to effect a conversion if such conversion, along with all other shares of Company Common Stock beneficially owned by the Holder and its affiliates would exceed 4.99% of the outstanding shares of the Common Stock of the Company (which may be increased up to 9.9% upon 60 days’ prior written notice by the Investor).

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As of the funding date of each note, the Company determined the fair value of the embedded derivative associated with the convertibility of each note. The fair value of the embedded derivative has been added to the debt discount (total debt discount is limited to the face value of the debt) with any excess of the derivative liability recognized as interest expense. The aggregate debt discount of $92,396 is being amortized to interest expense over the respective terms of the notes. As of December 31, 2020, the Company owed an aggregate of $143,500 of principal and $2,789 of accrued interest on these convertible promissory notes.

Convertible notes payable-St George Investments

Effective November 1, 2017, the Company issued a secured convertible promissory note in aggregate of $601,420 to St George Investments LLC (“St George”). The promissory note bears interest at 10% compounded daily, was due upon maturity on September 10, 2018 and includes an original issue discount (“OID”) of $59,220. The promissory note was funded on November 11, 2017 for $542,200, net of OID and transaction costs. As of September 30, 2019, the Company owed $417,890 of principal and $38,378 of accrued interest on this convertible promissory note. As of September 30, 2019, this note was in default, but the lender has not enforced the default interest rate. Effective December 20, 2017, the Company issued a secured convertible promissory note in aggregate of $1,655,000 to St George Investments LLC (“St George”). The promissory note bears interest at 10% compounded daily, was due upon maturity on October 27, 2018 and includes an original issue discount (“OID”) of $155,000. In addition, the Company agreed to pay $5,000 for legal, accounting and other transaction costs of the lender. The promissory note was funded in nine tranches of $300,000; $200,000; $200,000; $400,000; $75,000; $150,000; $85,000; $120,000 and $70,000, resulting in aggregate net proceeds of $1,500,000. The Company received aggregate net proceeds of $1,200,000 and $300,000 during the years ended December 31, 2018 and 2017, respectively. As an investment incentive, the Company issued 1,100,000 five-year warrants, exercisable at $2.40 per share, with certain reset provisions.

The promissory notes are convertible, at any time at the lender’s option, at $2.40 per share. However, in the event the Company’s market capitalization (as defined) falls below $30,000,000, the conversion rate is 60% of the 3 lowest closing trade prices due the 20 trading days immediately preceding date of conversion, subject to additional adjustments, as defined. In addition, the promissory note includes certain anti-dilution provisions should the Company subsequently issue any common stock or equivalents at an effective price less than the lender conversion price. The Company has a right to prepayment of the note, subject to a 20% prepayment premium and is secured by a trust deed of certain assets of the Company.

On November 5, 2018, $250,000 of principal and accrued interest was assigned to John Fife as an individual with all the terms and conditions of the original note issued to St George. On March 21, 2019, $150,959 of principal and $4,963 of accrued interest along with $160,454 of derivative liabilities valued as of the respective conversion date were converted into 394,460 shares of common stock.

Effective August 28, 2018, the Company issued a secured convertible promissory note in aggregate of $1,128,518 (includes overfunding of $23,518) to St George Investments LLC (“St George”). The promissory note bears interest at 10% compounded daily, was due upon maturity on June 30, 2019 and includes an original issue discount (“OID”) of $100,000. In addition, the Company agreed to pay $5,000 for legal, accounting and other transaction costs of the lender. During the year ended December 31, 2018, the Company received aggregate net proceeds of $825,000. During the nine months ended September 30, 2019, an additional $218,518 was funded under this note resulting in net proceeds of $198,518.

As an investment incentive, the Company issued 750,000 five-year warrants, exercisable at $2.40 per share, with certain reset provisions. The aggregate fair value of the issued warrants was $1,588,493. The face value of the debt was then allocated, on a relative fair value basis, between the debt and the warrants. The portion allocated to warrants has been added to the debt discount with a resulting increase in additional paid-in capital. As of the funding date of each tranche of this note, the Company determined the fair value of the embedded derivative associated with the convertibility of this note. The fair value of the embedded derivative has been added to the debt discount (total debt discount is limited to the face value of the debt) with any excess of the derivative liability recognized as interest expense. As of the aggregate debt discount of $1,114,698 is being amortized to interest expense over the respective term of each tranche.

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The promissory notes are convertible, at any time at the lender’s option, at $2.40 per share. However, in the event the Company’s market capitalization (as defined) falls below $30,000,000, the conversion rate is 60% of the 3 lowest closing trade prices due the 20 trading days immediately preceding date of conversion, subject to additional adjustments, as defined. In addition, the promissory note includes certain anti-dilution provisions should the Company subsequently issue any common stock or equivalents at an effective price less than the lender conversion price. The Company has a right to prepayment of the note, subject to a 15% prepayment premium and is secured by a trust deed of certain assets of the Company.

Effective January 29, 2019, the Company issued a secured convertible promissory note in aggregate of $2,205,000 to St George Investments LLC (“St George”). The promissory note bears interest at 10% compounded daily, is due upon maturity on December 5, 2019 and includes an original issue discount (“OID”) of $200,000. In addition, the Company agreed to pay $5,000 for legal, accounting and other transaction costs of the lender. During the nine months ended September 30, 2019, the promissory note was funded in eight tranches totaling $1,406,482 resulting in aggregate net proceeds of $1,276,482 under this note. As an investment incentive, the Company issued 1,500,000 5-year warrants, exercisable at $2.40 per share, with certain reset provisions. The aggregate fair value of the issued warrants was $999,838. The face value of the debt was then allocated, on a relative fair value basis, between the debt and the warrants. The portion allocated to warrants has been added to the debt discount with a resulting increase in additional paid-in capital. As of the funding date of each tranche of this note, the Company determined the fair value of the embedded derivative associated with the convertibility of this note. The fair value of the embedded derivative has been added to the debt discount (total debt discount is limited to the face value of the debt) with any excess of the derivative liability recognized as interest expense.

The promissory notes are convertible, at any time at the lender’s option, at $2.40 per share. However, in the event the Company’s market capitalization (as defined) falls below $30,000,000, the conversion rate is 60% of the 3 lowest closing trade prices due the 20 trading days immediately preceding date of conversion, subject to additional adjustments, as defined. In addition, the promissory note includes certain anti-dilution provisions should the Company subsequently issue any common stock or equivalents at an effective price less than the lender conversion price. The Company has a right to prepayment of the note, subject to a 15% prepayment premium and is secured by a trust deed of certain assets of the Company.

Effective March 25, 2019, the Company issued a secured convertible promissory note in the amount of $580,000 to St George Investments LLC (“St George”). The promissory note bears interest at 10% compounded daily, is due upon maturity on January 24, 2020 and includes an original issue discount (“OID”) of $75,000. In addition, the Company agreed to pay $5,000 for legal, accounting and other transaction costs of the lender. During the nine months ended September 30, 2019, the promissory note was funded in the amount of $580,000 resulting in net proceeds of $500,000 under this note. As an investment incentive, the Company issued 375,000 five-year warrants, exercisable at $2.40 per share, with certain reset provisions. The aggregate fair value of the issued warrants was $258,701. The face value of the debt was then allocated, on a relative fair value basis, between the debt and the warrants. The portion allocated to warrants has been added to the debt discount with a resulting increase in additional paid-in capital. As of the funding date of this note, the Company determined the fair value of the embedded derivative associated with the convertibility of this note. The fair value of the embedded derivative has been added to the debt discount (total debt discount is limited to the face value of the debt) with any excess of the derivative liability recognized as interest expense. The aggregate debt discount of $483,966 is being amortized to interest expense over the term of the note.

The promissory notes are convertible, at any time at the lender’s option, at $2.40 per share. However, in the event the Company’s market capitalization (as defined) falls below $30,000,000, the conversion rate is 60% of the 3 lowest closing trade prices due the 20 trading days immediately preceding date of conversion, subject to additional adjustments, as defined. In addition, the promissory note includes certain anti-dilution provisions should the Company subsequently issue any common stock or equivalents at an effective price less than the lender conversion price. The Company has a right to prepayment of the note, subject to a 15% prepayment premium and is secured by a trust deed of certain assets of the Company. .

In December 2020, the Company entered into two convertible promissory notes in the aggregate amount of $160,000 of principal with an Bucktown Capital LLC, entity controlled by the owners of St. George. The Company received net proceeds of $150,000. The notes mature in December 2020 and bear interest at 8% or 22% in the event of default. The notes are convertible at the lender’s option at any time at a fixed price of $0.002 per common share, subject to normal adjustment for common stock splits.

As of December 31, 2020, the Company owed $1,160,726 of principal and $349,458 of accrued interest on the above convertible promissory notes.

F-33

Convertible notes payable - Robert L. Hymers III

On December 23, 2019, the Company issued convertible promissory notes in the aggregate principal amount of $96,552 to Robert L. Hymers III (“Hymers”) in satisfaction of funds owed to Mr. Hymers from his consulting contract with the Company for past services rendered and completed. The promissory notes bear interest at 10% per anum, and is due six months from the respective issuance date of the note along with accrued and unpaid interest. Principal and interest to be payable as provided below on that date which is six months from the date of issuance (the “Maturity Date”). All payments due hereunder (to the extent not converted into common stock, $0.001 par value per share (the “Common Stock”) in accordance with the terms of this agreement and shall be made in lawful money of the United States of America. All payments shall be made at such address as the Holder shall hereafter give to the Company by written notice made in accordance with the provisions of this Note. Whenever any amount expressed to be due by the terms of this Note is due on any day which is not a business day, the same shall instead be due on the next succeeding day which is a business day and, in the case of any interest payment date which is not the date on which this Note is paid in full, the extension of the due date thereof shall not be taken into account for purposes of determining the amount of interest due on such date. As used in this Note, the term “business day” shall mean any day other than a Saturday, Sunday or a day on which commercial banks in the city of New York, New York are authorized or required by law or executive order to remain closed.

For so long as there remains any amount due hereunder, the Holder shall have the option to convert all or any portion of the unpaid principal amount of this Note, plus accrued interest (together with the unpaid principal amount, the “Converted Amount”), into shares of the Company’s common stock. The conversion price (the “Conversion Price”) shall be equal to a fifty percent (50%) discount to the lowest closing bid of the previous fifteen (15) day trading period, ending on the business day before a Notice of Conversion is delivered to the Company. The number of shares of Common Stock into which the Converted Amount shall be convertible (the “Conversion Shares”) shall be determined by dividing (i) the Converted Amount by (ii) the Conversion Price. A conversion shall be deemed to occur on the date that the Company receives an executed copy of the Conversion Notice.

The aggregate debt discount of $46,666 is being amortized to interest expense over the respective terms of the notes. As of December 31, 2020, the Company owed an aggregate of $70,000 of principal and $1,005 of accrued interest on these convertible promissory notes. The derivative liability at December 31, 2020 associated with this convertible note was $149,067.

Convertible notes payable – Natural Plant Extract

On April 15, 2019, we entered into a joint venture with Natural Plant Extract of California, Inc., and subsidiaries, to operate a licensed psychoactive cannabis distribution service in California. California legalized THC psychoactive cannabis for medicinal and recreational use on January 1, 2018. On February 3, 2020, we terminated the joint venture.

The Original Material Definitive Agreement

Pursuant to the original material definitive agreement, we agreed to acquire twenty percent (equal to 200,000) of NPE’s authorized shares in exchange for our payment of $2,000,000 and $1,000,000 worth of our restricted common stock. We agreed to form a joint venture with NPE incorporated in California under the name “Viva Buds, Inc.” (“Viva Buds”) for the purpose of operating a California licensed cannabis distribution business pursuant to California law legalizing THC psychoactive cannabis for recreational and medicinal use.

Our payment obligations were governed by a stock purchase agreement which required us to make the following payments:

a. Deposit of $350,000 within 5 days of the execution of the material definitive agreement;

b. Deposit of $250,000 payable within 30 days;

F-34

c. Deposit of $400,000 within 60 days;

d. Deposit of $500,000 within 75 days;

e. Deposit of $500,000 within 90 days

We made our initial payment pursuant to this schedule, but otherwise failed to comply with the payment schedule and we were in breach of contract.

Settlement and Release of All Claims Agreement

On February 3, 2020, the Company and NPE entered into a settlement and release of all claims agreement. In exchange for a complete release of all claims, the Company and NPE (1) agreed to reduce our interest in NPE from 20% to 5%; (2) we agreed to pay NPE a total of $85,000 as follows: $35,000 concurrent with the execution of the Settlement and Release of All Claims Agreement, and $25,000 no later than the 5th calendar day for each of the two months following execution of Settlement and Release of All Claims Agreement; and, (3) to retire the balance of our original valuation obligation from the material definitive agreement, representing a shortfall of $56,085, in a convertible promissory note, with terms allowing NPE to convert the note into common stock of MCOA at a 50% discount to the closing price of MCOA’s common stock as of the maturity date.

As of the date of this filing, the Company satisfied its payment obligations under the settlement agreement.

Summary:

The Company has identified the embedded derivatives related to the above described notes and warrants. These embedded derivatives included certain conversion and reset features. The accounting treatment of derivative financial instruments requires that the Company record fair value of the derivatives as of the inception date of the note and to fair value as of each subsequent reporting date.

For the year ended December 31, 2020 and 2019, the Company recorded a loss on the change in fair value of derivative liabilities of $4,698,072 and $2,123,570, respectively. For the years ended December 31, 2020 and 2019, the Company recorded amortization of debt discounts of $1,658,395 and $2,906,843, respectively, as a charge to interest expense, respectively.

At December 31, 2020, the Company determined the aggregate fair values of $4,426,057 of embedded derivatives. The fair values were determined using a binomial model based on the following assumptions: (1) dividend yield of 0%; (2) expected volatility of 164.49% to 278.82%, (3) weighted average risk-free interest rate of 0.09% to 0.17%, (4) expected life of 0.5 years to 2.6 years, and (5) estimated fair value of the Company's common stock from $0.0041 per share.

NOTE 6 – DERIVATIVE LIABILITIES

As described in Notes 4 and 7, the Company issued convertible notes and warrants that contained conversion features and a reset provisions. The accounting treatment of derivative financial instruments requires that the Company record fair value of the derivatives as of the inception date and to fair value as of each subsequent reporting date.

If an embedded conversion option in a convertible debt instrument no longer meets the bifurcation criteria in this Subtopic, an issuer shall account for the previously bifurcated conversion option by reclassifying the carrying amount of the liability for the conversion option (that is, its fair value on the date of reclassification) to shareholders' equity. Any debt discount recognized when the conversion option was bifurcated from the convertible debt instrument shall continue to be amortized.

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NOTE 7 – STOCKHOLDERS’ DEFICIT

 Preferred stock

The Company is authorized to issue 10,000,000 shares of $0.001 par value preferred stock as of December 31, 2020 and December 31, 2019. As of December 31, 2020, and 2019, the Company has designated and issued 10,000,000 shares of Class A Preferred Stock.

Each share of Class A Preferred Stock is entitled to 100 votes on all matters submitted to a vote to the stockholders of the Company, does not have conversion, dividend or distribution upon liquidation rights. On November 9, 2020, the Company issued 2,000,000 shares of its Class B Preferred Common Stock to Jesus Quintero. The Class B Preferred Stock carries a voting preference of One Thousand (1,000) times that number of votes on all matters submitted to the shareholders that is equal to the number of shares of Common Stock (rounded to the nearest whole number), at the record date for the determination of the shareholders entitled to vote on such matters or, if no such record date is established, at the date such vote is taken or any written consent of such shareholders is affected. The issuance constitutes a change of control of the Company, as the voting preference of the issued Class B Preferred Stock provides Mr. Quintero with the right to control a majority of the votes of shareholders eligible to cast votes on any matter brought before the stockholders. The Class B shares were valued at $2,229,027 and recognized as stock-based compensation expense during the year ended December 31, 2020. As of December 31, 2020 and 2019, there were 2,000,000 shares of Class B Preferred Stock outstanding. The Class B Preferred Stock is not convertible into common shares.

Common stock

The Company is authorized to issue 15,000,000,000 shares of $0.001 par value common stock as of December 31, 2020 and 2019. As of December 31, 2020, and 2019, the Company had 3,136,774,861 and 77,958,081, respectively, common shares issued and outstanding.

In 2020, the Company issued an aggregate of 217,396,427 of its common stock for services rendered with an estimated fair value of $785,861.

In 2020, the Company issued an aggregate of 2,291,141,317 shares of its common stock in settlement of convertible notes payable and accrued interest with an estimated fair value of $3,916,940.

In 2020, the Company issued an aggregate of 21,276,596 shares of its common stock in conversion of related party notes payable with an estimated fair value of $50,000.

In 2020, the Company issued an aggregate of 51,054,211 common shares of its common stock in exchange for exercise of warrants on a cashless basis.

In 2020, the Company sold shares 268,679,513 shares of its common stock with an estimated value of $478,685.

In 2020, the Company issued 205,582,494 shares of its common stock with an estimated value of $762,723 to settle liabilities.

In 2020, the Company issued an aggregate of 3,677,889 common shares in settlement of a legal cases with an estimated fair value of $956,251.

In 2020, the Company issued an aggregate of 8,333 common shares to settle amounts previously accrued with an estimated value of $6,700.

On September 3, 2019, the Company completed a 1 for 60 reverse stock-split of its common stock.

In 2019, the Company issued an aggregate of 141,669 shares of its common stock in settled amounts previously accrued with an estimated fair value of $193,800.

In 2019, the Company issued an aggregate of 18,510,381 shares of its common stock for services rendered with an estimated fair value of $3,293,688.

In 2019, the Company issued an aggregate of 9,251,217 shares of its common stock in settlement of convertible notes payable and accrued interest with an estimated fair value of $3,388,774.

In 2019, the Company issued an aggregate of 1,000,000 shares of its common stock in issuance of warrants and BCF with convertible debt with an estimated fair value of $856,717.

In 2019, the Company issued an aggregate of 1,220,856 shares of its common stock in conversion of related party notes payable with an estimated fair value of $1,182,415.

In 2019, the Company issued an aggregate of 1,653,175 common shares of its common stock in exchange for exercise of warrants on a cashless basis.

In 2019, the Company sold shares 222,221 shares of its common stock with an estimated value of $65,000.

In 2019, the Company issued an aggregate of 2,082,398 common shares in settlement of a legal cases with an estimated fair value of $541,424.

In 2019, the Company issued an aggregate of 2,222,047 common shares in settlement of a for investments in joint ventures with an estimated fair value of $1,219,040.

F-36

Options

Option valuation models require the input of highly subjective assumptions. The fair value of stock-based payment awards was estimated using the Binomial Option Pricing Model with a volatility figure derived from using the Company’s historical stock prices. Management determined this assumption to be a more accurate indicator of value. The Company accounts for the expected life of options based on the contractual life of options for non-employees. For employees, the Company accounts for the expected life of options in accordance with the “simplified” method, which is used for “plain-vanilla" options, as defined in the accounting standards codification.

The risk-free interest rate was determined from the implied yields of U.S. Treasury zero-coupon bonds with a remaining life consistent with the expected term of the options.

In addition, the Company is required to estimate the expected forfeiture rate and only recognize expense for those shares expected to vest. In estimating the Company’s forfeiture rate, the Company analyzed its historical forfeiture rate, the remaining lives of unvested options, and the number of vested options as a percentage of total options outstanding. If the Company’s actual forfeiture rate is materially different from its estimate, or if the Company reevaluates the forfeiture rate in the future, the stock-based compensation expense could be significantly different from what the Company has recorded in the current period.

The following table summarizes the stock option activity for the years ended December 31, 2020 and 2019:

	Shares		Weighted-Average Exercise Price	Weighted Average Remaining Contractual Term	Aggregate Intrinsic Value
Outstanding at December 31, 2019	16,666,667		$0.30	7.76	$15,400,000
Granted	—
Forfeitures or expirations	—
Outstanding at December 31, 2020	16,666,667		$0.30	6.76	$15,296,667
Granted	—
Forfeitures or expirations	(16,666,667)		0.30
Outstanding at December 31, 2020	0	(1)	$—	—	—
Exercisable at December 31, 2020	0	(1)	$—	—	$—

(1) On February 27, 2019, Donald Steinberg and Charles Larsen cancelled previously issued options to purchase an aggregate of 16,666,667 shares at an average exercise price of $0.30 per share, representing 100% of all previously issued option.

The aggregate intrinsic value in the preceding tables represents the total pretax intrinsic value, based on options with an exercise price less than the Company’s stock price of $0 and $0 as of December 31, 2020 and 2019, respectively, which would have been received by the option holders had those option holders exercised their options as of that date.

The following table presents information related to stock options at December 31, 2020(1):

Options Outstanding(1)		Options Exercisable
Exercise Price	Number of Options	Weighted Average Remaining Life In Years	Exercisable Number of Options
$-	-	-	-

The stock-based compensation expense related to option grants was $0 and $0 during the years ended December 31, 2020 and 2019, respectively.

(1) On February 27, 2019, Donald Steinberg and Charles Larsen cancelled previously issued options to purchase an aggregate of 16,666,667 shares at an average exercise price of $0.30 per share, representing 100% of all previously issued options.

F-37

Warrants

The following table summarizes the stock warrant activity for the two years ended December 31, 2020:

	Shares	Weighted-Average Exercise Price	Weighted Average Remaining Contractual Term	Aggregate Intrinsic Value
Outstanding at December 31, 2018	1,847,447	$1.98
Granted	2,370,298	1.78
Exercised	(192,521)	1.80
Forfeitures or expirations	(14,113,000)	$1.98
Outstanding at December 31, 2019	4,011,111	2.15
Granted	6,980,769	0.01
Exercised	(192,521)	1.78
Increase due to reset provision	322,906,286	0.0004
Exercised	(40,843,463)	0.0027
Forfeitures or expirations	—
Outstanding at December 31, 2020	293,054,702	$0.0011	2.2	$1,023,306
Exercisable at December 31, 2020	293,054,702	$0.0011	2.27	$1,023,306

Certain warrants issued to debt holders have reset provisions whereby upon subsequent issuances of common stock at a price below the current exercise price, the number of warrants increase and the exercise price is reduced to the new price. The aggregate intrinsic value in the preceding tables represents the total pretax intrinsic value, based on warrants with an exercise price less than the Company’s stock price of $0.004 and $0.07 as of December 31, 2020 and 2019, respectively, which would have been received by the warrant holders had those option holders exercised their warrants as of that date.

NOTE 8 — FAIR VALUE MEASUREMENT

The Company adopted the provisions of Accounting Standards Codification subtopic 825-10, Financial Instruments (“ASC 825-10”) on January 1, 2008. ASC 825-10 defines fair value as the price that would be received from selling an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. When determining the fair value measurements for assets and liabilities required or permitted to be recorded at fair value, the Company considers the principal or most advantageous market in which it would transact and considers assumptions that market participants would use when pricing the asset or liability, such as inherent risk, transfer restrictions, and risk of nonperformance. ASC 825-10 establishes a fair value hierarchy that requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. ASC 825-10 establishes three levels of inputs that may be used to measure fair value:

Level 1 – Quoted prices in active markets for identical assets or liabilities.

Level 2 – Observable inputs other than Level 1 prices such as quoted prices for similar assets or liabilities; quoted prices in markets with insufficient volume or infrequent transactions (less active markets); or model-derived valuations in which all significant inputs are observable or can be derived principally from or corroborated by observable market data for substantially the full term of the assets or liabilities.

Level 3 – Unobservable inputs to the valuation methodology that are significant to the measurement of fair value of assets or liabilities.

All items required to be recorded or measured on a recurring basis are based upon level 3 inputs.

F-38

To the extent that valuation is based on models or inputs that are less observable or unobservable in the market, the determination of fair value requires more judgment. In certain cases, the inputs used to measure fair value may fall into different levels of the fair value hierarchy. In such cases, for disclosure purposes, the level in the fair value hierarchy within which the fair value measurement is disclosed and is determined based on the lowest level input that is significant to the fair value measurement.

Upon adoption of ASC 825-10, there was no cumulative effect adjustment to beginning retained earnings and no impact on the financial statements.

The carrying value of the Company’s cash and cash equivalents, accounts receivable, accounts payable, short-term borrowings (including convertible notes payable), and other current assets and liabilities approximate fair value because of their short-term maturity.

As of December 31, 2020, and 2019, the Company did not have any items that would be classified as level 1 or 2 disclosures.

The Company recognizes its derivative liabilities as level 3 and values its derivatives using the methods discussed in note 6. While the Company believes that its valuation methods are appropriate and consistent with other market participants, it recognizes that the use of different methodologies or assumptions to determine the fair value of certain financial instruments could result in a different estimate of fair value at the reporting date. The primary assumptions that would significantly affect the fair values using the methods discussed in Notes 4 and 5 are that of volatility and market price of the underlying common stock of the Company.

As of December 31, 2020, and 2019, the Company did not have any derivative instruments that were designated as hedges.

The combined derivative and warrant liability as of December 31, 2020 and 2019, in the amounts of $4,426,057 and $5,693,071 respectively, have a level 3 classification.

The following table provides a summary of changes in fair value of the Company’s Level 3 financial liabilities for the two years ended December 31, 2020:

The derivative liabilities as of December 31, 2020 and 2019, in the amount of $4,426,057 and $5,693,071, respectively, have a level 3 classification.

F-39

The following table provides a summary of changes in fair value of the Company’s Level 3 financial liabilities for the year ended December 31, 2020:

Debt Derivative
Balance, December 31, 2019	$5,693,071
Increase resulting from initial issuances of additional convertible notes payable	1,714,442
Decreases resulting from conversion or payoff of convertible notes payable	(7,679,528)
Loss due to change in fair value included in earnings	4,698,072
Balance, December 31, 2020	$4,426,057

Fluctuations in the Company’s stock price are a primary driver for the changes in the derivative valuations during each reporting period. During the year ended December 31, 2020, the Company’s stock price decreased significantly from initial valuations. As the stock price decreases for each of the related derivative instruments, the value to the holder of the instrument generally decreases. Stock price is one of the significant unobservable inputs used in the fair value measurement of each of the Company’s derivative instruments.

NOTE 9 — RELATED PARTY TRANSACTIONS

The Company’s current officers and stockholders advanced funds to the Company for travel related and working capital purposes. As of December 31, 2020, and 2019, there were no related party advances outstanding.

As of December 31, 2020 and 2019, accrued compensation due officers and executives included as accrued compensation was $79,214 and $4,875, respectively.

For the years ended December 31, 2020 and 2019, the Company had sales to related parties of $13,069 and $21,157, respectively.

During the year ended December 31, 2020, the Company issued 2,000,000 shares of Class B Preferred Stock to the Company’s CEO that were valued at $2,229,027. See Note 7.

NOTE 10 — COMMITMENTS AND CONTINGENCIES

Employment contracts

On February 3, 2020, we entered into an executive employment agreement with Jesus Quintero, our CEO and CFO providing for gross salary of $15,000 monthly, consisting of $12,000 in cash and $3,000 worth of our common stock valued on the closing price of our common stock on the last trading day of each month.

On February 28, 2020, the Company entered into executive contracts with its directors Edward Manolos and Themistocles Psomiadis. The agreements are for a term lasting from the effective date until the earlier of the date of the next annual or special stockholders meeting called for the purposes of electing directors, and the earliest of the following to occur: (a) the death of the Director; (b) the termination of the Director from his membership on the Board by the mutual agreement of the Company and the Director; (c) the removal of the Director from the Board by the majority stockholders of the Company; and (d) the resignation by the Director from the Board. Mr. Psomiadis and Mr. Manolos’ 2020 contracts provide for payments of $5,000 quarterly.

F-40

Operating lease

To evaluate the impact on adoption of ASC842 – Leases, on the accounting treatment for leasing of real office property referred to as the “Premises”. The premises is located in Escondido, CA.

On July 1, 2019, the Company entered into a lease extension agreement for its single operating lease, whereby the Company extended its office lease Escondido, California,  in for two year. The extension period commenced on June 30, 2020 and will expire on June 30, 2021 at a base monthly lease rate of $1,308.88 per month through June 30, 2020, and $1,348.14 to June 30, 2021.

To evaluate the impact on adoption of ASC842 – Leases, on the accounting treatment for leasing of real office property referred to as the “Premises”. The premises is located in Escondido, CA.

The Company utilizes the incremental borrowing rate in determining the present value of lease payments unless the implicit rate is readily determinable. The Company used an estimated incremental borrowing rate of 10% to estimate the present value of the right of use liability.

The Company has right-of-use assets of $7,858 and operating lease liabilities of $7,858 as of December 31, 2020. Operating lease expense for the year ended December 31, 2020 was $51,526. The Company had cash used in operating activities related to leases of $29,931 during the year ended December 31, 2020. The lease has a remaining term of six months.

The following table provides the maturities of lease liabilities at December 31, 2020:

Maturity of Lease Liabilities at December 31, 2020
2020	$—
2021	8,089
2021 and thereafter	—
—
Total future undiscounted lease payments	8,089
Less: Interest	(231)
Present value of lease liabilities	$7,858

Minimum lease payments under the Company’s operating lease under ASC 842 for 2021 is $7,858.

Litigation

The Company is subject at times to other legal proceedings and claims, which arise in the ordinary course of its business.  Although occasional adverse decisions or settlements may occur, the Company believes that the final disposition of such matters should not have a material adverse effect on its financial position, results of operations or liquidity.

Bougainville Ventures

On September 20, 2018, the Company filed suit against Bougainville Ventures, Inc., BV-MCOA Management, LLC, Andy Jagpal, Richard Cindric, et al. in Okanogan County Washington Superior Court, case number 18-2- 0045324.

Background

On March 16, 2017, we entered into a joint venture agreement with Bougainville Ventures, Inc., a Canadian corporation. The purpose of the joint venture was for the Company and Bougainville to jointly engage in the development and promotion of products in the legalized cannabis industry in Washington State; (ii) utilize Bougainville’s high quality cannabis grow operations in the State of Washington, where it claimed to have an ownership interest in real property for use within the legalized cannabis industry; (iii) leverage Bougainville’s agreement with a I502 Tier 3 license holder to grow cannabis on the site; provide technical and management services and resources including, but not limited to: sales and marketing, agricultural procedures, operations security and monitoring, processing and delivery, branding, capital resources and financial management; and, (iv) optimize collaborative business opportunities. The Company and Bougainville agreed to operate through a Washington State Limited Liability Company, and BV-MCOA Management, LLC was organized in the State of Washington on May 16, 2017.

F-41

As our contribution to the joint venture, the Company committed to raise not less than $1 million dollars to fund joint venture operations based upon a funding schedule. The Company also committed to providing branding and systems for the representation of cannabis related products and derivatives comprised of management, marketing and various proprietary methodologies directly tailored to the cannabis industry. The Company and Bougainville's agreement provided that funding provided by the Company would go, in part, towards the joint venture’s ultimate purchase of the land consisting of a one-acre parcel located in Okanogan County, Washington, for joint venture operations.

As disclosed on Form 8-K on December 11, 2017, the Company did not comply with the funding schedule for the joint venture. On November 6, 2017, the Company and Bougainville amended the joint venture agreement to reduce the amount of the Company's commitment to $800,000 and also required the Company to issue Bougainville 15 million shares of the Company's restricted common stock. The Company completed its payments pursuant to the amended agreement on November 7, 2017, and on November 9, 2017, issued to Bougainville 15 million shares of restricted common stock. The amended agreement provided that Bougainville would deed the real property to the joint venture within thirty days of its receipt of payment.

Thereafter, the Company determined that Bougainville had no ownership interest in the property in Washington State, but rather was a party to a purchase agreement for real property that was in breach for non-payment. Bougainville also did not possess an agreement with a Tier 3 I502 license holder to grow Marijuana on the property. Nonetheless, as a result of funding arranged for by the Company, Bougainville and an unrelated third party, Green Ventures Capital Corp., purchased the land. The land is currently pending the payment of delinquent property taxes that would allow for the Okanogan County Assessor to sub-divide the property, so that the appropriate portion could be deeded to the joint venture. Although Bougainville represented it would pay the delinquent taxes, it has not. To date, the property has not been deeded to the joint venture.

To clarify the respective contributions and roles of the parties, the Company also offered to enter into good faith negotiations to revise and restate the joint venture agreement with Bougainville. The Company diligently attempted to communicate with Bougainville in good faith to accomplish a revised and restated joint venture agreement, and efforts towards satisfying the conditions to complete the subdivision of the land by the Okanogan County Assessor. However, Bougainville failed to cooperate or communicate with the Company in good faith, and failed to pay the delinquent taxes on the real property that would allow for sub-division and the deeding of the real property to the joint venture.

Company Determines to File Suit.

On August 10, 2018, the Company advised its independent auditor that Bougainville did not cooperate or communicate with the Company regarding its requests for information concerning the audit of Bougainville’s receipt and expenditures of funds contributed by the Company in the joint venture agreement. Bougainville had a material obligation to do so under the joint venture agreement. The Company believes that some of the funds it paid to Bougainville were misappropriated and that there was self-dealing with respect to those funds. Additionally, the Company believes that Bougainville misrepresented material facts in the joint venture agreement, as amended, including, but not limited to, Bougainville’s representations that: (i) it had an ownership interest in real property that was to be deeded to the joint venture; (ii) it had an agreement with a Tier 3 # I502 cannabis license holder to grow cannabis on the real property; and, (iii) that clear title to the real property associated with the Tier 3 # I502 license would be deeded to the joint venture thirty days after the Company made its final funding contribution. As a result, on September 20, 2018, the Company filed suit against Bougainville Ventures, Inc., BV-MCOA Management, LLC, Andy Jagpal, Richard Cindric, et al. in Okanogan County Washington Superior Court, case number 18-2- 0045324. The Company’s complaint seeks legal and equitable relief for breach of contract, fraud, breach of fiduciary duty, conversion, recession of the joint venture agreement, an accounting, quiet title to real property in the name of the Company, for the appointment of a receiver, the return to treasury of 15 million shares issued to Bougainville, and, for treble damages pursuant to the Consumer Protection Act in Washington State. The registrant has filed a lis pendens on the real property. The case is currently in litigation.

F-42

Caren Glasser

On March 2, 2020, Caren Glasser filed a request for arbitration against the Company alleging non-payment for past due compensation. The case was filed in the in the American Arbitration Association under Case no. 01-20-0000-6290. The Company and Ms. Glasser agreed to settle her dispute on May 7, 2020. The settlement agreement obligates the Company to pay Ms. Glasser $24,000 thirty days after Ms. Glasser executes the agreement, consistent with the Older Workers Benefit Protection Act (29 U.S.C. § 626(f). The Company made this payment and the case concluded.

NOTE 11 – INCOME TAXES

As of December 31, 2020, the Company has available for federal income tax purposes a net operating loss carry forward of approximately $86,309,595, expiring in the year 2038, that may be used to offset future taxable income, but could be limited under Section 382. The Company has provided a valuation reserve against the full amount of the net operating loss benefit, since in the opinion of management based upon the earnings history of the Company; it is more likely than not that the benefits will not be realized. Due to possible significant changes in the Company's ownership, the future use of its existing net operating losses may be limited. All or portion of the remaining valuation allowance may be reduced in future years based on an assessment of earnings sufficient to fully utilize these potential tax benefits.

We have adopted the provisions of ASC 740-10-25, which provides recognition criteria and a related measurement model for uncertain tax positions taken or expected to be taken in income tax returns.  ASC 740-10-25 requires that a position taken or expected to be taken in a tax return be recognized in the financial statements when it is more likely than not that the position would be sustained upon examination by tax authorities.

Tax position that meet the more likely than not threshold is then measured using a probability weighted approach recognizing the largest amount of tax benefit that is greater than 50% likely of being realized upon ultimate settlement.  The Company had no tax positions relating to open income tax returns that were considered to be uncertain. We file income tax returns in the U.S. and in the state of California and Utah with varying statutes of limitations.

The Company is required to file income tax returns in the U.S. Federal jurisdiction and in California. The Company is no longer subject to income tax examinations by tax authorities for tax years ending before December 31, 2017.

The Company’s deferred taxes as of December 31, 2020 and 2019 consist of the following:

	2020	2019
Non-Current deferred tax asset:
Net operating loss carry-forwards	$86,309,595	$74,164,213
Valuation allowance	(86,309,595)	(74,164,213)
Net non-current deferred tax asset	$—	$—

F-43

NOTE 12 – SUBSEQUENT EVENTS

On January 5, 2021, the registrant appointed Tad Mailander as an independent member of its board of directors.

On February 26, 2021, the “Company”) entered into a Share Exchange Agreement with Eco Innovation Group, Inc., a Nevada corporation quoted on OTC Markets Pink (“ECOX”), to acquire the number of shares of ECOX’s common stock, par value $0.001, equal in value to $650,000 based on the per-share price of $0.06, in exchange for the number of shares of Company common stock, par value $0.001, equal in value to $650,000 based on the closing price for the trading day immediately preceding the effective date (the “Share Exchange Agreement”). For both parties, the Share Exchange Agreement contains a “true-up” provision requiring the issuance of additional common stock in the event that a decline in the market value of either parties’ common stock should cause the aggregate value of the stock acquired pursuant to the Share Exchange Agreement to fall below $650,000.

Complementary to the Share Exchange Agreement, the Company and ECOX entered into a Lock-Up Agreement dated February 26, 2021 (the “Lock-Up Agreement”), providing that the shares of common stock acquired pursuant to the Share Exchange Agreement shall be subject to a lock-up period preventing its sale for a period of 12 months following issuance and limiting the subsequent sale to aggregate maximum sale value of $20,000 per week, or $80,000 per month.

F-44

MARIJUANA COMPANY OF AMERICA, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS

	Unaudited	Audited
	June 30, 2021	Dec 31, 2020

ASSETS
Current assets:
Cash	$179,811	$74,503
Short-term investments	743,200	239,063
Accounts receivable, net	47,570	8,640
Inventory	203,898	103,483
Prepaid insurance	—	55,783
Other current assets	93,830	56,121
Total current assets	1,268,309	537,593

Property and equipment, net	111,898	6,542

Other assets:
Long-term investments	2,232,899	1,552,001
Right-of-use-assets	—	7,858
Goodwill	2,989,803	—
Security deposit	2,500	2,500

Total assets	6,605,409	2,106,494

LIABILITIES AND STOCKHOLDERS' DEFICIT
Current liabilities:
Accounts payable	706,396	480,877
Accrued compensation	9,000	79,214
Accrued liabilities	136,108	401,461
Notes payable, related parties	20,000	40,000
Loans payable PPP Stimulus	35,500	35,500
Convertible notes payable, net of debt discount of $1,122,225 and $808,980, respectively	497,775	1,426,894
Loans payable - acquisition	100,000	—
Contingent liability - acquisition	1,000,000	—
Right-of-use liabilities - current portion	—	7,858
Subscriptions payable	1,063,977	670,000
Derivative liability	1,904,016	4,426,057
Total current liabilities	5,472,772	7,567,861

Total liabilities	5,472,772	7,567,861

Stockholders' deficit:
Preferred stock, $0.001 par value, 50,000,000 shares authorized
Class A preferred stock, $0.001 par value, 10,000,000 shares designated, 10,000,000 shares issued and outstanding as of June 30, 2021 and December 31, 2020	10,000	10,000
Class B preferred stock, $0.001 par value, 5,000,000 shares designated, 2,000,000 shares issued and outstanding as of June 30, 2021 and December 31, 2020	2,000	2,000
Common stock, $0.001 par value; 15,000,000,000 shares authorized; 5,068,524,855 and 3,136,774,861 shares issued and outstanding as of June 30, 2021 and December 31, 2020, respectively	5,068,525	3,136,775
Common stock to be issued, 266,164,070 and 11,892,411 shares, respectively	266,164	11,892
Additional paid in capital	87,581,650	77,687,561
Accumulated deficit	(91,795,702)	(86,309,595)
Total stockholders' deficit	1,132,637	(5,461,367)

Total liabilities and stockholders' deficit	$6,605,409	$2,106,494

 See the accompanying notes to these unaudited condensed consolidated financial statements

F-45

 MARIJUANA COMPANY OF AMERICA, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2021 AND 2020
UNAUDITED

	For the three months ended		For the Six months ended
	June 30, 2021	June 30, 2020	June 30, 2021	June 30, 2020
REVENUES:
Sales	$16,880	$77,827	$51,810	$156,474
Related party sales	—	5,131	—	8,303
Total Revenues	16,880	82,958	51,810	164,777

Cost of sales	3,301	39,187	28,481	73,392

Gross profit	13,579	43,771	23,329	91,385

OPERATING EXPENSES:
Depreciation	1,262	1,582	2,653	3,328
Selling and marketing	155,212	74,212	262,761	200,667
Payroll and related	132,257	95,644	270,402	196,843
Stock-based compensation	139,000	536,452	158,900	542,767
General and administrative	611,970	211,116	1,137,652	415,172
Total operating expenses	1,039,701	919,006	1,832,368	1,358,777

Net loss from operations	(1,026,122)	(875,235)	(1,809,039)	(1,267,392)

OTHER INCOME (EXPENSES):
Interest expense, net	(891,783)	(881,945)	(1,992,745)	(1,772,096)
Impairment gain (loss) on joint ventures	—	7,048	—	(260,954)
Loss on equity investment	(394,194)	(7,048)	(394,194)	(133,893)
Gain (loss) on change in fair value of derivative liabilities	696,729	1,572,964	(1,629,289)	1,142,272
Unrealized gain (loss) on trading securities	(115,997)	—	504,137	(13,945)
Loss on sale of trading securities	—	(2,603)	—	(2,603)
(Loss) gain on settlement of debt	(96,750)	—	(164,977)	3,490
Total other income (expense)	(801,995)	688,416	(3,677,068)	(1,037,729)

Net loss before income taxes	(1,828,117)	(186,819)	(5,486,107)	(2,305,121)

Income taxes (benefit)	—	—	—	—

NET INCOME (LOSS)	$(1,828,117)	$(186,819)	$(5,486,107)	$(2,305,121)

Loss per common share, basic and diluted	$(0.00)	$(0.00)	$(0.00)	$(0.01)

Weighted average number of common shares outstanding, basic and diluted (after stock-split)	4,837,346,227	245,000,528	4,465,632,479	185,851,674

 See the accompanying notes to these unaudited condensed consolidated financial statements

F-46

MARIJUANA COMPANY OF AMERICA, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENT OF STOCKHOLDERS' DEFICIT
FOR THE SIX MONTHS ENDED JUNE 30, 2021 AND 2020
UNAUDITED

	Class A Preferred Stock		Class B Preferred Stock		Common Stock		Common Stock to be issued		Stock	Paid In	Accumulated
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Subcriptions	Capital	Deficit	Total
Balance, December 31, 2019	10,000,000	$10,000	—	$—	77,958,081	$77,958	—	$—	$—	$63,467,054	$(74,164,213)	$(10,609,201)
Common stock issued to settle amounts previously accrued					8,333	8				$6,692		6,700
Common stock issued for services rendered		—			44,658,333	44,658				498,108		542,766
Common stock issued in settlement of convertible notes payable and accrued interest	—	—	—		270,547,861	270,549	43,994,720	43,995		1,216,928		1,531,472
Converson of related party notes payable					21,384,103	21,384				29,229		50,613
Common stock issued in exchange for exercise of warrants on a cashless basis	—	—			51,054,214	51,054	1,000,000	1,000		375,446		427,500
Common shares issued in settlement of legal case					3,677,889	3,678				952,573		956,251
Reclassification of derivative liabilities to additional paid in capital										2,231,014		2,231,014
Net loss	—	—	—	—	—	—	—	—	—	—	(2,305,121)	(2,305,121)
Balance, June 30, 2020	10,000,000	$10,000	—	$—	469,288,814	$469,289	44,994,720	$44,995	$—	$68,777,044	$(76,469,334)	$(7,168,006)

F-47

	Class A Preferred Stock		Class B Preferred Stock		Common Stock		Common Stock to be issued		Stock	Paid In	Accumulated
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Subcriptions	Capital	Deficit	Total
Balance, December 31, 2020	10,000,000	$10,000	2,000,000	$2,000	3,136,774,841	$3,136,775	11,892,411	$11,892	$—	$77,687,561	$(86,309,595)	$(5,461,367)
Common stock issued to settle amounts previously accrued					—	—				—		—
Issuance of preferred stock to officer	—	—	—	$—	—	—	—	—	—	—	$—	—
Common stock issued for services rendered	—	—			21,000,020	21,000	—	—		119,900		140,900
Common stock issued in settlement of convertible notes payable and accrued interest	—	—			810,689,880	810,690	—	—		930,184	—	1,740,874
Issuance of common stock for settlement of liabilities	—	—			3,027,031	3,027	(10,892,411)	(10,892)		16,488		8,623
Issuance of common stock for settlement of liabilities – related parties					22,500,000	22,500	—	—		119,250		141,750
Common stock issued in exchange for exercise of warrants on a cashless basis	—	—			400,000,000	400,000	—	—	—	(400,000)	—	—
Sale of common stock	—	—			632,597,599	632,598	—	—		726,169	—	1,358,767
Issuance of common stock for investments					41,935,484	41,935				608,065		650,000
Reclassification of derivative liabilities to additional paid in capital										5,975,670		5,975,670
Debt discount from warrants issued with convertible notes payable										446,026		446,026
Common stock issued for acquisition of business							265,164,070	265,164		1,352,337		1,617,501
Net Loss	—	—	—	—	—	—	—	—	—	—	(5,486,107)	(5,486,107)
Balance, June 30, 2021	10,000,000	$10,000	2,000,000	$2,000	5,068,524,855	$5,068,525	266,164,070	$266,164	$—	$87,581,650	$(91,795,702)	$1,132,637

 See the accompanying notes to these unaudited condensed consolidated financial statements

F-48

 MARIJUANA COMPANY OF AMERICA, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE SIX MONTHS ENDED JUNE 30, 2021 AND 2020
UNAUDITED

	2021	2020
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$(5,486,107)	$(2,305,121)
Adjustments to reconcile net loss to net cash used in operating activities:
Amortization of debt discount	744,783	1,028,931
Depreciation and amortization	2,653	3,328
Impairment loss on equity investment	—	260,954
Loss on equity investment	394,194	133,895
Loss (gain) on change in fair value of derivative liability	1,629,289	(1,142,272)
Interest expense recognized for the excess of fair value of derivative liability over net book value of notes payable at issuance	1,035,115	395,607
Loss on share inducement and settlement of warrant liability	—	138,885
Stock-based compensation	140,900	542,767
Unrealized (gain) loss on trading securities	(504,137)	27,403
Loss on settlement of liabilities	168,272	—
Changes in operating assets and liabilities:
Accounts receivable	1,361	9,752
Inventories	(93,669)	(9,290)
Prepaid expenses and other current assets	37,309	(95,384)
Accounts payable	155,661	145,784
Accrued expenses and other current liabilities	(67,264)	195,874
Right-of-use assets	7,858	6,767
Right-of-use liabilities	(7,858)	(6,885)
Net cash provided by (used in) operating activities	(1,841,640)	(669,005)

Cash flows from investing activities:
Purchases of property and equipment	(107,934)	(1,271)
Payment to establish joint venture	(30,898)	—
Acquisition of business	(150,607)	—
Net cash provided by (used in) investing activities	(289,439)	(1,271)

Cash flows from financing activities:
Proceeds from issuance of notes payable	1,508,250	442,000
Proceeds from PPP loan payable	—	35,500
Repayments of notes payable	(610,630)	—
Repayments to related parties	(20,000)	—
Proceeds from sale of common stock	1,358,767	—
Net cash provided by (used in) financing activities	2,236,387	477,500

Net increase (decrease) in cash	105,308	(192,776)

Cash at beginning of period	74,503	211,765

Cash at end of period	$179,811	$18,989
	—

Supplemental disclosure of cash flow information:
Cash paid for interest	—	—
Cash paid for taxes	—	—

Non cash financing activities:
Common stock issued in settlement of convertible notes payable	$1,740,874	$1,531,471
Reclassification of derivative liabilities to additional paid-in capital	$5,975,670	$2,231,014
Common stock issued for investment	$650,000	$—
Common stock issued to settle liabilities	$8,623	$—
Common stock to be issued for acquisition of business	$1,617,501	$—
Common shares issued in settlement of legal case	$—	$956,251

 See the accompanying notes to these unaudited condensed consolidated financial statements

F-49

MARIJUANA COMPANY OF AMERICA, INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2021

(unaudited)

NOTE 1 – NATURE OF OPERATIONS AND BASIS OF PRESENTATION

Marijuana Company of America, Inc. (the “Company”) was incorporated under the laws of the State of Utah in October 1985 under the name Mormon Mint, Inc. The corporation was originally a startup company organized to manufacture and market commemorative medallions related to the Church of Jesus Christ of Latter Day Saints. On January 5, 1999, Bekam Investments, Ltd. acquired one hundred percent of the common shares of the Company and spun the Company off changing its name Converge Global, Inc. From August 13, 1999 until November 20, 2002, the Company focused on the development and implementation of Internet web content and e-commerce applications. In October 2009, in a 30 for 1 exchange, the Company merged with Sparrowtech, Inc. for the purpose of exploration and development of commercially viable mining properties. From 2009 to 2014, we operated primarily in the mining exploration business.

In 2015, the Company changed its business model to a marketing and distribution company for medical marijuana. In conjunction with the change, the Company changed its name to Marijuana Company of America, Inc. At the time of the transition in 2015, there were no remaining assets, liabilities or operating activities of the mining business.

On September 21, 2015, the Company formed H Smart, Inc., a Delaware corporation as a wholly owned subsidiary for the purpose of operating the hempSMART™ brand.

On February 1, 2016, the Company formed MCOA CA, Inc., a California corporation as a wholly owned subsidiary to facilitate mergers, acquisitions and the offering of investments or loans to the Company.

On May 3, 2017, the Company formed Hempsmart Limited, a United Kingdom corporation as a wholly owned subsidiary for the purpose of future expansion into the European market.

The condensed consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries H Smart, Inc., Hempsmart Limited and MCOA CA, Inc. All significant intercompany balances and transactions have been eliminated in consolidation.

The condensed consolidated balance sheet as of December 31, 2020 has been derived from audited financial statements set forth in the Company’s Annual Report on Form 10-K filed with the U.S. Securities and Exchange Commission (“SEC”) on April 14, 2021 (the “Annual Report”).

Operating results for the three and six months ended June 30, 2021 are not necessarily indicative of results that may be expected for the year ending December 31, 2021. These condensed consolidated financial statements should be read in conjunction with the audited financial statements for the year ended December 31, 2020.

NOTE 2 – GOING CONCERN AND MANAGEMENT’S LIQUIDITY PLANS

The accompanying consolidated financial statements have been prepared on a going concern basis which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. As shown in the accompanying financial statements, during the six months ended June 30, 2021, the Company incurred net losses from operations of $5,486,107 and used cash in operations of $1,841,640. These factors among others may indicate that the Company will be unable to continue as a going concern for a reasonable period of time.

The Company's primary source of operating funds for the six months ended June 30, 2021 was from revenue generated from the issuance of convertible and non-convertible debt. The Company has experienced net losses from operations since inception, but expects these conditions to improve in 2021 and beyond as it continues to develop its direct sales and marketing programs; however, no assurance can be provided that the Company will not continue to experience losses in the future. The Company has stockholders' deficiencies as of June 30, 2021 and requires additional financing to fund future operations.

The Company’s existence is dependent upon management’s ability to develop profitable operations and to obtain additional funding; however, there can be no assurance that the Company will be successful in developing profitable operations or that it will be able to obtain financing on favorable terms, if at all. The accompanying statements do not include any adjustments that might result should the Company be unable to continue as a going concern.

F-50

NOTE 3 –SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Interim Financial Statements

The unaudited condensed consolidated interim financial statements of the Company have been prepared in accordance with accounting principles generally accepted in the United States (“GAAP”) for interim financial information and the instructions to Form 10-Q and Rule 8-03 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by GAAP for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included.

Revenue Recognition

For annual reporting periods after December 15, 2017, the Financial Accounting Standards Board (“FASB”) made effective Accounting Standards Update (“ASU”) 2014-09 “Revenue from Contracts with Customers,” to supersede previous revenue recognition guidance under current GAAP. Revenue is now recognized in accordance with FASB Accounting Standards Codification (“ASC”) Topic 606, Revenue Recognition (“ASC Topic 606”). The objective of the guidance is to establish the principles that an entity shall apply to report useful information to users of financial statements about the nature, amount, timing, and uncertainty of revenue and cash flows arising from a contract with a customer. The core principle is to recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the Company expects to be entitled in exchange for those goods or services. Two options were made available for implementation of the standard: the full retrospective approach or modified retrospective approach. The guidance became effective for annual reporting periods beginning after December 15, 2017, including interim periods within that reporting period, with early adoption permitted. The Company adopted ASC Topic 606 for its reporting period as of the year ended December 31, 2017, which made its implementation of ASC Topic 606 effective in the first quarter of 2018. The Company decided to implement the modified retrospective transition method to implement ASC Topic 606, with no restatement of the comparative periods presented. Using this transition method, the Company applied the new standards to all new contracts initiated on or after the effective date. The Company also decided to apply this method to any incomplete contracts it determined are subject to ASC Topic 606 prospectively. For the quarter ended June 30, 2021, there were no incomplete contracts. As is more fully discussed below, the Company is of the opinion that none of its contracts for services or products contain significant financing components that require revenue adjustment under ASC Topic 606.

Identification of Our Contracts with Customers

Contracts included in the Company’s application of ASC Topic 606 for the quarter ended June 30, 2021 consisted solely of sales of the Company’s hempSMART™ products made by its sales associates and by the Company directly through its website. With respect to the Company’s financial accounting, bookkeeping and/or real property management consulting services, to date no contracts have been entered into, and thus no reportable revenues have resulted for the fiscal years ended December 31, 2020 or 2019, or for the quarter ended June 30, 2021.

In accordance with ASC Topic 606, the Company of the opinion that none of its hempSMART™ product sales or offered consulting service, each of which are discussed below, have a significant financing component. The Company’s opinion is based upon the transactional basis for its product sales, with revenue recognized upon customer order, payment and shipment, which occurs concurrently. The Company’s evaluation of the length of time between the customer order, payment and shipping is not a significant financing component because shipment occurs the same day as the order is placed and payment made by the customer. The Company’s evaluation of its consulting services is based upon recognizing revenue as the services are performed for a determinable price per hour. The Company only recognizes revenues as incurred and charge billable hours. Because the Company’s hourly fees for services are fixed and determinable and are only earned and recognized as revenue upon actual performance, the Company is of the opinion that such arrangements are not an indicator of a vendor or customer based significant financing that would materially change the amount of revenue the Company recognizes under the contract or would otherwise contain a significant financing component under ASC Topic 606.

F-51

Determination of the Price in Our Sales Contracts

The transaction prices in the Company’s sales contract are the amount of consideration the Company expects to be entitled to for transferring promised hempSMART™ products. The consideration amount is fixed and not variable. The transaction price is allocated to the identified performance obligations in the contract. These allocated amounts are recognized as revenue when or as the performance obligations are fulfilled, which is concurrently upon receipt of payment. There are no future options for a contract when considering and determining the transaction price. The Company excludes amounts third parties will eventually collect, such as sales tax, when determining the transaction price. Since the timing between receiving consideration and transferring goods or services is immediate, the Company’s sales contract do not have a significant financing component, i.e., recognizing revenue at the amount that reflects the cash payment that the customer would have made at the time the goods or services were transferred to them (cash selling price), rather than significantly before or after the goods or services are provided.

Allocation of the Transaction Price of Our Sales Contracts

The Company’s sales contracts are not considered multi-element arrangements which require the fulfillment of multiple performance obligations. Rather, the Company’s sales contracts include one performance obligation in each contract. As such, from the outset, the Company allocates the total consideration to each performance obligation based on the fixed and determinable standalone selling price, which the Company believes is an accurate representation of what the price is in each transaction.

Recognition of Revenue when the Performance Obligation is Satisfied

A performance obligation is satisfied when or as control of the good or service is transferred to the customer. ASC 606-10-20 defines control as “the ability to direct the use of, and obtain substantially all of the remaining benefits from, the asset.” For performance obligations that are fulfilled at a point in time, revenue is recognized at the fulfillment of the performance obligation. As noted above, the Company’s single performance obligation sales contracts are singularly related to its promise to provide the hempSMART™ products to the customer upon receipt of payment, and upon completion, allows the Company to realize revenue under its revenue recognition policy.

With respect to the Company’s offered financial accounting, bookkeeping and/or real property management consulting services, to date no contracts have been entered into, and thus no reportable revenues have resulted for the fiscal years ended December 31, 2020 and 2019 or for the quarter ended June 30, 2021.

Identifying the Performance Obligations in Our Sales Contracts

In analyzing the Company’s sales contracts, the Company’s policy is to identify the distinct performance obligations in a sales contract arrangement. In determining the Company’s performance obligations under its sales contracts, the Company considers that the terms and conditions of sales are explicitly outlined in its sales contracts and are so distinct and identifiable within the context of each sales contract, and so are not integrated with other goods, or constitute a modification or customization of other goods in the Company’s contracts, or are highly dependent or highly integrated with other goods in the Company’s sales contracts. Thus, the Company’s performance obligations are singularly related to its promise to provide the hempSMART™ products upon receipt of payment. The Company offers an assurance warranty on its hempSMART™ products that allows a customer to return any hempSMART™ products within 30 days if not satisfied for any reason. Assurance warranties are not identifiable performance obligations since they may be elected at the whim of the customer for any reason. However, the Company does account for returns of purchase prices, if made.

F-52

Product Sales

Revenue from product sales, including delivery fees, is recognized when (1) an order is placed by the customer; (2) the price is fixed and determinable when the order is placed; (3) the customer is required to and concurrently pays for the product upon order; and (4) the product is shipped. The evaluation of the Company’s recognition of revenue after the adoption of ASC Topic 606 did not include any judgments or changes to judgments that affected the Company’s reporting of revenues since the Company’s product sales, both pre and post adoption of ASC Topic 606 were evaluated using the same standards as noted above, reflecting revenue recognition upon order, payment and shipment, which all occurs concurrently when the order is placed and paid for by the customer, and the product is shipped. Further, given the facts that (1) the Company’s customers exercise discretion in determining the timing of when they place their product order and (2) the price negotiated in the Company’s product sales is fixed and determinable at the time the customer places the order, and there is no delay in shipment, the Company is of the opinion that its product sales do not indicate or involve any significant customer financing that would materially change the amount of revenue recognized under the sales transaction, or would otherwise contain a significant financing component for the Company or the customer under ASC Topic 606.

Consulting Services

The Company also offers professional services for financial accounting, bookkeeping and/or real property management consulting services based on consulting agreements. As of the date of this filing, the Company has not entered into any contracts for any financial accounting, bookkeeping and/or real property management consulting services that have generated reportable revenues as of the years ended December 31, 2020 or 2019 or the quarter ended June 30, 2021. If and when the Company provides these professional services, it would intend and expect the arrangements to be entered into on an hourly fixed fee basis.

For hourly based fixed fee service contracts, the Company intends to utilize and rely upon the proportional performance method, which recognizes revenue as services are performed. Under this method, in order to determine the amount of revenue to be recognized, the Company will calculate the amount of completed work in comparison to the total services to be provided under the arrangement or deliverable. The Company only recognizes revenues as incurred and charges billable hours. Because the Company’s hourly fees for services are fixed and determinable and are only earned and recognized as revenue upon actual performance, the Company is of the opinion that such arrangements are not an indicator of a vendor or customer based significant financing that would materially change the amount of revenue the Company recognizes under the contract or would otherwise contain a significant financing component under ASC Topic 606.

The Company determined that upon adoption of ASC Topic 606 there were no adjustments converting from ASC 605   to ASC Topic 606 because product sales revenue is recognized upon customer order, payment and shipment, which occurs concurrently, and the Company’s consulting services offered are fixed and determinable and are only earned and recognized as revenue upon actual performance.

Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Significant estimates include the fair value of the Company’s stock, stock-based compensation, fair values relating to derivative liabilities, debt discounts and the valuation allowance related to deferred tax assets. Actual results may differ from these estimates.

Cash

The Company considers cash to consist of cash on hand and temporary investments having an original maturity of 90 days or less that are readily convertible into cash.

Concentrations of Credit Risk

The Company’s financial instruments that are exposed to a concentration of credit risk are cash and accounts receivable. Occasionally, the Company’s cash   in interest-bearing accounts may exceed FDIC insurance limits. The financial stability of these institutions is periodically reviewed by senior management.

F-53

Accounts Receivable

Trade receivables are carried at their estimated collectible amounts. Trade credit is generally extended on a short-term basis. Thus, trade receivables do not bear interest. Trade accounts receivable are periodically evaluated for collectability based on past credit history with customers and their current financial condition.

Allowance for Doubtful Accounts

Any charges to the allowance for doubtful accounts on accounts receivable are charged to operations in amounts sufficient to maintain the allowance for uncollectible accounts at a level management believes is adequate to cover any probable losses. Management determines the adequacy of the allowance based on historical write-off percentages and the current status of accounts receivable. Accounts receivable are charged off against the allowance when collectability is determined to be permanently impaired. As of June 30, 2021 and December 31, 2020, allowance for doubtful accounts was $0 and $0, respectively.

Inventories

Inventories are stated at the lower of cost or market with cost being determined on a first-in, first-out (FIFO) basis. The Company writes down its inventory for estimated obsolescence or unmarketable inventory equal to the difference between the cost of inventory and the estimated market value based upon assumptions about future demand and market conditions. If actual market conditions are less favorable than those projected by management, additional inventory write-downs may be required. During the periods presented, there were no inventory write-downs.

Cost of Sales

Cost of sales is comprised of cost of product sold, packaging, and shipping costs.

Stock-Based Compensation - Employees

The Company accounts for the stock-based compensation in which the Company obtains employee services in share-based payment transactions under the recognition and measurement principles of the fair value recognition provisions of ASC 718-10-30. Pursuant to ASC 718-10-30-6, all transactions in which goods or services are the consideration received for the issuance of equity instruments are accounted for based on the fair value of the consideration received or the fair value of the equity instrument issued, whichever is more reliably measurable.

The measurement date used to determine the fair value of the equity instrument issued is the earlier of the date on which the performance is complete or the date on which it is probable that performance will occur.

If the Company is a newly formed corporation or shares of the Company are thinly traded, the use of share prices established in the Company’s most recent private placement based on sales to third parties or weekly or monthly price observations would generally be more appropriate than the use of daily price observations as such shares could be artificially inflated due to a larger spread between the bid and asked quotes and lack of consistent trading in the market.

The fair value of share options and similar instruments is estimated on the date of grant using a Binomial Option Model option-pricing valuation model.  The ranges of assumptions for inputs are as follows:

•	Expected term of share options and similar instruments. The expected life of options and similar instruments represents the period of time the options and/or similar instruments are expected to be outstanding. Pursuant to ASC 718-10-50-2(f)(2)(i). the expected term of share options and similar instruments represents the period of time the options and similar instruments are expected to be outstanding taking into consideration of the contractual term of the instruments and employees’ expected exercise and post-vesting employment termination behavior into the fair value (or calculated value) of the instruments. Pursuant to ASC 718-10-S99-1, it may be appropriate to use the simplified method, i.e., expected term equal the quotient of the vesting term plus the original contractual term divided by two if (i) a company does not have sufficient historical exercise data to provide a reasonable basis upon which to estimate expected term due to the limited period of time its equity shares have been publicly traded; (ii) a company significantly changes the terms of its share option grants or the types of employees that receive share option grants such that its historical exercise data may no longer provide a reasonable basis upon which to estimate expected term; or (iii) a company has or expects to have significant structural changes in its business such that its historical exercise data may no longer provide a reasonable basis upon which to estimate expected term. The Company uses the simplified method to calculate expected term of share options and similar instruments as it does not have sufficient historical exercise data to provide a reasonable basis upon which to estimate expected term.

F-54

•	Expected volatility of the entity’s shares and the method used to estimate it. Pursuant to ASC 718-10-50-2(f)(2)(ii), a thinly-traded or non-public entity that uses the calculated value method shall disclose the reasons why it is not practicable for it to estimate the expected volatility of its share price, the appropriate industry sector index that it has selected, the reasons for selecting that particular index, and how it has calculated historical volatility using that index. The Company uses the average historical volatility of the comparable companies over the expected contractual life of the share options or similar instruments as its expected volatility. If shares of a company are thinly traded the use of weekly or monthly price observations would generally be more appropriate than the use of daily price observations as the volatility calculation using daily observations for such shares could be artificially inflated due to a larger spread between the bid and asked quotes and lack of consistent trading in the market.
•	Expected annual rate of quarterly dividends. An entity that uses a method that employs different dividend rates during the contractual term shall disclose the range of expected dividends used and the weighted-average expected dividends. The expected dividend yield is based on the Company’s current dividend yield as the best estimate of projected dividend yield for periods within the expected term of the share options and similar instruments.
•	Risk-free rate(s). An entity that uses a method that employs different risk-free rates shall disclose the range of risk-free rates used. The risk-free interest rate is based on the U.S. Treasury yield curve in effect at the time of grant for periods within the expected term of the share options and similar instruments.

Generally, all forms of share-based payments, including stock options, warrants, restricted stock and stock appreciation rights are measured at their fair value on the grant date of the award based on the estimated number of awards that are ultimately expected to vest.

The expense resulting from share-based payments is recorded in general and administrative expense in the statements of operations.

Stock-Based Compensation – Non Employees

Equity Instruments Issued to Parties Other Than Employees for Acquiring Goods or Services

In June 2018, the FASB issued ASU No. 2018-07, Compensation – Stock Compensation: Improvement to Nonemployee Share-Based Payment Accounting (“Topic 718”s). The ASU supersedes ASC 505-50, Equity-Based Payment to Non-Employment, and expands the scope of the Topic 718 to include stock-based payments granted to non-employees. Under the new guidance, the measurement date and performance and vesting conditions for stock-based payments to non-employees are aligned with those of employees, most notably aligning the award measurement date with the grant date of an award. The new guidance is required to be adopted using the modified retrospective transition approach. The Company adopted the new guidance effective January 1, 2019, and the adoption did not have a material impact on its financial statements and related disclosures.

F-55

The fair value of share options and similar instruments is estimated on the date of grant using a Binomial option-pricing valuation model.  The ranges of assumptions for inputs are as follows:

•	Expected term of share options and similar instruments: Pursuant to ASC 718-10-50-2(f)(2)(i), the expected term of share options and similar instruments represents the period of time the options and similar instruments are expected to be outstanding taking into consideration of the contractual term of the instruments and the holder’s expected exercise behavior into the fair value (or calculated value) of the instruments. The Company uses historical data to estimate the holder’s expected exercise behavior. If a company is a newly formed corporation or shares of such company are thinly traded, the contractual term of the share options and similar instruments is used as the expected term of share options and similar instruments as such company does not have sufficient historical exercise data to provide a reasonable basis upon which to estimate expected term.
•	Expected volatility of the entity’s shares and the method used to estimate it. Pursuant to ASC 718-10-50-2(f)(2)(ii), a thinly-traded or non-public entity that uses the calculated value method shall disclose the reasons why it is not practicable for the company to estimate the expected volatility of its share price, the appropriate industry sector index that it has selected, the reasons for selecting that particular index, and how it has calculated historical volatility using that index. The Company uses the average historical volatility of the comparable companies over the expected contractual life of the share options or similar instruments as its expected volatility. If shares of a company are thinly traded the use of weekly or monthly price observations would generally be more appropriate than the use of daily price observations as the volatility calculation using daily observations for such shares could be artificially inflated due to a larger spread between the bid and asked quotes and lack of consistent trading in the market.
•	Expected annual rate of quarterly dividends. An entity that uses a method that employs different dividend rates during the contractual term shall disclose the range of expected dividends used and the weighted-average expected dividends. The expected dividend yield is based on the Company’s current dividend yield as the best estimate of projected dividend yield for periods within the expected term of the share options and similar instruments.
•	Risk-free rate(s). An entity that uses a method that employs different risk-free rates shall disclose the range of risk-free rates used. The risk-free interest rate is based on the U.S. Treasury yield curve in effect at the time of grant for periods within the expected term of the share options and similar instruments.

Earnings per Share

Basic earnings per share are calculated by dividing net income (loss) by the weighted average number of shares of the Company’s common stock outstanding during the period. “Diluted earnings per share” reflects the potential dilution that could occur if the Company’s share-based awards and convertible securities were exercised or converted into common stock. The dilutive effect of the Company’s share-based awards is computed using the treasury stock method, which assumes all share-based awards are exercised and the hypothetical proceeds from exercise are used to purchase common stock at the average market price during the period. The incremental shares (difference between shares assumed to be issued versus purchased), to the extent they would have been dilutive, are included in the denominator of the diluted earnings per share calculation. The dilutive effect of the Company’s convertible preferred stock and convertible debentures is computed using the if-converted method, which assumes conversion at the beginning of the year.

Property and Equipment

Property and equipment are stated at cost. When retired or otherwise disposed, the related carrying value and accumulated depreciation are removed from the respective accounts and the net difference less any amount realized from disposition, is reflected in earnings. For financial statement purposes, property and equipment are recorded at cost and depreciated using the straight-line method over their estimated useful lives of 3 to 5 years.

F-56

Investments

The Company follows ASC subtopic 321-10, Investments-Equity Securities (“ASC 321-10”) which requires the accounting for an equity security to be measured at fair value with changes in unrealized gains and losses are included in current period operations. Where an equity security is without a readily determinable fair value, the Company may elect to estimate its fair value at cost minus impairment plus or minus changes resulting from observable price changes (See Note 6).

Derivative Financial Instruments

The Company classifies as equity any contracts that (i) require physical settlement or net-share settlement or (ii) provide the Company with a choice of net-cash settlement or settlement in its own shares (physical settlement or net-share settlement) providing that such contracts are indexed to the Company's own stock. The Company classifies as assets or liabilities any contracts that (i) require net-cash settlement (including a requirement to net cash settle the contract if an event occurs and if that event is outside the Company’s control) or (ii) gives the counterparty a choice of net-cash settlement or settlement in shares (physical settlement or net-share settlement). The Company assesses classification of its common stock purchase warrants and other free-standing derivatives at each reporting date to determine whether a change in classification between equity and liabilities is required.

The Company’s free-standing derivatives consisted of conversion options embedded within its issued convertible debt and warrants with anti-dilutive (reset) provisions. The Company evaluated these derivatives to assess their proper classification in the balance sheet using the applicable classification criteria enumerated under GAAP.  The Company determined that certain conversion and exercise options do not contain fixed settlement provisions.  The convertible notes contain a conversion feature and warrants have a reset provision such that the Company could not ensure it would have adequate authorized shares to meet all possible conversion demands. As such, the Company was required to record the conversion feature and the reset provision which does not have fixed settlement provisions as liabilities and mark to market all such derivatives to fair value at the end of each reporting period.

The Company has adopted a sequencing policy that reclassifies contracts (from equity to assets or liabilities) with the most recent inception date first. Thus, any available shares are allocated first to contracts with the most recent inception dates.

Fair Value of Financial Instruments

Fair value estimates discussed herein are based upon certain market assumptions and pertinent information available to management as of June 30, 2021 and December 31, 2020. The respective carrying value of certain on-balance-sheet financial instruments approximated their fair values. These financial instruments include cash and accounts payable. Fair values were assumed to approximate carrying values for cash, accounts payables and short term notes because they are short term in nature.

Advertising

The Company follows the policy of charging the costs of advertising to expense as incurred. The Company charged to operations $168,780 and $44,659 for the six months ended June 30, 2021 and 2020, respectively, as advertising costs.

Segment Information

ASC subtopic Segment Reporting 280-10 ("ASC 280-10") establishes standards for reporting information regarding operating segments in annual financial statements and requires selected information for those segments to be presented in interim financial reports issued to stockholders. ASC 280-10 also establishes standards for related disclosures about products and services and geographic areas. Operating segments are identified as components of an enterprise about which separate discrete financial information is available for evaluation by the chief operating decision maker, or decision-making group, in making decisions how to allocate resources and assess performance. The information disclosed herein materially represents all of the financial information related to the Company's only material principal operating segment, hempSMART.

F-57

hempSMART

STATEMENT OF OPERATIONS

THREE AND SIX MONTHS ENDED JUNE 30, 2021 AND 2020

	For the three months ended		6 Months Ended	For the three months ended		6 Months Ended
	March 31, 2021	June 30, 2021	June 30, 2021	March 31, 2020	June 30, 2020	June 30, 2020

Revenues	$34,872	$16,537	$51,409	$81,819	$82,958	$164,777

Cost of Goods Sold	25,032	3,301	28,333	34,205	39,187	73,392

Gross Profit	9,840	13,236	23,076	47,614	43,771	91,385

Expense
Stock Based Compensation	—	—	—	—	17,850	17,850
Selling and Marketing	97,812	150,881	248,693	101,897	74,356	176,253
Payroll and Related expenses	53,947	54,864	108,811	18,749	32,113	50,862
Depreciation Expense	1,391	1,391	2,782	1,746	1,582	3,328
General and Admin Expenses	55,801	95,864	151,665	67,949	53,911	121,860
Total Expense	208,951	303,000	511,951	190,341	179,812	370,153

Net Loss from Operations	$(199,111)	$(289,764)	$(488,875)	$(142,727)	$(136,041)	$(278,768)

Income Taxes

Deferred income tax assets and liabilities are determined based on the estimated future tax effects of net operating loss and credit carry forwards and temporary differences between the tax basis of assets and liabilities and their respective financial reporting amounts measured at the current enacted tax rates. The Company records an estimated valuation allowance on its deferred income tax assets if it is not more likely than not that these deferred income tax assets will be realized.

F-58

The Company recognizes a tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be sustained on examination by taxing authorities based on the technical merits of the position. The tax benefits recognized in the condensed consolidated financial statements from such a position are measured based on the largest benefit that has a greater than 50% likelihood of being realized upon ultimate settlement. As of June 30, 2021 and 2020, the Company has not recorded any unrecognized tax benefits.

Recent Accounting Pronouncements

Recently Issued Accounting Pronouncements Not Yet Adopted

In August 2020, the FASB issued ASU 2020-06, “Debt – Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging – Contracts in Entity’s Own Equity (Subtopic 815 – 40)” (“ASU 2020-06”). ASU 2020-06 simplifies the accounting for certain financial instruments with characteristics of liabilities and equity, including convertible instruments and contracts on an entity’s own equity. The ASU is part of the FASB’s simplification initiative which aims to reduce unnecessary complexity in GAAP. The ASU’s amendments are effective for fiscal years beginning after December 15, 2023, and interim periods within those fiscal years. The Company is currently evaluating the impact ASU 2020-06 will have on its financial statements.

Recently Issued Accounting Pronouncements Adopted

Accounting for Income Taxes In December 2019, the FASB issued ASU 2019-12, Simplifying the Accounting for Income Taxes (Topic 740). The amendments in ASU 2019-12 simplify the accounting for income taxes by removing certain exceptions to the general principles in ASC Topic 740, Income Taxes. The amendments also improve consistent application of and simplify U.S. GAAP for other areas of ASC Topic 740 by clarifying and amending existing guidance. ASU 2019-12 became effective for the Company in the first quarter of fiscal year 2021. The adoption of this standard did not have any impact on the Company’s condensed consolidated financial statements.

Equity Securities, Equity-method Investments and Certain Derivatives In January 2020, the FASB issued ASU 2020-01, Investments-Equity Securities (Topic 321), Investments-Equity Method and Joint Ventures (Topic 323), and Derivatives and Hedging (Topic 815)-Clarifying the Interactions between Topic 321, Topic 323, and Topic 815. The guidance provides clarification of the interaction of rules for equity securities, the equity method of accounting and forward contracts and purchase options on certain types of securities. ASU 2020-01 became effective for the Company in the first quarter of 2021. The adoption of this standard did not have any impact on the Company’s condensed consolidated financial statements.

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NOTE 4 – OPERATING LEASE

In February 2016, the FASB issued ASU 2016-02, Leases (Topic 842). This ASU requires lessees to recognize a lease liability, on a discounted basis, and a right-of-use asset for substantially all leases, as well as additional disclosures regarding leasing arrangements. In July 2018, the FASB issued ASU 2018-11, Leases (Topic 842), which provides an optional transition method of applying the new lease standard. ASU 2018-11, Topic 842   can be applied using either a modified retrospective approach at the beginning of the earliest period presented, or as permitted by ASU 2018-11, at the beginning of the period in which it is adopted.

We adopted this standard using a modified retrospective approach on January 1, 2019. The modified retrospective approach includes a number of optional practical expedients relating to the identification and classification of leases that commenced before the adoption date; initial direct costs for leases that commenced before the adoption date; and the ability to use hindsight in evaluating lessee options to extend or terminate a lease or to purchase the underlying asset.

The Company elected the package of practical expedients permitted under ASU 2018-11, Leases, allowing it to account for its existing operating lease that commenced before the adoption date as an operating lease under the new guidance without reassessing (i) whether the contract contains a lease; (ii) the classification of the lease; or, (iii) the accounting for indirect costs as defined in ASC 842.

On May 31, 2021, the Company’s operating lease for its office space located at 1340 West Valley Parkway, Suite 205, Escondido, CA 92029 expired and, at that time, the Company fully amortized its right-of-use asset for such lease. On June 1, 2021, the Company entered into an office accommodation agreement whereby it may access a shared office space located at 633 West Fifth Street, Suite 2826, Los Angeles, CA 90071 on a month-to-month basis over a one-year term for a fee of $2,349 per month. In considering its qualitative disclosure obligations under ASC 842-20-50-3, the Company examined its office accommodation agreement for office space that has a fixed monthly fee with no variable payments and no options to extend. The office accommodation agreement creates no tenancy, leasehold, or other real property interest, other than a shared right-of-use. The office accommodation agreement does not provide for terms and conditions granting residual value guarantees by the Company, or any restrictions or covenants imposed for dividends or incurring additional financial obligations by the Company.

The Company determined under ASC 2018-11, Leases (Topic 842), due to the short-term nature of the office accommodation agreement, that such agreement met the criteria of ASC 842-20-25-2 and as such it is not necessary to capitalize the office accommodation agreement and fees will be recognized on a monthly straight-line basis. The adoption of this guidance resulted in no significant impact to the Company’s results of operations or cash flows.

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NOTE 5 – PROPERTY, MACHINERY AND EQUIPMENT

Property and equipment as of June 30, 2021 and December 31, 2020 is summarized as follows:

	June 30, 2021	December 31, 2020
Computer equipment	$23,784	$20,143
Furniture and fixtures	5,407	5,140
Machinery	104,102	—
Subtotal	133,293	25,283
Less accumulated depreciation	(21,395)	(18,741)
Property, machinery and equipment, net	$111,898	$6,542

Property, machinery and equipment are stated at cost and depreciated using the straight-line method over their estimated useful lives of 3 years. When retired or otherwise disposed, the related carrying value and accumulated depreciation are removed from the respective accounts and the net difference less any amount realized from disposition, is reflected in earnings. On May 20, 2021, the Company purchased a new cannabis extraction machine which is to be leased to a cannabis distributor and manufacturer called Lynwood-MCOA joint venture. This joint venture is between Cannabis Global Inc. and the Company and pertains to the licensed cannabis operations of Natural Plant Extract of California Inc. in the city of Lynwood, CA. The lease payments are scheduled to commence during the third quarter of 2021.

Depreciation expense was $2,653 and $3,328 for the six months ended June 30, 2021 and 2020, respectively.

NOTE 6 – INVESTMENTS

Bougainville Ventures, Inc. Joint Venture

On March 16, 2017, the Company entered into a joint venture agreement with Bougainville Ventures, Inc. (“Bougainville”), a Canadian corporation, to (i) jointly engage in the development and promotion of products in the legalized cannabis industry in Washington State; (ii) utilize Bougainville's high quality cannabis grow operations in the State of Washington, where it claimed to have an ownership interest in real property for use within the legalized cannabis industry; (iii) leverage Bougainville’s agreement with a I-502 Tier 3 license holder to grow cannabis on the site; provide technical and management services and resources including, but not limited to, sales and marketing, agricultural procedures, operations, security and monitoring, processing and delivery, branding, capital resources and financial management; and (iv) optimize collaborative business opportunities. The Company and Bougainville agreed to operate through BV-MCOA Management, LLC, a limited liability company organized in the State of Washington on May 17, 2017.

Pursuant to the joint venture agreement, the Company committed to raise not less than $1,000,000 to fund joint venture operations, based upon a funding schedule. The Company also committed to providing branding and systems for the representation of cannabis related products and derivatives comprised of management, marketing and various proprietary methodologies directly tailored to the cannabis industry.

The joint venture agreement provided that funding provided by the Company would contribute towards the joint venture’s ultimate purchase of the land consisting of a one-acre parcel located in Okanogan County, Washington, for joint venture operations.

As disclosed in the Company’s Current Report on Form 8-K filed with the SEC on December 11, 2017, the Company did not comply with the funding schedule for the joint venture. On November 6, 2017, the Company and Bougainville amended the joint venture agreement to reduce the amount of the Company's commitment from $1,000,000 to $800,000, and also required the Company to issue Bougainville 15 million shares of the Company's restricted common stock. The Company completed its payments pursuant to the amended agreement on November 7, 2017, and on November 9, 2017, issued to Bougainville 15 million shares of restricted common stock. The amended agreement provided that Bougainville would deed the real property to the joint venture within thirty days of its receipt of payment.

F-61

Thereafter, the Company determined that Bougainville had no ownership interest in the property in Washington State, but rather was a party to a purchase agreement for real property that was in breach of contract for non-payment. Bougainville also did not possess an agreement with a Tier 3 I-502 license holder to grow marijuana on the property. Nonetheless, as a result of funding arranged for by the Company, Bougainville and an unrelated third party, Green Ventures Capital Corp., purchased the land, but did not deed the real property to the joint venture. Bougainville failed to pay delinquent property taxes to Okanogan County, and as a result, as further discussed below, to date, the property has not been deeded to the joint venture.

To clarify the respective contributions and roles of the parties, the Company offered to enter into good faith negotiations to revise and restate the joint venture agreement with Bougainville. The Company diligently attempted to communicate with Bougainville to enter into an amended and restated joint venture agreement, and efforts towards satisfying the conditions to complete the subdivision of the land by the Okanogan County Assessor. However, Bougainville failed to cooperate or communicate with the Company in good faith, and failed to pay the delinquent taxes on the real property that would allow for sub-division and the deeding of the real property to the joint venture.

On August 10, 2018, the Company advised its independent auditor that Bougainville did not cooperate or communicate with the Company regarding its requests for information concerning the audit of Bougainville’s receipt and expenditures of $800,000 contributed by the Company to the joint venture. Bougainville had a material obligation to do so under the joint venture agreement. The Company believes that some of the funds it paid to Bougainville were misappropriated and that there was self-dealing with respect to those funds. Additionally, the Company believes that Bougainville misrepresented material facts in the joint venture agreement, as amended, including, but not limited to, Bougainville’s representations that: (i) it had an ownership interest in real property that was to be deeded to the joint venture; (ii) it had an agreement with a Tier 3 I-502 cannabis license holder to grow cannabis on the real property; and (iii) that clear title to the real property associated with the Tier 3 I-502 license would be deeded to the joint venture thirty days after the Company made its final funding contribution. As a result, on September 20, 2018, the Company filed a lawsuit against Bougainville, BV-MCOA Management, LLC, Andy Jagpal, Richard Cindric, et al. in Okanogan County Washington Superior Court, case number 18-2-0045324. The Company seeks legal and equitable relief for breach of contract, fraud, breach of fiduciary duty, conversion, recession of the joint venture agreement, an accounting, quiet title to real property in the name of the Company, the appointment of a receiver, the return to treasury of 15 million shares of restricted common stock issued by the Company to Bougainville and treble damages pursuant to the Consumer Protection Act. The Company has filed a lis pendens on the real property. The case is currently in litigation.

In connection with the joint venture agreement, the Company recorded a cash investment of $1,188,500 to the joint venture during 2017. This was comprised of a 49.5% ownership of BV-MCOA Management, LLC, and was accounted for using the equity method of accounting. The Company recorded an annual impairment in 2017 of $792,500, reflecting the Company’s percentage of ownership of the net book value of the investment. During 2018, the Company recorded equity losses of $37,673 and $11,043 for the quarters ended March 31, 2018 and June 30, 2018, respectively, and recorded an annual impairment of $285,986 for the year ended December 31, 2018, at which time the Company determined the investment to be fully impaired due to Bougainville’s breach of contract and resulting litigation, as discussed above.

F-62

Natural Plant Extract

On April 15, 2019, the Company entered into a joint venture agreement with Natural Plant Extract of California, Inc. and its   subsidiaries (collectively, “NPE”), to operate a licensed psychoactive cannabis distribution service in California. California legalized THC psychoactive cannabis for medicinal and recreational use on January 1, 2018. On February 3, 2020, the parties terminated the joint venture and entered into a settlement and release agreement (the “Settlement Agreement”). In exchange for a complete release of all claims, the Company and NPE (1) agreed that the Company would reduce its interest in NPE from 20% to 5%; (2) the Company agreed to pay NPE a total of $85,000 as follows: $35,000 concurrent with the execution of the Settlement Agreement, and $25,000 no later than the fifth calendar day for each of the two months following execution of Settlement Agreement; and, (3) to retire the balance of the Company’s original valuation obligation from the material definitive agreement, representing a shortfall of $56,085, in a convertible promissory note, with terms allowing NPE to convert the note into shares of the Company’s common stock of at a 50% discount to the closing price of the Company’s common stock as of the maturity date. The note was satisfied in full during the year ended December 31, 2020.

As of the date of this filing, the Company owes $0 and is in compliance with the terms of the Settlement Agreement . On February 3, 2020, the Company issued NPE a convertible promissory note in the principal amount of $56,085. Additionally, as a result of the Settlement Agreement, the Company became liable to pay NPE its 5% portion equal to $25,902 of the regulatory charges to the City of Lynwood and the State of California to transfer the cannabis licenses back to NPE.

Of the total amount due and payable by the Company with regards to the NPE joint venture agreement as of the date of this filing, the Company owes $75,000 and is in breach of the Settlement and Release of All Claims Agreement with NPE. On February 3, 2020, the Company issued a convertible promissory note in the principal amount of $56,085.15 to NPE. Additionally, as a result of the Company’s settlement agreement with NPE, the Company became liable to pay NPE its 5% portion equal to $25,902 of the regulatory charges to the City of Lynwood and the State of California to transfer the cannabis licenses back to NPE. To date, the Company has not paid this amount and it is due and owing.

Brazilian Joint Ventures

On September 30, 2020, the Company entered into two joint venture agreements (the “Joint Venture Agreements”) with Marco Guerrero, a director of the Company (“Guerrero”) and related party, to form joint ventures in Brazil and in Uruguay to produce, manufacture, market and sell the Company’s hempSMART™ products in Latin America and to develop and sell hempSMART™ products globally. The Joint Venture Agreements contain equal terms for the formation of the joint venture entities in Uruguay and Brazil. The Brazilian joint venture, HempSmart Produtos Naturais Ltda. (“HempSmart Brazil”), will be headquartered in São Paulo, Brazil. The Uruguayan joint venture, Hempsmart Uruguay S.A.S. (“HempSmart Uruguay”), will be headquartered in Montevideo, Uruguay.

Pursuant to the Joint Venture Agreements, the Company acquired a 70% equity interest in both HempSmart Brazil and HempSmart Uruguay, with a minority 30% equity interest in both HempSmart Brazil and HempSmart Uruguay being held by newly formed entities controlled by Guerrero. Pursuant to the Joint Venture Agreements, the Company agreed to provide capital in the amount of $50,000 to both HempSmart Brazil and HempSmart Uruguay, for a total capital outlay obligation of $100,000. It is expected that the proceeds of the initial capital contribution will be used for contracting with third-party manufacturing facilities in Brazil and Uruguay and related infrastructure and employment of key personnel. As of June 30, 2021, the Company has not initiated the capital contribution but is pending to be done in the third quarter.

F-63

The boards of directors of HempSmart Brazil and HempSmart Uruguay will consist of three directors, elected by the joint venture partners. Pursuant to the Joint Venture Agreements, the Company agreed to license, on a royalty-free basis, certain of its intellectual property regarding its existing products to HempSmart Brazil and HempSmart Uruguay to enable the joint ventures to manufacture and sell its products in Brazil, Uruguay, and for export to other Latin American countries, the United States, and globally in accordance with the terms of the Joint Venture Agreements.

In addition, as majority partner, in the event a joint venture is frustrated in its intent or purpose, the Company may trigger a compulsory buy-sell procedure pursuant to which the Company could pursue a sale of all or substantially all of the joint venture. Subject to certain exceptions, the joint venture partners may not transfer their interests in HempSmart Brazil and HempSmart Uruguay.

Cannabis Global, Inc.

Joint Venture

On May 12, 2021, the Company entered into a joint venture agreement with Cannabis Global, Inc. (“Cannabis Global”) pursuant to which the Company will invest up to $250,000 into a newly formed entity (“MCOA Lynwood”) and Cannabis Global, through Natural Plant Extracts of California, Inc. (“Natural Plant”), an entity in which Cannabis Global owns a majority interest, will operate a regulated and licensed laboratory to manufacture various cannabis products in the State of California. As of June 30, 2021, the Company has invested $115,000.

Share Exchange

On September 30, 2020, the Company entered into a securities exchange agreement with Cannabis Global pursuant to which the Company issued 650,000,000 shares of its common stock to Cannabis Global in exchange for 7,222,222 shares of Cannabis Global common stock. In addition, the Company and Cannabis Global entered into a lock-up leak-out agreement which contains certain restrictions with respect to the sales of such securities.

Eco Innovation Group Inc. – Share Exchange

On February 26, 2021, the Company entered into a Share Exchange Agreement with Eco Innovation Group, Inc., a Nevada corporation quoted on OTC Markets Pink (“ECOX”) dated February 26, 2021, to acquire the number of shares of ECOX’s common stock, par value $0.001, equal in value to $650,000 based on the per-share price of $0.06, in exchange for the number of shares of Company common stock, par value $0.001, equal in value to $650,000 based on the closing price for the trading day immediately preceding the effective date (the “Share Exchange Agreement”). For both parties, the Share Exchange Agreement contains a “true-up” provision requiring the issuance of additional common stock in the event that a decline in the market value of either parties’ common stock should cause the aggregate value of the stock acquired pursuant to the Share Exchange Agreement to fall below $650,000. As of June 30, 2021, the Company owed ECOX and additional 64,621,893 with an estimated value of $394,194 related to the ECOX Share Exchange Agreement. The investment balance is $650,000, with a liability of $394,194 included in subscriptions payable related to the value of the additional shares to be issued. The Company recognized a loss of $394,194 related to the shares to be issued.

Complementary to the Share Exchange Agreement, the Company and ECOX entered into a Lock-Up Agreement dated February 26, 2021 (the “Lock-Up Agreement”), providing that the shares of common stock acquired pursuant to the Share Exchange Agreement shall be subject to a lock-up period preventing its sale for a period of 12 months following issuance and limiting the subsequent sale to aggregate maximum sale value of $20,000 per week, or $80,000 per month.

For a period of two years following the Effective Date, at the closing of each fiscal quarter, should the per-share closing price of the common shares of the same class as the Shares or the Exchange Shares, as quoted by the OTC Markets for the last day of the relevant fiscal quarter, decrease below original issuance value with the effect that the aggregate value of the Shares or the Exchange Shares at the fiscal quarter close would be lower than $650,000, then either MCOA, in the case of the Shares, or ECOX, in the case of the Exchange Shares, shall issue the other party the number of shares of common stock necessary to cause the aggregate value of the Shares or the Exchange Shares, as applicable, be $650,000 as of the end of the relevant fiscal quarter. The parties shall irrevocably instruct their respective transfer agents to reserve and maintain authorized and unissued common stock in a reserve account designated for the purpose of issuing such shares pursuant to this share exchange adjustment provision. Such share reserve accounts shall be maintained with a number of authorized and unissued common stock not less than three (3) times the number of Shares or Exchange Shares, as the case may be, that are issued pursuant to the Share Exchange Closing.

On February 24, 2021, the closing price of the Company’s common stock was $0.0155, so that the number of shares of Company common stock issuable to ECOX under the Share Exchange Agreement is 41,935,484. As a result of the transactions pursuant to the Share Exchange Agreement, the Company will have 4,179,073,945 shares of common stock outstanding, with the shares issued to ECOX pursuant to the Share Exchange Agreement representing 1.00% of the Company’s outstanding shares.

For the quarter ended June 30, 2021, the Company recorded a Loss on Equity Investment and corresponding increase in Subscriptions Payable of $394,194 to address the decline in the Company's stock price from the original issuance price of $.0155.

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MARIJUANA COMPANY OF AMERICA, INC.

INVESTMENT ROLL-FORWARD

AS OF JUNE 30, 2021

	INVESTMENTS											SHORT-TERM INVESTMENTS

	TOTAL	Global Hemp	Cannabis Global			Lynwood		Bougainville Ventues,	Gate C Research	Natural Plant		TOTAL Short-Term	Global Hemp
	INVESTMENTS	Group	Inc.	ECOX	Benihemp	JV	MoneyTrac	Inc.	Inc.	Extract	Vivabuds	Investments	Group	MoneyTrac
Beginning balance @12-31-16	$—	$—			$—		$—	$—	$—			$—		$—

Investments made during 2017	3,049,275	10,775			100,000		250,000	1,188,500	1,500,000			—		—

Quarter 03-31-17 equity method Loss	—											—

Quarter 06-30-17 equity method Loss	—											—

Quarter 09-30-17 equity method Loss	(375,000)							(375,000)				—

Quarter 12-31-17 equity method accounting	313,702							313,702				—

Impairment of Investment in 2017	(2,292,500)	—						(792,500)	(1,500,000)			—		—
Balances as of 12/31/17	$695,477.00	$10,775.00	$—	$—	$100,000.00	$—	$250,000.00	$334,702.00	$—	$—	$—	$—	$—	$—

F-65

	INVESTMENTS											SHORT-TERM INVESTMENTS

	TOTAL	Global Hemp	Cannabis Global			Lynwood		Bougainville Ventues,	Gate C Research	Natural Plant		TOTAL Short-Term	Global Hemp
	INVESTMENTS	Group	Inc.	ECOX	Benihemp	JV	MoneyTrac	Inc.	Inc.	Extract	Vivabuds	Investments	Group	MoneyTrac
Investments made during 2018	986,654	986,654										—

Quarter 03-31-18 equity method Loss	(37,673)							(37,673)				—

Quarter 06-30-18 equity method Loss	(111,043)							(11,043)				—

Quarter 09-30-18 equity method Loss	(10,422)				(10,422)							—

Quarter 12-31-18 equity method Loss	(31,721)	(31,721)			—							—

Moneytrac investment reclassified to Short-Term investments	(250,000)						(250,000)					250,000		250,000

Unrealized gains on trading securities - 2018	—											560,000		560,000

Impairment of investment in 2018	(933,195)	(557,631)			(89,578)			(285,986)				—
Balance @12-31-18	$408,077	$408,077	$—	$—	$—	$—	$—	$—	$—	$—	$—	$810,000	$—	$—

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	INVESTMENTS											SHORT-TERM INVESTMENTS

	TOTAL	Global Hemp	Cannabis Global			Lynwood		Bougainville Ventues,	Gate C Research	Natural Plant		TOTAL Short-Term	Global Hemp
	INVESTMENTS	Group	Inc.	ECOX	Benihemp	JV	MoneyTrac	Inc.	Inc.	Extract	Vivabuds	Investments	Group	MoneyTrac
Investments made during quarter ended 03-31-19	129,040	129,040

Quarter 03-31-19 equity method Loss	(59,541)	(59,541)

Unrealized gains on trading securities - quarter ended 03-31-19												(135,000)		$(135,000)

Balance @03-31-19	$477,576	$477,576	$—	$—	$—	$—	$—	$—	$—	$—	$—	$675,000	$—	$(135,000)

Investments made during quarter ended 06-30-19	$3,157,234	$83,646								$3,000,000	$73,588

Quarter 06-30-19 equity method Income (Loss)	$(171,284)	($141,870)								$(6,291)	$(23,123)

Unrealized gains on trading securities - quarter ended 06-30-19	$—											(150,000)		$(150,000)

Balance @06-30-19	$3,463,526	$419,352	$—	$—	$—	$—	$—	$—	$—	$2,993,709	$50,465	$525,000	$—	$(285,000)

F-67

	INVESTMENTS											SHORT-TERM INVESTMENTS

	TOTAL	Global Hemp	Cannabis Global			Lynwood		Bougainville Ventues,	Gate C Research	Natural Plant		TOTAL Short-Term	Global Hemp
	INVESTMENTS	Group	Inc.	ECOX	Benihemp	JV	MoneyTrac	Inc.	Inc.	Extract	Vivabuds	Investments	Group	MoneyTrac

Investments made during quarter ended 09-30-19	$186,263										$186,263

Quarter 09-30-19 equity method Income (Loss)	$122,863	$262,789								$(94,987)	$(44,939)

Sale of trading securities during quarter ended 09-30-19												$(41,667)		$(41,667)

Unrealized gains on trading securities - quarter ended 09-30-19	$—											(362,625)		$(362,625)

Balance @09-30-19	$3,772,652	$682,141	$—	$—	$—	$—	$—	$—	$—	$2,898,722	$191,789	$120,708	$—	$(689,292)

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	INVESTMENTS											SHORT-TERM INVESTMENTS

	TOTAL	Global Hemp	Cannabis Global			Lynwood		Bougainville Ventues,	Gate C Research	Natural Plant		TOTAL Short-Term	Global Hemp
	INVESTMENTS	Group	Inc.	ECOX	Benihemp	JV	MoneyTrac	Inc.	Inc.	Extract	Vivabuds	Investments	Group	MoneyTrac
Investments made during quarter ended 12-31-19	$392,226	$262,414									$129,812

Quarter 12-31-19 equity method Income (Loss)	$(178,164)	$(75,220)								$(23,865)	$(79,079)
Reversal of Equity method Loss for 2019	$272,285									$125,143	$147,142
Impairment of investment in 2019	$(3,175,420)	$(869,335)								$(2,306,085)	$—
Loss on disposition of investment	$(389,664)										$(389,664)
Sale of trading securities during quarter ended 12-31-19	$—											$(17,760)		$(17,760)

Unrealized gains on trading securities - quarter ended 12-31-19	$—											(75,545)		$(75,545)
Balance @12-31-19	$693,915	$—	$—	$—	$—	$—	$—	$—	$—	$693,915	$—	$27,403	$—	$(782,597)

F-69

	INVESTMENTS											SHORT-TERM INVESTMENTS

	TOTAL	Global Hemp	Cannabis Global			Lynwood		Bougainville Ventues,	Gate C Research	Natural Plant		TOTAL Short-Term	Global Hemp
	INVESTMENTS	Group	Inc.	ECOX	Benihemp	JV	MoneyTrac	Inc.	Inc.	Extract	Vivabuds	Investments	Group	MoneyTrac

Equity Loss for Quarter ended 03-31-20	126,845	126,845

Recognize Joint venture liabilities per JV agreement @03-31-20	394,848	394,848

Impairment of Equity Loss for Quarter ended 03-31-20	(521,692)	(521,692)

Unrealized gains on trading securities - quarter ended 03-31-19												(13,945)		($13,945)
Balance @03-31-20	$693,915	$—	$—	$—	$—	$—	$—	$—	$—	$693,915	$—	$13,458	$—	($796,542)

F-70

	INVESTMENTS											SHORT-TERM INVESTMENTS

	TOTAL	Global Hemp	Cannabis Global			Lynwood		Bougainville Ventues,	Gate C Research	Natural Plant		TOTAL Short-Term	Global Hemp
	INVESTMENTS	Group	Inc.	ECOX	Benihemp	JV	MoneyTrac	Inc.	Inc.	Extract	Vivabuds	Investments	Group	MoneyTrac
Equity Loss for Quarter ended 06-30-20	(7,048)	(7,048)

Impairment of Equity Loss for Quarter ended 06-30-20	7,048	7,048

Sales of of trading securities - quarter ended 06-30-20												(13,458)		($13,458)
Balance @06-30-20	$693,915	$—	$—	$—	$—	$—	$—	$—	$—	$693,915	$—	$—	$0	($810,000)

Global Hemp Group trading securities issued	650,000		$650,000									$185,000	$185,000

Investment in Cannabis Global	—

Balance @09-30-20	$1,343,915	$—	$650,000	$—	$—	$—	$—	$—	$—	$693,915	$—	$185,000	$185,000	($810,000)

Unrealized gain on Global Hemp Group securities - 4th Quarter 2020												$54,064	$54,064

Unrealized gains on Cannabis Global Inc securities - 4th Quarter 2020	208,086		$208,086
Balance @12-31-20	$1,552,001	$—	$858,086	$—	$—	$—	$—	$—	$—	$693,915	$—	$239,064	$239,064	($810,000)

Investment in ECOX	650,000			$650,000								$620,133	$620,133

Balance @03-31-21	$2,202,001	$—	$858,086	$650,000	$—	$—	$—	$—	$—	$693,915	$0	$859,197	$859,197	($810,000)

Investments made during quarter ended 06-30-21	30,898					$30,898

Unrealized gain on Global Hemp Group securities - 2nd quarter 2021												($115,997)	($115,997)

Balance @06-30-21	$2,232,899	$—	$858,086	$650,000	$—	$30,898	$—	$—	$—	$693,915	$—	$743,200	$743,200	($810,000)

F-71

	06-30-20	03-31-20	12-31-19	09-30-19	06-30-19	03-31-19	12-31-18	12-31-17
This includes balances for:	Note (h)	Note (g)	Note (f)	Note (e)	Note (d)	Note (c)	Note (b)	Note (a)
- Debt obligation of JV	478,494	394,848	-	1,633,872	1,778,872	128,522	289,742	1,500,000
- Convertible NP, net of discount	2,784,044	3,040,324	3,193,548	2,688,555	2,149,170	1,536,271	1,132,668	394,555
- Long term debt	-	-	-	-	-	-	-	172,856
Total Debt balance	3,262,538	3,435,172	3,193,548	4,322,427	3,928,042	1,664,793	1,422,410	2,067,411

NOTE 7 – NOTES PAYABLE, RELATED PARTY

As of June 30, 2021 and December 31, 2020, the Company’s officers and directors have provided advances and incurred expenses on behalf of the Company as such have been evidenced by the issuance of notes to such officers and directors. The notes are unsecured, due on demand and accrue interest at a rate of 5% per annum. The balance due to Notes Payable Related Party as of June 30, 2021 and December 31, 2020 was $20,000 and $40,000 respectively. These notes are payable to the estate of Charles Larsen.

NOTE 8 – CONVERTIBLE NOTES PAYABLE

During the six months ended June 30, 2021, the Company issued an aggregate of 810,689,880 shares of its common stock in settlement of issued convertible notes payable and accrued interest.

For the six months ended June 30, 2021 and June 30, 2020, the Company recorded amortization of debt discounts of $744,783 and $1,028,931, respectively, as a charge to interest expense.

Convertible notes payable are comprised of the following:

	June 30,	December 31,
	2021	2020
Lender	(Unaudited)	(Audited)
Convertible note payable - Power Up Lending Group	$—	$35,000
Convertible note payable - Crown Bridge Partners	$35,000	$172,500
Convertible note payable – Labrys	$537,500	$—
Convertible note payable - GS Capital Partners LLC	$—	$143,500
Convertible note payable – Geneva Roth	$—	$33,500
Convertible note payable - Robert L. Hymers III	$185,000	$70,000
Convertible note payable – Dutchess Capital	$135,000	$10,000
Convertible note payable – Redstart Holdings	$—	$109,000
Convertible note payable - GW Holdings	$—	$98,175
Convertible note payable - St. George/Bucktown	$727,500	$1,160,726
Total	$1,620,000	$1,832,401
Less debt discounts	$(1,122,225)	$(405,507)
Net	$497,775	$1,426,894
Less current portion	$(497,775)	$(1,426,894)
Long term portion	$—	$—

F-72

Convertible Note Payable-Labrys

In June 2021, the Company issued a convertible promissory note in the aggregate principal amount of $537,500 to Labrys Funds, LP (“Labrys”). The promissory note accrues interest at 12% per annum, is due one year from the issuance date and includes an original issuance discount in the aggregate amount of $53,750. The Company also paid $33,750 in deferred financing fees and received $450,000 of net proceeds. The note is convertible at any time at a conversion price of $0.005 per share. The Company also issued a five-year warrants to purchase up to 76,349,431 shares of its common stock to Labrys, at an exercise price of $0.00704 per share. In addition, the Company issued five-year warrants to purchase up to 76,349,431 shares of its common stock to an investment banker for services, which warrants have an exercise price of $0.008448 per share. The aggregate debt discount of $533,526 is being amortized to interest expense over the respective terms of the note.

The Company is prohibited from effecting a conversion of the note to the extent that, as a result of such conversion, the investor, together with its affiliates, would beneficially own more than 4.99% of the number of shares of the Company’s common stock outstanding immediately after giving effect to the issuance of shares of common stock upon conversion of the note. The Company is prohibited from effecting an exercise of the warrant to the extent that, as a result of such exercise, the investor, together with its affiliates, would beneficially own more than 4.99% of the number of shares of the Company’s common stock outstanding immediately after giving effect to the issuance of shares of common stock upon exercise of the note. Accrued interest on the note was $5,375 as of June 30, 2021.

Convertible Notes Payable-Power Up Lending

From July 1 through September 12, 2019, the Company issued four convertible promissory notes in the aggregate principal amount of $294,000 to Power Up Lending Group Ltd. (“Power Up”). The promissory notes accrue interest at a rate of 10% per annum, were due one year from the respective issuance date and include an original issuance discount in the aggregate amount of $12,000. The notes are convertible at any time at a conversion price equal to 61% of the market price of the Company’s common stock, defined as the lowest trading price during the 15-trading-day period prior to the date of conversion. Upon the issuance of these convertible notes, the Company determined that the features associated with the embedded conversion option embedded in the notes should be accounted for at fair value, as a derivative liability, as the Company cannot determine if a sufficient number of shares of common stock would be available to settle all potential future conversion transactions. As of the funding date of each note, the Company determined the fair value of the embedded derivative associated with the convertibility of each note. The fair value of the embedded derivative has been added to the debt discount (total debt discount is limited to the face value of the debt) with any excess of the derivative liability recognized as interest expense. The aggregate debt discount of $169,202 is being amortized to interest expense over the respective terms of the notes.

The Company has the right to prepay the notes for an amount ranging from 125% to 140% multiplied by the outstanding balance (all principal and accrued interest) depending on the prepayment period (ranging from 1 to 180 days following the issuance date). The Company is prohibited from effecting a conversion of any note to the extent that, as a result of such conversion, the investor, together with its affiliates, would beneficially own more than 4.99% of the number of shares of the Company’s common stock outstanding immediately after giving effect to the issuance of shares of common stock upon conversion of the note.

As of June 30, 2021 and December 31, 2020, the Company owed an aggregate of $0 and $35,000 of principal, respectively, on the notes. As of June 30, 2021 and December 31, 2020, the Company owed $0 and $1,167, respectively, of accrued interest on the notes.

F-73

Convertible Notes Payable-Crown Bridge Partners

From October 1 through December 31, 2019, the Company issued convertible promissory notes in the aggregate principal amount of $225,000 to Crown Bridge Partners LLC (“Crown Bridge”). The promissory notes accrue interest at a rate of 10% per annum, were due one year from the respective issuance date and include an original issuance discount in aggregate amount of $22,500. Interest accrues from the issuance date, but interest shall not become payable until the notes becomes payable. The notes are convertible at any time at a conversion price equal to 60% of the market price of the Company’s common stock, defined as the lowest trading price during the 15-trading-day period prior to the conversion date. Upon the issuance of these convertible notes, the Company determined that the features associated with the embedded conversion option embedded in the debentures should be accounted for at fair value, as a derivative liability, as the Company cannot determine if a sufficient number of shares of common stock would be available to settle all potential future conversion transactions. As of the funding date of each note, the Company determined the fair value of the embedded derivative associated with the convertibility of each note. The fair value of the embedded derivative has been added to the debt discount (total debt discount is limited to the face value of the debt) with any excess of the derivative liability recognized as interest expense. The aggregate debt discount of $88,674 was being amortized to interest expense over the respective terms of the notes. The Company also issued a warrants to purchase up to 519,230 shares of the Company’s common stock with an initial exercise price of $0.26, with reset provisions based on issuances of common stock subsequent to the issuance date. Due to the reset provision, the exercise option of these warrants is also accounted for as a derivative liability. See Note 10.

The Company has the right to prepay the notes for an amount ranging from 125% to 140% multiplied by the outstanding balance (all principal and accrued interest) depending on the prepayment period (ranging from 1 to 180 days following the issuance date). The Company is prohibited from effecting a conversion of any note to the extent that, as a result of such conversion, the investor, together with its affiliates, would beneficially own more than 4.99% of the number of shares of the Company’s common stock outstanding immediately after giving effect to the issuance of shares of common stock upon conversion of the note.

As of June 30, 2021 and December 31, 2020, the Company owed an aggregate of $35,000 and $172,500 of principal, respectively, on the notes. As of June 30, 2021 and December 31, 2020, the Company owed accrued interest of $0 and $6,500 on the notes, respectively.

Convertible Notes Payable-Odyssey Funding LLC

On October 30, 2019, the Company issued convertible promissory notes in the aggregate principal amount of $250,000 to Odyssey Funding LLC (“Odyssey”). The promissory notes accrue interest at a rate of 12% per annum, were due one year from the respective issuance date and include an original issuance discount in an aggregate amount of $12,500. Interest accrues from the issuance date, but interest does not become payable until the notes becomes payable. The notes are convertible at any time at a conversion price equal to 55% the average of the two lowest trading prices of the Company’s common stock as quoted on the OTC Markets or such other exchange where the Company's shares are then traded, for the 20 trading days prior to the conversion date.

As of the funding date of each note, the Company determined the fair value of the embedded derivative associated with the convertibility of each note. The fair value of the embedded derivative has been added to the debt discount (total debt discount is limited to the face value of the debt) with any excess of the derivative liability recognized as interest expense. The aggregate debt discount of $207,650 was being amortized to interest expense over the respective terms of the notes. As of June 30, 2021 and December 31, 2020, the Company an aggregate of $0 and $0 of principal, respectively. As of June 30, 2021 and December 31, 2020, the Company owed $0 and $0 in accrued interest on the notes, respectively  .

Convertible Notes Payable - Paladin Advisors LLC

On October 23, 2019, the Company issued convertible promissory notes in the aggregate principal amount of $75,000 to Paladin Advisors, LLC (“Paladin”). The promissory notes accrue interest at a rate of 8% per annum and were due six months from the respective issuance date of each note. Pursuant to the notes, Paladin has the option to convert all or any portion of the unpaid principal amount of the notes, plus accrued interest, into shares of the Company’s common stock at a conversion price equal to a 45% discount to the lowest closing bid of the 10 day trading period prior to the date of conversion.

F-74

The aggregate debt discount of $46,721 was being amortized to interest expense over the respective terms of the notes. As of June 30, 2021 and December 31, 2020, the Company owed an aggregate of $0 and $0 of principal, respectively, on the notes. As of June 30, 2021 and December 31, 2020, the Company owed $0 and $0 in accrued interest on the notes  , respectively.

Convertible Notes Payable-GS Capital Partners LLC

On December 19, 2019, the Company issued convertible promissory notes in the aggregate principal amount of $173,000 to GS Capital Partners LLC (“GS Capital”). The promissory notes accrue interest at a rate of 10% per annum, were due one year from the respective issuance date, and include an original issuance discount in an aggregate amount of $15,000. Pursuant to the notes, GS Capital is entitled, at its option, at any time after cash payment, to convert all or any amount of the principal face amount of the notes into shares of the Company's common stock at a conversion price equal to 62% of the lowest trading price of the Company's common stock as reported on the OTC Markets or such other exchange on which the Company’s shares are then traded, for the 20 trading days prior to the date of conversion.

As of the funding date of each note, the Company determined the fair value of the embedded derivative associated with the convertibility of each note. The fair value of the embedded derivative has been added to the debt discount (total debt discount is limited to the face value of the debt) with any excess of the derivative liability recognized as interest expense. The aggregate debt discount of $166,193 was being amortized to interest expense over the respective terms of the notes. As of June 30, 2021 and December 31, 2020, the Company owed $0 and $143,500 of principal, respectively, on the notes. As of June 30, 2021 and December 31, 2020, the Company owed $0 and $$2,789 in accrued interest on the notes  , respectively.

Convertible Notes Payable-St. George Investments

On November 1, 2017, the Company issued a secured convertible promissory note in the principal amount of $601,420 to St. George Investments LLC (“St. George”). The promissory note accrues interest at a rate of 10% per annum compounded daily, was due upon maturity on September 10, 2018 and includes an original issue discount of $59,220. The promissory note was funded on November 11, 2017 for $542,200, net of the original issue discount and transaction costs. As of September 30, 2019, the Company owed $417,890 of principal and $38,378 of accrued interest on this convertible promissory note. As of September 30, 2019, this note was in default, but the lender has not enforced the default interest rate. On December 20, 2017, the Company issued a secured convertible promissory note in the principal amount of up to $1,655,000 to St. George. The promissory note accrues interest at a rate of 10% per annum compounded daily, was due upon maturity on October 27, 2018 and includes an original issue discount of $155,000. In addition, the Company agreed to pay $5,000 for legal, accounting and other transaction costs of the lender. The promissory note was funded in nine tranches of  $300,000; $200,000; $200,000; $400,000; $75,000; $150,000; $85,000; $120,000 and $70,000, resulting in aggregate net proceeds of $1,500,000. The Company received aggregate net proceeds of $1,200,000 and $300,000 during the years ended December 31, 2018 and 2017, respectively. As an investment incentive, the Company issued five-year warrants to purchase up to 1,100,000 shares of the Company’s common stock at an exercise price of $2.40 per share, with certain reset provisions. As of June 30, 2020, the warrants had an exercise price of $0.0085 for 5,274,146 total warrants.

The promissory note is convertible, at any time at the lender’s option, at $2.40 per share. However, in the event the Company’s Market Capitalization falls below $30,000,000, the conversion price will be 60% of the three lowest closing trade prices from the 20 trading days immediately prior to the date of conversion. In addition, the promissory note includes certain anti-dilution provisions should the Company subsequently issue any common stock or common stock equivalents at an effective price less than the conversion price then in effect. The Company has a right to prepayment of the note, subject to a 20% prepayment premium. The note is secured by a trust deed of certain assets of the Company. “Market Capitalization” means the total outstanding shares of common stock multiplied by the stock price published on OTC Markets.

On November 5, 2018, $250,000 of principal and accrued interest was assigned to John Fife as an individual with all the terms and conditions of the original note issued to St. George. On March 21, 2019, $150,959 of principal and $4,963 of accrued interest along with $160,454 of derivative liabilities valued as of the respective conversion date were converted into an aggregate of 394,460 shares of the Company’s common stock.

During the nine months ended September 30, 2019, $550,000 of principal, $122,694 of accrued interest and $441,394 of derivative liabilities valued as of the respective conversion dates were converted into an aggregate of 1,710,897 shares of the Company’s common stock, resulting in a gain on debt settlement of $21,586. As of September 30, 2019, the Company owed $0 of principal and $0 of accrued interest on these convertible promissory notes. Although these notes were in default until they were repaid, the lender did not enforce the default interest rate.

F-75

On August 28, 2018, the Company issued a secured convertible promissory note in the amount of $1,128,518 (including overfunding of $23,518) to St. George. The promissory note accrues interest at a rate of 10% per annum compounded daily, was due upon maturity on June 30, 2019, and includes an original issue discount of $100,000. In addition, the Company agreed to pay $5,000 for legal, accounting and other transaction costs of the lender. During the year ended December 31, 2018, the Company received aggregate net proceeds of $825,000. During the nine months ended September 30, 2019, an additional $218,518 was funded under this note resulting in net proceeds of $198,518.

As an investment incentive to St. George, the Company issued St. George five-year warrants to purchase up to 750,000 shares of the Company’s common stock at an exercise price of $2.40 per share, with certain reset provisions. The aggregate fair value of the issued warrants was $1,588,493. The face value of the debt was then allocated, on a relative fair value basis, between the debt and the warrants. The portion allocated to warrants has been added to the debt discount with a resulting increase in additional paid-in capital. As of the funding date of each tranche of this note, the Company determined the fair value of the embedded derivative associated with the convertibility of this note. The fair value of the embedded derivative has been added to the debt discount (total debt discount is limited to the face value of the debt) with any excess of the derivative liability recognized as interest expense. The aggregate debt discount of $1,114,698 is being amortized to interest expense over the respective term of each tranche.   As of June 30, 2020, the warrants had an exercise price of $0.0085 for 3,750,000 total warrants.

The promissory notes are convertible, at any time at St. George’s option, at $2.40 per share. However, in the event the Company’s Market Capitalization falls below $30,000,000, the conversion rate will be 60% of the three lowest closing trade prices during the 20 trading days immediately prior to the date of conversion, subject to additional adjustments. In addition, the promissory notes include certain anti-dilution provisions should the Company subsequently issue any common stock or common stock equivalents at an effective price per share that is less than the conversion price then in effect. The Company has a right to prepayment of the note, subject to a 15% prepayment premium. The note is secured by a trust deed of certain assets of the Company.

During the nine months ended September 30, 2019, $1,000,859 of principal and $840,299 of derivative liabilities valued as of the respective conversion dates were converted into an aggregate of 4,475,543 shares of the Company’s common stock, resulting in a loss on debt settlement of $612,034. As of September 30, 2019, the Company owed $828,518 of principal and $28,138 of accrued interest on this convertible promissory note. As of September 30, 2019, this note was in default, but the lender has not enforced the default interest rate.

On January 29, 2019, the Company issued a secured convertible promissory note in the principal amount of $2,205,000 to St. George. The promissory note accrues interest at a rate of 10% per annum compounded daily, was due upon maturity on December 5, 2019, and includes an original issue discount of $200,000. In addition, the Company agreed to pay $5,000 for legal, accounting and other transaction costs of the lender. During the nine months ended September 30, 2019, the promissory note was funded in eight tranches totaling $1,406,482, resulting in aggregate net proceeds of $1,276,482. As an investment incentive to St. George, the Company issued to St. George five-year warrants to purchase up to 1,500,000 shares of the Company’s common stock at an exercise price of $2.40 per share, with certain reset provisions. As of June 30, 2020, the warrants had an exercise price of $0.0085 for 7,500,000 total warrants. The aggregate fair value of the issued warrants was $999,838. The face value of the debt was then allocated, on a relative fair value basis, between the debt and the warrants. The portion allocated to warrants has been added to the debt discount with a resulting increase in additional paid-in capital. As of the funding date of each tranche of this note, the Company determined the fair value of the embedded derivative associated with the convertibility of this note. The fair value of the embedded derivative has been added to the debt discount (total debt discount is limited to the face value of the debt) with any excess of the derivative liability recognized as interest expense.

F-76

The promissory notes  are convertible, at any time at the lender’s option, at $2.40 per share. However, in the event the Company’s Market Capitalization falls below $30,000,000, the conversion price will be 60% of the three lowest closing trade prices the 20 trading days immediately prior to the date of conversion, subject to additional adjustments. In addition, the promissory note includes certain anti-dilution provisions should the Company subsequently issue any common stock or common stock equivalents at an effective price per share that is less than the conversion price then in effect. The Company has a right to prepayment of the note, subject to a 15% prepayment premium. The note is secured by a trust deed of certain assets of the Company.

On March 25, 2019, the Company issued a secured convertible promissory note in the principal amount of $580,000 to St. George. The promissory note accrues interest at a rate of 10% per annum compounded daily, was due upon maturity on January 24, 2020 and includes an original issue discount of $75,000. In addition, the Company agreed to pay $5,000 for legal, accounting and other transaction costs of the lender. During the nine months ended September 30, 2019, the promissory note was funded in the amount of $580,000 resulting in net proceeds of $500,000. As an investment incentive, the Company issued five-year warrants to purchase up to 375,000 shares of the Company’s common stock at an exercise price of $2.40 per share, with certain reset provisions. As of June 30, 2020, the warrants had an exercise price of $0.0085 for 1,875,000 total warrants. The aggregate fair value of the issued warrants was $258,701. The face value of the debt was then allocated, on a relative fair value basis, between the debt and the warrants. The portion allocated to warrants has been added to the debt discount with a resulting increase in additional paid-in capital. As of the funding date of this note, the Company determined the fair value of the embedded derivative associated with the convertibility of this note. The fair value of the embedded derivative has been added to the debt discount (total debt discount is limited to the face value of the debt) with any excess of the derivative liability recognized as interest expense. The aggregate debt discount of $483,966 is being amortized to interest expense over the term of the note.

The promissory notes are convertible, at any time at St. George’s option, at $2.40 per share. However, in the event the Company’s Market Capitalization falls below $30,000,000, the conversion price will be 60% of the three lowest closing trade prices from the 20 trading days immediately prior to the date of conversion, subject to additional adjustments. In addition, the promissory note includes certain anti-dilution provisions should the Company subsequently issue any common stock or common stock equivalents at an effective price per share less than the conversion price then in effect. The Company has a right to prepayment of the note, subject to a 15% prepayment premium. The note is secured by a trust deed of certain assets of the Company.

The Company entered into five convertible note agreements with Bucktown Capital, LLC, an affiliated entity of St. George in fiscal year 2020 and during the six months ended June 30, 2021. The notes have total principal due of $727,500, bear interest at 8% per annum. The notes mature between December 2021 and March 2022. The notes are convertible at fixed prices, with $225,000 of principal convertible at $0.002 per share, $80,000 convertible at $0.003 per share, and $422,500 convertible at $0.005 per share.

As of June 30, 2021 and December 31, 2020, the Company owed $727,500 and $1,160,726 of principal, respectively, on these notes. As of June 30, 2021 and December 31, 2020, the Company owed $24,042 and $350,525 of accrued interest on the above notes, respectively.

Convertible Notes Payable - Robert L. Hymers III

On December 23, 2019, the Company issued convertible promissory notes in the aggregate principal amount of $96,552.70 to Robert L. Hymers III (“Hymers”) in satisfaction of funds owed to Mr. Hymers from his consulting contract with the Company for past services rendered and completed. The promissory notes accrue interest at a rate of 10% per annum, and are were six months from the respective issuance date of the note along with accrued and unpaid interest. Hymers has the option to convert all or any portion of the unpaid principal amount of the notes, plus accrued interest, into shares of the Company’s common stock at a conversion price equal to a 50% discount to the lowest closing bid price of the Company’s common stock during the 15 day trading period prior to the date of conversion. The aggregate debt discount of $92,332 is being amortized to interest expense over the respective terms of the notes. As of June 30, 2021 and December 31, 2020, the Company owed an aggregate of $185,000 and $70,000 of principal, respectively, to Hymers.  As of June 30, 2021 and December 31, 2020, the Company owed $3,125 and $1,005 in accrued interest on the notes  , respectively.

Convertible Notes Payable – Natural Plant Extract

On April 15, 2019, the Company entered into a joint venture agreement with Natural Plant Extract of California, Inc. (“NPE”) to operate a licensed psychoactive cannabis distribution service in California. California legalized THC psychoactive cannabis for medicinal and recreational use on January 1, 2018. On February 3, 2020, the Company terminated the joint venture.

Definitive Agreement

Pursuant to the agreement with NPE, the Company agreed to acquire 20% (equal to 200,000 shares of NPE) of NPE’s authorized shares in exchange for the payment of $2,000,000 and $1,000,000 worth of the Company’s restricted common stock. The Company agreed to form a joint venture with NPE incorporated in California under the name “Viva Buds, Inc.” for the purpose of operating a California licensed cannabis distribution business pursuant to California law legalizing THC psychoactive cannabis for recreational and medicinal use.

F-77

The Company’s payment obligations were governed by a stock purchase agreement which required the Company to make the following payments:

a. Deposit of $350,000 within 5 days of the execution of the agreement;

b. Deposit of $250,000 payable within 30 days of the execution of the agreement;

c. Deposit of $400,000 within 60 days of the execution of the agreement;

d. Deposit of $500,000 within 75 days of the execution of the agreement; and

e. Deposit of $500,000 within 90 days of the execution of the agreement.

The Company made its initial payment pursuant to this schedule, but otherwise failed to comply with the payment schedule and was in breach of contract.

Settlement and Release of All Claims Agreement

On February 3, 2020, the Company and NPE entered into a Settlement and Release of All Claims Agreement. In exchange for a universal release of all claims, the Company and NPE (i) agreed to reduce the Company’s interest in NPE from 20% to 5%; (ii) agreed that the Company would to pay NPE a total of $85,000 as follows: $35,000 concurrent with the execution of the Settlement and Release of All Claims Agreement, and $25,000 no later than the 5th calendar day for each of the two months following execution of Settlement and Release of All Claims Agreement; and, (iii) agreed to retire the balance of the Company’s original valuation obligation from the agreement, representing a shortfall of $56,085.15, in a convertible promissory note, with terms allowing NPE to convert the note into the Company’s common stock at a 50% discount to the closing price of the Company’s common stock as of the maturity date.

Of the total amount due and payable by the Company as of the date of this filing, the Company owes $50,000, and is in breach of the Settlement and Release of All Claims Agreement. On February 3, 2020, the Company issued a convertible promissory note in the principal amount of $56,085.15 to NPE. Additionally, as a result of the Company’s settlement agreement with NPE, the Company became liable to pay NPE its 5% portion equal to $25,902 of the regulatory charges to the City of Lynwood and the State of California to transfer the cannabis licenses back to NPE. To date, the Company has not paid this amount and it is due and owing.

Convertible Note Payable – GW Holdings Group

On January 6, 2020, the Company entered into a convertible promissory note in the amount of $57,750 with GW Holdings Group, LLC (“GW”). GW has the option, beginning on the six month anniversary of the date of issuance, to convert all or any amount of the principal face amount of the note then outstanding into shares of the Company's common stock at a conversion price equal to 40% discount of the lowest trading price for the 15 trading days prior to the date of the conversion. The note accrues interest at a rate of 10% per annum and include a $5,250 original issue discount such that the price of the note was $57,750. As of June 30, 2021 and December 31, 2020, the Company owed $0 and $98,175 of principal, respectively, on the note. As of June 30, 2021 and December 31, 2020, the Company owed $0 and $818 in accrued interest on the note  , respectively.

Convertible Note Payable – Jefferson Capital

On January 20, 2020, the Company issued a convertible promissory note to Jefferson Capital, LLC (“Jefferson”) with note matured on January 20, 2021. Jefferson has the right to convert any or all of the note into common stock of the Company at a conversion price equal to (i) 60% of the lowest trading price of the Company’s common stock during the 20 trading day period prior to the issue date of the note or (ii) 60% multiplied by the market price, meaning the lowest trade price for the Company’s common stock during the 20 trading day period ending on the latest complete trading day prior to the conversion. As of June 30, 2021 and December 31, 2020, the Company owed $0 and $0 of principal, respectively, on the note. As of June 30, 2021 and December 31, 2020, the Company owed $0 and $0 in accrued interest on the note.

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Convertible Note Payable – BHP Capital

On January 21, 2021, the Company issued a convertible promissory note in the principal amount of $37,625to BHP Capital NY, Inc. (“BHP”). The Company agreed to pay simple interest on the outstanding principal amount of the note at a rate of 10% per annum. All amounts owed pursuant to the note are convertible, in whole or in part, into shares of the Company’s common stock at BHP’s option at the lower of (i) the lowest price at which the Company has issued stock; or (ii) the market price, defined as 60% of the lowest trading price for the Company’s common stock during the 20 trading day period ending on the last trading day prior to the conversion date. As of June 30, 2021 and December 31, 2020, the Company owed $0 and $0 of principal, respectively, on the notes. As of June 30, 2021 and December 31, 2020, the Company owed $0 and $0 in accrued interest   on the note.

Convertible Notes Payable – LG Capital

On March 2, 2020, the Company entered issued a convertible promissory note in the principal amount of $50,000 to LG Capital Funding, LLC (“LG Capital”) which note matured on March 2, 2021. The note accrues interest at a rate of 8% per annum. LG Capital is entitled, at its option, at any time after cash payment, to convert all or any amount of the principal face amount of the note then outstanding into shares of the Company's common stock at a price per share of equal to 55% of the lowest trading price of the Company’s common stock as quoted on the OTC Markets for the 20 trading days prior to the date of conversion. As of June 30, 2021 and December 31, 2020, the Company owed $0 and $0 of principal, respectively, on the note. As of June 30, 2021 and December 31, 2020, the Company owed $0 and $0 in accrued interest on the note  .

Convertible Debt Summary:

The Company has identified the embedded derivatives related to the above described notes and warrants. These embedded derivatives included certain conversion and reset features. The accounting treatment of derivative financial instruments requires that the Company record fair value of the derivatives as of the inception date of the note and to fair value as of each subsequent reporting date.

At June 30, 2021, the Company determined the aggregate fair value of embedded derivatives to be $1,904,016. The fair values were determined using the Binomial Option Pricing Model based on the following assumptions: (1) dividend yield of 0%; (2) expected volatility of 128.2% to 169.0%, (3) weighted average risk-free interest rate of 0.16% to 0.18%, (4) expected life of 0.05 to 2.7 years, (5) conversion prices of $0.00185 to $0.00333 and (6) the Company's common stock price of $0.0044 per share as of June 30, 2020.

For the six months ended June 30, 2021, the Company recorded a gain on the change in fair value of derivative liabilities of $1,347,646 and a loss of $1,035,115 related to the excess of the fair value of derivatives at issuance above convertible note principle as a charge to interest expense. For the six months ended June 30, 2020, the Company recorded a gain on change in fair value of derivative liabilities of $1,142,272, a loss of $395,607 related to the excess of the fair value of derivatives at issuance above convertible note principle as a charge to interest expense, and amortization of debt discounts of $1,028,931 as a charge to interest expense.

Paycheck Protection Program Loan

During the quarter ended June 30, 2020, the Company's wholly owned subsidiary, H Smart Inc., received a $35,500 loan as part of the Paycheck Protection Program (“PPP”) offered by the Small Business Administration.

The Company has elected to account for the PPP loan pursuant to FASB ASC 470, Debt, or as a government grant by analogy to International Accounting Standard 20, Accounting for Government Grants and Disclosure of Government Assistance.

Following the guidance in ASC 470, the Company has recognized the entire loan amount as a liability on the balance sheet, with interest accrued and expensed over the term of the loan. The Company will not impute additional interest at a market rate because transactions where interest rates are prescribed by governmental agencies are excluded from the scope of ASC 835-30.

For purposes of derecognizing the liability, ASC 470 refers to the extinguishment guidance in ASC 405, Liabilities.

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Based on that guidance, the loan would remain recorded as a liability until either of the following criteria are met:

•	The Company has been legally released from being the primary obligor under the liability.

•	The Company pays the lender and is relieved of its obligation for the liability.

Because the Company will not be legally released from being the primary obligor of the PPP loan until forgiveness is actually granted, income from the extinguishment of the loan would only be recognized once the Company's application for forgiveness is approved. If the forgiveness application is approved, any resulting amount forgiven would be recognized and separately disclosed in the income statement as a gain on extinguishment.

Subscriptions Payable

On September 30, 2020, the Company entered into a share exchange agreement (“Share Exchange Agreement”) with Cannabis Global, Inc. (“CBGL”) dated September 30, 2020, to acquire the number of shares of CBGL’s common stock equal in value to $650,000 based on the closing price for the trading day immediately preceding the effective date of the Share Exchange Agreement, in exchange for the number of shares of Company common stock equal in value to $650,000 based on the closing price for the trading day immediately preceding the effective date of the Share Exchange Agreement.  For both parties, the Share Exchange Agreement contains a “true-up” provision requiring the issuance of additional common stock in the event that a decline in the market value of either parties’ common stock should cause the aggregate value of the stock acquired pursuant to the Share Exchange Agreement to fall below $650,000.

On February 26, 2021, the Company entered into a share exchange agreement (“ECOX Share Exchange Agreement”) with Eco Innovation Group, Inc. (“ECOX”) dated February 26, 2021, to acquire the number of shares of ECOX’s common stock, equal in value to $650,000 based on the per-share price of $0.06, in exchange for the number of shares of Company common stock equal in value to $650,000 based on the closing price for the trading day immediately preceding the effective date of the ECOX Share Exchange Agreement.  For both parties, the ECOX Share Exchange Agreement contains a “true-up” provision requiring the issuance of additional common stock in the event that a decline in the market value of either parties’ common stock should cause the aggregate value of the stock acquired pursuant to the ECOX Share Exchange Agreement to fall below $650,000. Based on the value of ECOX shares in the market as of June 30, 2021, the Company recorded a value for additional shares owed to ECOX pursuant to the ECOX Share Exchange Agreement of $329,572 as a subscription agreement along with a loss from equity investment of $391,194. As of June 30, 2021 41,935,484 shares of the Company’s common stock have been issued. As a result, the balance of subscriptions payable as of June 30, 2021 and December 31, 2020 was $999,355 and $670,000, respectively.

NOTE 9 – STOCKHOLDERS’ DEFICIT

Preferred Stock

The Company is authorized to issue 50,000,000 shares of $0.001 par value preferred stock (“Series A Preferred Stock”) as of June 30, 2021 and December 31, 2020 of which 10,000,000 shares are outstanding as of June 30, 2021. As of June 30, 2021 and December 31, 2020, the Company is authorized to issue 5,000,000 shares of Class B Preferred Stock of which 2,000,000 shares are issued and outstanding as of June 30, 2021.

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Each share of Class A Preferred Stock is entitled to 100 votes on all matters submitted to a vote to the stockholders of the Company and does not have conversion, dividend or distribution upon liquidation rights.

Each share of Class B Preferred Stock is entitled to 1,000 votes on all matters submitted to a vote to the stockholders of the Company and does not have conversion, dividend or distribution upon liquidation rights.

Common stock

The Company is authorized to issue 15,000,000,000 shares of $0.001 par value common stock as of June 30, 2021. As of December 31, 2020, the Company was authorized to issue 5,000,000,000 shares of $0.001 par value common stock. As of June 30, 2021, and December 31, 2020, the Company had 5,068,524,855 and 3,136,774,861 shares of common stock issued and outstanding, respectively. As of August 19, 2021, there were 5,405,130,704 shares of the Company’s common stock issued and outstanding.

During the six months ended June 30, 2021, the Company issued an aggregate of 21,000,020 shares of its common stock for services with an estimated fair value of $140,900.

During the six months ended June 30, 2021, the Company issued an aggregate of 810,689,880 shares of its common stock, including 153,227,150 related to warrants accounted for as liabilities, in settlement of convertible notes payable, accrued interest of $1,677,373, and reclassified derivative liabilities of $5,975,670 to additional paid in capital in connection with the conversions.

During the six months ended June 30, 2021, the Company issued a net amount of 3,027,031 shares of its common stock in settlement of liabilities with an estimated fair value of $8,623, which included 10,892,411 related to shares to be issued as of December 31, 2020, and the cancellation of 8,755,714 shares for previous settlements, and 890,334 new shares issued for settlement of accounts payable.

During the six months ended June 30, 2021, the Company issued 22,500,000 of its common stock upon the settlement of related party notes payable and accounts payable with an estimated fair value of $141,750.

During the six months ended June 30, 2021, the Company issued 400,000,000 of its common stock upon the exercise of warrants on a cash basis, including warrant liabilities with an estimated value of $63,500.

During the six months ended June 30, 2021, the Company sold 632,597,599 of its common stock for an aggregate value of $1,358,767.

During the six months ended June 30, 2021, the Company issued 41,935,484 of its common stock with a value of $650,000 and will issue an additional 64,621,893 shares for investments with an estimated value of $394,194 related to the ECOX Share Exchange Agreement. The investment balance is $650,000, with a liability of $394,194 included in subscriptions payable related to the value of the additional shares to be issued. The Company recognized a loss of $394,194 related to these additional shares during the three months ended June 30, 2021.

The Company is authorized to issue 15,000,000,000 shares of $0.001 par value common stock as of June 30, 2021. As of December 31, 2020, the Company was authorized to issue 5,000,000,000 shares of $0.001 par value common stock. As of June 30, 2020 and December 31, 2019, the Company had 469,288,934 and 77,958,081 shares of common stock issued and outstanding, respectively.

During the six months ended June 30, 2020, the Company issued an aggregate of 8,333 shares of its common stock to settle amounts previously accrued with an estimated fair value of $6,700.

During the six months ended June 30, 2020, the Company issued an aggregate of 44,658,333 shares of its common stock for services with an estimated fair value of $542,766.

During the six months ended June 30, 2020, the Company issued an aggregate of 270,547,861 shares of its common stock in settlement of convertible notes payable, accrued interest and embedded derivative liabilities of an aggregate of $1,531,471.

During the six months ended June 30, 2020, the Company issued 21,384,103 of its common stock upon the conversion of related party notes payable with an estimated fair value of $50,613.

During the six months ended June 30, 2020, the Company issued 51,054,214 shares of its common stock upon the exercise of warrants on a cashless basis.

During the six months ended June 30, 2020, the Company issued 3,677,889 shares of its common stock in settlement of a legal case with an estimated fair value of $956,251.

On January 17, 2020, the Company entered into an amendment of an existing convertible promissory note issued to Paladin. The Company authorized the issuance of a warrant to purchase up to 5,750,000 shares of the Company’s common stock, which warrant could be exercised on a cashless basis. This warrant was exercised during the three months ended June 30, 2020.

Options

As of June 30, 2021, the Company has no outstanding stock options.

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Warrants

The following table summarizes the stock warrant activity for the three months ended June 30, 2021:

	Shares	Weighted-Average Exercise Price	Weighted Average Remaining Contractual Term	Aggregate Intrinsic Value
Outstanding at December 31, 2020	293,054,702	$0.0011	2.22	$1,023,306
Granted	79,785,156	0.0071	5.00	—
Increase due to reset provision	(9,722,222)	0.004	2.41	—
Exercised	(194,788,035)	0.004	1.66	1,427,826
Outstanding at June 30, 2021	168,329,601	$0.0039	3.49	$503,850
Exercisable at June 30, 2021	168,329,601	$0.0039	3.49	$503,850

Certain warrants issued to debt holders have reset provisions whereby upon subsequent issuances of common stock at a price below the current exercise price, the number of warrants increase and the exercise price is reduced to the new price. The aggregate intrinsic value in the preceding tables represents the total pretax intrinsic value, based on options with an exercise price less than the Company’s stock price of $0.0061 as of June 30, 2021, which would have been received by the option holders had those option holders exercised their options as of that date.

NOTE 10 — FAIR VALUE MEASUREMENT

ASC 825-10 defines fair value as the price that would be received from selling an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. When determining the fair value measurements for assets and liabilities required or permitted to be recorded at fair value, the Company considers the principal or most advantageous market in which it would transact and considers assumptions that market participants would use when pricing the asset or liability, such as inherent risk, transfer restrictions, and risk of nonperformance. ASC 825-10 establishes a fair value hierarchy that requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. ASC 825-10 establishes three levels of inputs that may be used to measure fair value:

Level 1 – Quoted prices in active markets for identical assets or liabilities.

Level 2 – Observable inputs other than Level 1 prices such as quoted prices for similar assets or liabilities; quoted prices in markets with insufficient volume or infrequent transactions (less active markets); or model-derived valuations in which all significant inputs are observable or can be derived principally from or corroborated by observable market data for substantially the full term of the assets or liabilities.

Level 3 – Unobservable inputs to the valuation methodology that are significant to the measurement of fair value of assets or liabilities.

All items required to be recorded or measured on a recurring basis are based upon level 3 inputs.

To the extent that valuation is based on models or inputs that are less observable or unobservable in the market, the determination of fair value requires more judgment. In certain cases, the inputs used to measure fair value may fall into different levels of the fair value hierarchy. In such cases, for disclosure purposes, the level in the fair value hierarchy within which the fair value measurement is disclosed and is determined based on the lowest level input that is significant to the fair value measurement.

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Upon adoption of ASC 825-10, there was no cumulative effect adjustment to beginning retained earnings and no impact on the financial statements.

The carrying value of the Company’s cash and cash equivalents, accounts receivable, accounts payable, short-term borrowings (including convertible notes payable), and other current assets and liabilities approximate fair value because of their short-term maturity.

As of June 30, 2021 and December 31, 2020, the Company did not have any items that would be classified as level 1 or 2 disclosures.

The Company recognizes its derivative liabilities as level 3 and values its derivatives using the methods discussed in Note 3. While the Company believes that its valuation methods are appropriate and consistent with other market participants, it recognizes that the use of different methodologies or assumptions to determine the fair value of certain financial instruments could result in a different estimate of fair value at the reporting date. The primary assumptions that would significantly affect the fair values using the methods discussed in Note 3 are that of volatility and market price of the underlying common stock of the Company.

As of June 30, 2021 and December 31, 2020, the Company did not have any derivative instruments that were designated as hedges.

The derivative liability as of June 30, 2021 and December 31, 2020, in the amount of $1,904,016 and $4,426,057, respectively, have a level 3 classification.

The following table provides a summary of changes in fair value of the Company’s Level 3 financial liabilities for the three months ended June 30, 2021:

Debt Derivative
Balance, January 1, 2021	$4,426,057
Increase resulting from initial issuance of additional convertible notes payable	1,824,340
Decreases resulting from conversion of convertible notes payable	(5,975,670)
Decreases resulting from payoff of convertible notes payable	(649,961)
Loss from change in fair value included in earnings	2,279,250
Balance, June 30, 2021	$1,904,016

Fluctuations in the Company’s stock price are a primary driver for the changes in the derivative valuations during each reporting period. During the period ended June 30, 2021, the Company’s stock price decreased significantly from initial valuations. As the stock price decreases for each of the related derivative instruments, the value to the holder of the instrument generally decreases. Stock price is one of the significant unobservable inputs used in the fair value measurement of each of the Company’s derivative instruments.

NOTE 11 — RELATED PARTY TRANSACTIONS

The Company’s current officers and stockholders advanced funds to the Company for travel related   to business meetings and due diligence with respect to acquisition targets and working capital purposes. As of June 30, 2021 and December 31, 2020, the balance due to officers for travel and working capital purposes was $0 and $0, respectively.

As of June 30, 2021 and December 31, 2020, accrued compensation due to officers and executives included as accrued compensation was $9,000 and $79,214, respectively.

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Related party sales contributed $0 and $5,131 to revenues for the three months ended June 30, 2021 and 2020, respectively, while related party sales contributed $0 and $8,303 to revenues for the six months ended June 30, 2021 and 2020, respectively. Related party sales are comprised of sales of the Company’s hempSMART products to the Company’s directors, officers, employees, and sales team members. No related party sales were for services. All sales were made at listed retail prices and were for cash consideration.

NOTE 12 – ACQUISITION

On June 29, 2021, the Company, cDistro Merger Sub, Inc., a Nevada corporation and a wholly-owned subsidiary of the Company (“Merger Sub”), and cDistro, Inc., a privately-held Nevada corporation engaged in the hemp and CBD product distribution business (“cDistro”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) pursuant to which, among other things, Merger Sub merged with and into cDistro on June 30, 2021, with cDistro becoming a wholly-owned subsidiary of the Company and the surviving corporation in the merger (the “Merger”). The Merger is intended to qualify for federal income tax purposes as a tax-free reorganization under the provisions of Section 368(a) of the Internal Revenue Code of 1986, as amended.

Contingent Consideration - Earnout Agreement

In connection to the Merger, the Company and the securityholder of cDistro (the “cDistro Stockholder”) entered into an earnout agreement dated June 29, 2021 (the “Earnout Agreement”), whereby the Company agreed to issue additional shares of its common stock to the cDistro Stockholder as compensation for the Merger conditioned upon the achievement of certain gross revenue milestones. If cDistro meets revenue targets of $600,000 per quarter, up to a total of $2,400,000 of revenue, the Company will issue shares worth $250,000 upon the achievement each quarterly revenue target, with the number of shares to be issued at each payout date calculated based on the lessor of 220,970,059 shares of common stock or a 30% discount to the average close price of the Company’s common stock for the 20-day period immediately preceding the payout date of the earnout. In accordance with ASC 805, the Company accounts for this earnout agreement as contingent consideration based on the number of shares calculated as owed as of each quarter end, with changes in value to be recorded in earnings each reporting period.

Leak-Out Agreement

On June 29, 2021, in connection with the Merger and the Earnout Agreement, the cDistro Stockholder entered into a Lock-Up and Leak-Out Agreement with the Company pursuant to which, among other thing, such stockholder agreed to certain restrictions regarding the resale of the common stock issued pursuant to the Merger for a period of six months from the date of the Merger.

Employment Agreement

On June 29, 2021, in connection with the Merger, the Company and the Chief Executive Officer of cDistro entered into an employment agreement, pursuant to which that employee will serve as cDistro’s Chief Executive Officer for a three-year term.

The acquisition of cDistro is being accounted for as a business combination under ASC 805. The Company is continuing to gather evidence to evaluate what identifiable intangible assets were acquired, such as a customer list, and the fair value of each, and expects to finalize the fair value of the acquired assets within one year of the acquisition date.

The aggregate preliminary fair value of consideration for the cDistro acquisition was as follows:

Amount
Cash, net of cash acquired of $99,393	$250,607
Contingent Consideration - Earnout Agreement	1,000,000
265,164,070 shares of common stock (not issued as of June 30, 2021)	1,617,501
Total preliminary consideration transferred	$2,868,108

During the three months ended June 30, 2021, the Company has paid $250,000 of the cash consideration.

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The following information summarizes the preliminary allocation of the fair values assigned to the assets acquired and liabilities assumed at the acquisition date:

Accounts Receivable	$40,291
Inventory	6,746
Other Assets	19,310
Goodwill	2,989,803
Accounts payable	(181,042)
other accrued liabilities	(7,000)
Net assets acquired	$2,868,108

Unaudited Pro Forma Financial Information

The following table sets forth the pro-forma consolidated results of operations for the three and six months ended June 30, 2021 and 2020 as if the cDistro acquisition occurred on January 1, 2020. The pro forma results of operations are presented for informational purposes only and are not indicative of the results of operations that would have been achieved if the acquisitions had taken place on the dates noted above, or of results that may occur in the future.

	Three months ended June 30,		Six months ended June 30,
	2021	2020	2021	2020
Revenue	$290,196	$152,402	$444,239	$234,221
Operating loss	(1,067,780)	(965,158)	(1,855,860)	(1,357,315)
Net loss	(1,869,775)	(276,742)	(5,532,928)	(2,395,044)
Net loss per common share	$(0.00)	$(0.00)	$(0.00)	$(0.01)
Weighted Average common shares outstanding	5,102,510,297	510,164,598	4,730,796,549	451,015,744

NOTE 13 – SUBSEQUENT EVENTS

The Company evaluates events that have occurred after the balance sheet date but before the financial statements are issued.  Based upon the evaluation, the Company did not identify any recognized or non-recognized subsequent events that would have required adjustment or disclosure in the financial statements, except as disclosed.

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MARIJUANA COMPANY OF AMERICA, INC.

Best Efforts Offering of

$10,000,000 (5,000,000,000 Shares of Common Stock)

OFFERING CIRCULAR

September 30, 2021

PART III – EXHIBITS

Index to Exhibits

Exhibit No.	Exhibit Description
2.1	Certificate of Incorporation (incorporated by reference from our Registration Statement on Form 1012g filed on May 23, 2017).
2.2	Amendment to Certificate of Incorporation dated February 2009 (incorporated by reference to our Form 1012g filed on May 23, 2017).
2.3	Amendment to Certificate of Incorporation dated July 2013 (incorporated by reference to our Form 1012g filed on May 23, 2017).
2.4	Amendment to Certificate of Incorporation dated August 2015 (incorporated by reference to our Form 1012g filed on May 23, 2017).
2.5	Amendment to Certificate of Incorporation dated September 2015 (incorporated by reference to our Form 1012g filed on May 23, 2017).
2.6	Certificate of Amendment dated June 26, 2020 (incorporated by reference from our Form 8-K filed on June 29, 2020).
2.7	By Laws (incorporated by reference to our Form 1012g filed on May 23, 2017).
2.8

Agreement and Plan of Merger, dated June 29, 2021, by and among Marijuana Company of America, Inc., cDistro Merger Sub, Inc. and cDistro, Inc. (Incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the SEC on July 1, 2021)

2.9	Certificate of Merger merging cDistro Merger Sub, Inc. with and into cDistro, Inc. (Incorporated by reference to the Company’s Current Report on Form 8-K filed with the SEC on July 1, 2021)
4.1*	Form of Subscription Agreement
6.1

Joint Venture Agreement by and between the Company and Bougainville Ventures, Inc. dated March 16, 2017 (Incorporated by reference to the Company’s Registration Statement on Form 10-12G filed with the SEC on May 23, 2017)

6.2

Amendment No. 1 to Joint Venture Agreement by and between the Company and Bougainville Ventures, Inc. dated November 6, 2017 (Incorporated by reference to the Company’s Current Report on Form 8-K filed with the SEC on November 8, 2017)

6.3+

Independent Director Agreement by and between the Company and Edward Manolos dated February 28, 2020 (Incorporated by reference to the Company’s Current Report on Form 8-K filed with the SEC on March 6, 2020)

6.4+

Executive Employment Agreement by and between the Company and Jesus Quintero dated February 3, 2020 (Incorporated by reference to the Company’s Annual Report on Form 10-K filed with the SEC on May 14, 2020)

6.5

Settlement & Release of All Claims Agreement by and between the Company and Natural Plant Extract of California dated January 28, 2020 (Incorporated by reference to the Company’s Current Report on Form 8-K filed with the SEC on February 10, 2020)

6.6+

First Amendment to Executive Employment Agreement by and between the Company and Jesus Quintero dated April 27, 2021 (Incorporated by reference to the Company’s Current Report on Form 8-K filed with the SEC on April 27, 2021)

6.7

Joint Venture Agreement by and between the Company and Cannabis Global, Inc. dated May 12, 2021 (Incorporated by reference to the Company’s Current Report on Form 8-K filed with the SEC on May 18, 2021)

6.8	Form of Earn Out Agreement (Incorporated by reference to the Company’s Current Report on Form 8-K filed with the SEC on July 1, 2021)
6.9	Form of Lock-Up and Leak-Out Agreement (Incorporated by reference to the Company’s Current Report on Form 8-K filed with the SEC on July 1, 2021)
6.10+	Form of Employment Agreement by and between cDistro, Inc. and Ronald P. Russo, Jr. (Incorporated by reference to the Company’s Current Report on Form 8-K filed with the SEC on July 1, 2021)
6.11*	Promissory Note dated July 10, 2021
6.12*	Promissory Note dated June 23, 2021
7.1

Agreement and Plan of Merger by and among the Company, cDistro Merger Sub, Inc. and cDistro, Inc. dated June 29, 2021 (Incorporated by reference to the Company’s Current Report on Form 8-K filed with the SEC on July 1, 2021)

10.1*	Power of Attorney
11.1*	Consent of L&L CPAS, PA
12.1*	Opinion of Legality from Independent Law PLLC

* Filed herewith.

** To be filed by amendment.

+ Indicates a management contract or any compensatory plan, contract or arrangement.

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SIGNATURES

Pursuant to the requirements of Regulation A, the registrant has duly caused this Form 1-A to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on September 30, 2021.

MARIJUANA COMPANY OF AMERICA, INC.

By:	/s/ Jesus Quintero
Jesus Quintero Chief Executive Officer and Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Jesus Quintero as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Form 1-A Offering Statement and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each of said attorney-in-fact and agent or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of Regulation A, this Form 1-A has been signed by the following persons in the capacities and on the dates indicated below.

Signature	Title	Date
/s/ Jesus Quintero	Chief Executive Officer, Chief Financial Officer and Chairman of the Board of Directors	September 30, 2021
Jesus Quintero	(Principal Executive Officer and Principal Accounting and Financial Officer)
/s/ Edward Manolos	Director	September 30, 2021
Edward Manolos
/s/ Marco Guerrero	Director	September 30, 2021
Marco Guerrero
/s/ Tad Mailander	Director	September 30, 2021
Tad Mailander

74